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                                                                  Exhibit 10.338

                         BOULEVARD AT THE CAPITAL CENTRE

                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT (this "AGREEMENT"), dated as of July 21, 2004, is made by and between THE CAPITAL CENTRE INVESTORS, LLC, a Maryland limited liability company ("HOLDING COMPANY") and THE INLAND COMPANY LLC, a Delaware limited liability company ("INLAND AFFILIATE").

                                    RECITALS

     A Holding Company owns a forty percent (40%) equity interest in Capital Centre LLC, a Maryland limited liability company ("SUBSIDIARY"). Subsidiary is the owner of the following (collectively, the "PROPERTY"): (a) a ground lessee's interest created by the COUNTY GROUND LEASE (as that term is defined in Section
4.9.4 hereof) in Boulevard at the Capital Centre, a retail shopping center containing approximately 505,000 square feet of gross leasable area on approximately 69.3354 acres of land located near the intersection of Arena
Drive and 1-95/495, in Landover, Prince George's County, State of Maryland, (b) all of the right, title and interest in and to the "landlord's interest" in and to all Leases (as defined in Section 4.9.2 below); (c) a ground lessee's interest created by the County Ground Lease in all improvements located upon the Property (excluding improvements owned by tenants or providers of utilities);
(d) all personal property, if any, used in connection with the operation of the Property (excluding personal property owned by tenants or providers of utilities); (e) a ground lessee's interest created by the County Ground Lease in all shrubs, trees, plants and other landscaping located upon the Property; (f) a ground lessee' interest created by the County Ground Lease in all easements, rights of way, and other rights appurtenant to the Property; and (g) all of the right, title and interest, if any, in and to the name "Boulevard at the Capital Centre," A legal description of the parcel of land that is included in the Property (the "LAND") is set forth on EXHIBIT "A" hereto. The Property serves as collateral for the loan described on EXHIBIT "B" (the "EXISTING LOAN"). The balance of the equity interest in Subsidiary is owned by Centre Group Limited Partnership, a Maryland limited partnership ("WITHDRAWING MEMBER").

     B. Prior to or simultaneously with or to the execution of this Agreement, Holding Company and Withdrawing Member have executed and delivered to each other an Agreement to Reorganize and Retire (the "WITHDRAWING MEMBER AGREEMENT") that is substantially in the form attached hereto as EXHIBIT "6.1.5".

     C. Inland Affiliate is wholly owned by Inland Western Retail Real Estate Trust, Inc., a Maryland corporation ("INLAND"). On the CLOSING DATE (as that term is defined in Section 1.7), simultaneously with the Closing, Inland Affiliate and a Maryland limited liability company to be formed on the Closing Date by the existing members of Holding Company and to be named CC Investors LLC ("CORDISH AFFILIATE") shall enter into a certain Amended and Restated Limited Liability Company Agreement attached hereto as EXHIBIT "C" (the "OPERATING AGREEMENT") concerning Holding Company. Pursuant to and subject to the terms and conditions of this

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Agreement, Inland Affiliate will pay and make the CAPITAL CONTRIBUTION (as that term is defined in Section 1.1 hereof) and pay the AGGREGATE EARNOUT AMOUNT (as that term is defined in Section 1.4 hereof) in exchange for which Inland Affiliate will become a MEMBER (as defined in the Operating Agreement) in Holding Company and will receive the Percentage Interest in Holding Company specified in SCHEDULE A of the Operating Agreement

     NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, and agreements herein contained, and for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Holding Company and Inland Affiliate agree as follows:

                                    ARTICLE I
                        CAPITAL CONTRIBUTION AND EARNOUT

     1.1. CAPITAL CONTRIBUTION. In consideration for its admission to Holding Company, Inland Affiliate: (a) shall pay the sum of ONE HUNDRED TWENTY-THREE MILLION ONE HUNDRED TWO THOUSAND TWO HUNDRED THIRTY-SIX AND 00/100 DOLLARS ($123,102,236.00), as increased or decreased by the adjustments provided for in Section 1.2 hereof (the "CAPITAL CONTRIBUTION") in accordance with the provisions of this Section 1.1 and Section 1.5 hereof; and (b) shall deposit and pay the AGGREGATE EARNOUT AMOUNT (as that term is defined in Section 1.4 hereof) in accordance with the provisions of Section 1.4 hereof. The Capital Contribution shall be paid as follows:

               1.1.1. EARNEST MONEY DEPOSIT; PAYMENT AT CLOSING. Upon execution of this Agreement, Inland Affiliate shall: (a) by wire transfer of immediately available funds, deposit with Chicago Title Insurance Company, a New York corporation ("Escrowee"), attention Nancy Castro, the sum of ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) (the "EARNEST MONEY"); and (b) deliver a promissory note (the "EARNEST MONEY NOTE") to Escrowee, made by Inland to the order of Capital Centre LLC in the amount of TWENTY-FOUR MILLION AND 00/100 DOLLARS ($24,000,000.00). The Earnest Money Note shall be in the form attached hereto as EXHIBIT "1.1.1." The Earnest Money and the Earnest Money Note shall be held in escrow by Escrowee for the mutual benefit of the parties hereto. The disposition of the Earnest Money and the Earnest Money Note shall be governed by the terms of this Section 1.1.1 from and after the date hereof. The Earnest Money shall be held by Escrowee in an interest bearing account (any interest earned thereon shall be paid to Inland Affiliate), At CLOSING (as that term is defined in Section 1.7): (i) the Earnest Money and the Earnest Money Note, shall be disbursed by Escrowee in accordance with Section 1.5 hereof; and (ii) any interest earned on the Earnest Money shall be paid by Escrowee to Inland Affiliate. Escrowee shall be reimbursed equally by the parties hereto for all of its out-of-pocket expenses. If Closing does not occur, the Earnest Money Deposit shall be paid over in accordance with the balance of this Section 1.1.1., all interest thereon shall be paid to Inland Affiliate and the Earnest Money Note shall be delivered in accordance with the balance of this Section 1.1.1. At Closing, immediately after the closing of all of the transactions contemplated by this Agreement, Escrowee shall deliver the Earnest

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Money Note to Inland Affiliate, which will have the right to cancel same. The terms of the Earnest Money Note shall govern the Earnest Money Note.

                         1.1.1.1.  INLAND AFFILIATE'S DEFAULT; LIQUIDATED
DAMAGES. Holding Company and Inland Affiliate each acknowledge that it would be difficult to ascertain the actual damages which would be suffered by Holding Company if Inland Affiliate defaults in consummating the transactions contemplated by this Agreement. Accordingly, if all conditions to Inland Affiliate's obligation to consummate the transactions contemplated by this Agreement as set forth in Section 6.2 of this Agreement have been satisfied or waived, but Inland Affiliate fails, refuses or is unable to consummate the transactions contemplated by this Agreement, then Holding Company's exclusive remedy shall be to give Escrowee and Inland Affiliate written notice of Inland Affiliate's default, receive and retain the release of the Escrow Money and the Escrow Money Note and collect and retain all amounts due under the Earnest Money Note (in each case subject to Withdrawing Member's right to receive, after payment of the actual cost of enforcement and collection, sixty percent (60%) of the Earnest Money and sixty percent (60%) of all amounts due under the Earnest Money Note pursuant to and in accordance with the Withdrawing Member Agreement) Unless Inland Affiliate gives notice to Holding Company and Escrowee disputing such request for payment and disbursement, which notice is received by Escrowee within ten (10) BUSINESS DAYS (as that term is defined in Section 8.21 hereof) following receipt by Escrowee of Holding Company's request for such payment and distribution, such payment and distribution shall be made on the fifteenth
(15th) Business Day following the date that Escrowee received such request. Upon payment of the Earnest Money to Holding Company, the distribution of the Earnest Money Note to Holding Company and the full payment by Inland to Holding Company of the full amount of the Earnest Money Note (in each case subject to Withdrawing Member's rights described above), no party to this Agreement shall have any further liability to any other party, and this Agreement shall be and become null and void and of no further force and effect, either at law or in equity.

                         1.1.1.2.  HOLDING COMPANY'S DEFAULT. If all conditions
to Holding Company's obligations to consummate the transactions contemplated by this Agreement as set forth in Section 6.1 have been satisfied or waived, but Holding Company fails, refuses or is unable to consummate the transactions contemplated by this Agreement, then Inland Affiliate shall have the right to either: (i) give Escrowee and Holding Company written notice of Holding Company's default, in which event fifteen (15) Business Days after Escrowee receives such notice Escrowee shall pay the Earnest Money to Inland Affiliate and deliver the Earnest Money Note to Inland Affiliate (unless Holding Company gives notice to Inland Affiliate and Escrowee disputing such request for payment, which notice is received by Escrowee within ten (10) Business Days following receipt by Escrowee of Inland Affiliate's request for a distribution) and no party to this Agreement shall have any further liability to any other party and this Agreement shall be and become null and void and of no further force and effect, either at law or in equity; or (ii) seek specific performance of the obligations of Holding Company hereunder, together with an action for the costs and expenses of such specific performance action, (including reasonable attorney's fees).

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                         1.1.1.3.  RIGHTS OF ESCROWEE. In the event of any
dispute as to who is entitled to receive the Earnest Money and the Earnest Money Note, Escrowee shall have the right to retain the Earnest Money and the Earnest Money Note and disburse them in accordance with the final order of a court of competent jurisdiction, or to deposit the Earnest Money and the Earnest Money Note with the Court, pending a final decision of the controversy. The provisions of this Agreement concerning jury trial waiver, applicable law, attorney fees and venue shall apply to such litigation. The parties hereto further agree that the Escrowee shall not be liable for failure of the depository. The provisions of Section 8.7 hereof shall not apply to a dispute as to who is entitled to receive the Earnest Money and the Earnest Money Note.

                         1.1.1.4.  Disputes concerning who is entitled to
receive the Earnest Money and the Earnest Money Note shall not be subject to arbitration.

               1.1.2. CAPITAL CONTRIBUTION AT CLOSING. On the CLOSING DATE (as that term is defined in Section 1.7), Inland Affiliate shall deposit the balance of the Capital Contribution (less the Earnest Money) with Escrowee pursuant to Sections 1.3 and 1.5 hereof.

               1.1.3 Notwithstanding any provision or inference herein to the contrary, each party hereto hereby acknowledges and agrees that Inland Affiliate intends to fund a portion of the Capital Contribution by causing the Subsidiary, simultaneously with the CLOSING (as defined below), to borrow funds from an unrelated third party lender. The proceeds of any such loan shall be deemed to constitute a portion of the "CAPITAL CONTRIBUTION" for all purposes of this Agreement and the proceeds of any such loan shall be aggregated with the proceeds of the Capital Contribution directly paid by Inland Affiliate for all purposes of this Agreement (including, but not limited to, the provisions of Section 1.5 hereof and EXHIBIT "1.5" attached hereto). Such borrowing, however, shall not be a condition to the Closing.

     1.2. ADJUSTMENTS TO CAPITAL CONTRIBUTION. The following items shall be prorated and adjusted between Holding Company and Inland Affiliate as of the Closing Date and shall constitute either additions to or reductions of the Capital Contribution:

               1.2.1.    RESERVED

               1.2.2.    REAL PROPERTY TAXES.

                         1.2.2.1.  Real estate property taxes and assessments
due and payable prior to the Closing Date have been paid in full. As a result of such payment, a portion of the real estate property taxes and assessments accrued, assessed, and billed against the Property for the fiscal year July 1, 2004 through June 30, 2005 have been paid in advance by Subsidiary (the "TAXES PAID IN ADVANCE"). At the Closing, the Capital Contribution shall be increased by an amount calculated as follows: (i) divide the Taxes Paid in Advance by 365, and (ii) multiply the quotient obtained thereby by the number of days from and including the Closing Date through June 30, 2005 (the "POST CONTRIBUTION TAX PERIOD"), and (iii) from the product obtained thereby, subtract all payments made

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to Subsidiary by tenants under Leases (and any other party) attributable to the
Post Contribution Tax Period. After the Closing Date, if Subsidiary or Holding Company receives payments from tenants under Leases (or any other party) attributable to pre-Closing Date real estate tax contributions, such amounts shall be remitted to Holding Company. Holding Company shall immediately deposit forty percent (40%) of such amounts in the "OPERATIONS RESERVE" (as that term, is defined in Section 6.4 of the Operating Agreement) and immediately pay the remaining balance of such amount to Withdrawing Member pursuant to the wire instructions for the Withdrawing Member contained in the ESCROW AGREEMENT (as that term is defined in Section 1.3 hereof.)

                         1.2.2.2.  If any general or special assessments (as
contrasted to ad valorem taxes) are payable in installments, Inland Affiliate shall cause Subsidiary to continue to pay all such future installments and Holding Company's only obligation shall be as to installments due prior to the Closing Date with no obligation to prepay such gross amount and without any reduction in the Capital Contribution.

               1.2.3. RENT. Rent, percentage rent and reimbursements for common area maintenance charges, insurance premiums and other lease charges (other than real estate taxes and assessments, which shall be accounted for and prorated as provided in Section 1.2.2)(collectively, "RENTS") shall be accounted for and prorated as follows: except as otherwise provided in this Agreement, Inland Affiliate shall be entitled to all Rents accruing from (including) and after the Closing Date, regardless of when paid or collected, and all such items, if any, accruing prior to the Closing Date, regardless of when paid or collected, shall be deposited and paid as follows: forty percent (40%) of such amount shall be deposited to the Operations Reserve and the balance shall be paid to Withdrawing Member pursuant to the wire instructions for the Withdrawing Member contained in the Escrow Agreement. Thus if the Closing Date is September 15, 2004, one-half of the minimum rent collected for the month of September, 2004 will be credited to Inland Affiliate and the balance shall be deposited into the Operations Reserve and paid to the Withdrawing Member, as provided above. The parties further agree that percentage rent for each tenant shall be prorated post closing based upon the pre-and post Closing allocations described above. There shall be no credit with respect to any unpaid accrued Rents owing from tenants of the Property as of the Closing Date. Holding Company shall not retain in the Operations Reserve any security deposits or prepaid rent to offset any unpaid accrued rent or other unpaid amounts. With respect to any such unpaid amounts (x) Subsidiary, acting exclusively by and through Cordish Affiliate shall retain the right to sue the applicable tenant for collection of any such unpaid amounts (provided the costs of suit are funded exclusively from the Operations Reserve) and, to the extent the applicable lease permits, collection costs and interest (and, in such regard, Inland Affiliate agrees to cooperate reasonably with any efforts to collect the aforesaid unpaid amounts; provided, however, Cordish Affiliate shall not be entitled to sue for possession or terminate any Lease), and provided further that Inland Affiliate shall be reimbursed for any reasonable cost or expense incurred by Inland Affiliate in connection with such cooperation, and Subsidiary, acting exclusively by and through Cordish Affiliate, shall have the right and power to prosecute and settle such suits, and (y) if any such unpaid amounts are collected, forty percent (40%) of such amounts shall be promptly deposited into the Operations Reserve and the remaining balance of such amounts shall be promptly paid to Withdrawing Member pursuant to

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the wiring instructions for Withdrawing Member contained in the Escrow Agreement
(and in such regard, if any amount is received from a tenant as to which such tenant specifically informs its landlord in writing to which lease obligation such payment is to be applied, such payment shall be so applied; if such tenant does not so inform Subsidiary as to how a particular payment is to be applied, such payment shall be applied first, on account of amounts owed subsequent to the Closing Date; second, on account of past due amounts owed prior to the Closing Date. Any balance remaining in any tenant's common area maintenance escrow account shall be part of the reconciliation and adjustments between the parties as of the Closing Date. Holding Company and Subsidiary shall promptly deliver to Inland Affiliate all Rents received from tenants under Leases, which are attributable to ownership periods beginning on (and including) and after the Closing Date, except to the extent already included as a credit.

               1.2.4. UTILITIES. Except insofar as the same constitute expenses pro ratable elsewhere under this Section 1.2, utility charges and deposits, fuels and all other items of expense customarily prorated on the transfer of properties similar to the Property shall be prorated on an accrual basis as of the Closing Date on the basis of the most recent ascertainable bills or on other reliable information with respect to each item of expense.

               1.2.5.    OTHER. All other income and expenses of the Property.

               1.2.6. CLOSING COSTS. Inland Affiliate shall pay for fifty percent (50%) of the Title Company Closing Costs and one hundred percent (100%) of the title insurance costs and charges associated with the closing of a loan by Subsidiary secured by a lien on the Property and all other due diligence costs and expenses of Inland Affiliate. The Capital Contribution shall be reduced by and amount equal to fifty percent (50%) of the Title Company Closing Costs. The term "TITLE INSURANCE CLOSING COSTS" means the cost of title search, title insurance, and ancillary charges of Escrowee in connection with its issuance to Subsidiary of an owner's title insurance policy for the Property at the Closing and the cost of surveys of the Property prepared in connection with the Closing.

               1.2.7. For purposes of calculating pro rations and adjustments, Inland Affiliate shall be deemed to be in title to the Property, and therefore entitled to income therefrom and responsible for the expenses thereof, for the entire day on which the Closing Date occurs. Except as otherwise described, all pro rations and adjustments shall be final, except that, in the event of any computational mistake or error is discovered on or before the first anniversary of the Closing Date, the parties shall make an appropriate adjustment(s) in cash between them to correct such mistake or error promptly after the discovery thereof.

               1.2.8. The obligations set forth in Subsection 1.2.3 shall survive the Closing for three (3) years following the Closing Date and the balance of the obligations set forth in this Section 1.2 shall survive the closing hereunder for one (1) year following the Closing Date.

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     1.3.      ESCROW AMOUNT AND LIQUIDITY AMOUNT.

               1.3.1. (a) On the Closing Date, Subsidiary (acting by and through Holding Company), Cordish Affiliate and Escrowee shall each execute and deliver to each other that certain Escrow Agreement (the "ESCROW AGREEMENT") that is in the form attached hereto as EXHIBIT "1.3 (a)". At the Closing, the Holding Company, subject to the approval of Inland Affiliate and Withdrawing Member, which approval shall not be unreasonably withhold, shall complete the blanks in the Escrow Agreement in accordance with the provisions of this Section
1.3. To the extent a space shown on EXHIBIT "1.3" is no longer a Project Vacant Space on the Closing Date, it shall be deleted from Exhibit "1.3".

                         (b) On the Closing Date, Subsidiary (acting by and
through Holding Company), Cordish Affiliate and Escrowee shall each execute and deliver to each other that certain Liquidity Amount Escrow Agreement (the "LIQUIDITY AMOUNT ESCROW AGREEMENT") that is in the form attached hereto as EXHIBIT "1.3 (b)". At the Closing, the Holding Company, subject to the approval of Inland Affiliate and Withdrawing Member, which approval shall not be unreasonably withhold, shall complete the blanks in the Liquidity Amount Escrow Agreement in accordance with the provisions of this Section 1.3.

               1.3.2. On the Closing Date Inland Affiliate shall, by wire transfer of immediately available funds to the account designated by Escrowee, deposit with Escrowee a portion of the Capital Contribution equal to the ESCROW AMOUNT (as that term is defined in Section 1.3.3 (a) hereof) and a portion of the Capital Contribution equal to the LIQUIDITY AMOUNT (as that term is defined in Section 1.3.3 (b) hereof.) Escrowee shall invest, hold and disburse the Escrow Amount in accordance with the terms of the Escrow Agreement and shall invest, hold and disburse the Liquidity Amount in accordance with the terms of the Liquidity Amount Escrow Agreement.

               1.3.3 (a) The term "ESCROW AMOUNT" means an amount equal to the sum of: (i) all unpaid tenant improvement allowances due under any Lease signed as of the Closing Date (exclusive of any Lease for the Earnout Space) which shall be described on EXHIBIT "A" of the Escrow Agreement; and (ii) all unpaid broker commissions or consultant fees due by reason of any Lease signed as of the Closing Date (exclusive of any Lease for the Earnout Space), which shall be described on EXHIBIT "A" of the Escrow Agreement; and (iii) a sum equal to six (6) months of rent and reimbursable expenses under any Lease signed as of the Closing Date (exclusive of any Lease for the Earnout Space) for which the TENANT CONDITIONS are not then fulfilled, which shall be described on EXHIBIT "A" of the Escrow Agreement; and (iv) a sum equal to the amount of rent that would have been payable by a tenant after the Closing Date under a Lease for which the Tenant Conditions have been fulfilled had an applicable "free rent period" contained therein not apply, which shall be listed on EXHIBIT "A" of the Escrow Agreement; (v) for all tenant spaces vacant and not subject to a Lease as of the Closing Date, an amount equal the sum of: (A) an amount equal to three percent (3%) of PRO FORMA base rent for each Project Vacant Space as shown on EXHIBIT "A" of the Escrow Agreement, based on leases with ten year terms (with no commissions paid for renewals) for leasing

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commissions, which shall be described on EXHIBIT "A" of the Escrow Agreement;
(B) an amount equal to Five and 00/100 Dollars ($5.00) per square foot of Project Vacant Space as and for tenant improvement allowances, which amount shall be described on EXHIBIT "A" of the Escrow Agreement; (C) an amount equal to the base rental rate provided on the Rent Roll for each tenant space that is a part of Project Vacant Space as of the Closing Date for 24-months, which amount shall be described on EXHIBIT "A" of the Escrow Agreement; and (D) an amount equal to 24-months of reimbursable expenses, which shall be described on EXHIBIT "A" of the Escrow Agreement. Attached hereto as EXHIBIT "1.3.3" is an example of what EXHIBIT "A" of the Escrow Agreement would consist of and contain in the event that the Closing Date was the date hereof; and (vi) the sum of FIFTEEN MILLION TWO HUNDRED NINETY-SEVEN THOUSAND EIGHTY-SIX AND 00/100 DOLLARS ($15,297,086.00) (the "THEATER ESCROW AMOUNT"), which constitutes the full value of that certain Lease, dated March 26, 2003, between Subsidiary and Farmers Cinemas, Inc. (the "LOEWS LEASE") for a portion of the Property (the "THEATER SPACE"), less the tenant allowance payable thereunder (which is included in
1.3.3 (a) (i) hereof).

                         (b) The term "LIQUIDITY AMOUNT" means an amount equal
to ten percent (10%) of the Capital Contribution made by Inland Affiliate on the Closing Date.

               1.3.4. The term "PROJECT VACANT SPACE" means any gross leasable area of the Property (exclusive of the Earnout Space), that, as of the Closing Date, has not satisfied the Tenant Conditions. The term "TENANT CONDITIONS" shall have the meaning ascribed to it in the Escrow Agreement.

     1.4.      AGGREGATE EARNOUT AMOUNT.

               1.4.1. Pursuant to the provisions of this Section 1.4, Inland Affiliate may be obligated to make an additional Capital Contribution to Holding Company, which shall then deposit such sum forty percent (40%) to the Operations Reserve and pay the balance to Withdrawing Member, in the aggregate, up to SIX MILLION NINE HUNDRED FORTY-SEVEN THOUSAND SEVEN HUNDRED SIXTY-FOUR AND 00/100 DOLLARS ($6,947,764.00) (the "AGGREGATE EARNOUT AMOUNT"). From time to time during the twenty-four (24) month period (I.E., two full years) commencing on the Closing Date, Inland Affiliate shall be obligated to deposit and pay each Earnout Space Amount (I.E., the portion of the Aggregate Earnout Amount allocable to an Earnout Space) to Holding Company at an "EARNOUT CLOSING" (on a Earnout Tenant by Earnout Tenant basis); provided: (a) PROJECT COMPLETION OF THE EARNOUT SPACE (as that term is defined in Section 1.4.6 hereof) shall have been achieved for such Earnout Space; and (b) the Tenant Conditions shall have been satisfied with regard to the Earnout Tenant for such Earnout Space (collectively, the "EARNOUT CONDITIONS"). If the Earnout Conditions for a particular Earnout Space have not been satisfied prior to the expiration of such twenty-four (24) month period, Inland Affiliate shall not be obligated to distribute and pay the Earnout Space Amount for such Earnout Space and Cordish Affiliate and the Withdrawing Member shall be deemed to have waived their right to the Earnout Space Amount for such Earnout Space. Notwithstanding the provisions of this Section 1.4.1, in the

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event that on the expiration of such twenty-four (24) month period, a Lease has been executed for an Earnout Space and the tenant under such Lease is in occupancy of the Earnout Space and constructing improvements therein, but that the Project Completion of the Earnout Space tor such Earnout Space has not been achieved and the Earnout Conditions have not been satisfied, such twenty-four
(24) month period shall be automatically extended to twenty-seven (27) months.

               1.4.2. Prior to the date hereof, Subsidiary has entered into the Leases (each an "EARNOUT LEASE") with tenants (each an "EARNOUT TENANT") for space at the Property for which the Tenant Conditions have not been satisfied. EXHIBIT "1.4" hereof lists each Earnout Lease, the Earnout Tenant under such Earnout Lease, the space in the Property leased by such Earnout Tenant (each an "EARNOUT SPACE") and the Earnout Space Amount allocated to such Earnout Space.

               1.4.3. Each Earnout Closing shall occur upon satisfaction of the Earnout Conditions for an Earnout Space upon ten (10) business Days prior written notice by Cordish Affiliate to Inland Affiliate. The Earnout Closing shall occur on a date, time and place set forth in such notice to Inland Affiliate by Cordish Affiliate. At the Earnout Closing, Inland Affiliate shall: first pay Cordish Affiliate the Earnout Space Costs for such Earnout Space; second, shall deposit an amount equal to two percent (2%) of the Earnout Space Amount (net of the Earnout Space Costs) to the Operations Reserve (the "TRANSACTION AMOUNT"); and third, shall deposit forty percent (40%) of the remaining balance of the Earnout Space Amount allocated to such Earnout Space after payment of the applicable Earnout Space Costs and the Transaction Amount to the Operations Reserve and pay the remaining balance of the Earnout Space Amount allocable to such Earnout Space after payment of the applicable Earnout Space Costs and the Transaction Amount and the deposit to the Operations Reserve described in this Section 1.4.3 to Withdrawing Member pursuant to the wire instructions for the Withdrawing Member contained in the Escrow Agreement.

               1.4.4. Subject to the provisions of this Section 1.4.4, Cordish Affiliate shall be solely responsible for the payment of the EARNOUT SPACE COSTS (as that term is hereinafter defined.) However, Cordish Affiliate shall be entitled to be reimbursed for the Earnout Space Cost; provided such reimbursement does not exceed the Earnout Space Amount for such Earnout Space. On or before Closing, all construction contracts with respect to the Earnout Space (which construction contracts are attached hereto as EXHIBIT "1.4.4") that exist prior to the Closing, shall be assigned by Subsidiary to Cordish Affiliate and assumed, performed and discharged thereafter by Cordish Affiliate in accordance with the provisions of the LEASING AGREEMENT (as that term is defined in Section 3.4 hereof). In addition, notwithstanding anything to the contrary contained herein, Inland Affiliate shall pay each installment of tenant allowance due and owing to an Earnout Tenant (which amount shall reduce the Earnout Space Amount for such Earnout Tenant) within ten (10) Business Days of the date that Cordish Affiliate requests Inland Affiliate to pay such installment and provides Inland Affiliate and Withdrawing Member with evidence that such Earnout Tenant has satisfied the conditions in its Lease for such payment. The term "EARNOUT SPACE COST" means the actual third-party costs incurred by Cordish Affiliate in satisfying the Earnout Conditions for an Earnout Space, such as fulfillment of the initial construction obligations of Subsidiary under an Earnout Lease and tenant improvement costs, tenant allowance costs and leasing commissions incurred in connection with an Earnout Space. Cordish Affiliate shall provide Withdrawing Member and Inland Affiliate with a certification by Cordish Affiliate of the Earnout Space Cost for each Earnout Space.

               1.4.5. With regard to each Earnout Space, prior to the contribution and payment of the Earnout Space Amount for such Earnout Space, Inland Affiliate shall: (a) cause Subsidiary to comply with all of the terms and provisions of the Earnout Lease for such Earnout Space; (b) promptly forward all notices it receives from the Earnout Tenant under such Earnout Lease to Cordish Affiliate; (c) fully cooperate, and cause Subsidiary to fully cooperate, with the efforts of Cordish Affiliate to satisfy the Earnout Conditions for such Earnout Space; and (d) not permit Subsidiary to enter into any amendments or any modifications of such Earnout Leases without first obtaining the consent of Cordish Affiliate, which consent Cordish Affiliate may withhold in its commercially reasonable discretion.

               1.4.6. "PROJECT COMPLETION OF THE EARNOUT SPACE" for each Earnout Tenant means the satisfaction of the following described requirements:
(1) certificates of substantial completion (subject only to an attached punch list) as to Subsidiary's work (as delegated to Cordish Affiliate) for construction of the applicable Earnout Space shall have been issued and signed by an architect selected by Cordish Affiliate stating that: (A) the "landlord's work" under the applicable Earnout Lease has been substantially completed in accordance with the terms, conditions and provisions of the applicable Earnout Lease, and (B) all material applicable governmental rules, regulations and requirements have been satisfied in connection with the work performed by Cordish Affiliate in connection with the applicable Earnout Space; (2) the applicable Earnout Tenant shall not have filed for bankruptcy, insolvency, or reorganization protection pursuant to any statute either of the United States or any state after the date of Closing and prior to the date of the applicable Earnout Closing and such filing has not been dismissed or withdrawn or the Earnout Tenant has not been reorganized; (3) Cordish Affiliate shall have caused the survey to be later-dated to show the "as built" Property and related improvements (to the extent EXHIBIT "1.4" indicates that this is a requirement for such Earnout Tenant); (4) Cordish Affiliate shall have delivered to the Title Company lien waivers for work performed by or on behalf of Cordish Affiliate in connection with the applicable Earnout Space (or Cordish Affiliate has provided the Title Company with an indemnity acceptable to the Title Company in lieu of such lien waivers) (to the extent EXHIBIT "1.4" indicates that this is a requirement for such Earnout Tenant); and (5) the Title Company shall have performed a bring-to-date title search confirming that no new liens have attached to the Property between the Closing and the completion of the Earnout Space (to the extent EXHIBIT "1.4" indicates that this is a requirement for such Earnout Tenant.) Inland Affiliate shall cause the Title Company and the surveyor who prepared the survey referred to above to fully cooperate with the efforts of Cordish Affiliate to satisfy the provisions of this Subsection concerning title insurance and surveys.

               1.4.7. If an Earnout Lease is terminated prior to the Earnout Closing for such Earnout Lease, or the Earnout Tenant for such Earnout Lease filed for bankruptcy, insolvency, or reorganization protection pursuant to any statute either of the United States or any state after the date of Closing, Cordish Affiliate shall have the right to replace such Earnout Lease during such twenty-four (24) month period with a lease or leases from a tenant or tenants reasonably acceptable to Inland Affiliate and such replacement lease or leases and tenant or tenants shall be deemed an "Earnout Lease or Leases and Earnout Tenant or Tenants for purposes of this Section 1.4.

               1.4.8. Notwithstanding anything to the contrary contained in this Section 1.4, on the date that a tenant of an Earnout Space has commenced payment of rent and/or expenses prior to the satisfaction of the Earnout Conditions, Inland Affiliate shall thereafter, until the Earnout Conditions for such Earnout Space has been satisfied, within five (5) Business Days of receipt by of any such amount, deposit, forty percent (40%) of such amount to the Operations Reserve and deposit sixty percent (60%) of such amount to Withdrawing Member pursuant to the wire instructions for the Withdrawing Member contained in the Escrow Agreement.

               1.4.9. The provisions of this Section 1.4 shall survive closing.

     1.5. METHOD OF CONTRIBUTION AND DISTRIBUTION. On the Closing Date, Inland Affiliate shall: (a) deposit the Capital Contribution (exclusive of the Escrow Amount, the Liquidity Amount and the Earnest Money, to the extent the Earnest Money is being held by Escrowee), adjusted pursuant to Section 1.2, with Escrowee by wire transfer of immediately available funds; (b) deposit the Escrow Amount with Escrowee by wire transfer of immediately available funds; and (c) deposit the Liquidity Amount with Escrowee by wire transfer of immediately available funds, Escrowee shall cause the Capital Contribution (including the Earnest Money, the Escrow Amount and the Liquidity Amount) to be distributed or retained in accordance with EXHIBIT "1.5".

     1.6.      POST CLOSING DATE ADJUSTMENTS AND RELEASE OF LETTERS OF CREDIT.

               1.6.1. On the Closing Date, Holding Company shall cause the Existing Loan to be paid in full or fully defeased, pursuant to EXHIBIT "1.5". All funds paid to Subsidiary on and after the Closing Date in connection with the Existing Loan, such as the release of any escrows for real estate taxes and insurance, capital improvements and leasing expenses shall be paid to Cordish Affiliate. Cordish Affiliate shall cause sixty percent (60%) of such funds, escrows and other amounts to be paid to Withdrawing Member. In addition, Holding Company, exclusively acting by and through Cordish Affiliate shall have the right to cause Subsidiary to close all bank accounts and checking accounts of Subsidiary and/or Holding Company that exist prior to the Closing Date and retain such amounts. By execution of this Agreement, Inland Affiliate and Holding Company agree and acknowledge and confirm that all such accounts have been and are irrevocably assigned to the exclusive control of Cordish Affiliate. Cordish Affiliate shall cause sixty percent (60%) of the amounts contained in such accounts to be paid to Withdrawing Member

               1.6.2. Attached hereto as EXHIBIT "1.6.2" hereof contains a list of letters of credit that were posted by Subsidiary with various governmental authorities concerning the Property. If, when and as each such letter of credit is released to Subsidiary, Subsidiary shall promptly deliver same to Cordish Affiliate and Cordish Affiliate shall have the right to cause same to be surrendered to the issuing bank and any collateral posted in connection therewith delivered to Cordish Affiliate or the affiliate of Cordish Affiliate (other than Subsidiary or Holding Company) that posted same. Inland Affiliate shall cause the Subsidiary to reasonably cooperate with the efforts of Cordish Affiliate to obtain the release of such letters of credit. To the extent such collateral was originally the property of Subsidiary, Cordish Affiliate shall cause sixty percent (60%) of such collateral to be delivered to Withdrawing Member.

               1.6.3.    The provisions of this Section 1.6 shall survive
Closing.

     1.7. CLOSING; CLOSING DATE. Upon the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement shall take place at a closing (the "CLOSING") to be held at the offices of The Cordish Company, 601 East Pratt Street, 6th Floor, Baltimore, Maryland, at 10:00 a.m., Baltimore time, or at such other location in Baltimore, Maryland selected by Holding Company, on the second Business Day following the satisfaction or waiver of all of the conditions to the obligations of the parties set forth in
ARTICLE VI. The day on which the Closing takes place is referred to herein as the "CLOSING DATE."

                                   ARTICLE II
                         EVENTS OCCURRING AT THE CLOSING

     2.1. DELIVERIES BY INLAND AFFILIATE. At the Closing, Inland Affiliate will unconditionally deliver to Cordish Affiliate the following:

               2.1.1. A copy of resolutions of Inland Affiliate and Inland, certified by its Secretary, in the case of Inland, or the Secretary of its sole member, in the case of Inland Affiliate, authorizing or ratifying its execution and delivery of this Agreement and the Other Agreements, and the consummation of the transactions contemplated hereby and thereby.

               2.1.2. The Other Agreements, which shall be duly executed by Subsidiary, Inland Affiliate and/or Inland, as appropriate.

               2.1.3. A copy of the organizational documents of Inland Affiliate and Inland, certified as of a date within five (5) days of the Closing Date by the Secretary of State of the state of organization.

               2.1.4. A certificate of its Secretary, in the case of Inland, and the Secretary of its sole member, in the case of Inland Affiliate, attaching thereto a true and complete copy of its Bylaws (in the case of Inland) and Operating Agreement (in the case of Inland Affiliate) as in effect on the Closing Date for Inland Affiliate and Inland

               2.1.5. A certificate of the Secretary of its sole member stating that, to the best of his information and belief, the representations and warranties contained herein of Inland Affiliate are true, complete, and accurate in all material respects at and as of the Closing Date.

               2.1.6. The opinion of counsel for Subsidiary, Inland Affiliate and Inland in form and substance similar to EXHIBIT "2.1.6", dated the Closing Date.

               2.1.7. A copy of the owner's title insurance policy, with all instruments, documents and plats referenced to therein, for the Property and the survey of the Property prepared for Inland Affiliate or the Subsidiary in connection with this Agreement.

               2.1.8. Such other documents and instruments as reasonably may be required by Holding Company, exclusively acting by and through Cordish Affiliate, and the title company issuing the new owner's policy for Subsidiary on the Closing Date (the "TITLE COMPANY") and which may be necessary to consummate this transaction and otherwise to effect the agreements of the parties hereto.

               2.1.9. The mutual waiver and release in the form attached hereto as EXHIBIT "2.2.9" executed by Inland Affiliate pertaining to Inland Affiliate's alleged breach of that certain Confidentiality Agreement between Inland Real Estate Acquisition, Inc. and The Cordish Company, dated as February 27, 2004 to the extent that such alleged breach concerned the Property and Subsidiary. (Such release shall also contain a stand still agreement by The Cordish Company not to pursue any claims under any similar agreements concerning any other property owned by an entity that is partially owned by any affiliate of The Cordish Company as long as such property is subject to a valid and binding contribution agreement that is similar to this agreement between such affiliate of The Cordish Company and an affiliate of Inland Affiliate.)

               2.2. DELIVERIES BY HOLDING COMPANY. At the Closing, Holding Company, acting by and through Cordish Affiliate, will deliver to Inland Affiliate the following:

               2.2.1. A copy of the authorization of its managing member authorizing or ratifying its execution and delivery of this Agreement and the Other Agreements, and the consummation of the transactions contemplated hereby and thereby by Holding Company and Cordish Affiliate, respectively.

               2.2.2. The Other Agreements, which shall be duly executed by Cordish Affiliate or its affiliates as appropriate.

               2.2.3. A copy of its Articles of Organization (and a copy of the Articles of Organization of Subsidiary) certified as of a date within five
(5) days of the Closing Date by the Secretary of State (or equivalent official) of its state (or jurisdiction) of organization.

               2.2.4. A certificate from the Secretary of State (or equivalent official) of the State (or jurisdiction) of organization as to its good standing in such state (or jurisdiction), certified as of a date within five (5) days of the Closing Date (and such a certificate for Subsidiary).

               2.2.5. A certificate from Cordish Affiliate stating that, to the best of its information and belief, the representations and warranties contained in ARTICLE IV are true, complete, and accurate in all material respects at and as of the Closing Date.

               2.2.6. The opinion of counsel for Holding Company, Cordish Affiliate and Subsidiary in form and substance similar to EXHIBIT "2.2.6", dated the Closing Date.

               2.2.7. The affidavits for the Title Company in the form attached hereto as EXHIBIT "2.2.7" from the persons or entities identified on such exhibit.

               2.2.8. A letter to each tenant of the Property in the form attached hereto as EXHIBIT "2.2.8" notifying each tenant, of the change of notice address of Subsidiary.

               2.2.9. The mutual waiver and release in the form attached hereto AS EXHIBIT "2.2.9" executed by The Cordish Company and Cordish Affiliate, pertaining to Inland Affiliate's alleged breach of that certain Confidentiality Agreement between Inland Real Estate Acquisition, Inc. and The Cordish Company, dated as February 27, 2004 to the extent that such alleged breach concerned the Property and Subsidiary. (Such release shall also contain a standstill agreement by The Cordish Company not to pursue any claims under any similar agreements concerning any other property owned by an entity that is partially owned by any affiliate of The Cordish Company as long as such property is subject to a valid and binding contribution agreement that is similar to this agreement between such affiliate of The Cordish Company and an affiliate of Inland Affiliate.)

               2.2.10. The books and records of Subsidiary relating to the operation of the Property, then in the possession of Subsidiary or Cordish Affiliate, to the extent requested by Inland Affiliate.

               2.2.11. An amount equal to the SECURITY DEPOSITS (as that term is defined in Section 4.9.6 hereof). Such delivery shall be accomplished by wire transfer of immediately available funds to an account designated by Inland Affiliate at Closing.

               2.2.12. Such other documents and instruments as reasonably may be required by Inland Affiliate and the Title Company (exclusive of affidavits) and which may be necessary to consummate this transaction and otherwise to effect the agreements of the parties hereto.

     2.3.      EFFECT OF CONTRIBUTIONS. In exchange for the Capital
Contribution: (i) Inland Affiliate and Cordish Affiliate shall execute, seal and deliver to the other the Operating Agreement, (ii) Inland Affiliate will become a member of Holding Company pursuant to the terms of the Operating Agreement,
(iii) Inland Affiliate will receive the Percentage Interest set forth beside its name on SCHEDULE A of the Operating Agreement, and (iv) the Capital Account of Inland Affiliate will be credited with such amount set forth beside its name on SCHEDULE A of the Operating Agreement. Such Capital Account shall be adjusted hereafter with respect to any adjustments to the Capita] Contribution as set forth in Article I of this Agreement that occur after the Closing.

                                   ARTICLE III
                              RELATED TRANSACTIONS

     At the Closing, Inland, Cordish Affiliate, Subsidiary, Inland Affiliate, and/or David S. Cordish shall enter into the following agreements (collectively, the "OTHER AGREEMENTS"):

     3.1. ESCROW AGREEMENT. Inland Affiliate shall cause Escrowee to execute and deliver the Escrow Agreement to Subsidiary and Cordish Affiliate. The Escrow Agreement shall also be executed and delivered by Cordish Affiliate and Subsidiary to each other and Escrowee at the Closing.

     3.2. OPERATING AGREEMENT. The Operating Agreement in the form attached hereto as EXHIBIT "C." The Operating Agreement shall be executed by Inland Affiliate and Cordish Affiliate and delivered to each other at the Closing.

     3.3. INDEMNIFICATION AND GUARANTY AGREEMENT. The Indemnification and Guaranty Agreement attached hereto as EXHIBIT "3.3", which: (i) Cordish Affiliate and Inland Affiliate shall execute and deliver to each other at the Closing; (ii) Cordish Affiliate shall cause David S. Cordish to execute and deliver to Inland Affiliate at the Closing; and (iii) Inland Affiliate shall cause Inland to execute and deliver to Cordish Affiliate at the Closing (the "INDEMNITY AGREEMENT").

     3.4. LEASING AND CONSTRUCTION SERVICE AGREEMENT. The Leasing and Construction Service Agreement attached hereto as EXHIBIT "3.4", which Subsidiary and Cordish Affiliate shall execute and deliver to each other at the Closing (the "LEASING AGREEMENT").

     3.5. AUDIT LETTER. Within ten (10) Business Days after receipt of a written request from the Subsidiary's independent auditor, Cordish Affiliate shall cause the representation letter attached hereto as EXHIBIT "3.5" to be executed and delivered to such auditor. This covenant shall survive the Closing.

     3.6. LIQUIDITY AMOUNT ESCROW AGREEMENT. Inland Affiliate shall cause Escrowee to execute and deliver the Liquidity Amount Escrow Agreement to Subsidiary and Cordish Affiliate. The Liquidity Amount Escrow Agreement shall also be executed and delivered by Cordish Affiliate and Subsidiary to each other and Escrowee at the Closing.

                                  ARTICLE III A
                            POST CLOSING UNDERTAKINGS

     3A.1.     TAX BASIS. From and after the Closing Inland Affiliate shall cause Subsidiary to value and report for tax purposes the value of the land of the Property at Sixty Million and 00/100 Dollars ($60,000,000.00).

     3A.2.     RESERVED PARCEL. The Existing Property includes the parcel of land depicted on EXHIBIT "3A.2-A" attached hereto (the "RESERVED PARCEL"). Inland Affiliate shall only have the right to utilize the Reserve Parcel as a storm water management facility. Subject to the terms of the County Ground Lease, at any time, after the Closing, on sixty (60) days notice from Cordish Affiliate or its designee ("RESERVED PARCEL DEVELOPER"), Inland Affiliate shall cause Subsidiary to sub-ground lease the Reserved Parcel to Reserved Parcel Developer pursuant to a sub-ground lease prepared by Reserved Parcel Developer, that is in a form and substance consistent with the provisions of this Section 3A.2 and that is reasonably acceptable to Inland Affiliate, its lender and Reserved Parcel Developer (the "GROUND LEASE"). The annual rent for the Reserved Parcel shall be One Dollar. The tenant under the Ground Lease shall be obligated to pay for the Reserved Parcel's fair share of annual real estate taxes assessed. Subject to the terms of the County Ground Lease, Reserved Parcel Developer's interest in the Ground Lease shall be freely assignable, leasable and financiable from a title standpoint (I.E., Subsidiary and Subsidiary's lender shall enter into appropriate non-disturbance and lender rights agreements for the benefit of Reserved Parcel Developer's tenants and lenders and Subsidiary's lender shall enter into appropriate non-disturbance and lender rights agreements for the benefit of Reserved Parcel Developer and Reserved Parcel Developer's tenants and lenders) and Subsidiary shall exercise its rights under the County Ground Lease to request that same type of rights for the Reserved Parcel Developer and its tenants and lenders be granted by the Revenue Authority of Prince George's County; provided, however, in connection with Subsidiary's then current lender, as a condition to obtaining such non-disturbance agreement from such current lender, Reserved Parcel Developer, with the assistance of Subsidiary, shall comply with the provisions of EXHIBIT "3A-2 B" at Reserved Parcel Developer's sole cost and expense (however, each party hereto and the Reserved Parcel Developer shall bear its own legal costs and fees.) In addition, the Ground Lease shall be structured in such a way that Reserved Parcel Developer will be able to finance its leasehold interest on a non-recourse basis, at market rates and terms, from traditional real estate lenders, such as life insurance companies, pension fund advisors and securitized real estate loan originators. Reserved Parcel Developer, as tenant under the Ground Lease, shall not violate any of the terms and provisions of the County Ground Lease, shall cause the Reserved Parcel, and any improvements thereon, to materially comply with applicable law. Reserved Parcel Developer may be used for office, residential and/or hotel uses, but may not be used for retail uses, unless same is an ancillary use to one or more primary uses and does not violate any then reasonable existing exclusive use provisions contained in a lease by Subsidiary to a third party for any part of the Property. The development of the Reserved Parcel shall be done in accordance with applicable law. Any development upon the Reserved Parcel shall be constructed above the existing storm water management facility and Subsidiary shall maintain such facility. Reserved Parcel Developer shall have the right to make alterations to the storm water facility that does not adversely affect the functionability of such facility. All parking requirements for any development upon the Reserved Parcel shall be satisfied on the Reserved Parcel. The Ground Lease shall grant the Reserved Parcel Developer, its successors and assigns, and its tenants and its tenants employees, customers, agents, visitors to tie into and utilize the utility infrastructure of the Property and the right to utilize all of the common areas of the Property for the ingress and access to the Reserved Parcel. The Ground Lease shall grant the balance of the Property reciprocal rights. Utilities utilized by the Reserved Parcel shall be separately metered. The term of the Ground Lease shall be co-terminus with the term of the County Ground Lease. Reserved Parcel Developer shall have the right to finance and mortgage its interest in the Ground Lease. It is the intention of the parties hereto that the provisions of this Section shall run with the land and bind the successors and assigns of each of the parties hereto. To that end, at the request of Cordish Affiliate, Inland Affiliate shall cause Subsidiary to promptly execute and deliver to Cordish Affiliate, in recordable form, a memorandum of option prepared by Cordish Affiliate that reflect the provisions of this Section and Cordish Affiliate shall have the right, at the sole cost and expense of Cordish Affiliate, to cause such memorandum to be recorded among the appropriate land records. Inland Affiliate shall cause Subsidiary to comply with the provisions of this Section 3A.2. The parties hereto recognize that Withdrawing Member and Cordish Affiliate jointly own the rights to the Reserved Parcel on a 60/40 basis (with Withdrawing member holding the sixty percent (60%) share.)

               3A.3.     EXISTING LITIGATION. Attached hereto as EXHIBIT "3A.3"
is a schedule of pending litigation. From and after the Closing, Cordish Affiliate, in the name of Subsidiary, at no cost and expense to Subsidiary, Holding Company or Inland Affiliate, shall have the exclusive right and power to manage, direct, prosecute and settle such litigation. All judgments or settlements shall be paid directly to Cordish Affiliate and Cordish Affiliate, after deducting reasonable and actual third-party expenses in obtaining such judgment, shall pay sixty percent (60%) of such amount to Withdrawing Member. Cordish Affiliate shall indemnify and hold harmless Subsidiary, Holding Company and Inland Affiliate from and against any costs, expenses or damages associated with such litigation. At the request of Cordish Affiliate, Subsidiary shall assign any or all of such litigation to an entity designated by Cordish Affiliate that is owned by Cordish Affiliate and Withdrawing Member on a 40/60 basis (with Withdrawing member holding the sixty percent (60%) share.) At the request of Cordish Affiliate Subsidiary shall execute pleadings and other documents associated with such litigation. In addition, at the request of Subsidiary, in connection with the closing of a financing by Subsidiary, Subsidiary shall have the right, on ten (10) days notice to Cordish Affiliate and Withdrawing Member, to assign any or all of such litigation to an entity designated by Cordish Affiliate that is owned by Cordish Affiliate and Withdrawing Member on a 40/60 basis (with Withdrawing member holding the sixty percent (60%) share.)

     3A.4.     CENTREPLEX GROUND LEASE. From and after the Closing Date, Inland
Affiliate shall cause the Subsidiary to honor that certain Sublease, dated March 14, 2003, between Subsidiary, as Landlord, and Withdrawing Member, as Tenant, in accordance with its terms.

     3A.5.     SHELL IMPROVEMENTS. From the date hereof, until the Closing Date,
Subsidiary will be prosecuting the construction of certain improvements (the "SHELL IMPROVEMENTS") pursuant to and described in those certain construction contracts described on EXHIBIT "3A.5" hereto (the "SHELL IMPROVEMENTS CONTRACTS"). Cordish Affiliate shall be solely responsible for the payment of the SHELL IMPROVEMENTS COSTS (as that term is defined herein.) However, Cordish Affiliate shall be entitled to be reimbursed for the Shell Improvements Costs from the Operations Reserve and from the Construction Completion Reserve. On or before Closing, the Shell Improvements Contracts shall be assigned by Subsidiary to Cordish Affiliate and assumed, performed and discharged thereafter by Cordish Affiliate in accordance with the provisions of the Leasing Agreement. The term "SHELL IMPROVEMENTS COSTS" means the actual third-party costs incurred by Cordish Affiliate in connection with the undertaking and completing of the Shell Improvements Contracts.

     3A.6.     SURVIVAL. The provisions of this Article III A shall survive the
Closing.

                                   ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF HOLDING COMPANY

     Holding Company hereby represents and warrants to Inland Affiliate as follows:

     4.1.      OWNERSHIP OF HOLDING COMPANY AND SUBSIDIARY.

               4.1.1 From its date of formation until the date hereof, the sole members of Subsidiary have been Holding Company, holding a forty percent (40%) equity interest in Subsidiary, and Withdrawing Member, holding a sixty percent (60%) equity interest in Subsidiary. All of the outstanding equity interests in Subsidiary have been duly authorized and are validly issued. Holding Company has good and marketable title to its interest in, and after consummating the transactions contemplated herein will be the sole equity owner of, Subsidiary.

               4.1.2 From the date of its formation until the date hereof, the sole members of Holding Company were David S. Cordish or Cordish Family I, LLC, Cordish Enterprises Limited Partnership or Cordish Enterprises, LLLP, Charles F. Jacobs or Jacobs Family Investments, LLC, Glenn L. Weinberg and Joseph S. Weinberg All of the outstanding equity interests in Holding Company have been duly authorized and are validly issued. Simultaneously with the consummation of the transactions contemplated herein, Cordish Affiliate shall have good and marketable title to its interest in Holding Company.

               4.1.3 From its date of formation until the Closing Date Holding Company's ownership interest in Subsidiary has not been changed and with the exception of changes made for estate planning purposes, there has been no change in the ownership structure of Holding Company.

               4.1.4 There are no outstanding (i) options, warrants or other rights to acquire any of the equity interests in Subsidiary or Holding Company,
(ii) securities convertible into or exchangeable for limited liability company membership interests in Subsidiary or Holding Company or any other interests in Subsidiary or Holding Company, or (iii) other commitments of any kind for the issuance of additional equity interests, options, warrants or other securities in Subsidiary or Holding Company.

     4.2.      ORGANIZATION.

               4.2.1. On the Closing Date, each of Holding Company, Subsidiary and, Cordish Affiliate, will be a limited liability company that is duly organized, validly existing, and in good standing under the laws of its respective state of organization, with the limited liability company power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. Prior to the reorganization of Subsidiary, Subsidiary had been a general partnership, duly organized, validly existing, and in good standing under the laws of the state of Maryland, with the power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. On the date hereof Cordish Affiliate does not exist. Cordish Affiliate will be created on the Closing Date.

               4.2.2. The copies of the organizational documents and all amendments thereto of Holding Company, Cordish Affiliate and Subsidiary, as delivered to Inland Affiliate, are true, complete, and correct copies of the organizational documents, as amended and presently in effect, of Holding Company, Cordish Affiliate and Subsidiary.

     4.3. QUALIFICATION. On the Closing Date, Holding Company, Subsidiary and Cordish Affiliate will each be licensed or qualified to do business as foreign entities and will be in good standing in the jurisdictions in which they conduct business.

     4.4. AUTHORITY. Holding Company has the limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Holding Company of this Agreement has been duly authorized as of the date hereof. No other proceedings on the part of Holding Company or any other person or entity are necessary to authorize Holding Company to enter into this Agreement or to consummate the transactions contemplated hereby; and this Agreement is he legal, valid, and binding obligations of the Holding Company.

     4.5. NO VIOLATIONS. To Cordish Affiliate's Knowledge, except as set forth in EXHIBIT "4.5", neither the execution nor delivery of this Agreement, nor the consummation of the transactions contemplated hereby or thereby:

               4.5.1. Requires any filing or registration with, or consent, authorization, approval, or Permit of, any governmental or regulatory authority on the part of Holding Company;

               4.5.2. Violates or will violate (i) any order, writ, injunction, judgment, decree, or award of any court or governmental or regulatory authority or (ii) any "LAW," as defined in Section

4.7 of this Agreement, of any governmental or regulatory authority to which Holding Company, or any of their respective properties or assets are subject; or

               4.5.3. (i) violates or breaches or constitutes a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or gives rise to a right to terminate, any mortgage, contract, agreement, partnership agreement, limited liability company operating agreement (or like-agreement), deed of trust, license, lease, or other instrument, arrangement, commitment, obligation, understanding, or restriction of any kind to which Holding Company or Subsidiary is a party or by which its properties (including the Property) may be bound, or (ii) will cause, or give any person grounds to cause, to be accelerated (with notice or lapse of time or both) the maturity of, or will increase, any liability or obligation of Holding Company or Subsidiary which violation, breach, default, liability, or obligation, individually or in the aggregate, is or would negatively impact the business or financial condition of Holding Company, or Subsidiary.

     4.6. LITIGATION. From the date that is three (3) years prior to the date hereof until the date hereof, except as set forth in EXHIBIT "4.6", there have been and are no claims, actions, suits, arbitration's, proceedings or investigations pending before any governmental authority or otherwise, or, to Cordish Affiliate's Knowledge, threatened against Cordish, Holding Company and/or Subsidiary that have not been resolved and any judgments against any such entities paid in full. Cordish Affiliate, Holding Company and Subsidiary are not subject to any order, writ, judgment, injunction, decree, determination or award. From the date that is three (3) years prior to the date hereof until the date hereof, to Cordish Affiliate's Knowledge there have been no unresolved disputes or disagreement between any Cordish Affiliate entity or Affiliate and any other member (or partner) of Subsidiary.

     4.7. COMPLIANCE WITH APPLICABLE LAW; ADVERSE RESTRICTIONS. As used herein, all laws (statutory or otherwise), ordinances, rules, regulations, bylaws, and codes of all governmental and regulatory authorities, whether federal, state, or local are referred to singularly as a "LAW" and collectively, as the "LAWS." Except as and to the extent set forth in EXHIBIT "4.7", neither Holding Company nor Subsidiary nor Cordish Affiliate has received any written notification during the last three (3) years of any asserted failure to comply with any Law.

     4.8.      ASSETS.

               4.8.1. From the time of its formation and organization until the date hereof, Holding Company has not owned or leased any asset other than its interest in Subsidiary, and cash distributed from Subsidiary. Holding Company has not engaged in any business other than the ownership of its interest in Subsidiary. From the time of its formation and organization until the date hereof, Holding Company has not held an interest in any entity other than Subsidiary.

               4.8.2. With the exception of the property taken from Subsidiary by condemnation and the resulting litigation concerning such taking, from its date of formation, until the date hereof, Subsidiary has not owned or leased any material asset other than the Property (and assets necessary to the operation of the Property) and has not engaged in any business other than the ownership, development, and operation of the Property.

     4.9.      THE PROPERTY.

               4.9.1. Except as set forth on EXHIBIT "4.9.1", neither Cordish Affiliate nor Subsidiary has received during the last three (3) years: (i) building code violation notices (other than notices of violations which have been removed or corrected); and (ii) notices of any action or governmental proceeding in eminent domain, or for a zoning change, or affecting the environmental (including wetlands) condition of the Property.

               4.9.2. There are no leases or rental agreements affecting the Property other than the leases described on EXHIBIT "4.9.2", copies of which have been supplied to Inland Affiliate (the "LEASES"). EXHIBIT "4.9.2" also contains, as of the date of the rent roll, a complete, correct and current rent roll for the Property. Except for matters disclosed in tenant estoppel certificates delivered to Inland Affiliate or an affiliate of Inland Affiliate or the counsel of Inland Affiliate in connection with this transaction and/or routine tenants matters which have been settled, dismissed, or as set forth in EXHIBIT "4.9.2", neither Holding Company nor Subsidiary has received any claim during the last three (3) years from any tenant under the Leases alleging any type of default by the landlord under the Leases or demanding any work or payment from landlord that has not been resolved. All leasing commissions, and tenant improvement allowances, and post-Closing rental abatements arising in connection with any Lease entered into prior to the Closing Date shall be fully-paid, discharged or credited to Inland Affiliate at Closing.

               4.9.3. Except as set forth on EXHIBIT "4.9.3", (a) there are no management, leasing services or employment contracts affecting the Property that will be in effect on the Closing Date unless such are terminable without penalty; (b) there are no persons employed by Holding Company or Subsidiary or Cordish Affiliate in connection with the operation of the Property, and (c) to Cordish Affiliate's Knowledge there are no maintenance, advertising or service contracts affecting the Property that will be in effect on the Closing Date unless such are terminable without penalty.

               4.9.4.    Except as set forth in the Leases or EXHIBIT "4.9.4":
(a) Subsidiary owns a ground leasehold interest in and to the Property created by that certain First Amended and Restated Ground Lease, dated as of April 17, 2000, between Revenue Authority of Prince George's County, as landlord, and Subsidiary, as tenant (as amended through the date hereof, the "COUNTY GROUND LEASE") and (b) no third party acquired any right to purchase all or any part of the Property.

               4.9.5. Except as set forth in EXHIBIT "4.9.5", there exists no obligation on the part of Holding Company or Subsidiary for any leasing and/or broker commissions or like payments for any period subsequent to the Closing Date, in connection with any Lease executed prior to the Closing Date, except for those arising out of renewal, expansion or other similar options exercised by tenants under any Lease.

               4.9.6. EXHIBIT "4.9.6" contains a true, accurate and complete list of each Lease under which a tenant has paid Subsidiary a security deposit, and the amount of such security deposit, which security deposit Subsidiary may have an obligation to return upon the expiration of such Lease (each a "SECURITY DEPOSIT").

               4.9.7. Except as set forth in the Leases or in an instrument or agreement that is recorded among the appropriate land records, Subsidiary has not granted a tenant or occupant of the Property an exclusive right to use the Property for any particular purposes.

     4.10.     TAXES.

               4.10.1. All returns, declarations, reports, claims for refunds, or information returns or statements or other forms relating to all fees (including without limitation documentation, recording, license, and registration fees), taxes (including without limitation net income, alternative, unitary, alternative minimum, minimum franchise, value added, ad valorem, income, receipts, capital, excise, sales, use, leasing, fuel, excess profits, turnover, occupational, property (personal and real, tangible and intangible), transfer, recording and stamp taxes, levies, imposts, duties, charges, fees assessments, or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, and any transaction privilege or similar taxes) imposed by or on behalf of a governmental authority, together with any and all penalties, fines, additions to tax and interest thereon (the "TAXES"), including any schedule or attachment thereto, and including any amendment thereof (the "TAX RETURNS") required to be filed by Holding Company and Subsidiary have, to the Knowledge of Cordish, been accurately prepared in all material respects and timely filed.

               4.10.2. All Taxes for which Holding Company or Subsidiary may be held liable (whether or not appearing on such Tax Returns and other than the Taxes referred to in the next sentence), have been paid or accrued within the prescribed period or any extension thereof. All Taxes required to be withheld by Holding Company or Subsidiary, including, but not limited to, Taxes arising as a result of payments or distributions (or amounts allocable) to foreign partners or foreign persons or to employees of Holding Company or Subsidiary, have been collected and withheld, and have been either paid to the respective governmental agencies, set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books and records of the employer.

               4.10.3. To Cordish Affiliate's Knowledge, there are no Tax liens upon the Property, except for liens for current Taxes not yet due and payable.

               4.10.4. Both Holding Company and Subsidiary qualify (and since the date of formation have qualified) and, giving effect to the terms of the Operating Agreement, will qualify immediately after the Closing Date, to be treated as a partnership or disregarded entity for federal income tax purposes. No taxing authority has taken a position inconsistent with such treatment. Neither Cordish Affiliate nor any other member of Holding Company or Subsidiary has taken any action, or failed to take any action, that would cause Holding Company or Subsidiary to be treated as an association taxable as a corporation for income tax purposes.

               4.10.5 Neither Subsidiary, Holding Company, nor Cordish Affiliate has received from any governmental authority any written notice of proposed adjustment, deficiency or underpayment of any Taxes pertaining to the ownership or operation of the Property, which notice has not been satisfied by payment or been withdrawn, and to Cordish Affiliate's Knowledge, there are no claims with respect thereto that have been asserted or threatened against Subsidiary, Holding Company or Cordish Affiliate.

               4.10.6 There are no agreements for the extension of time for the assessment of any Taxes of Holding Company or Subsidiary.

               4.10.7 Except as set forth on EXHIBIT "4.10.7", there are no pending appeals of any Taxes of Holding Company or Subsidiary.

     4.11. INSURANCE. To Cordish Affiliate's Knowledge insurance policies or binders of insurance in the types and amounts set forth on EXHIBIT 4.11 are valid and currently in effect. Subsidiary has paid, or caused to be paid, all premiums due under such policies, and to Cordish Affiliate's Knowledge Subsidiary is not in default with respect to its obligations under any such policies.

     4.12.     CONTRACTS.

               4.12.1. EXHIBIT "4.12.1" lists each material contract and agreement of Subsidiary with respect to the Property, other than those set forth on EXHIBIT "4.9.3" (the "CONTRACTS"). To Cordish Affiliate's Knowledge, there are no material contracts or agreements of Subsidiary that will be in effect after the Closing Date except for the Contracts and the Leases.

               4.12.2. A true and complete copy of each material Contract has been made available to Inland Affiliate. Except as disclosed in EXHIBIT "4.12.2":

                         4.12.2.1. To the Knowledge of Cordish Affiliate, each
Contract and Lease is valid and binding on the respective parties thereto and is in full force and effect.

                         4.12.2.2. To the Knowledge of Cordish Affiliate, after
the Closing, each Contract and Lease shall continue in full force and effect throughout its effective term, except in the event that a party thereto has breached such Contract and Lease and as result of such breach, the Contract or Lease is terminated, or unless an event has occurred that is described therein that gives rise to a right of termination, which is effectuated or in the event a party thereto seeks bankruptcy or reorganization protection and has the right, as a result thereof, to terminate the Contract or Lease and does so. Notwithstanding the preceding sentence, it is agreed by all of the parties that all existing management arrangements or contracts (whether oral or written) will be terminated as of the Closing.

                         4.12.2.3. To the Knowledge of Cordish Affiliate,
Subsidiary has neither received nor delivered a written notice of default with respect to any Contract or Lease within the past three years that is presently unresolved.

                         4.12.2.4. To the Knowledge of Cordish Affiliate,
Subsidiary has not delivered a written notice of default to any other party to a Contract or Lease that is presently unresolved.

                         4.12.2.5  To the Knowledge of Holding Company there are
no material defaults existing with respect to any Lease or material Contract that has or is likely to have a material adverse effect on Subsidiary or the Property.

     4.13. "KNOWLEDGE." For purposes of this Agreement, "KNOWLEDGE" means the actual knowledge of the individuals whose names are set forth on EXHIBIT "4.13", without any obligation of investigation or inquiry by such individuals. For the avoidance of doubt, the parties agree that the term "KNOWLEDGE" as used in this Agreement with an initial lower case "k" shall have the same meaning as the defined term, "KNOWLEDGE" with an initial uppercase "K".

     4.14. BROKERS' FEES. Neither Holding Company, Subsidiary nor Cordish Affiliate has incurred any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     4.15 INSOLVENCY. Neither Holding Company nor Subsidiary have (i) made a general assignment for the benefit of its creditors, (ii) instituted, or been the subject of, any proceeding to be adjudicated bankrupt or insolvent or consented to the institution of bankruptcy or insolvency proceedings against it,
(iii) filed a petition, answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy law or consented to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or of any part of its property, or (iv) admitted in writing its inability to pay its debts generally as they become due.

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF INLAND AFFILIATE

     Inland Affiliate hereby represents and warrants to Holding Company as follows:

     5.1. ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Inland Affiliate is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Inland Affiliate has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

     5.2. AUTHORIZATION OF TRANSACTION. Inland Affiliate has all requisite power and authority to execute and deliver this Agreement and the Other Agreements, and to perform its obligations hereunder and thereunder. The execution and delivery by Inland Affiliate of this Agreement and the Other Agreements, and the consummation by Inland Affiliate of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Inland Affiliate. This Agreement has been duly and validly executed and delivered by Inland Affiliate and constitutes a valid and binding obligation of Inland Affiliate, enforceable against it in accordance with its terms.

     5.3. NONCONTRAVENTION. Neither the execution and delivery by Inland Affiliate of this Agreement or the Other Agreements, nor the consummation by Inland Affiliate of the transactions contemplated hereby and thereby, will (a) conflict with or violate any provision of the organizational documents of Inland Affiliate, (b) require on the part of Inland Affiliate any filing with, or permit, authorization, consent or approval of, any third party, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Inland Affiliate is a party or by which it is bound or to which its assets are subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Inland Affiliate or any of its properties or assets.

     5.4. SECURITIES LAW COMPLIANCE. Inland Affiliate acknowledges that the offering and issuance to it of an equity interest in Holding Company (the "INTEREST") is intended to be exempted from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Inland Affiliate understands and agrees that it will sell or otherwise transfer the Interest (or any portion thereof) only in accordance with the provisions of the Securities Act, pursuant to registration under the Securities Act or pursuant to an available exemption from registration thereunder and otherwise in a manner that does not violate the securities laws of any state of the United States, Inland Affiliate understands that Holding Company is under no obligation to register the Interest on behalf of Inland Affiliate or to assist Inland Affiliate in complying with any exemption from registration under the Securities Act or under any other applicable securities laws. Inland Affiliate also understands that sales or transfers of the Interest are further restricted by the provisions of the Operating Agreement and the securities laws of the states of the United States.

     5.5. PURCHASE FOR INLAND. Inland Affiliate is acquiring the Interest for its own account as principal, for investment and not with a view to, or for the resale, distribution, or fractionalization thereof, in whole or in part, and no other person has any direct or indirect beneficial interest in the Interest.

     5.6. ACCREDITED INVESTOR, ETC. Inland Affiliate is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. Inland Affiliate has such knowledge and experience in financial, tax, and business matters that it is capable of evaluating the merits and risks of its acquisition of the Interest.

     5.7. DUE DILIGENCE. Inland Affiliate acknowledges that, except for the matters that are expressly covered by the provisions of this Agreement, the Indemnity Agreement or the Operating Agreement, Inland Affiliate is relying on its own investigation and analysis in entering into the transactions contemplated by this Agreement. Inland Affiliate acknowledges that it is acquiring its membership rights in and to Holding Company without any representation or warranty, express or implied, by Cordish Affiliate, Holding Company or Subsidiary, except as expressly set forth herein. With respect to any projection or forecast delivered by or on behalf of Holding Company to Inland Affiliate, Inland Affiliate acknowledges that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) the accuracy and correctness of such projections and forecasts may be affected by information which may become available after the date of such projections and forecasts, and
(iii) Inland Affiliate is familiar with each of the foregoing. Inland Affiliate has no knowledge of any facts and/or circumstances that would make any of the representations and warranties contained in Article IV untrue or misleading.

     5.8. BROKERS' FEES. Neither Inland Affiliate nor any affiliate thereof has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     5.9. COOPERATION ON TAX MATTERS. Inland Affiliate will cooperate fully, as and to the extent reasonably requested by Holding Company or Cordish Affiliate, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information that are reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Holding Company and Inland Affiliate agree (a) to retain all books and records that are relevant to the determination of the Tax liabilities pertinent to Holding Company and Subsidiary relating to any prior Tax period until the expiration of the applicable statute of limitations and to abide by all record retention agreements entered into with any Taxing Authority and (b) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if the other party so requests, Holding Company or Inland Affiliate, as the case may be, shall allow the other party to take possession of such books and records.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

     6.1. CONDITIONS TO OBLIGATIONS OF HOLDING COMPANY. The obligation of Holding Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, unless waived in writing by Holding Company:

               6.1.1. REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Inland Affiliate contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

               6.1.2. PERFORMANCE OF AGREEMENTS. Inland Affiliate shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to he performed or complied with by it on or prior to the Closing Date.

               6.1.3. NO PROCEEDING OR LITIGATION. (i) No action shall have been commenced by any governmental authority against Cordish Affiliate, Subsidiary, Holding Company or Inland Affiliate seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement and (ii) no injunction or order of any governmental authority or any Law shall be in effect which, in the case of each of (i) and (ii), in the reasonable, good faith determination of Holding Company, is likely to render it impossible or unlawful to consummate such transactions.

               6.1.4. INLAND AFFILIATE'S DELIVERIES. Inland Affiliate shall have delivered to Holding Company and Escrowee at or before the Closing the items specified in Section 2.1.

               6.1.5. REORGANIZATIONS. Withdrawing Member shall have executed and delivered to Holding Company an Agreement to Reorganize and Retire that is substantially in the form attached hereto as EXHIBIT "6.1.5", (or that substantively, with regard to Inland Affiliate, accomplishes the retirement of Withdrawing Member from Subsidiary)and the transactions contemplated therein (other than the retirement of Withdrawing Member) shall have been consummated.

               6.1.6. OTHER TRANSACTIONS. Inland Affiliate shall have consummated the transactions contemplated by the Contribution Agreements it has entered into of even date with respect to the limited liability companies set forth on EXHIBIT "6.1.6".

     6.2. CONDITIONS TO OBLIGATIONS OF INLAND AFFILIATE. The obligation of Inland Affiliate to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, unless waived in writing by Inland Affiliate:

               6.2.1. REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Holding Company and Cordish Affiliate contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

               6.2.2. PERFORMANCE OF AGREEMENTS. Holding Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to he performed or complied with by it on or prior to the Closing Date.

               6.2.3. NO PROCEEDING OR LITIGATION. (i) No action shall have been commenced by any governmental authority against Cordish Affiliate, Subsidiary, Holding Company or Inland Affiliate seeking to restrain or materially and adversely alter the transactions contemplated hereby and (ii) no injunction or order of any governmental authority or Law shall be in effect, which, in the case of each of (i) and (ii), in the reasonable, good faith determination of Inland Affiliate is likely to render it impossible or unlawful to consummate the transactions contemplated by this Agreement.

               6.2.4. HOLDING COMPANY'S DELIVERIES. Holding Company shall have delivered to Inland Affiliate and Escrowee at the Closing the items specified in Section 2.2.

               6.2.5. REORGANIZATIONS. Withdrawing Member shall have executed, sealed; and delivered to Cordish Affiliate the Agreement to Reorganize and Retire attached hereto as EXHIBIT "6.1.5", and the transactions contemplated therein (other then the retirement of Withdrawing Member) shall have been consummated.

               6.2.6.    LEASES. There shall not be a material default under:
(a) any Lease at the Property described on EXHIBIT "6.2.6" hereof (the "ANCHOR LEASES"); or (b) Leases, exclusive of the Anchor Leases, representing more than five (5%) percent of the gross leasable area of the Property.

               6.2.7. ESTOPPEL CERTIFICATES. Inland Affiliate shall have received the estoppel certificates from those tenants under Leases and others forth on EXHIBIT "6.2.7".

               6.2.8. CASUALTY OR CONDEMNATION. If prior to the Closing all or any part of the Property is destroyed or damaged or is taken by condemnation, eminent domain or other governmental acquisition provisions, then the following procedures shall apply:

                         6.2.8.1.  (a) If the reasonable estimated cost of
repair or replacement to be incurred by Subsidiary or the value of the governmental taking is Ten Million and no/100 Dollars ($10,000,000.00) or less (the "THRESHOLD"), AND, (b) if as a result of such damage or taking Leases for at least ninety percent (90%) of the gross leasable area of the Property are:
(i) not terminable on account thereof (assuming any necessary repairs, replacements or alterations required under the Leases are diligently pursued by the landlord thereunder), and/or (ii) if so terminable, the tenant or tenants under such Lease or Leases has or have waived its or their termination rights AND, (c) to the extent abatement of rent occurs as a result of the damage, destruction or condemnation that continues after the Closing Date with regard to Leases for ten percent (10%) or more of the gross leasable area of the Property, such abatement of rent is covered and paid for by insurance coverage of Subsidiary which payments continue after the Closing Date (or other alternative payment arrangements are implemented by Cordish Affiliate at no cost and expense to Subsidiary which are reasonably acceptable by Inland Affiliate), THEN this condition to the Closing shall be deemed waived by Inland Affiliate, and Inland Affiliate shall proceed to the Closing, with the exception of a credit thereto for any applicable deductible, the Capital Contribution shall not be reduced, and Inland Affiliate shall retain the sole benefit, through Subsidiary, of all casualty insurance and condemnation proceeds due with respect to such destruction, damage or taking, as well as the proceeds and benefits under any rent loss or business interruption policies attributable to the period following the Closing.

                         6.2.8.2.  (a) If any material point of ingress or
egress to or from the Property is either taken (or threatened to be taken) and cannot be replaced or relocated with a suitable alternative, OR (b) if five percent (5%) or more of any parking located upon the Property is either taken (or threatened to be taken), OR (c) if the cost of reasonable cost of repair or replacement to be incurred by Subsidiary or the value of the casualty or governmental taking is greater than the Threshold, OR (d) Leases representing more than ten percent (10%) of the gross leasable area of the Property are terminable on account thereof (notwithstanding any necessary repairs, replacements or alterations required under the Leases are diligently pursued by the landlord thereunder) and the tenant or tenants under such Leases have not waived their termination rights OR, (e) to the extent abatement of rent occurs as a result of the damage, destruction or condemnation that continues after the Closing Date with regard to Leases and such abatement of rent for Leases representing ten percent (10%) or more of the gross leasable area of the Property is not covered and paid for by insurance coverage of Subsidiary which payments continue after the Closing Date (or other alternative payment arrangements are not implemented by Cordish Affiliate at no cost and expense to Subsidiary which are reasonably acceptable by Inland Affiliate), THEN Inland Affiliate, at its sole option, may elect either to (x) terminate this Agreement by written notice to Holding Company and receive an immediate return of the Earnest Money and neither party shall have any further liability to the other hereunder; or (y) accept Subsidiary's rights to all casualty insurance and condemnation proceeds with respect thereto with no reduction in the Capital Contribution (except for the amount of any deductible under existing insurance policies), it being understood and agreed that, in such event, Cordish Affiliate shall cooperate with Inland Affiliate in the adjustment and settlement of the insurance or condemnation claim.

                         6.2.8.3.  If there is a dispute between Inland
Affiliate and Holding Company with respect to the cost of repair, restoration or replacement with respect to the matters set forth in this Section 6.2.8, an engineer designated by Holding Company and an engineer designated by Inland Affiliate shall select an independent engineer licensed to practice in the jurisdiction where the Property is located who shall resolve such dispute. All fees, costs and expenses of this third engineer shall be shared equally by Inland Affiliate and Holding Company.

               6.2.9. The Title Company, which has delivered to Inland Affiliate the commitment to issue an owner's title insurance policy attached hereto as EXHIBIT "6.2.9" (the "TITLE COMMITMENT"), upon compliance by the parties hereto of their respective obligations hereunder, is prepared to issue a title insurance policy in form and substance materially similar to the Title Commitment.

                                   ARTICLE VII
                             TERMINATION AND WAIVER

     7.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing only as follows:

               7.1.1.    By Inland Affiliate if, on or prior to the Closing
Date: (i) any representation or warranty of Holding Company or Cordish Affiliate set forth in this Agreement shall not have been true and correct in all material respects when made or ceases to be true and correct in all material respects at any time subsequent to the date hereof and Holding Company shall have failed to cure any material misstatement or omission subsequent to the date hereof promptly after notice by Inland Affiliate; (ii) Holding Company shall not have complied in all material respects with each covenant or agreement imposed by this Agreement to be complied with or performed on or prior to the Closing Date and Holding Company shall have failed to cure any material breach of a covenant or agreement promptly after notice by Inland Affiliate; or (iii) either Holding Company or Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against either Holding Company or Subsidiary seeking to adjudicate either bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization.

               7.1.2. By Holding Company or Inland Affiliate if the Closing shall not have occurred on or prior to the first anniversary of the date hereof.

               7.1.3. By Inland Affiliate or Holding Company if any governmental authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable. This provision shall not apply to any governmental authority that is acting in its capacity as "landlord" under any ground lease between such governmental authority and Subsidiary.

               7.1.4. By the mutual written consent of Holding Company and Inland Affiliate.

               7.1.5. By Holding Company if, between the date hereof and the time scheduled for the Closing: (i) any representation or warranty of Inland Affiliate set forth in this Agreement shall not have been true and correct in all material respects when made or ceases to be true and correct in all material respects at any time subsequent to the date hereof and Inland Affiliate shall have failed to cure any material misstatement or omission subsequent to the date hereof promptly after notice by Holding Company; (ii) Inland Affiliate shall not have complied in all material respects with each covenant or agreement imposed by this Agreement to be complied with or performed on or prior to the Closing Date and Inland Affiliate shall have failed to cure any material breach of a covenant or agreement promptly after notice by Holding Company or
(iii) Inland Affiliate makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Inland Affiliate seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization.

     7.2. EFFECT OF TERMINATION. If this Agreement is terminated as provided in Section 7.1, this Agreement shall forthwith be canceled and rendered null and void in its entirety, except that no such termination shall serve to relieve any breaching party of any liability under this Agreement (except as otherwise provided in Section 1.1). This Section 7.2 is not intended to modify the provisions of Section 1.1. In the event this Agreement is terminated by Inland Affiliate pursuant to the provisions of Section 7.1, the provisions of that certain letter agreement dated April 24, 2004, between an affiliate of Inland Affiliate and The Cordish Company shall apply concerning the reimbursement of certain costs incurred by Inland Affiliate in connection with this Agreement.

     7.3. WAIVER. Holding Company (and after the Closing Date, Holding Company acting exclusively by and through Cordish Affiliate) on the one hand and Inland Affiliate on the other hand may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by such other party pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

     8.1. AMENDMENT AND MODIFICATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, ANY AND ALL AMENDMENTS, MODIFICATIONS, ADDITIONS OR DELETIONS TO THIS AGREEMENT SHALL BE NULL AND VOID UNLESS APPROVED IN ADVANCE BY THE PARTIES HERETO IN WRITING. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT CORDISH AFFILIATE MAY NOT ENTER INTO OR CONSENT TO ANY AMENDMENTS, MODIFICATION, ADDITIONS OR DELETIONS TO THIS AGREEMENT, OR TO ANY WAIVERS OF ITS RIGHTS UNDER THIS AGREEMENT, UNLESS IT OBTAINS THE PRIOR WRITTEN CONSENT THERETO FROM WITHDRAWING MEMBER. WITHDRAWING MEMBER IS INTENDED TO BE A THIRD PARTY BENEFICIARY OF SECTION 1.4, ARTICLE III A, SECTION 8.1 AND SECTION 8.6 HEREOF. In the event that any party hereto fails to comply with the provisions of Sections 1.4 and Section 8.1 hereof, Withdrawing Member shall have the right to initiate and prosecute an arbitration proceeding against such party to enforce such sections and provisions (including court actions to enforce or challenge any findings) solely to the extent that such provisions directly effect the economic rights and interests of Withdrawing

Member. The provisions of Sections 8.3, 8.7, 8.8, 8.9 and 8.10 shall apply to such proceeding as if Withdrawing Member was a party to this Agreement.

     8.2. FURTHER ASSURANCES. From time to time, at the request of Inland Affiliate or Holding Company (exclusively acting by and through Cordish Affiliate on and after the Closing Date) and without further consideration, each party, at its own expense, will execute and deliver such other documents, and take such other action, as Inland Affiliate or Holding Company (exclusively acting by and through Cordish Affiliate on and after the Closing Date) may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Holding Company good and marketable title to Subsidiary.

     8.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland (without regard to its conflicts of law doctrines).

     8.4. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become a binding Agreement when one or more of the counterparts have been signed by each of the parties and delivered to the other party.

     8.5. PUBLICITY. Neither of the parties will make any disclosure of the transactions contemplated by this Agreement, or any discussions in connection therewith or issue a press release concerning the closing of any such transaction, or make any public announcement concerning the closing of any such transaction, without the prior written consent of each of the other parties. The preceding sentence shall not apply to: (a) any disclosure required to be made by Law or the regulations of any stock exchange(s), or the Securities and Exchange Commission, or Blue Sky Laws, as reasonably determined by counsel to the party determining that such disclosure is required; or (b) a disclosure following Closing made in the ordinary course of operations of Inland or Cordish Affiliate; provided any such disclosure made pursuant to clause (a) or (b) of this sentence is not inconsistent with the form of the transactions as described in this Agreement. This provision shall survive Closing.

     8.6. NOTICES. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "NOTICES") shall be in writing and shall be given by personal delivery, nationally recognized next day delivery service (delivery charges prepaid, return receipt requested) or United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided. Except as otherwise specified herein, the effective date of any Notice (I.E., the date a party shall be deemed to have received such Notice), shall be the earliest to occur of: (a) if by personal delivery, the date of receipt, or attempted delivery, if such communication is refused; (b) if by nationally recognized next day delivery service (as aforesaid), the next Business Day after delivery to such service; and (c) if sent by mail (as aforesaid), three (3) Business Days after posting, Until further notice, notices and other communications under this Agreement shall be addressed to the parties listed below as follows:

     If to Inland Affiliate:  c/o Inland Western Retail Real Estate Trust, Inc.
                              2901 Butterfield Road
                              Oak Brook, Illinois 60523
                              Attention: Chief Financial Officer

     with a copy to:          c/o The Inland Real Estate Group, Inc.
                              2901 Butterfield Road
                              Oak Brook, Illinois 60523
                              Attention: General Counsel

     with a copy to:          John J. Ghingher III, Esquire
                              Saul Ewing, LLP
                              100 South Charles Street
                              Baltimore, Maryland 21201

     If to Holding Company:   c/o The Cordish Company
                              601 East Pratt Street, Sixth Floor
                              Baltimore, Maryland 21202
                              Attention: President

     With a copy to:          c/o The Cordish Company
                              601 East Pratt Street, Sixth Floor
                              Baltimore, Maryland 21202
                              Attention: General Counsel

When delivering a Notice pursuant to this Agreement, each party shall contemporaneously deliver a copy of such Notice to Centre Group Limited Partnership ("WITHDRAWING MEMBER") by the same manner of delivery of such Notice at the following addresses:

                              Centre Group Limited Partnership
                              c/o Washington Sports and Entertainment
                              601 F Street, NW
                              Washington, DC 20004
                              Attention: President

     With a copy to:          Centre Group Limited Partnership
                              c/o c/o Washington Sports and Entertainment

                              601 F Street, NW
                              Washington, DC 20004
                              Attention: President

     With a copy to:          Richard L. Brand, Esquire
                              Arent Fox PLLC
                              1050 Connecticut Avenue, NW
                              Washington, DC 20036-5339

     Any party hereto or Withdrawing Member may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section to each of the other parties hereto and Withdrawing Member. On and after the Closing Date, all notices from Inland Affiliate to Holding Company in connection with this Agreement shall be sent to Holding Company, care of Cordish Affiliate at the above addresses for Holding Company.

     8.7. ARBITRATION. Except as otherwise provided in Section 1.1.1.3 hereof, in the event that any dispute shall arise between Inland Affiliate and Holding Company with respect to the application of any of the provisions of this Agreement, and such dispute is not resolved to the satisfaction of Inland Affiliate and Holding Company within twenty (20) days after Inland Affiliate or Holding Company shall notify the other in writing of its desire to arbitrate the dispute (the "ARBITRATION NOTICE"), then the dispute shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrator shall be binding, final and conclusive on the parties. Unless the parties otherwise agree, such arbitration proceedings shall be conducted in Baltimore City, Maryland. The arbitrator shall be selected by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The fees of the arbitrator and the expenses incident to the proceedings shall he borne by the losing party. The reasonable fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for the parties, shall also be paid by the losing party. The decision of the arbitrator shall be rendered within thirty (30) days after the conclusion of the arbitration. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrator in accordance with the rules and statutes applicable thereto then obtaining. The parties hereto agree that the arbitrator may order and compel specific performance. Notwithstanding anything to the contrary contained in this Section 8.7, disputes concerning who is entitle to receive the Earnest Money and the Earnest Money Note shall not be subject to arbitration.

     8.8. ATTORNEY FEES. Subject to the provisions of Section 8.7, if either Inland Affiliate or Holding Company brings suit or other legal proceedings to enforce the provisions of this Agreement against the other, then the party prevailing in such suit or proceeding shall be reimbursed by the other for all reasonable attorneys' fees and litigation costs and expenses incurred by the prevailing party in connection with such suit or proceeding.

     8.9. VENUE. Any lawsuit, action, or proceeding arising under this Agreement that is not subject to arbitration shall, to the extent there is federal jurisdiction over the parties and subject matter, be brought exclusively in the Northern Division of the United States District Court for the

District of Maryland. In the event federal jurisdiction does not exist, such lawsuit, action or proceeding shall be brought in the Circuit Court for Baltimore County. Maryland.

     8.10 WAIVER OF JURY TRIAL. Subject to the provisions of Section 8.7, Inland Affiliate and Holding Company do hereby waive trial by jury in any action, suit, proceeding, and/or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement any claim of injury or damage, and/or statutory remedy.

     8.11. HEADINGS. The article and section headings contained in this Agreement, including the Exhibits attached hereto, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.12 ENTIRE AGREEMENT. This Agreement, together with the Other Agreements, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     8.13. SEVERABILITY. If any one or more provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     8.14. INCONSISTENCY OR CONFLICT. In the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the Other Agreements, the provisions of this Agreement shall govern.

     8.15. EXHIBITS, SCHEDULES AND RECITALS INCORPORATED INTO AGREEMENT. All exhibits, schedules and recitals form a part of this Agreement.

     8.16. CONSTRUCTION. The construction of this Agreement shall not take into consideration the party who drafted or whose representative drafted any portion of this Agreement, and no cannon of construction shall be applied that resolves ambiguities against the drafter of a document. The parties acknowledge that they were advised by competent counsel that each has chosen to represent such party and each party has had a full opportunity to comment upon and negotiate the terms of this Agreement.

     8.17. DUTY OF COOPERATION. Each of the parties hereto shall cooperate with the other party generally, and in particular will make available, as the other party reasonably requests, management decisions, liaison personnel, information, approvals and acceptances so that the other party may properly perform its obligations under this Agreement. The provisions of this Section
8.17 shall survive Closing.

     8.18. FAIR DEALING. The parties recognize and intend that portions of this Agreement are very general in nature, and the parties acknowledge that they intend to operate in good faith and deal fairly with one another when interpreting their respective obligations hereunder.

     8.19. TIME OF THE ESSENCE. Time is of the essence in the performance of the obligations of Holding Company and Inland Affiliate under this Agreement.

     8.20. INTERPRETATION. Except as otherwise expressly provided herein, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular except when the context otherwise requires; (ii) "include" and "including" are not limiting; (iii) a reference to any agreement or contract includes exhibits, schedules, and permitted supplements and amendments thereto; (iv) a reference to a Law includes any amendment or modification to such law and any rules or regulations issued thereunder, and (v) a reference to a person includes such person's permitted successors and assigns.

     8.21. BUSINESS DAY. The term "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which commercial banks or savings and loan associations are required or authorized by law to close in New York City.

                             SIGNATURES ON NEXT PAGE

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, under seal, as of the date first above written.


WITNESS/ATTEST:               HOLDING COMPANY:

                              THE CAPITAL CENTRE INVESTORS, LLC, a
                              Maryland limited liability company

/s/ [ILLEGIBLE]               By:  /s/ Glenn L. Weinberg             (SEAL)
--------------------             ------------------------------------
                                 Glenn L. Weinberg, Authorized Person


                              INLAND AFFILIATE:

                              THE INLAND COMPANY LLC, a Delaware
                              limited liability company,

                              By: Inland Western Retail Real Estate Trust, Inc.,
                                    a Maryland corporation, its sole member

/s/ [ILLEGIBLE]               By: /s/ [ILLEGIBLE]                    (SEAL)
--------------------             ------------------------------------
                              Name: [ILLEGIBLE]
                                   ----------------------------------
                              As Its: Authorized Person
                                     --------------------------------

     CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation, for good and valuable consideration , the receipt and adequacy of which it hereby acknowledges, executes this Contribution Agreement under seal as of the date first above written, to acknowledge its receipt of an original copy of this Agreement as executed by Holding Company, and Inland Affiliate and to acknowledge its agreement to act as Escrowee in accordance with the terms and conditions set forth in Section 1.1 hereof and to comply with the provisions of
Section 1.5 hereof.

WITNESS/ATTEST                     ESCROWEE:

                                   CHICAGO TITLE INSURANCE
                                   COMPANY, a Missouri corporation,


                                   By:                                    (SEAL)
--------------------                  ------------------------------------
                                   Name:
                                        ----------------------------------
                                   Title:
                                         ---------------------------------

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, under seal, as of the date first above written.


WITNESS/ATTEST:               HOLDING COMPANY:

                              THE CAPITAL CENTRE INVESTORS, LLC, a
                              Maryland limited liability company

                              By:  /s/ Glenn L. Weinberg             (SEAL)
--------------------             ------------------------------------
                                 Glenn L. Weinberg, Authorized Person


                              INLAND AFFILIATE:

                              THE INLAND COMPANY LLC, a Delaware
                              limited liability company,

                              By: Inland Western Retail Real Estate Trust, Inc.,
                                    a Maryland corporation, its sole member

/s/ [ILLEGIBLE]               By: /s/ [ILLEGIBLE]                    (SEAL)
--------------------             ------------------------------------
                              Name:     [ILLEGIBLE]
                                   ----------------------------------
                              As Its: Authorized Person
                                     -----------------------------

     CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation, for good and valuable consideration , the receipt and adequacy of which it hereby acknowledges, executes this Contribution Agreement under seal as of the date first above written, to acknowledge its receipt of an original copy of this Agreement as executed by Holding Company, and Inland Affiliate and to acknowledge its agreement to act as Escrowee in accordance with the terms and conditions set forth in Section 1.1 hereof and to comply with the provisions of
Section 1.5 hereof.

WITNESS/ATTEST                     ESCROWEE:

                                   CHICAGO TITLE INSURANCE
                                   COMPANY, a Missouri corporation,


/s/ [ILLEGIBLE]                    By: /s/ Nancy R. Castro                (SEAL)
--------------------                  ------------------------------------
                                   Name:  NANCY R. CASTRO
                                        ----------------------------------
                                   Title: AVP
                                         ---------------------------------------

     INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation ("INLAND"), for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which it hereby acknowledges, hereby guarantees to Holding Company the prompt payment by Inland Affiliate of all amounts, costs and expenses that Inland Affiliate may be obligated to pay or deposit pursuant to Sections 1.1., 8.7 and 8.8, above including any and all costs and expenses of Holding Company that Inland Affiliate may be obligated to pay Holding Company pursuant to the provisions of Sections 1.1, 8.7 and 8.8 above. Such guaranty shall be primary and not secondary and Inland shall be deemed jointly and severally liable with Inland Affiliate in connection with the obligation to pay any such amount, cost or expense. In addition, Inland hereby agrees to be bound by the provisions of Sections 1.1, 8.7, 8.8, 8.9 and 8.10 above. Notices by Holding Company to Inland shall be deemed properly given if addressed to Inland, care of Inland in accordance with the provisions of Section
8.6 above. Inland also agrees that in the event the Earnest Money Note is wrongfully or negligently delivered to Inland by Escrowee or by a Court, upon the request of Holding Company, Inland shall issue and deliver to Holding Company a replacement Earnest Money Note, payable to the order of Holding Company, that is in the same form, dated as of the same date and in the same amount as the original Earnest Money Note, Inland has executed this Agreement under seal as of the date first above written.

WITNESS/ATTEST:               INLAND WESTERN RETAIL REAL ESTATE
                              TRUST, INC, a Maryland corporation


/s/ [ILLEGIBLE]               By: /s/ [ILLEGIBLE]                    (Seal)
--------------------             ------------------------------------
                              Name: [ILLEGIBLE]
                                   ----------------------------------
                              As Its: Authorized Person
                                     --------------------------------

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, under seal, as of the date first above written.


WITNESS/ATTEST:               HOLDING COMPANY:

                              THE CAPITAL CENTRE INVESTORS, LLC, a
                              Maryland limited liability company

                              By:  /s/ Glenn L. Weinberg             (SEAL)
--------------------             ------------------------------------
                                 Glenn L. Weinberg, Authorized Person


                              INLAND AFFILIATE:

                              THE INLAND COMPANY LLC, a Delaware
                              limited liability company,

                              By: Inland Western Retail Real Estate Trust, Inc.,
                                    a Maryland corporation, its sole member

/s/ [ILLEGIBLE]               By: /s/ [ILLEGIBLE]                    (SEAL)
--------------------             ------------------------------------
                              Name: [ILLEGIBLE]
                                   ----------------------------------
                              As Its: Authorized Person
                                     -----------------------------

     CHICAGO TITLE INSURANCE COMPANY, a Missouri corporation, for good and valuable consideration , the receipt and adequacy of which it hereby acknowledges, executes this Contribution Agreement under seal as of the date first above written, to acknowledge its receipt of an original copy of this Agreement as executed by Holding Company, and Inland Affiliate and to acknowledge its agreement to act as Escrowee in accordance with the terms and conditions set forth in Section 1.1 hereof and to comply with the provisions of
Section 1.5 hereof.

WITNESS/ATTEST                     ESCROWEE:

                                   CHICAGO TITLE INSURANCE
                                   COMPANY, a Missouri corporation,


/s/ [ILLEGIBLE]                    By: /s/ Nancy R. Castro               (SEAL)
--------------------                  ------------------------------------
                                   Name:  NANCY R. CASTRO
                                        ----------------------------------
                                   Title: AVP
                                         ---------------------------------------

                             CONTRIBUTION AGREEMENT
                                 CAPITAL CENTRE

                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                 CAPITAL CENTRE
                              PROPERTY DESCRIPTIONS


                          METES AND BOUNDS DESCRIPTION
                              LOT 1 CAPITAL CENTRE
                           PLAT BOOK REP 194 FOLIO 10
                   REVENUE AUTHORITY OF PRINCE GEORGE'S COUNTY
                              LIBER 14243 FOLIO 187
                          KENT NO. 13 ELECTION DISTRICT
                        PRINCE GEORGE'S COUNTY, MARYLAND


          BEGINNING AT A POINT IN THE EASTERLY RIGHT-OF-WAY LIMITS OF CAPITAL BELTWAY, INTERSTATE ROUTE 95 (A VARIABLE WIDTH RIGHT-OF-WAY), 150.00 FEET EASTERLY OF AND PERPENDICULAR TO BASELINE STATION 823+98.37, THENCE RUNNING WITH THE EASTERLY RIGHT-OF-WAY LIMITS OF SAID CAPITAL BELTWAY, INTERSTATE ROUTE 95, THE FOLLOWING SIX COURSES AND DISTANCES;

1. 1569.32 FEET ALONG THE ARC OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 3,669.72 FEET, A CHORD BERING AND DISTANCE OF NORTH 04 DEGREES - 32 MINUTES
     - 12 SECONDS WEST, 1,557.39 FEET TO A POINT, THENCE;

2. CONTINUING NORTH 27 DEGREES - 18 MINUTES - 00 SECONDS EAST, 177.18 FEET TO A POINT, THENCE;

3. CONTINUING NORTH 14 DEGREES - 5.9 MINUTES - 19 SECONDS EAST, 153.49 FEET TO A POINT, THENCE;

4. CONTINUING NORTH 24 DEGREES - 11 MINUTES - 09 SECONDS EAST, 237.78 FEET TO A POINT, THENCE;

5. CONTINUING NORTH 33 DEGREES - 30 MINUTES - 48 SECONDS EAST, 351.74 FEET TO A POINT, THENCE;

6. CONTINUING NORTH 67 DEGREES - 00 MINUTES - 23 SECONDS EAST, 131.26 FEET TO A POINT MARKING THE INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LIMITS OF SAID CAPITAL BELTWAY, INTERSTATE ROUTE 95 WITH THE SOUTHERLY RIGHT-OF-WAY LIMITS OF ARENA DRIVE (A VARIABLE WIDTH RIGHT-OF-WAY), THENCE WITH THE SOUTHERLY RIGHT-OF-WAY LIMITS OF SAID ARENA DRIVE, THE FOLLOWING SIX COURSES AND DISTANCES;

7. SOUTH 64 DEGREES - 46 MINUTES - 55 SECONDS EAST, 100.88 FEET TO A POINT, THENCE;

8. CONTINUING SOUTH 50 DEGREES - 40 MINUTES - 30 SECONDS EAST, 96.97 FEET TO A POINT, THENCE;

9. CONTINUING SOUTH 40 DEGREES - 48 MINUTES - 09 SECONDS EAST, 200.00 FEET TO A POINT, THENCE;

10. CONTINUING SOUTH 47 DEGREES - 04 MINUTES - 47 SECONDS EAST, 100.60 FEET TO A POINT, THENCE;

11. CONTINUING SOUTH 40 DEGREES - 48 MINUTES - 09 SECONDS EAST, 70.13 FEET TO A POINT OF CURVATURE, THENCE;

12. CONTINUING 384.22 FEET ALONG THE ARC OF A CURVE TO THE LEFT, HAVING A RADIUS OF 829.29 FEET, A CHORD BEARING AND DISTANCE OF SOUTH 54 DEGREES - 04 MINUTES - 31 SECONDS EAST, 380.79 FEET TO A POINT MARKING THE INTERSECTION OF THE SOUTHERLY RIGHT-OF-WAY LIMITS OF SAID ARENA DRIVE WITH THE DIVISION LINE BETWEEN THE LANDS OF RONALD B. EDLAVITCH, TRUSTEE (LIBER 7692 FOLIO 634), ON THE EAST AND SAID LOT 1, CAPITAL CENTRE, ON THE WEST, THENCE WITH SAID DIVISION LINE;

13. SOUTH 35 DEGREES - 20 MINUTES - 53 SECONDS EAST, 1,213.95 FEET TO A POINT MARKING THE INTERSECTION OF THE DIVISION LINE BETWEEN THE LANDS OF WASHINGTON METROPOLITAN AREA TRANSIT AUTHORITY (LIBER 15518 FOLIO 695), ON THE SOUTH AND SAID LOT 1, CAPITAL CENTRE, ON THE NORTH, THENCE WITH SAID DIVISION LINE;

14. SOUTH 61 DEGREES - 30 MINUTES - 52 SECONDS WEST, 39.50 FEET TO A POINT, THENCE CONTINUING WITH SAID DIVISION LINE AND THE DIVISION LINE BETWEEN HARRY S. TRUMAN DRIVE (PLAT BOOK NLP 104 PLAT NO. 28), AND THE LANDS OF PARCEL A, LARGO CENTER WEST (PLAT BOOK NLP 115 PLAT NO. 35), ON THE SOUTH AND SAID LOT 1, CAPITAL CENTRE, ON THE NORTH, THENCE;

15. SOUTH 60 DEGREES - 36 MINUTES - 52 WEST, 1,880.84 FEET TO A POINT MARKING THE INTERSECTION OF SAID DIVISION LINE WITH THE DIVISION LINE BETWEEN SAID PARCEL A, LARGO CENTER WEST, ON THE WEST AND SAID LOT 1, CAPITAL CENTRE, ON THE EAST, THENCE WITH SAID DIVISION LINE;

16. SOUTH 04 DEGREES - 23 MINUTES - 08 SECONDS EAST, 578.15 FEET TO A POINT MARKING THE INTERSECTION OF SAID DIVISION LINE, WITH THE EASTERLY RIGHT-OF-WAY LIMITS OF SAID CAPITAL BELTWAY, IN TERSTATE ROUTE 95, THENCE WITH THE EASTERLY RIGHT-OF-WAY LIMITS OF SAID CAPITAL BELTWAY, INTERSTATE ROUTE 95;

17. NORTH 16 DEGREES - 47 MINUTES - 16 SECONDS WEST, 720.23 FEET TO THE PLACE OF BEGINNING.


          CONTAINING 3,020,251 SQUARE FEET OR 69.3354 ACRES, MORE OR LESS

     THE PROPERTY IS SUBJECT TO RESTRICTIONS, COVENANTS AND/OR EASEMENTS, AS CONTAINED IN A TITLE COMMITMENT REPORT PREPARED BY FIRST AMERICAN TITLE INSURANCE COMPANY, COMMITMENT NUMBER MX-1580 WITH AN EFFECTIVE DATE OF AUGUST 31, 2003.

                             CONTRIBUTION AGREEMENT
                                 CAPITAL CENTRE

                                    EXHIBIT B

  THE PROPERTY SERVES AS COLLATERAL, FOR THE LOAN DESCRIBED ON EXHIBIT "B" (THE
                                "EXISTING LOAN").


Loan in the amount up to $64,000,000.00 evidenced by that certain First Amended and Restated Promissory Note, dated as of April 13, 2004, from Capital Centre Funding LLC to SouthTrust Bank in an amount up to $32,000,000.00 and that certain First Amended and Restated Promissory Note dated as of April 13, 2004 in an amount up to $32,000,000.00, from Capital Centre LLC to Keybank National Association and secured by an Indemnity Leasehold Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, as amended by that certain First Amendment to Indemnity Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing made by Capital Centre LLC to Ray Gibbons, as Trustee, for the benefit of SouthTrust Bank, and recorded among the Land Records of Prince George's County, Maryland in Liber ________, folio _________ ET. SEQ.


AS OF July 1, 2004: The current outstanding principal balance of the Capital Centre loan is $48,895,627.97

                                   AFFIRMATION


          The undersigned, for good an valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby affirms, ratifies, assumes and undertakes all rights, duties, obligations and undertakings of The Inland Company as set forth in that certain Contribution Agreement dated July 21, 2004 by and between The Inland Company and Capital Centre Investors, LLC, including but not limited to, all representations, warranties, covenants and obligations of The Inland Company set forth therein, and agrees to take all actions of, and execute all documents otherwise required of, The Inland Company, in connection with the closing of the Contribution Agreement.


                                           INLAND CAPITAL HC, L.L.C.,
                                           A Delaware limited liability company

                                           By: Inland Western Retail Real
                                               Estate Trust, Inc., sole member


                                           By:   /s/ Valerie Medina
                                              ----------------------------
                                           Name: Valerie Medina
                                                --------------------------
                                           Title: Asst. Secretary
                                                 -------------------------
                                           Date: September 8, 2004

================================================================================

                           CAPITAL CENTRE HOLDING LLC

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT


                          -----------------------------

                          DATED AS OF SEPTEMBER 8, 2004

                          -----------------------------

================================================================================

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CAPITAL CENTRE HOLDING LLC

                                TABLE OF CONTENTS

ARTICLE I         DEFINED TERMS....................................................................2
ARTICLE II        CONTINUATION; NAME; PRINCIPAL OFFICE; PURPOSE; TERM.............................12

     SECTION 2.1.      Continuation...............................................................12
     SECTION 2.2.      Name, Registered Office, and Resident Agent; Principal
                         Place of Business........................................................13
     SECTION 2.3.      Purpose....................................................................13
     SECTION 2.4.      Term.......................................................................14
     SECTION 2.5.      Classification of the Company for Tax Purposes.............................14
     SECTION 2.6.      Liability of the Members...................................................15
     SECTION 2.7.      Ownership and Waiver of Partition and Valuation............................15
     SECTION 2.8.      Waiver of Right to Judicial Dissolution....................................15

ARTICLE III       MEMBERS; COMPANY CAPITAL; PERCENTAGE INTERESTS..................................16

     SECTION 3.1.      Members....................................................................16
     SECTION 3.2.      Initial Capital Contributions..............................................16
     SECTION 3.3.      Additional Capital Contributions...........................................17
     SECTION 3.4.      Funding of Additional Cash Requirements....................................18
     SECTION 3.5.      Loans......................................................................19
     SECTION 3.6.      No Third Party Beneficiaries...............................................19
     SECTION 3.7.      Capital Accounts...........................................................20
     SECTION 3.8.      Return of Capital..........................................................20

ARTICLE IV        DISTRIBUTIONS; PAYMENTS TO WITHDRAWING MEMBER AND REPAYMENT OF EXISTING DEBT....21

     SECTION 4.1.      Payments to Withdrawing Member and Repayment of Existing Debt..............21
     SECTION 4.2.      Distributions of Net Cash Flow.............................................22
     SECTION 4.3.      Net Proceeds of a Capital Transaction......................................22
     SECTION 4.4       Net Proceeds of a Financing................................................23
     SECTION 4.5.      Other Distribution Rules...................................................23
     SECTION 4.6.      Withholding................................................................24

ARTICLE V         ALLOCATION OF PROFITS AND LOSSES................................................25

     SECTION 5.1.      Profits and Losses.........................................................25
     SECTION 5.2.      Regulatory and Special Allocations.........................................27
     SECTION 5.3.      Other Allocation Rules.....................................................27
     SECTION 5.4.      Tax Allocations: Code Section 704(c).......................................27

ARTICLE VI        GOVERNANCE AND ADMINISTRATIVE PROVISIONS........................................28

     SECTION 6.1.      Management of Business and Affairs.........................................28
     SECTION 6.2.      Delegation of Authority Regarding Specific Matters.........................33
     SECTION 6.3.      Duties and Conflicts.......................................................36
     SECTION 6.4.      Reserve Accounts...........................................................37
     SECTION 6.5       Acquisition of Additional Properties.......................................38
     SECTION 6.6       Compliance with Certain Requirements.......................................40
     SECTION 6.7       Exculpation and Indemnification............................................41

ARTICLE VII       BOOKS AND RECORDS; RESERVES.....................................................42

     SECTION 7.1.      Bank Accounts..............................................................42
     SECTION 7.2.      Books of Account...........................................................42
     SECTION 7.3.      Operating Statements.......................................................43
     SECTION 7.4.      The Accountant.............................................................44
     SECTION 7.5.      Tax Matters Member.........................................................45

ARTICLE VIII      TRANSFER OF LLC INTERESTS.......................................................47

     SECTION 8.1.      No Transfer................................................................47
     SECTION 8.2.      Permitted Transfers........................................................48
     SECTION 8.3.      Succession by Operation of Law.............................................48
     SECTION 8.4.      Additional Restrictions on Transfers.......................................49

ARTICLE IX        DISSOLUTION AND TERMINATION OF THE COMPANY......................................49

     SECTION 9.1.      Dissolution................................................................49
     SECTION 9.2.      Termination................................................................49
     SECTION 9.3.      Liquidating Member.........................................................50
     SECTION 9.4       Termination Rights.........................................................50
     SECTION 9.5.      Closing....................................................................51
     SECTION 9.6.      Purchase Price on Redemption of Cordish LLC Interests......................52

ARTICLE X         MISCELLANEOUS...................................................................53

     SECTION 10.1.     Further Assurances.........................................................53
     SECTION 10.2.     Notices....................................................................53
     SECTION 10.3.     Independent Representation.................................................55

     SECTION 10.4.     Governing Law..............................................................55
     SECTION 10.5.     Captions...................................................................55
     SECTION 10.6.     Pronouns...................................................................55
     SECTION 10.7.     Successors and Assigns.....................................................55
     SECTION 10.8.     Extension Not a Waiver.....................................................55
     SECTION 10.9.     Construction...............................................................56
     SECTION 10.10.    Severability...............................................................56
     SECTION 10.11.    Consents...................................................................56
     SECTION 10.12.    Entire Agreement...........................................................56
     SECTION 10.13.    Rules of Construction......................................................56
     SECTION 10.14.    Counterparts...............................................................57
     SECTION 10.15.    Expenses...................................................................57
     SECTION 10.16.    Arbitration................................................................57
     SECTION 10.17.    General Indemnity/Liability................................................58

SCHEDULES

Schedule A     List of Members
Schedule 5.2   Regulatory and Special Allocations

EXHIBITS

Exhibit A      Description of Existing Property and Owner Entity
Exhibit B      Approved Financing of Properties
Exhibit C      Form of REIT Declaration of Trust
Exhibit D      Form of Promissory Note
Exhibit E      Calculations Exhibit

SCHEDULES

Schedule A     List of Members
Schedule 5.2   Regulatory and Special Allocations

EXHIBITS

Exhibit A      Description of Existing Property and Owner Entity
Exhibit B      Approved Financing of Properties
Exhibit C      Form of REIT Declaration of Trust
Exhibit D      Form of Promissory Note
Exhibit E      Calculations Exhibit

                              AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CAPITAL CENTRE HOLDING LLC

        THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "AGREEMENT") dated as of September 8, 2004 is made by and between CC INVESTORS LLC, a Maryland limited liability company (collectively "CORDISH"), and INLAND CAPITAL HC, L.L.C, a Delaware limited liability company ("INLAND").

                             PRELIMINARY STATEMENTS

        The Capital Centre Investors, LLC (the "COMPANY") was reorganized as a limited liability company under the Delaware Limited Liability Company Act pursuant to the filing of a Certificate of Formation of the Company on September 1, 2004 and an Agreement and Certificate of Merger with the Office of the Secretary of State of the State of Delaware and a Limited Liability Company Agreement dated September 1, 2004 (the "ORIGINAL AGREEMENT"). In connection with such reorganization, the Company changed its name to "Capital Centre Holding LLC."

        The Company is a 40% member of Capital Centre, LLC, a Maryland limited liability company (the "OWNER ENTITY") which owns and operates The Boulevard at Capital Centre, Prince George's County, Maryland (the "EXISTING PROPERTY").

        Pursuant to the terms of a Contribution Agreement dated July 21, 2004, Inland has agreed to make certain cash contributions to the Company in exchange for a membership interest in the Company. In connection with the investment by Inland in the Company, the Company shall contribute certain funds to the Owner Entity and the membership interest of the Withdrawing Member in the Owner Entity shall be purchased and redeemed by the Owner Entity in accordance with the terms hereof so that immediately after the admission of Inland and the closing under the Contribution Agreement, the Company shall own one hundred percent (100%) of the membership interests in the Owner Entity.

        Immediately prior to the date hereof, the sole members of the Company were Cordish Enterprises, LLLP, The Cordish Family I, LLC, Glenn L. Weinberg, Joseph S. Weinberg and Jacobs Family Investments, LLC(collectively, the "ORIGINAL MEMBERS"). Pursuant to the terms of an Assignment and Contribution of Membership Interest Agreement, effective as of the date hereof, each of the Original Members has assigned and contributed its entire membership interest in the Company to Cordish and has withdrawn as a Member of the Company, so that effective immediately following the admission of Inland as a Member of the Company under the terms of the Contribution Agreement and this Agreement, the sole Members of the Company shall be Inland and Cordish.

        The parties hereto now desire to enter into this Amended and Restated Limited Liability Company Agreement in order to (i) reflect the withdrawal of the Original Members as Members of the Company, (ii) reflect the admission of Cordish and Inland as Members of the Company and (iii) establish the manner in which the business and affairs of the Company shall be managed and to determine the respective rights, duties and obligations of the Members with respect to the Company and each other.

        NOW THEREFORE, the parties hereto, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

        The following terms shall have the following meanings when used herein:

        ADDITIONAL CAPITAL CONTRIBUTIONS: The Capital Contributions made by a Member, if any, to fund the acquisition and/or ownership by the Company, directly or indirectly, of a Property.

        ADDITIONAL PROPERTY: Each direct or indirect ownership interest which the Company acquires in a property in accordance with the terms of Section 6.5 hereof, together with all related assets and properties, whether, real, personal or mixed, tangible or intangible, used in connection therewith. Subject to the terms of Section 6.2.D hereof, an Additional Property may include an equity interest in an entity that owns a property, including, but not limited to, an equity interest in an Affiliate of a Member. The Existing Property shall not constitute an Additional Property. Each Additional Property shall be acquired and owned in a separate Additional Property Owner Entity.

        ADDITIONAL PROPERTY OWNER ENTITY: Each of the limited liability companies that is the owner of an Additional Property. Each Additional Property Owner Entity shall be wholly-owned by the Company.

        ADJUSTED CAPITAL ACCOUNT DEFICIT: With respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments: (i) credit to such Capital Account any amount that such Member is obligated to restore pursuant to any provision of this Agreement, is otherwise treated as being obligated to restore under Treasury Regulation Section 1.704-1(b)(2)(ii)(c), or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        ADJUSTED CAPITAL BALANCE: With respect to (a) Inland, an amount equal to $130,050,000, less the amount of all distributions made to Inland pursuant to the provisions of Sections 4.3(iv) and 4.4(ii) and (b) Cordish, the amount set forth opposite Cordish's name on Schedule A attached hereto, (i) less the amount of all distributions made to Cordish pursuant to Sections 4.3(ii) and 4.4(iv), and (ii) increased from time to time in accordance with the provisions of Section 3.2.B hereof.

        ADDITIONAL PROPERTY OWNER ENTITY AGREEMENT: The Operating Agreement of each Additional Property Owner Entity, as the same may be amended or modified from time to time.

        AFFILIATE: With respect to any Person, (i) any Person directly or indirectly controlled by, controlling or under common control with such Person,
(ii) any officer, director, general partner or manager of such Person, or (iii) any Person which owns, directly or indirectly, ten percent (10%) or more of any class of voting securities of such Person or which exercises control over the management of such Person. For the purposes of this Agreement, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the term "controls", "controlling" and "controlled" have the meanings correlative to the foregoing.

        ALLOCATION YEAR: Means (i) the period commencing on the Closing Date and ending on December 31, 2004, (ii) any subsequent period commencing on January 1 and ending on the following December 31, or (iii) any portion of the period described in clause (ii) for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to
Article V.

        APPROVED FINANCING: Means any financing or refinancing of a Property on the terms set forth on EXHIBIT B hereto.

        BUSINESS DAY: Any day other than Saturday, Sunday or any other day on which commercial banks or savings and loan associations are required or authorized by law to close in New York City.

        CAPITAL ACCOUNT. The Capital Account maintained for each Member pursuant to Section 3.7.

        CAPITAL CONTRIBUTION: With respect to any Member, the amount of money and the initial Gross Asset Value of any property contributed by or credited to such Member, to the Company (net of any liabilities secured by such property or to which such property is otherwise subject, determined taking into account Code
Section 752(c) and the Treasury Regulations thereunder, and any other applicable provisions of the Code and the Regulations).

        CAPITAL EXPENDITURES: For any period, the amount expended for items capitalized under generally accepted accounting principles, consistently applied, except for such items as are otherwise classified under this Agreement.

        CAPITAL TRANSACTION: Any of the following: (a) a sale, exchange, transfer, assignment or other disposition of all or a portion of any Company Asset other than tangible personal property that is not sold or transferred in connection with the sale or transfer of real property or a leasehold interest in real property; (b) any condemnation or deeding in lieu of condemnation of all or a portion of any Company Asset; (c) any fire or other casualty to the Property or any other Company Asset; and (d) the financing or refinancing of any Additional Property.

        CASH SHORTFALL: For any period and, to the extent applicable, with respect to the Owner Entity and each Additional Property Owner Entity, the excess, if any, of (a) Operating Expenses over (b) Gross Receipts (determined, to the extent applicable, for each of the Company, the Owner Entity and each Additional Property Owner Entity).

        CASH SHORTFALL LOAN: A loan made by a Member (or Affiliate or other Person designated by a Member) to the Owner Entity or an Additional Property Owner Entity pursuant to Section 3.4.A or 3.4.B hereof, on the terms set forth in Section 3.4.C and Section 3.4.E hereof.

        CERTIFICATE: The Certificate of Formation for the Company filed with the Secretary of State, pursuant to Section 18-201 of the LLC Act, as the same may be amended and restated from time to time.

        CLOSING DATE: Means the date of this Agreement.

        CODE: The Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of prior or succeeding law.

        COMPANY: The Capital Centre Investors, LLC, which has been renamed and reorganized as Capital Centre Holding LLC, a limited liability company formed under the laws of the State of Delaware, and any successor limited liability company.

        COMPANY ASSET: Any of the assets and property, whether tangible or intangible and whether real, personal, or mixed, at any time owned by or held for the benefit of the Company or any Owner Entity or Additional Property Owner Entity and all membership or beneficial interests in each Owner Entity and Additional Property Owner Entity.

        COMPANY MINIMUM GAIN: Has the meaning given to the term "partnership minimum gain" set forth in Treasury Regulations Section 1.704-2(d).

        CONSTRUCTION COMPLETION RESERVE: The reserve established and maintained by the Company in accordance with Section 6.4.B hereof.

        CONTRIBUTION AGREEMENT: The Contribution Agreement between the Company and Inland, dated July 21, 2004, as amended through the date hereof.

        CORDISH: CC Investors LLC, a Maryland limited liability company.

        CORDISH LLC INTEREST (OR LLC INTEREST OF CORDISH): The entire LLC Interest in the Company held directly or indirectly by Cordish, any Cordish Affiliate and any and all successors and permitted assignees of Cordish and/or any Cordish Affiliate.

        CORDISH PREFERRED RETURN: A per annum rate equal to 6.0% per annum on Cordish's Adjusted Capital Balance as adjusted from time to time, provided, however, that such rate shall be pro rated for each Fiscal Year of the Company which is less than twelve (12) full months.

        DECLARATION OF TRUST: is defined in section 6.2.D and set forth in EXHIBIT C.

        DEFAULT LOAN: A loan defined herein as a "Default Loan" pursuant to Sections 3.4.A, 3.4.B and/or 6.5.F.

        DEPRECIATION: For each Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such

Allocation Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Allocation Year bears to such beginning adjusted tax basis. If any asset shall have a zero adjusted basis for federal income tax purposes, Depreciation shall be determined utilizing any reasonable method selected by Cordish and the Manager.

        DEVELOPMENT PLAN: With respect to any Additional Property a plan prepared by Cordish and submitted to Inland setting forth the overall plan for the acquisition and development or redevelopment of an Additional Property, including the following items, as applicable: purchase price for the Additional Property, environmental studies, conceptual plans, leasing plan, a development budget, material terms of anticipated project financing and such other material information respecting the acquisition, development or redevelopment of such Additional Property as determined by Cordish.

        80% OWNED AFFILIATE: With respect to any Person, an Affiliate of such Person 80% or more of the capital stock (or its equivalent in the case of Persons other than corporations) of which is owned beneficially by such Person directly, or indirectly through one or more 80% Owned Affiliates, or by a Person who, directly or indirectly, owns beneficially 80% or more of the equity interest (or its equivalent in the case of Persons other than corporations) of such Person; provided that, for purposes of determining the ownership of the equity interests of any Person, DE MINIMIS amounts of stock held by directors, nominees and similar Persons pursuant to statutory or regulatory requirements shall not be taken into account.

        ESCROW AGREEMENT: means that certain Escrow Agreement executed concurrently herewith, by and among Cordish, the Owner Entity, and Chicago Title Insurance Company, as escrowee.

        EVENT OF BANKRUPTCY: With respect to any Member, if such Member (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of its properties, or (vii) 120 days after the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Member's consent or acquiescence of a trustee, receiver or liquidator of such Member or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. With respect to a Member, the foregoing definition of "Event of Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the LLC Act.

        EXISTING PROPERTY: Boulevard at Capital Centre, Prince George's County, Maryland, as further described on EXHIBIT A.

        FISCAL YEAR: Means (i) the period commencing on the date hereof and ending on December 31, 2004, and (ii) any subsequent period commencing on January 1 and ending on the earlier to occur of (A) the following December 31, or (B) the date on which all Company Assets are distributed pursuant to Section
9.2 and the Certificate has been cancelled pursuant to the Act.

        GROSS ASSET VALUE: With respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                (a) The initial Gross Asset Value of any asset contributed by or credited to a Member to the Company shall be the gross fair market value of such asset, as determined by the Manager;

                (b) The Gross Asset Values of all Company Assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times: (i) the acquisition of an interest or an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property or money as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-l(b)(2)(ii)(g); and (iv) whenever otherwise permitted under Treasury Regulations Section 1.704-1(b)(2)(iv)(f); provided, however, that adjustments pursuant to clause (i) above shall be made only if the Manager determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members;

                (c) The Gross Asset Value of any Company Asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined in accordance with the provisions hereof;

                (d) The Gross Asset Values of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations
        Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of Profit and Losses; PROVIDED, HOWEVER, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent the Manager determines that an adjustment pursuant to paragraph (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

                (e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b), or (d), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                (f) The Members agree that, as of the date hereof, the Gross Asset Value of the Existing Property is $130,050,000.

        GROSS RECEIPTS: For any period and with respect to each Property, all cash receipts and revenues of the Company and the associated Owner Entity or Additional Property Owner Entity, as applicable, of any kind calculated on a cash basis (other than distributions received by the Company from any of the Owner Entity or Additional Property Owner Entity, as applicable), including, without duplication (i) all Rents received by such Owner Entity or Additional Property Owner Entity, as applicable, (ii) all payments received by such Owner Entity or Additional Property Owner Entity, as applicable, from the operators of any licensed facilities or concessions, (iii) all other forms of rent, revenue, income, proceeds, royalties, profits and other benefits paid to such Owner Entity or Additional Property Owner Entity, as applicable, from using, leasing, licensing, processing, operating from or in, or otherwise enjoying all or any portion of the Property (including, but not limited to, any amounts released to the Company pursuant to the terms of the Escrow Agreement which are not deposited in the Operations Reserve), (iv) all payments under business interruption insurance policies or proceeds payable under any policy of insurance covering loss of Rents, (v) any utility or other deposits returned to such Owner Entity or Additional Property Owner Entity, as applicable, or other refunds accruing to such Owner Entity or Additional Property Owner Entity, as applicable, (vi) any interest earned on security deposits held by such Owner Entity or Additional Property Owner Entity, as applicable, to the extent retained by such Owner Entity or Additional Property Owner Entity, as applicable, and interest earned on operating and other accounts of such Owner Entity or Additional Property Owner Entity, as applicable, (vii) all amounts received by such Owner Entity or Additional Property Owner Entity, as applicable, from tenants at the Property in connection with the surrender of such tenant's lease and (viii) all refunds, rebates and other recoveries of items previously charged as Operating Expenses, but excluding, (a) Capital Contributions to such Owner Entity or Additional Property Owner Entity, as applicable, or the Company, (b) Net Proceeds of a Capital Transaction and Net Proceeds of a Financing with respect to such Owner Entity or Additional Property Owner Entity, as applicable, or the Company, (c) sums held by such Owner Entity or Additional Property Owner Entity, as applicable, as security deposits under leases for space at the Property unless and until applied to the satisfaction of tenants' obligations under such leases (to the extent permitted under applicable leases and law) and (d) non-cash charges accruing to the Company or such Owner Entity or Additional Property Owner Entity, as applicable, in the nature of depreciation and amortization of the Property.

        IMPOSITIONS: With respect to any Property, all taxes (including sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed by any governmental or quasi-governmental authority having jurisdiction over the Property on or in respect of or be a lien upon (i) the Property or any estate or interest therein,
(ii) any occupancy, use or possession of, or activity conducted on, the Property, or (iii) the Rents from the Property or the use or occupancy thereof.

        INDEMNIFICATION AGREEMENT: That certain Indemnification and Guaranty Agreement, dated as of the date hereof, by and between David S. Cordish, Cordish, Inland Western Retail Real Estate Trust, Inc. and Inland.

        INITIAL CAPITAL CONTRIBUTION: The Capital Contribution made by Inland as set forth in Section 3.2.A.

        INLAND PREFERRED RETURN: A per annum rate equal to 18% per annum on Inland's Adjusted Capital Balance as adjusted from time to time, provided, however, that such rate shall be pro rated for each Fiscal Year of the Company which is less than twelve (12) full months.

        LIQUIDITY ESCROW AGREEMENT: Means that certain Liquidity Amount Escrow Agreement executed concurrently herewith, by and among Cordish, the Owner Entity and Chicago Title Insurance Company, as escrowee.

        LLC INTEREST: As to any Member, all of the interest of that Member in the Company including, without limitation, such Member's (i) right to a distributive share of the Profits and Losses and cash flow of the Company, (ii) right to a distributive share of Company Assets and (iii) right to participate in the management of the business and affairs of the Company, as provided in this Agreement.

        MANAGER: Means the Person in whom the management of the Company is vested to the extent so provided in this Agreement. The Manager must be a Member of the Company. The Manager is Inland.

        MEMBER: At any time, any Person admitted and remaining as a member of the Company pursuant to the terms of this Agreement. As of the date of this Agreement, the Members of the Company are Cordish and Inland.

        MEMBER NONRECOURSE DEBT: Has the meaning given to the term "partner nonrecourse debt" set forth in Treasury Regulations Section 1.704-2(b)(4).

        MEMBER NONRECOURSE DEBT MINIMUM GAIN: An amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(2) and (3).

        MEMBER NONRECOURSE DEDUCTIONS: Has the meaning given to the term "partner nonrecourse deductions" set forth in Treasury Regulations Section 1.704-2(i)(2). For any Allocation Year, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt over the aggregate amount of any distributions during such Allocation Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(i)(2).

        NET CASH FLOW: For any period, the excess of (a) Gross Receipts plus any amount, as reasonably determined by the Manager, taken out of any general reserve account (other than the Operations Reserve which is governed by Section
6.4 hereof) established by the Company or any Owner Entity or Additional Property Owner Entity, over (b) Operating Expenses plus any amount, as reasonably determined by the Manager, added during such period to any such general reserve account (other than from the Operations Reserve).

        NET PROCEEDS OF A CAPITAL TRANSACTION: With respect to any Property, Additional Property, Owner Entity or Additional Property Owner Entity, the net cash proceeds from a Capital Transaction less any portion thereof used to (i) establish reserves as reasonably determined by the Manager, (ii) repay any debts or other obligations of the Company or the Owner Entity or Additional Property Owner Entity, as applicable (including Cash Shortfall Loans and Development Loans), or (iii) restore the Property following a casualty or condemnation. "Net Proceeds of a Capital Transaction" shall INCLUDE all principal, interest and other payments as and when received with respect to any note or other obligation received by the Company, an Owner Entity or Additional Property Owner Entity, as applicable in connection with a Capital Transaction.

        NET PROCEEDS OF A FINANCING: With respect to the Existing Property, the net cash proceeds from an Approved Financing (or otherwise with the consent of the Members) less any portion thereof used to (i) establish reserves as reasonably determined by the Manager, or (ii) repay any debts or other obligations of the Owner Entity (including Cash Shortfall Loans to the Owner Entity).

        NONRECOURSE DEDUCTIONS: Has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for an Allocation Year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Allocation Year, over the aggregate amount of any distributions during that Allocation Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Treasury Regulations Section 1.704-2(c).

        NONRECOURSE LIABILITY: Has the meaning set forth in Treasury Regulations
Section 1.704-2(b)(3).

        OPERATING EXPENSES: For any period and with respect to each Property, all expenses incurred by the Company and/or the Owner Entity (or Additional Property Owner Entity, as applicable) during such period, calculated on a cash basis, including, without duplication (subject to the exclusions described below): (i) current operating expenses and taxes incurred by an Owner Entity (or Additional Property Owner Entity, as applicable) or the Company including (without duplication) utility charges, costs of materials, normal repair and maintenance costs, Impositions and other business taxes applicable to any Property (except as excluded below), license fees, costs of complying with any encumbrance upon any Property, premiums for insurance, fees of the Company's counsel, the accounting fees, the costs of any audits and appraisals performed by the Company and any other reasonable costs which are paid for by the Company,
(ii) the management fee and leasing commissions paid to a property manager by any Owner Entity (or Additional Property Owner Entity, as applicable) pursuant to a management agreement or leasing commission agreement, (iii) Capital Expenditures incurred in accordance with the provisions hereof or as mandated by law or necessitated by an emergency for improvements to space at any Property leased to tenants, inducements granted to such tenants and leasing expenses (including leasing commissions) (notwithstanding the foregoing, Capital Expenditures and other costs and expenses incurred in connection with the acquisition, development, redevelopment, improvement, construction and/or leasing of the Additional Properties, or any of them, including costs for improvements to space at any Additional Property leased to tenants and inducements granted to such tenants shall not constitute Operating Expenses), and (iv) payments of fees, interest and scheduled amortization of principal on any financing affecting the Property or the Company Assets, but excluding without duplication: (A) expenditures paid or to be paid from insurance proceeds or condemnation awards available for restoration of a Property; (B) any non-cash charges from depreciation or amortization of property; (C) any expenses or costs incurred in connection with a Capital Transaction that would not have been incurred but for such Capital Transaction; and (D) any payments on Cash Shortfall Loans and Development Loans.

        OPERATIONS RESERVE: The reserve established and maintained by the Company in accordance with Section 6.4.A hereof.

        OWNER ENTITY: Capital Centre LLC, a Maryland limited liability company, as identified on EXHIBIT A. The term "Owner Entity" shall also include any borrowing entity formed and utilized by an Owner Entity in connection with an Approved Financing as set forth on EXHIBIT B.

        OWNER ENTITY AGREEMENT: The Operating Agreement of the Owner Entity, as the same may be amended or modified from time to time.

        PERCENTAGE INTEREST: As to any Member, the Percentage Interest of such Member specified in Section 3.1.

        PERSON: Any individual, corporation, partnership, limited liability company, association, trust or other entity or organization.

        PROFITS AND LOSSES: For any Allocation Year, the taxable income or loss of the Company for federal income tax purposes for such Allocation Year, as determined by the Accountant after consultation with the Members, in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses hereunder shall be added to such taxable income or loss;

                (ii)    Any expenditures of the Company described in Code
        Section 705(a)(2)(B), or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section
        1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses hereunder shall be subtracted from such taxable income or loss.

                (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to the provisions of this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                (iv) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                (v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Allocation Year;

                (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's LLC interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits and Losses; and

                (vii) Notwithstanding any other provisions of the foregoing provisions of this definition, any items which are specially allocated to a Member hereunder shall not be taken into account in computing Profits or Losses.

 The amount of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 5.2 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

        PROPERTY: In the singular, each of the Existing Property and Additional Properties, and in the plural, any two or more of the Existing Property and/or Additional Properties.

        RENTS: Collectively, all fixed, base, minimum, guaranteed, additional, retroactive, percentage, participation or escalation rents, operating cost pass-throughs, utility charges, common area maintenance or management charges, administrative charges, parking, maintenance, tax and insurance contributions payable under any lease for space at the Property, deficiency rents and liquidated damages following default by any tenant at the Property, premiums payable by any tenant at the Property upon the exercise of a cancellation privilege originally provided in any lease for space at the Property, and any rights and claims of any kind which the Company may have against any tenant at the Property.

        REORGANIZATION AGREEMENT: means that certain Agreement to Reorganize and Retire dated July 21, 2004 by and among the Company, the Owner Entity and the Withdrawing Member.

        TAX MATTERS MEMBER. Has the meaning set forth in Section 7.5.

        TRANSFER: Any sale, assignment, gift, pledge, hypothecation or other transfer, direct or indirect, by operation of law or otherwise, of a Member's LLC Interest.

        TREASURY REGULATIONS: The Income Tax Regulations promulgated under the Code as such regulations may be amended from time to time (including Temporary Regulations).

        UNPAID CORDISH PREFERRED RETURN: As of any given date, the Cordish Preferred Return accrued to such date less distributions made by the Company to Cordish pursuant to the provisions of Sections 4.2(i), 4.3(i) and 4.4(iii) hereof as of such date.

        UNPAID INLAND PREFERRED RETURN: As of any given date, the Inland Preferred Return accrued to such date less distributions made by the Company to Inland pursuant to the provisions of Sections 4.2(ii), 4.3(iii) and 4.4(i) hereof as of such date.

        WITHDRAWING MEMBER: means Centre Group Limited Partnership, a Maryland limited partnership, whose interest in the Owner Entity is being purchased and redeemed pursuant to the terms of the Reorganization Agreement and this Agreement.

                                   ARTICLE II

               CONTINUATION; NAME; PRINCIPAL OFFICE; PURPOSE; TERM

        SECTION 2.1.       CONTINUATION.

        A. The Company has previously been reorganized as a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act, Title 6 of the Delaware Code, Section 18-101 et seq. (the "LLC ACT"). This Agreement amends, restates and replaces the Original Agreement. To the extent permitted by the LLC Act, the provisions of this Agreement shall override the provisions of the LLC Act in the event of any inconsistency between them.

        B. In order to maintain the Company as a limited liability company under the laws of the State of Delaware, the Manager shall, from time to time, take appropriate action, including the preparation and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by or desirable under law, including, without limitation, action to reflect:

                (i)     any change in the Company name; or

                (ii) any correction of false or erroneous statements in the Certificate or the desire of the Members to make a change in any statement therein in order that it shall accurately represent the agreement among the Members.

        C. Each necessary Member shall further execute, and the Company shall file and record (or cause to be filed and recorded) and shall publish, if required by law, such other and further certificates, statements or other instruments as may be necessary or desirable under the laws of the State of Delaware or the state in which any Property is located in connection with the formation of the Company and the commencement and carrying on of its business.

        SECTION 2.2. NAME, REGISTERED OFFICE, AND RESIDENT AGENT; PRINCIPAL PLACE OF BUSINESS.

        A. The name of the Company shall continue to be "Capital Centre Holding LLC.

        B. The principal place of business and office of the Company shall be located at c/o Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road Oak Brook, Illinois 60523 or at such other places or within the county in which the Property is located as the Manager may from time to time designate. The Company may have such additional offices and places of business as may be established at such other locations as may be determined from time to time by the Manager.

        C. The present address of the registered office of the Company in the State of Delaware and its resident agent for service of process in the State of Delaware are as set forth in the Certificate.

        SECTION 2.3.       PURPOSE.

        A.      The purpose and business of the Company are solely to:

                (i) Acquire all the ownership interests in and exercise all the rights of the sole member of the Owner Entity and the Additional Property Owner Entities;

                (ii) Indirectly through the Owner Entity, to acquire, own, finance (using special purpose entities or otherwise), develop, redevelop, operate, lease, manage, control, sell, transfer, exchange or otherwise dispose of the Existing Property;

                (iii) Subject to the further provisions hereof and indirectly through the Additional Property Owner Entities, to acquire, own, finance, develop, redevelop, operate, lease, manage, control, sell, transfer, exchange or otherwise dispose of Additional Properties; and

                (iv) To do and perform all acts necessary or desirable to carry out any of the foregoing purposes.

        B. The Company shall not own any direct interest in real property or any other business venture, and shall not incur any debt, obligation or liability with respect to such assets. Instead, the Company shall only invest in qualified REIT real estate assets, which assets shall generate qualified REIT income and be owned separately by each of the Owner Entity and Additional Property Owner Entities, and any debts and liabilities shall be incurred only by such Entities.

        C. Nothing in this Agreement shall be deemed to create a mutual agency between the Members with respect to any activities of the Company or the Members whatsoever. Except as expressly provided herein, no Member shall be deemed to be the agent of any other Member for any purposes and no Member shall have any authority to bind any other Member.

        D. Without the unanimous approval of the Members, the Company, the Owner Entity and the Additional Property Owner Entities shall not engage in any other business or activity.

        E. The Company intends that the Existing Property will be owned by the Owner Entity and all Additional Properties will be owned by Additional Property Owner Entities, through which the Company's business will be conducted. The terms of the organizational documents relating to the formation of the Owner Entity have been reviewed by the Members and are hereby approved by the Members, and the terms of the organizational documents related to the formation of any Additional Property Owner Entity, as applicable, will be approved by the Members provided that such approval shall not be unreasonably withheld or delayed; provided, however, that the organizational documents of the Owner Entity may be amended by Inland if the amendments do not materially adversely affect Cordish; and provided further, however, that subject to the provisions of Section 6.2.D hereof, the organization documents of any Additional Property Owner Entity may be amended by Cordish if the amendments do not adversely affect the Company or Inland. Notwithstanding the foregoing, each Member hereby acknowledges and agrees that simultaneously with the withdrawal of the Withdrawing Member as a member of the Owner Entity, and effective simultaneously with the effective time of this Agreement, Inland shall cause the organizational documents of the Owner Entity to be amended and restated in their entirety to reflect the fact that the Company shall be the sole member, and that Inland shall be appointed as the sole manager, of the Owner Entity from and after the date hereof.

        F. Each party hereto hereby acknowledges and agrees that, pursuant to the provisions of Section 3A.2 of the Contribution Agreement, the parties hereto (and their Affiliates) have entered into an agreement with respect to the "Reserved Parcel" (as defined in the Contribution Agreement) and the rights of Cordish to develop such parcel in accordance with the terms of such Section 3A.2. In furtherance of the foregoing, each party hereto hereby covenants and agrees to comply in all respects with the terms and conditions of Section 3A.2 of the Contribution Agreement, which provision shall survive the closing under such agreement, as if such provision were stated in full, as applicable, in this Agreement.

        SECTION 2.4.       TERM.

        The Company shall have perpetual existence beginning on the date that the Certificate was filed with the Office of the Secretary of State of the State of Delaware; PROVIDED THAT the Company may be dissolved in accordance with
Section 9.1 hereof.

        SECTION 2.5.       CLASSIFICATION OF THE COMPANY FOR TAX PURPOSES.

        The Members hereby acknowledge their intention that the Company be classified, for federal and state income tax purposes, as a partnership and not as an association taxable as a corporation pursuant to Section 7701(a)(2) of the Code and the Regulations promulgated thereunder, and hereby agree that the provisions of this Agreement shall be applied and construed in a manner to give full effect to such intent. Accordingly, each Member, by its execution or acceptance of this Agreement, covenants and agrees that (i) it will not cause the Company, the Owner Entity or any Additional Property Owner Entity to make an election under Regulations Section 301.7701-3(b) to be taxed as a corporation for federal income tax purposes (ii) it will file its own federal and state income tax returns in a manner that is consistent with tax classification of the Company as a partnership and (iii) it will not take any action which is inconsistent with such classification.

        SECTION 2.6.       LIABILITY OF THE MEMBERS.

        No Member shall be liable under a judgment, decree or order of a court, or in any other manner for the debts or any other obligations or liabilities of the Company, an Owner Entity or an Additional Property Owner Entity solely by reason of being a Member of the Company. A Member shall be liable only to make the contributions described in Sections 3.2 and 3.3, on the terms therein described, and except as provided in Section 3.4 or 6.5.F, shall not be required to lend any funds to the Company, any Owner Entity or Additional Property Owner Entity, or to make any other contributions, assessments or payments to the Company; provided that a Member may be required to repay distributions made to it as provided in Section 18-607 of the LLC Act. No Member shall have any personal liability for any repayment of any Capital Contribution of any Member. The terms of this Section 2.6 shall not limit or diminish in any way the obligations of the Members (and the other parties thereto) under this Agreement, the Indemnification Agreement and the Contribution Agreement.

        SECTION 2.7.       OWNERSHIP AND WAIVER OF PARTITION AND VALUATION.

        The LLC Interests of each Member in the Company shall be personal property for all purposes. All property and interests in property, real or personal, owned (directly or indirectly) by the Company shall be deemed owned (directly or indirectly) by the Company as an entity, and no Member, individually, shall have any ownership of or interest in such property or interest owned (directly or indirectly) by the Company except as a member of the Company. To avoid irreparable damage to the Company, each Member, on behalf of itself and its successors, representatives, heirs, and assigns hereby irrevocably, unconditionally and completely waives, renounces and releases each and all of the following rights that it has or may have, if any, by virtue of holding LLC Interests in the Company: (i) any right of partition or any right to take any other action that otherwise might be available to such Member for the purpose of severing its relationship with the Company or such Member's interest in the assets held by the Company from the interest of the other Members; and
(ii) any right to valuation and payment with respect to such Member's LLC Interests or any portion thereof, except to the extent specifically set forth herein. Notwithstanding any provision herein to the contrary, each Member hereby acknowledges and agrees that, pursuant to the provisions of Section 9.4.E(iii) hereof, in the event that Cordish seeks, or attempts to seek, to take any action in violation or inconsistent with the foregoing, Inland shall be permitted at any time, in its sole and absolute discretion, to deliver a Redemption Notice to Cordish and to thereupon immediately cause the Company to purchase the Cordish LLC Interest pursuant to the terms of Sections 9.4, 9.5 and 9.6 hereof.

        SECTION 2.8.       WAIVER OF RIGHT TO JUDICIAL DISSOLUTION.

        The Members agree that irreparable damage would be done to the good will and reputation of the Company if any Member should bring an action in court to dissolve the Company. Accordingly, to avoid irreparable damage to the Company each Member hereby irrevocably, unconditionally and completely waives, renounces and releases its right to seek a court decree of dissolution or to seek the appointment by a court of a liquidator for the Company.

Notwithstanding any provision herein to the contrary, each Member hereby acknowledges and agrees that, pursuant to the provisions of Section 9.4.E(iii) hereof, in the event that Cordish seeks, or attempts to seek, to take any action in violation or inconsistent with the foregoing, Inland shall be permitted at any time, in its sole and absolute discretion, to deliver a Redemption Notice to Cordish and to thereupon immediately cause the Company to purchase the Cordish LLC Interest pursuant to the terms of Sections 9.4, 9.5 and 9.6 hereof.

                                   ARTICLE III

                 MEMBERS; COMPANY CAPITAL; PERCENTAGE INTERESTS

        SECTION 3.1.       MEMBERS.

        A. In accordance with the terms of the Contribution Agreement, Inland and Cordish are hereby admitted as Members in the Company and the Original Members are hereby withdrawn from the Company. The respective names, business addresses and Percentage Interests of the Members are as set forth on SCHEDULE A and the Members identified on SCHEDULE A are, as of this date, the only members in the Company. SCHEDULE A shall be amended from time to time to reflect any changes of address, the admission of any additional or substitute Members or any changes to the information set forth thereon. The respective Percentage Interests of the Members set forth on SCHEDULE A shall not change or otherwise be modified or amended as a result of Capital Contributions made by the Members.

        B. One or more Persons may be admitted to the Company as additional Members from time to time only with the unanimous written consent of the Members, provided, however, that the admission of transferees permitted pursuant to Article VIII hereof shall not require the consent of the Manager or the Members.

        C. In addition to any other requirements set forth in this Agreement, no Person shall be admitted to the Company as an additional or substitute Member unless and until such Person has accepted and agreed to all the provisions of this Agreement by executing a counterpart signature page hereto or an amendment to this Agreement.

        SECTION 3.2.       INITIAL CAPITAL CONTRIBUTIONS.

        A. In accordance with the terms of the Contribution Agreement, upon the execution of this Agreement, Inland has contributed to the Company cash in the amount set forth next to its name on SCHEDULE A attached hereto and made a part hereof (the "INITIAL CAPITAL CONTRIBUTION"). Inland's Initial Capital Account balance shall be equal to Inland's Initial Capital Contribution set forth in the preceding sentence. Inland's Capital Account balance shall be adjusted from time to time to take into account any Additional Capital Contributions made by Inland under Section 3.3.A hereof.

        B. The Members hereby agree that, upon the admission of Inland as a Member of the Company, Cordish's Capital Account shall be increased to equal the amount set forth next to its name on SCHEDULE A, which reflects the agreed-upon Gross Asset Value of the Existing Property as of the date hereof, reduced by (i) the amount of the Existing Debt as of the date hereof, (ii) the amount required to be contributed to the Owner Entity and then distributed to the Withdrawing

Member under Section 4.1.A hereof, (iii) the aggregate amount deposited in escrow pursuant to Section 1 of the Escrow Agreement and Section 1 of the Liquidity Escrow Agreement, and (iv) amounts not yet contributed to the Company by Inland as of the date hereof pursuant to Section 1.4.1 of the Contribution Agreement. Cordish's Capital Account (and Adjusted Capital Balance) shall be increased from time to time, without duplication, as and when funds are (a) released and deposited into the Operations Reserve pursuant to Sections 2.1 and
2.2 of the Escrow Agreement and Section 2 of the Liquidity Escrow Agreement, and
(b) deposited into the Operations Reserve pursuant to the terms of the Article I of the Contribution Agreement and Section 3.3.A of this Agreement.

        C. The initial Adjusted Capital Balance of each Member shall be set forth opposite such Member's name on SCHEDULE A attached hereto and shall be adjusted from time to time in accordance with the terms of this Agreement.

        D. The manner in which the Capital Contributions, Adjusted Capital Balances, Capital Accounts, payments to the Withdrawing Member and the Operations Reserve balance shall be determined and adjusted (under the terms and conditions of this Section 3.2 and this Agreement) is illustrated on EXHIBIT E attached hereto, which Exhibit is based on estimated figures and may not therefore reflect the actual figures applied under the terms of this Agreement.

        SECTION 3.3.       ADDITIONAL CAPITAL CONTRIBUTIONS.

        A. In accordance with and subject to the terms of Section 1.4.3 of the Contribution Agreement, Inland shall make additional Capital Contributions to the Company from time to time, a portion of which shall be deposited directly in the Operations Reserve and a portion of which shall be paid to the Withdrawing Member, as set forth in the Contribution Agreement.

        B. Other than the Capital Contributions of the Members required under Section 3.2 and 3.3.A, and as otherwise provided in this Agreement, no Member shall (i) be required or entitled to make any further Capital Contributions or (ii) be required or entitled to lend any funds to the Company.

        C. Except as provided in Section 3.3.A, no Member shall have any obligation to make additional Capital Contributions to restore a deficit balance in its Capital Account. Notwithstanding the foregoing, any Member may, by delivery of written notice to the other Member delivered on or before December 31 of any year, but subject to the reasonable approval of the Manager, voluntarily elect to incur an unconditional obligation to restore a deficit balance in its Capital Account. Any such election, if made, shall be effective only for such period indicated in the written notice, and may, in the sole and absolute discretion of the electing Member but subject to the reasonable approval of the Manager, be limited to a specified dollar amount and/or a specific period of time. This Section 3.3.C and any election made hereunder shall be interpreted and applied consistently with the provisions Treasury Regulation Section 1.704-1(b)(2)(ii)(c).

        SECTION 3.4.    FUNDING OF ADDITIONAL CASH REQUIREMENTS.

        A. If the Company or the Owner Entity, other than an Additional Property Owner Entity (which is addressed by Section 3.4.B), experiences a Cash Shortfall (other than to the extent that the Company's Cash Shortfall is attributable solely to an Additional Property Owner Entity, which is addressed in Section 3.4.B), the Manager shall have the right to provide written notice of such Cash Shortfall to the Members (a "CASH SHORTFALL NOTICE"). Upon receipt of the Cash Shortfall Notice, the Members may upon mutual consent elect to (a) make an Additional Capital Contribution in proportion to their respective Percentage Interests to cover the Cash Shortfall, or (b) make Cash Shortfall Loans to the Owner Entity in the amount of the Cash Shortfall and in proportion to the Member's respective Percentage Interests on the terms provided in Section 3.4.C. If the Members do not agree to make such Additional Capital Contributions or Cash Shortfall Loans, Inland shall promptly make (or cause an Affiliate or other Person selected by it to make) a Cash Shortfall Loan to the Owner Entity in the amount of the Cash Shortfall on the terms provided in Section 3.4.C. If Inland does not promptly make or cause an Affiliate or other Person selected by it to make a Cash Shortfall Loan pursuant to this Section 3.4.A, Cordish shall have the right, but not the obligation, to fund the amount of such loan (a "DEFAULT LOAN"), which shall constitute a loan by Cordish to Inland, which shall be a recourse demand obligation of Inland and which shall bear interest at the rate of 20% per annum, compounded monthly. All distributions of Net Cash Flow or Net Proceeds of a Capital Transaction or repayments by the Company of any Cash Shortfall Loans otherwise payable to Inland shall be made instead to Cordish until all Default Loans (including accrued and unpaid interest) made by Cordish have been repaid in full. For the avoidance of doubt, any distributions or payments that would have otherwise been distributed or paid to Inland but are paid to Cordish in accordance with any Default Loan made pursuant to this
Section 3.4A shall, for all other purposes of this Agreement, be deemed to have been distributed or paid to Inland.

        B. If any Additional Property Owner Entity experiences a Cash Shortfall, or to the extent the Company experiences a Cash Shortfall attributable solely to one or more Additional Property Owner Entities, either Member shall have the right to provide written notice of such Cash Shortfall to the Members (a "CASH SHORTFALL NOTICE"). Upon receipt of the Cash Shortfall Notice, the Members may upon mutual consent elect to (a) make an Additional Capital Contribution in proportion to their respective Percentage Interests to cover the Cash Shortfall, or (b) make Cash Shortfall Loans to the Additional Property Owner Entity in the amount of the Cash Shortfall and in proportion to the Member's respective Percentage Interests on the terms provided in Section 3.4.C. If the Members do not agree to make such Additional Capital Contributions or Cash Shortfall Loans, Cordish shall promptly make (or cause an Affiliate or other Person selected by it to make) a Cash Shortfall Loan to the Additional Property Owner Entity in the amount of the Cash Shortfall on the terms provided in Section 3.4.C. If Cordish does not promptly make or cause an Affiliate or other Person selected by it to make a Cash Shortfall Loan pursuant to this
Section 3.4.B, Inland shall have the right, but not the obligation, to fund the amount of such loan (a "DEFAULT LOAN"), which shall constitute a loan by Inland to Cordish, which shall be a recourse demand obligation of Cordish and which shall bear interest at the rate of 20% per annum, compounded monthly. All distributions of Net Cash Flow or Net Proceeds of a Capital Transaction or repayment, by the Company of any Cash Shortfall Loans otherwise payable to Cordish shall be made instead to Inland until all Default Loans (including accrued and unpaid interest) made by Inland have been repaid in full. In addition, if all Default

Loans made by Inland are not repaid in full within six (6) months, Cordish shall have no management and/or voting rights (including, but not limited to, those provided in Section 6.1.D) with respect to any Existing Property or Owner Entity pursuant to the provisions hereof until all Default Loans made by Inland have been repaid in full. For the avoidance of doubt, any distributions or payments that would have otherwise been distributed or paid to Cordish but are paid to Inland in accordance with any Default Loan made pursuant to this Section 3.4.B shall, for all other purposes of this Agreement, be deemed to have been distributed or paid to Cordish.

        C. Cash Shortfall Loans, if any, made pursuant to this Section 3.4 shall: (i) be evidenced by a written promissory note containing customary terms and conditions in a form attached hereto as EXHIBIT D, (ii) bear interest at the rate of 12% per annum, shall compound monthly and shall accrue until maturity and (iii) mature on the earlier of the date that is five (5) years after the initial funding of such loan or the occurrence of a Capital Transaction with respect to the Owner Entity or Additional Property Owner Entity that is the obligor on such Cash Shortfall Loan.

        D. If, at any time or from time to time, the Company or the Owner Entity requires additional funds, the Manager may cause the Owner Entity to borrow the required additional funds from any Person or Persons, provided that such borrowing is an Approved Financing.

        E. The Members hereby covenant and agree to structure any Cash Shortfall Loans made pursuant to the terms of this Agreement so that such loans satisfy the "Straight Debt Safe Harbor" under Code Section 856(c)(7) and the Treasury Regulations promulgated thereunder.

        SECTION 3.5.       LOANS.

        A. The Members intend that the Company will not own any real estate directly, but will only own interests in the Owner Entities and Additional Property Owner Entities. Accordingly, unless all Members agree, the Manager shall not incur any loans or borrowings on behalf of the Company.

        B. If any Member shall, lend any money to any Owner Entity or Additional Property Owner Entity, the amount of any such loan shall not be considered a Capital Contribution to the Company, increase its Capital Account or affect in any way its share of the Profits, Losses, other items of income, gain, loss or deduction or distributions of the Company but shall be a debt due from the Owner Entity or the Additional Property Owner Entity, as applicable.

        C. The proceeds of Cash Shortfall Loans, Default Loans and Development Loans made pursuant to the provisions of this Agreement and the proceeds of any financing obtained by Cordish pursuant to Section 6.2.B(i) with respect to any Additional Property will only be advanced as and to the extent that costs and expenses to be funded pursuant to the provisions hereof by such Cash Shortfall Loans, Default Loans, Development Loans and/or such other financing are actually incurred.

        SECTION 3.6.       NO THIRD PARTY BENEFICIARIES.

        The obligations of Inland or Cordish to fund Cash, Shortfall Loans hereunder shall not confer upon any creditor or other third party having dealings with the Company or any Owner

Entity any right, claim or other benefit, including the right to require any such Cash Shortfall Loans.

        SECTION 3.7.       CAPITAL ACCOUNTS.

        A. The Company shall establish and maintain a separate Capital Account for each Member in accordance with the provisions of this Section 3.7. To each Member's Capital Account there shall be credited such Member's Capital Contributions, such Member's allocable share of Profits, and any items in the nature of income or gain that are specially allocated to such Member under this Agreement.

        B. To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code Section 752), such Member's allocable share of Losses, and any items in the nature of expenses or losses that are specially allocated to such Member under this Agreement.

        C. In the event any interest in the Company is transferred in accordance with the terms of this Agreement (i.e., Article VIII hereof), the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the case of a sale or exchange of an interest in the Company at a time when an election under Code Section 754 is in effect, the Capital Account of the transferee Member shall not be adjusted to reflect the adjustments to the adjusted tax bases of Company property required under Code Sections 754 and 743, except as otherwise permitted by Treasury Regulations Section l.704-l(b)(2)(iv)(m).

        D.      In determining the amount of any liability for purposes of
Section 3.7.B above, there shall be taken into account Code Section 752(c) and the Treasury Regulations promulgated thereunder, and any other applicable provisions of the Code and Regulations.

        E. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-l(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.

        SECTION 3.8.       RETURN OF CAPITAL.

        Except as provided in Article IX or as otherwise agreed by the Members, no Member shall have the right to withdraw or receive any return of its Capital Contributions. Except as provided in Article IX or as otherwise agreed by the Members, no Member shall have any right to demand or receive property (other than cash) in return of its Capital Contributions.

                                   ARTICLE IV

           DISTRIBUTIONS; PAYMENTS TO WITHDRAWING MEMBER AND REPAYMENT
                                OF EXISTING DEBT

        SECTION 4.1. PAYMENTS TO WITHDRAWING MEMBER AND REPAYMENT OF EXISTING DEBT.

        A. In accordance with the terms of the Reorganization Agreement, immediately after the execution and delivery of this Agreement and the closing under the Contribution Agreement, the Company shall contribute sufficient cash (the "CASH PAYMENT") to the Owner Entity in the amount of [$17,261,737.62] and the Company shall cause the Owner Entity to purchase and redeem in full the interest of the Withdrawing Member in the Owner Entity in exchange for cash payments to be made to the Withdrawing Member under the terms of the Reorganization Agreement. The Members hereby acknowledge and agree that this contribution of cash to the Owner Entity and the distribution of cash to the Withdrawing Member will result in the Owner Entity becoming a disregarded entity for federal and state income tax purposes and will be treated for federal and state income tax purposes as a purchase by the Company of a 60.0% undivided interest in the assets of the Owner Entity for a purchase price equal to the Cash Payment plus the Withdrawing Member's share of indebtedness in the Owner Entity (which, in addition to the portion of the assets of the Owner Entity held indirectly by the Company, will result in the Company directly holding 100% of the assets of the Owner Entity for federal and state income tax purposes). The Members acknowledge and agree that the Company shall not be deemed to have purchased any other interest in the Existing Property or the Owner Entity for federal and state income tax purposes. The Company shall reflect the purchase price for such assets in the Company's tax basis of the assets held by the Owner Entity in a manner, and based upon the allocation, determined by the Manager. The Tax Matters Member shall be bound by the treatment of such transactions by the Manager. The Members also recognize and agree that additional payments may be made to the Withdrawing Member pursuant to Sections 2.1 and 2.2 of the Escrow Agreement, Section 2 of the Liquidity Escrow Agreement, and Article 1 of the Contribution Agreement, which shall, when made, increase the purchase price for the assets purchased by the Cash Payment.

        B. Immediately after the execution and delivery of this Agreement and the Closing under the Contribution Agreement, the Company shall cause the Owner Entity to repay and satisfy in full the Existing Debt (as such term is defined in the Contribution Agreement). The repayment of the Existing Debt and the other payments and distributions described in this Section 4.1 shall be made in the manner and to the extent set forth in this Section 4.1, notwithstanding any other provision contained in this Article IV. No repayment of the Existing Debt pursuant to this Section 4.1.B shall reduce Cordish's Adjusted Capital Balance or Capital Account. Each party hereto hereby acknowledges and agrees that it is the intention of the Manager to cause the Owner Entity, simultaneously with the execution of this Agreement, to borrow funds from an unrelated third party lender (which transaction shall constitute an Approved Financing under the terms of EXHIBIT B attached hereto). Notwithstanding any inference herein to the contrary, the repayment of the Existing Debt, the Cash Payment and the other payments and distributions described in this Section 4.1 shall be funded, in whole or in part, in the Manager's sole and absolute discretion, from the proceeds of such third party loan to the Owner Entity.

        C. Upon the Closing of the Contribution Agreement, the Company shall utilize a portion of Inland's Initial Capital Contribution to pay certain expenses of Closing, as agreed to by Inland and Cordish, which amount shall reduce the contributions into the Operations Reserve and the Construction Completion Reserve.

        SECTION 4.2.       DISTRIBUTIONS OF NET CASH FLOW.

        Subject to the provisions of Section 6.4 hereof and prior to the dissolution and termination of the Company, and subject to Section 18-607 of the LLC Act, Net Cash Flow of the Company for any Fiscal Year shall be distributed monthly (if and to the extent available) by the Company in the following order of priority:

                (i) FIRST, to Cordish, until such time as the Unpaid Cordish Preferred Return has been reduced to zero.

                (ii) SECOND, in the sole and absolute discretion of the Manager, to Inland, until such time as the Unpaid Inland Preferred Return has been reduced to zero.

                (iii) THIRD, in the sole and absolute discretion of the Manager, the balance, to the Members, in proportion to their respective Percentage Interests in the Company.

        SECTION 4.3.       NET PROCEEDS OF A CAPITAL TRANSACTION.

        Subject to the provisions of Section 6.4 hereof and prior to the dissolution and termination of the Company, Net Proceeds of a Capital Transaction may be distributed by the Company from time to time in the sole and absolute discretion of the Manager in the following order of priority;

                (i) FIRST, to Cordish, until such time as the Unpaid Cordish Preferred Return has been reduced to zero.

                (ii) SECOND, to Cordish, until such time as the Adjusted Capital Balance of Cordish has been reduced to zero.

                (iii) THIRD, to inland, until such time as the Unpaid Inland Preferred Return has been reduced to zero.

                (iv) FOURTH, to Inland, until such time as the Adjusted Capital Balance of Inland has been reduced to zero.

                (v) FIFTH, the balance, to the Members in proportion to their respective Percentage Interests in the Company.

        SECTION 4.4        NET PROCEEDS OF A FINANCING.

        Subject to the provisions of Section 6.4 hereof, the Net Proceeds of a Financing may be distributed by the Company from time to time in the sole and absolute discretion of the Manager:

                (i) FIRST, to Inland, until such time as the Unpaid Inland Preferred Return has been reduced to zero.

                (ii) SECOND, to Inland, until such time as the Adjusted Capital Balance of Inland has been reduced to zero.

                (iii) THIRD, to Cordish, until such time as the Unpaid Cordish Preferred Return has been reduced to zero.

                (iv) FOURTH, to Cordish, until such time as the Adjusted Capital Balance of Cordish has been reduced to zero.

                (v) FIFTH, the balance, to the Members in proportion to their respective Percentage Interests in the Company.

        SECTION 4.5.       OTHER DISTRIBUTION RULES.

        A.      For purposes of Sections 4.2, 4.3 and 4.4:

                (i) Distributions of Net Cash Flow of the Company for any calendar month will be considered distributed before the Net Proceeds of a Capital Transaction and Net Proceeds of a Financing occurring during the same calendar month.

                (ii) Whenever possible, Net Cash Flow of the Company for any calendar month will be distributed before the Net Proceeds of a Capital Transaction and Net Proceeds of a Financing are distributed if the Net Proceeds of a Capital Transaction arise from a Capital Transaction or the Net Proceeds of a Financing arise from an Approved Financing that occurred within such calendar month or within the first ten (10) days of the immediately following calendar month.

                (iii) The Manager shall adopt other reasonable ordering conventions as may be necessary to prevent any duplication of amounts that are distributable under both of such Sections.

        B. Subject to the provisions of Section 3.4 and Section 6.5.F relating to Default Loans, distributions in respect of an LLC Interest shall be made only to the Person or Persons that, according to the Company's books and records, are the holders of record of the LLC Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor the Manager shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company or the Manager has knowledge or notice of any Transfer or purported Transfer of ownership of any LLC Interest. Except with respect to Default Loans, the Manager shall have no right or authority to set off any debts or obligations of Cordish against any distributions due to Cordish hereunder, including distributions under Section 9.6 hereof.

        SECTION 4.6.       WITHHOLDING.

        A. The Members hereby authorize the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local, or foreign taxes that the Manager reasonably determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to the Members pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to Section 1441, 1442, 1445 or 1446 of the Code. The Manager shall give prompt notice to the Members with respect to which withholding is effected in accordance with this Section 4.6.A and shall provide such Member with a written explanation of the basis for its determination so to withhold or pay (a "WITHHOLDING NOTICE"). Any amount paid on behalf of or with respect to a Member pursuant to the provisions hereof shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within 15 days after notice from the Manager that such payment must be made, unless the Company withheld such payment from a distribution which would otherwise be made to such Member in accordance with the provision hereof. Any amounts so withheld shall be treated as having been distributed to such Member and shall be promptly paid, solely out of funds from the Company, by the Manager to the appropriate taxing authority. In the event that a Member fails to pay any amounts owed to the Company pursuant to this
Section 4.6.A when due, the Manager may, in its sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member, which shall be treated in the same manner as a Default Loan made to such defaulting Member. For the avoidance of doubt, any distributions which would have otherwise been distributed to a Member, but are retained by the Company in accordance with this Section 4.6.A, shall, for all other purposes of this Agreement, be deemed to have been distributed to such Member.

        B. If any Member determines that the Manager has improperly caused the Company to withhold or to advance funds with respect to such Member in accordance with the foregoing, then such Member shall provide written notice of its objection to such withholding or advance to the Manager, (an "OBJECTION NOTICE") within thirty (30) days after its receipt of the Withholding Notice, stating its rationale for such objection. If the objecting Member and the Manager do not reach an agreement on the contested matter within thirty (30) days following the delivery by the objecting Member of the Objection Notice, then the Manager shall not have the right to exercise any rights pursuant to
Section 4.6.A and the matter shall be submitted promptly by either party to binding arbitration pursuant to Section 10.16 of this Agreement. After such arbitration proceeding has been completed, the Manager shall then have the right to exercise its rights pursuant to Section 4.6.A hereof only in compliance with the determination of the arbitration proceeding. Failure of a Member to deliver an Objection Notice within thirty (30) days after its receipt of a Withholding Notice shall be deemed to constitute the recipient Member's acceptance of and agreement to the withholding and/or payment and the Manager shall be entitled to proceed pursuant, to the provisions of this Section 4.6.

        C. If the Manager improperly proceeds pursuant to this Section 4.6, then the Company shall be required to pay to the objecting Member the amount of any distributions that would otherwise have been made to the objecting Member in accordance with the provisions of this Agreement but for the Manager's improperly proceeding pursuant to Section 4.6, together with all out-of-pocket expenses properly and reasonably attributable to the dispute referenced in Section 4.6.B hereof, and the Company shall be required to pay interest at the rate of twenty percent (20%) on all such amounts to the objecting Member.

                                    ARTICLE V

                        ALLOCATION OF PROFITS AND LOSSES

        SECTION 5.1.       PROFITS AND LOSSES.

        A.      PROFITS.        After giving effect to the allocations under
Section 5.2 hereof, Profits for any Allocation Year shall be allocated to the Members in the following order of priority:

                (i) Profits other than from a Capital Transaction (and except as otherwise provided under Section 5.1.A(iii) hereof):

                        (a) FIRST, to Cordish, in the amount necessary to cause the aggregate amount of Profits allocated to Cordish under this Section 5.1.A(i)(a) from the current Fiscal Year and all prior Fiscal Years to equal the actual amounts distributed to Cordish pursuant to Section 4.2(i) for the current Fiscal Year and all prior Fiscal Years; and

                        (b) SECOND, to Inland, in the amount necessary to cause the aggregate amount of Profits allocated to Inland under this Section 5.1.A(i)(b) from the current Fiscal Year and all prior Fiscal Years to equal the amounts distributable to Inland pursuant to Section 4.2(ii) for the current Fiscal Year and all prior Fiscal Years; and

                        (c) THIRD, the balance, to the Members, in proportion to their respective Percentage Interests in the Company.

                (ii) Profits from a Capital Transaction (except as otherwise provided under Section 5.l.A(iii) hereof):

                        (a) FIRST, to each Member in an amount equal to the amount necessary to increase each such Member's Capital Account to the amount distributable to such Member pursuant to
                Section 4.3 hereof; and

                        (b) SECOND, the balance, to the Members, in proportion to their respective Percentage Interests in the Company.

                (iii) Profits arising from any Capital Transaction (including a hypothetical sale in connection with an in-kind distribution upon liquidation of the Company) occurring upon or resulting in the liquidation (within the meaning of Treasury Regulations
        Section 1.704-(b)(2)(ii)(g)) of the Company:

                        (a) FIRST, to Cordish, until the Capital Account balance of Cordish equals the sum of (1) the Unpaid Cordish Preferred Return plus (2) the Adjusted Capital Balance of Cordish;

                        (b) SECOND, to Inland, until the Capital Account balance of Inland equals the sum of (1) the Unpaid Inland Preferred Return plus (2) the Adjusted Capital Balance of Inland; and

                        (c) THIRD, the balance, to the Members, in proportion to their respective Percentage Interests in the Company.

        B. LOSSES. After giving effect to the allocations under Section 5.2 hereof, Loss for any Allocation Year shall be allocated to the Members in the following order of priority:

                (i) Losses other than as provided in Section 5.1.B(ii) hereof:

                        (a) FIRST, to Inland, to the extent of Losses attributable to the Existing Property, but in an amount without causing Inland to have an Adjusted Capital Account Deficit;

                        (b) SECOND, to Cordish, to the extent of Losses attributable to all Additional Properties, but in an amount without causing Cordish to have an Adjusted Capital Account Deficit;

                        (c) THIRD, to the Members, pro rata in accordance with their Capital Account balances, the maximum that can be allocated without causing a Member to have an Adjusted Capital Account Deficit; and

                        (d) FOURTH, the balance, to the Members, in proportion to their respective Percentage Interests in the Company.

                (ii) Losses arising from any Capital Transaction (including a hypothetical sale in connection with an in-kind distribution upon liquidation of the Company) occurring upon or resulting in the liquidation (within the meaning of Treasury Regulations Section 1.704-l(b)(2)(ii)(g)) of the Company:

                        (a) FIRST, to Cordish, until the Capital Account balance of Cordish equals the sum of (1) the Unpaid Cordish Preferred Return plus (2) the Adjusted Capital Balance of Cordish;

                        (b) SECOND, to Inland, the maximum amount that can be allocated without causing Inland to have an Adjusted Capital Account Deficit;

                        (c) THIRD, to Cordish, in the maximum amount that can be allocated without causing Cordish to have an Adjusted Capital Account Deficit; and

                        (d) FOURTH, the balance, to the Members, in proportion to their respective Percentage Interests in the Company.

        SECTION 5.2.       REGULATORY AND SPECIAL ALLOCATIONS.

        A. Notwithstanding any other provisions of this Article V, the special allocations provisions set forth on SCHEDULE 5.2, which are hereby incorporated into this Section 5.2.A by this reference as if set forth in their entirety, shall apply prior to any other allocations of Profits and Losses (and any items of income, gain, loss or deduction).

        SECTION 5.3.       OTHER ALLOCATION RULES.

        A. For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as reasonably determined by the Manager using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

        B. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Members for tax purposes in the same proportions as they share Profits or Losses, as the case may be, for the Allocation Year.

        C. The Members are aware of the income tax consequences of the allocations made by this Article V and hereby agree to be bound by the provisions of this Article V in reporting their shares of Company income and loss for income tax purposes.

        D. The Members agree that the nonrecourse liabilities of the Company shall be allocated to the Members in proportion to their Percentage Interests in the Company.

        E. Profits, Losses and any other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article V as of the last day of each Fiscal Year, provided that Profits, Losses and such other items shall also be allocated at such times as the Gross Asset Values of Company Assets are adjusted pursuant to subparagraph (b) of the definition of "Gross Asset Value" in Article I.

        SECTION 5.4.    TAX ALLOCATIONS: CODE SECTION 704(c).

        A. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to the Existing Property, and any other property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value. The Members hereby irrevocably agree that the Company shall elect to use the "traditional method" as described in Treasury Regulations Section 1.704-3(d) with respect to allocations relating to the Existing Property (the "TRADITIONAL METHOD").

        B. In the event the Gross Asset Value of any Company property is adjusted pursuant to paragraph (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder, based on the Traditional Method.

        C. Any elections or other decisions relating to such allocations shall be made by the Manager, in any manner that reasonably reflects the purpose and intention of this Agreement.

                                   ARTICLE VI

                          GOVERNANCE AND ADMINISTRATIVE PROVISIONS

        SECTION 6.1.       MANAGEMENT OF BUSINESS AND AFFAIRS.

        A. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company (including the business and affairs of the Company with respect to the Owner Entity and each Additional Property Owner Entity) shall be exclusively and solely vested in the Manager. Except as otherwise expressly provided in this Agreement, no Member, other than the Manager, shall be an agent of the Company or have any authority to bind or take action on behalf of the Company.

        B. The Members hereby designate and appoint Inland to serve as the Manager of the Company and the Members hereby cause the Company to designate and appoint Inland to serve as the Manager of the Owner Entity. Subject to the approval of the Members for Major Decisions (and other limitations set forth in this Agreement), as well as the delegation of certain obligations and responsibilities by the Manager pursuant to this Agreement, the management of the Existing Property and the Additional Properties shall rest with and remain the sole and absolute right, and responsibility of the Manager, Cordish agrees to cooperate with Inland by executing any consents or certificates of the Company necessary to demonstrate to a lender, tenant or other service provider to the Owner Entity that Inland has the power and authority set forth in this
Section 6.1. Without limiting the generality of the foregoing, but subject to the express provisions of this Agreement to the contrary, including, but not limited to, Section 6.2, the Manager shall have the full power and authority to do all things deemed necessary or desirable by it in its sole and absolute discretion to conduct the business of the Company and to effectuate the purposes set forth in Section 2.3 hereof, including, without limitation:

                (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance of the Company's assets) and incurring of any obligations that it deems necessary for the conduct of the activities of the Company;

                (ii) the acquisition, sale, transfer, exchange or other disposition of any assets of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege, or subscription right or any other right available in connection with any assets at any time held by the Company);

                (iii) the mortgage, pledge, encumbrance or hypothecation of any assets of the Company (including, without limitation, the Existing Property), the use of the assets of

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        the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement which the Manager believes will directly benefit the Company and on any terms that the Manager sees fit, the lending of funds to other Persons and the repayment of obligations of the Company;

                (iv) the management, operation, leasing (including the amendment and/or termination of any lease), landscaping, repair, alteration, demolition, replacement or improvement of any Property;

                (v) the negotiation, execution and performance of any contracts, leases, conveyances or other instruments that the Manager considers useful or necessary to the conduct of the Company's operations or the implementation of the Manager's powers under this Agreement, including contracting with property managers, contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents (including Affiliates of Inland) and the payment of their expenses and compensation out of the Company's assets;

                (vi) the distribution of Company cash and other Company assets in accordance with this Agreement and the holding, management, investment, and reinvestment of cash and other assets of the Company;

                (vii) the selection and dismissal of employees of the Company (including, without limitation, employees having the title or holding the office of "president," "vice president," "secretary" or "treasurer"), and agents, outside attorneys, accountants, consultants and contractors of the Company and the determination of their compensation and other terms of employment or hiring;

                (viii) the maintenance of such insurance for the benefit of the Company and the Members as it deems necessary or appropriate including casualty, liability and other insurance on the Properties of the Company, which insurance may be obtained by a blanket insurance policy obtained by an Affiliate of Inland;

                (ix) the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolutions, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolutions, the incurring of legal expenses and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                (x) holding, managing, investing and reinvesting cash and other assets of the Company;

                (xi) the collection and receipt of rents, revenues and income of the Company;

                (xii) in addition to working capital and/or reserves required to be maintained under this Agreement, the maintenance of working capital and other reserves in such amounts as the Manager deems appropriate and reasonable from time to time;

                (xiii) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the Manager for the accomplishment of any of the powers of the Manager enumerated in this Agreement;

                (xiv) causing the Owner Entity or any of the Additional Property Owner Entities to take any of the foregoing actions or the undertaking of any of the foregoing actions in connection with or with respect to the Owner Entity or any of the Additional Property Owner Entities (including without limitation, contributing or loaning Company funds to, incurring indebtedness on behalf of, or guaranteeing the obligations of the Owner Entity or any Additional Property Owner Entity); or

                (xv) causing the Owner Entity to make any decision or take any action under the provisions of the Escrow Agreement and the Liquidity Escrow Agreement, in its sole and absolute discretion.

        C. The Manager shall keep the Members informed as to all matters of concern to the Company and the Members. In addition to and without limiting the duties and obligations of the Manager as set forth above, but subject to the provisions of Sections 6.2 and 6.6, the Manager shall use commercially reasonable efforts to:

                (i) cause the Company and each Owner Entity and Additional Property Owner Entity, directly or through its agents, at all times to perform and comply with the provisions of any loan commitment, agreement, mortgage, deed of trust, lease, construction contract or other contract, instrument or agreement to which the Company or any Owner Entity or Additional Property Owner Entity is a party or which affects the Property or the operation thereof;

                (ii) keep and maintain at least such insurance coverage as may be required by the holder of any mortgage or deed of trust encumbering all or any portion of any Property;

                (iii) deliver to the Members promptly upon the receipt or sending thereof copies of all notices, reports and communications (a) between the Company or any Owner Entity or Additional Property Owner Entity and any holder of a mortgage or deed of trust affecting all or any portion of the Property which relate to any existing or pending default thereunder or to any financial or operational information required by such holder and (b) regarding material violations affecting the Property;

                (iv) open and maintain bank accounts for funds of the Company and each Owner Entity;

                (v) employ contractors for the ordinary maintenance and repair of the Property, including installation of tenant improvements as required by leases on the Property;

                (vi) retain or engage real estate brokers licensed to do business in the states in which the Property, or any part thereof, is located;

                (vii) use reasonable efforts to enter into leases of space and other occupancy agreements on market terms and conditions, and in accordance with the requirements of any applicable loan;

                (viii) employ such managing or other agents necessary for the operation, management and leasing of each Property including, without limitation, a property manager (which may be an Affiliate of Inland or of Cordish);

                (ix) retain or engage attorneys and accountants, to the extent such professional services are required during the term of the Company; and

                (x) do any act which is necessary or desirable to carry out any of the foregoing.

        D. Notwithstanding the provisions of Section 6.1.B and 6.1.C, except as may otherwise be provided in Sections 6.2 or 6.6 or elsewhere in this Agreement, neither the Manager nor any other Member shall have any authority, in the name of or on behalf of the Company or any Owner Entity or Additional Property Owner Entity, to take any of the following actions or make any of the following decisions without the prior written consent or approval of Cordish (each, a "MAJOR DECISION"):

                (i) allow the Company (as opposed to the Owner Entity or any Additional Property Owner Entity) to incur debt, liabilities, guarantees, or borrowings;

                (ii) except with respect to or in connection with an Approved Financing, allow the Owner Entity or any Additional Property Owner Entity to incur any debt or borrowing, or otherwise, refinance, recast, extend, compromise, or prepay (except in connection with condemnation or casualty) any debt encumbering one or more of the Properties;

                (iii)   prior to December 31, 2009 and except as provided in
        Article IX hereof and except with respect to a tax free exchange under
        Section 1031 of the Code or a reinvestment under Section 1033 of the Code, or other transaction in which the Company recognizes no gain or a DE MINIMIS (I.E., less than 1% of the selling price) gain, sell, transfer, assign, convey, exchange or otherwise dispose of or transfer all or any portion of any Property or the Company Assets (other than personal property of the Properties which may be disposed of or replaced due to wear and tear or obsolescence);

                (iv) except as provided in Article VIII, admit any Person as an additional Member of the Company;

                (v) assign the property or assets of the entire Company in trust for creditors or file on behalf of the entire Company a voluntary petition for relief under the bankruptcy laws or similar voluntary petition under state laws;

                (vi) cause the Company to become a party to any merger, consolidation or share exchange with any other entity or person, or dissolve or terminate the Company if any such transaction would have a material adverse effect on Cordish;

                (vii) other than in connection with an Approved Financing, pledge, assign or encumber any equity interest in any Owner Entity;

                (viii) pledge, assign or encumber any equity interest in any Additional Property Owner Entity; and

                (ix) cause any Owner Entity or Additional Property Owner Entity to take any of the foregoing actions.

        E. Inland shall cause the Owner Entity to arrange and maintain property, casualty and liability insurance with respect to the Existing Property in amounts and on terms that are consistent with the customary practices of Inland and its Affiliates with respect to similar properties and taking into account all relevant factors including the nature and location of the Existing Property; PROVIDED, HOWEVER, Inland shall cause (i) any improvements on the Existing Property to be insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy or a builders risk insurance policy, as applicable, for the full insurable value thereof (without reduction for depreciation or co-insurance) and with a reasonable deductible, (ii) the Existing Property with completed improvements to be covered by use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve
(12)-months anticipated gross rental income or gross business earnings, as applicable, attributable to the Existing Property; and (iii) each Owner Entity to maintain commercial general liability and umbrella liability insurance with respect to the Existing Property providing for combined limits of liability of not less than $25 million for both injury to or death of a person and for property damage per occurrence. The Company, Cordish and the Additional Property Owner Entities shall be named as additional insureds. Upon the request of Cordish, Inland shall deliver to Cordish copies of such insurance policies and other documents and information necessary in order to verify its compliance with the provisions of this Section 6.1.E.

        F. Whenever a Member ("REQUESTING MEMBER") requests that the other Member (the "REQUESTED MEMBER") consent to any action required of the Requested Member under the provisions of this Agreement, notice shall be delivered by the Requesting Member to the Requested Member pursuant to the provisions of Section
10.2 hereof, which notice shall be in writing and shall include (a) a summary of the terms and conditions of the actions requested to be taken by the Requesting Member, (b) a copy of any proposed documentation, including any document to be executed by the Company or the Requested Member in connection therewith, and (c) a notice that conspicuously states that "THIS NOTICE IS BEING PROVIDED TO YOU IN ACCORDANCE WITH THE TERMS OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CAPITAL CENTRE HOLDING LLC. IF YOU

DO NOT GIVE YOUR APPROVAL OR DISAPPROVAL OF THE ACTION PROPOSED IN THIS NOTICE TO BE TAKEN WITHIN TEN (10) BUSINESS DAYS AFTER YOU RECEIVE THIS REQUEST FOR APPROVAL, YOUR APPROVAL OF THE PROPOSED ACTION WILL BE DEEMED GIVEN." If the Requested Member does not respond to the Requesting Member within ten (10) business days of receipt of such notice, the Requested Member shall be deemed to have approved the action requested by the Requesting Member. Notwithstanding the inference from the foregoing provisions to the contrary, the foregoing provisions of this Section 6.1.F shall not be deemed to reduce any specific time periods for notice otherwise expressly set forth in this Agreement. In furtherance of the foregoing, in the event that any provision of this Agreement sets forth a specific time period for notice which is other than ten (10) business days, the provisions of this Section 6.1.F (including the notice to be delivered hereunder) shall be modified to reflect such specific time period,

        SECTION 6.2.       DELEGATION OF AUTHORITY REGARDING SPECIFIC MATTERS.

        A. The Manager hereby delegates to Cordish the specific and exclusive authority to arrange for, negotiate and acquire in the manner provided in Section 6.5 hereof, one or more Additional Properties. However, except as provided in Section 6.2.C below, Cordish shall not manage or bind the Company with respect to the Existing Property. Subject to the terms of this Section 6.2 and Section 6.5 hereof, the signature of Cordish alone shall be both necessary and sufficient to: (i) acquire any Additional Property; (ii) organize any Additional Property Owner Entity; (iii) execute any promissory notes, deeds of trust, mortgages, or other instruments of hypothecation with respect to the financing or re-financing of any Additional Property; or (iv) enter into any partnership, operating or other agreements with respect to an Additional Property Owner Entity, or any entity in which any Additional Property Owner Entity holds an equity interest. All of the Members agree that a copy of this Agreement may be furnished to appropriate third parties in order to confirm the matters set forth in the immediately preceding sentence. Inland agrees to cooperate with Cordish by executing any consents or certificates of the Company necessary to demonstrate to a lender, tenant or other service provider to an Additional Property Owner Entity that Cordish has the power and authority set forth in this Section 6.2.A.

        B. In addition, notwithstanding any provision of Section 6.1 to the contrary, but subject in all respects to the provisions of this Section 6.2 and
Section 6.5 hereof, the Manager hereby delegates to Cordish the specific and exclusive authority to direct the management of the business and affairs of any Additional Property Owner Entity and the Additional Properties. In connection therewith, Cordish is authorized, in the name of and on behalf of the Company, to cause any Additional Property Owner Entity to take any and all actions whatsoever, including but not limited to the following actions:

                (i) To negotiate, in the name of and on behalf of the Additional Property Owner Entity, financing for the acquisition, construction, development, redevelopment, or improvement of the Additional Property, which may be secured by the Additional Property (but which shall be nonrecourse in all respects to the Company and Inland and shall be secured solely by the Additional Property to which such financing relates, together with any guaranty or credit enhancement given by Cordish or any Cordish Affiliate) and to take any and all actions necessary or convenient to cause the Additional

        Property Owner Entity to close on any such financing, PROVIDED, HOWEVER, that (a) prior to such Additional Property Owner Entity executing any binding agreement regarding such financing, Cordish shall consult with Inland regarding the terms of the financing and shall provide Inland with the opportunity to review any material documents to be executed by the Additional Property Owner Entity in connection therewith, although so long as the financing is consistent with and satisfies the guidelines set forth above in this subsection 6.2.B(i), or so long as the Additional Property Owner Entity owns a minority equity interest in another entity (and does not own a direct real property interest) and does not incur such financing directly, Inland's consent to such execution shall not be required, (b) payment and performance of any recourse financing secured by an Additional Property from a third-party lender unaffiliated with Cordish shall be guaranteed by Cordish (or an Affiliate thereof or any other Person other than the Company) and (c) such financing shall be an "Approved Financing" under the terms and conditions of EXHIBIT B attached hereto. No guaranty or credit enhancement (or payment thereunder) provided by Cordish shall increase Cordish's Capital Account or Cordish's Adjusted Capital Balance; instead, any such payment shall be treated as a Development Loan (subject to the terms of Section 6.5.F hereof) to the Additional Property Owner Entity.

                (ii) To direct the Additional Property Owner Entity with respect to the entering into, modifying, extending, making any decisions required or permitted to be made under, enforcing any of an Additional Property Owner Entity's rights under or terminating the management agreement for the Additional Property.

                (iii) To take any action enumerated under Sections 6.1.B and 6.1.C, but solely with respect to the Additional Property and in the name of the Additional Property Owner Entity, provided however that, notwithstanding any provision hereof to the contrary (other than as provided in Section 9.6), the disposition by the Company of an interest in an Additional Property Owner Entity and/or the disposition by an Additional Property Owner Entity of any Additional Property, any part thereof or any interest therein, shall require the consent of Inland.

                (iv) Subject to the provisions of this Agreement, to take any other action associated with the construction, improvement, development and/or redevelopment of the Additional Property, including the negotiation and execution of any and all contracts or agreements in connection therewith.

                (v) To take any other action and make any other decision pertaining to the conduct of the business and affairs of the Additional Property Owner Entity and the Additional Property.

Notwithstanding any provision of this Section 6.2, the actions described in Sections 6.1.D shall constitute Major Decisions as they relate to the Additional Properties which Cordish shall not have the right to take pursuant to the provisions of this Section 6.2 and/or Section 6.5 without the prior written consent of Inland;

        C. Notwithstanding anything to the contrary otherwise contained herein, Inland recognizes and agrees that, pursuant to the terms and conditions of that certain Leasing and Construction Services Agreement (the "LEASING AGREEMENT") of even date herewith, Cordish has the right and power to provide certain leasing and construction services to the Existing Property on behalf of the Owner Entity, and Cordish may withdraw and use funds in the Construction Completion Reserve to fulfill any obligations of Cordish under the Leasing Agreement.

        D. Notwithstanding any provision of this Agreement to the contrary, if Inland reasonably determines that the Company, any Owner Entity or any Additional Property Owner Entity has taken or expects to take an action that would jeopardize Inland's status as a REIT, Inland shall have absolute authority to take any and all actions that Inland reasonably determines is necessary to preserve the continued qualification of Inland as a REIT or to avoid the imposition of additional taxes under the REIT Rules on Inland; provided that, such action by Inland shall not alter or diminish the distributions to Cordish under Article IV and Article IX of this Agreement. In furtherance of the foregoing, Cordish hereby covenants and agrees that it shall timely deliver to Inland monthly reports, and such other documents and information as Inland shall reasonably request, regarding the operations relating to the Additional Properties in order to enable Inland to comply with the REIT Rules and applicable REIT reporting and compliance requirements and in order to enable Inland to preserve the continued qualification of Inland as a REIT and to avoid the imposition of additional taxes under the REIT Rules on Inland. Without limiting in any way its obligations under this Section 6.2.D, in connection with its obligations under this Section 6.2.D, Cordish hereby covenants and agrees to
(i) cooperate with and provide accurate information to Inland to the extent necessary for Inland to comply with the REIT Rules and applicable REIT reporting and compliance requirements (which require that Inland satisfies certain income and asset tests which could be impacted by the operations of the Additional Properties), (ii) notify Inland in writing prior to Cordish adding services not currently provided to tenants or others (to verify that any such services do not cause any amounts of gross income that would otherwise qualify under Section 856(c)(3) of the Code to fail to qualify under such Code provision as a result of the provision of such services), (iii) provide Inland with quarterly asset and income statements, within twenty (20) days after the end of each calendar quarter, in a form to be provided to Cordish by Inland, (iv) timely and accurately complete and respond in full to any and all annual questionnaires delivered by Inland, to the extent reasonably related to Inland's qualification or taxation as a REIT, (v) notify Inland in writing prior to the acquisition of any securities and prior to having any tenant issue promissory notes or other securities in lieu of, or in addition to, such tenant's obligations to pay rent under any sublease and (vi) cause each Additional Property Owner Entity to derive solely gross income from operations that is described from time to time by Inland in written guidance delivered to Cordish or is otherwise permitted under the REIT Rules. Notwithstanding anything in this Agreement to the contrary, Cordish shall not be required independently to determine whether any transaction or arrangement could jeopardize Inland's ability to qualify as a REIT or would result in the imposition of additional taxes on inland under the REIT Rules; PROVIDED, HOWEVER, that if Cordish has actual knowledge or believes, or is otherwise informed by Inland in the exercise of Inland's reasonable judgment, that a transaction or arrangement involving an Additional Property, a potential Additional Property or an Additional Property Owner Entity would jeopardize Inland's ability to qualify as a REIT or result in Inland's payment of additional taxes under the REIT Rules, Cordish and the Additional Property Owner Entity shall take such actions

(or refrain from taking such actions) as are required to protect Inland's REIT status or to avoid the imposition of such taxes (as the case may be); PROVIDED, FURTHER, that if (a) Cordish or any Additional Property Owner Entity is required under this Agreement to take actions (or refrain from taking such actions) to protect Inland's REIT status or to avoid such additional taxes, (b) such action is not otherwise contemplated by this Agreement, and (c) such action (or inaction) causes Cordish or the Additional Property Owner Entity to incur costs or damages, Inland shall reimburse Cordish or the Additional Property Owner Entity (as applicable) for the amount of the reasonable costs and damages so incurred. In addition to the foregoing, the Members have consented and agreed to enter into that certain Declaration of Trust and related agreements as set forth on EXHIBIT C attached hereto as of the date hereof; provided, however, that Inland shall reimburse any Additional Property Owner for any loss, cost, expense and damage as a result of the transfer of any Additional Property to such Trust. Cordish hereby covenants and agrees to have its representatives meet from time to time (at least quarterly) with representatives of Inland, at the reasonable request of Inland, to review the current status of the REIT Rules and applicable compliance and reporting obligations as they pertain to the operation of the Additional Properties.

        SECTION 6.3.    DUTIES AND CONFLICTS.

        A. The Members, in connection with their respective duties and responsibilities hereunder, shall at all times act in good faith and, except as expressly set forth herein, any decision or exercise of right of approval, consent, disapproval or deferral of approval by a Member (including the Manager) is to be made by such Member pursuant to the terms of this Agreement in good faith, but recognizing that each Member may act in its own economic self interest and in accordance with such tax and business objectives as it deems appropriate or desirable for such Member. Except as otherwise agreed to in writing by the Members, no Member (including the Manager) or any partner, officer, shareholder or employee of any Member shall receive any salary or other remuneration for its services rendered pursuant to this Agreement. Notwithstanding the foregoing, an Affiliate of Inland may manage the Existing Property pursuant to a separate management agreement the execution by the Company of which shall expressly not require the consent of Cordish.

        B. Each Member recognizes that the other Members (including the Manager) have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company and that such other Member (including the Manager) is entitled to carry on such other business interests, activities and investments. No Member (including the Manager) shall be obligated to devote all or any particular part of its time and effort to the Company and its affairs.

        C. The Manager shall not be liable to the Company or any other Member for any error in judgment, mistake or law or fact or for any other act or thing which it may do or refrain from doing in connection with the business and affairs of the Company, except in the case of an intentional breach of any provision of this Agreement (after written notice to the Manager and a reasonable time to cure) or its willful misconduct, gross negligence or bad faith.

        SECTION 6.4     RESERVE ACCOUNTS.

        A. The Company shall establish, from the Initial Capital Contributions of Inland, a reserve (the "OPERATIONS RESERVE") of all cash remaining after the application of funds in accordance with Section 4.1 and
Section 6.4.B hereof and other payments required to be made by the Company in connection with the transactions contemplated by the Contribution Agreement.
The Operations Reserve shall be deposited in an interest-bearing account in a bank designated by Cordish and acceptable to Inland. Interest earned, if any, on the Operations Reserve shall be released from the Operations Reserve and included in Gross Receipts. The balance of the Operations Reserve shall be increased from time to time without duplication (i) as and when funds are released from the escrow account(s) and designated to be deposited in the Operations Reserve in accordance with the terms of Sections 2.1 and 2.2 of the Escrow Agreement and Section 2 of the Liquidity Escrow Agreement, (ii) as and when Inland makes Additional Capital Contributions to the Company under the terms of Section 3.3.A hereof but solely to the extent that such funds are designated to be deposited in the Operations Reserve pursuant to the terms of this Agreement and Article I of the Contribution Agreement, and (iii) as and when funds are designated to be deposited in the Operations Reserve pursuant to the terms of Article I of the Contribution Agreement. The balance of the Operations Reserve shall be decreased from time to time as and when funds are withdrawn from such account and applied in the manner set forth in this Agreement. Notwithstanding any provision of Article IV hereof to the contrary, all amounts payable to Cordish as a Cordish Preferred Return or as an Unpaid Cordish Preferred Return shall be paid solely from (x) the Operations Reserve, and shall reduce dollar for dollar the balance of the Operations Reserve; (y) Net Cash Flow received by the Company to the extent derived solely from the activities of any Additional Property Owner Entity and/or (z) Development Loans made pursuant to Section 6.5.F hereof. Cordish shall be permitted to cause the Company to withdraw and use funds in the Operations Reserve, without the consent of Inland, within the authority granted to Cordish to direct the acquisition, development and operations of Additional Properties (through an Additional Property Owner Entity), as well as to pay any claim owed by Cordish under the Indemnification Agreement or that certain Member Indemnification Agreement of even date herewith. Inland, acting in its capacity as Manager, shall be permitted to cause the Company to withdraw and use funds in the Operations Reserve for any other Company purpose, but only to the extent the revenues of the Company are insufficient to accomplish such purposes and Inland obtains the prior written consent of Cordish to such withdrawal and use, which consent may be withheld in Cordish's sole and absolute discretion.

        B. The Company shall establish, from the Initial Capital Contributions of Inland, a reserve of $10,139,866.92 (the "CONSTRUCTION COMPLETION RESERVE"). The Construction Completion Reserve shall be deposited in an interest-bearing account in a bank designated by Cordish and acceptable to Inland. Interest earned, if any, on the Construction Completion Reserve shall be released from the Construction Completion Reserve and included in Gross Receipts. The balance of the Construction Completion Reserve shall be decreased from time to time as and when funds are withdrawn from such account and applied in the manner set forth in this Agreement. Cordish shall be permitted to cause the Company to withdraw and use funds in the Construction Completion Reserve, without the consent of Inland, within the authority granted to Cordish to complete the construction of the Existing Property pursuant to the Leasing and Construction Services Agreement of even date herewith. Any funds remaining in the Construction Completion Reserve as of June 30, 2005 shall be applied as follows: (i) 2% of such

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funds shall be deposited in the Operations Reserve; (ii) 60% of the remaining funds (after the application of clause (i)) shall be paid to the Withdrawing Member; and (iii) the balance shall be deposited into the Operations Reserve.

        SECTION 6.5     ACQUISITION OF ADDITIONAL PROPERTIES.

        A. The Members anticipate expanding the business of the Company by acquiring one or more Additional Properties (through Additional Property Owner Entities) and causing the Additional Properties to be developed, redeveloped or refurbished. Either Member may identify potential Additional Properties for acquisition and development by the Company and shall notify the other Member of any such identification and provide the other Member with the opportunity to comment thereon. Cordish shall have the right and authority, subject to the provisions of Section 6.1.D applicable to Cordish pursuant to Section 6.2 hereof, to supervise and coordinate all aspects of the acquisition, financing, development and/or redevelopment of each Additional Property, shall keep Manager informed with respect to all such activity and shall have the duties and obligations set forth in Section 6.1.C and elsewhere in this Agreement with respect to the Additional Properties, to the extent applicable; PROVIDED, HOWEVER, that any such Additional Property may only be acquired by an Additional Property Owner Entity and only if (i) such Additional Property and the related Development Plan for such Additional Property has been approved by Cordish, (ii) all available environmental reports and similar reports for such Additional Property have been submitted to the Manager and the Manager has approved the environmental and similar condition of such Additional Property, (iii) the Manager determines that the acquisition of such Additional Properties would not impose additional liabilities or obligations on the Company (other than to the extent that such liabilities or obligations would remain liabilities and obligations solely of the applicable Additional Property Owner Entity) and (iv) the Manager determines that the acquisition of such Additional Properties would not adversely affect the continued qualification of Inland as a REIT and would not cause the imposition of additional taxes under the REIT Rules on Inland.

        B. Unless otherwise agreed by the Members in writing, each Additional Property shall be acquired by an Additional Property Owner Entity which shall be a single-purpose limited liability company similar in form and structure to the Owner Entity. Each Additional Property Owner Entity shall be owned solely by the Company.

        C. Unless otherwise agreed by the Members in writing, Cordish may utilize cash then held in the Operations Reserve to fund the costs relating to any Additional Property in addition to incurring (or causing an Additional Property Owner Entity to incur) financing for the acquisition, development and/or redevelopment of the Additional Property (subject to the limitations set forth in this Agreement). Unless otherwise agreed by the Members in writing, and notwithstanding any authority granted to Cordish under this Agreement (specifically including, but not limited to Section 6.2 hereof), the Company shall not utilize any Company cash other than the cash in the Operations Reserve in connection with the acquisition of, financing of, operation of, and other costs relating to, the Additional Properties and the Additional Property Owner Entities.

        D. Cordish shall cause the Additional Property Owner Entity to arrange and maintain property, casualty and liability insurance with respect to the Additional Properties in amounts

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and on terms that are consistent with the customary practices of Cordish and its
Affiliates with respect to similar properties and taking into account all relevant factors including the nature and location of the Additional Properties; PROVIDED, HOWEVER, Cordish shall cause (i) any improvements on the Additional Properties to be insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy or a builders risk insurance policy, as applicable, for the full insurable value thereof (without reduction for depreciation or co-insurance) and with a reasonable deductible,
(ii) each Additional Property with completed improvements to be covered by use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve (12)-months anticipated gross rental income or gross business earnings, as applicable, attributable to such Additional Property; and (iii) each Additional Property Owner Entity to maintain commercial general liability and umbrella liability insurance with respect to each Additional Property providing for combined limits of liability of not less than $25 million for both injury to or death of a person and for property damage per occurrence; The Company, Inland, and the Owner Entity shall be named as additional insureds. Upon the request of Inland, Cordish shall deliver to Inland copies of such insurance policies and other documents and information necessary in order to verify its compliance with the provisions of this Section 6.5.D.

        E. Subject to the terms of Section 6.2.B(i) hereof, Cordish shall have the right and authority to arrange the original financing for each Additional Property on behalf of the Additional Property Owner Entity in accordance with Section 6.2.B(i) without the need to obtain the consent or approval of the Manager, and to utilize the funds (including interest thereon) in the Operations Reserve in connection with the acquisition, development and/or redevelopment of Additional Properties.

        F. If any Additional Property Owner Entity has a need for funds in connection with the acquisition, development and/or redevelopment of an Additional Property, or if the Company requires additional funds in connection with the acquisition of an equity interest in an Additional Property Owner Entity, or if an Additional Property Owner Entity does not have sufficient cash flow to fund the Cordish Preferred Return that year to the Company, and in either case such amount exceeds the amount available from the Operations Reserve and the proceeds of any financing arranged by Cordish pursuant to Section 6.5.E hereof, then Cordish shall have the right to provide written notice of the need for such funds ("REQUIRED DEVELOPMENT FUNDS") to the Members (a "DEVELOPMENT FUNDS NOTICE"). Upon receipt of the Development Funds Notice, the Members may upon mutual consent (in their sole and absolute discretion) elect to (a) make an Additional Capital Contribution in proportion to their respective Percentage Interests, or (b) make loans ("DEVELOPMENT LOANS") to the Additional Property Owner Entity in the amount of the Required Development Funds described in the Development Funds Notice in proportion to the Members' respective Percentage Interests on the same terms and form as a Cash Shortfall Loan made with respect to the Additional Property as set forth in Section 3.4.C hereof. The Members hereby covenant and agree to structure any Development Loans made pursuant to the terms hereof so that such loans satisfy the "Straight Debt Safe Harbor" under Code Section S56(c)(7) and the Treasury Regulations promulgated thereunder. If the Members do not agree to make such Additional Capital Contributions or Development Loans, Cordish shall promptly make (or cause an Affiliate or other Person selected by it to make) a Development Loan to the Additional Property Owner Entity in the amount of the Required Development Funds in accordance with Section 6.2.B(i) and on the same terms applicable to a Cash Shortfall Loan made with respect to the Additional Property as set forth in Section 3.4.C hereof. If Cordish does not promptly make or cause an Affiliate or other Person selected by it to make a Development Loan pursuant to this Section 6.5.F, Inland shall have the right, but not the obligation, in its sole and absolute discretion, to fund the amount of such Development Loan, which shall constitute a Default Loan by Inland to Cordish in the same manner as set forth in Section 3.4.B hereof. If Inland does not elect (in its sole discretion and with no duty or obligation to do so) to make such a Development Loan or Default Loan and if such Additional Property Owner Entity will become insolvent or will be in default under any of its financing obligations then Inland shall have the unilateral right at any time to cause the Company to distribute the entire ownership interest in such Additional Property Owner Entity to Cordish (notwithstanding any other provisions of this Agreement to the contrary) on the terms provided in Section 9.6.B and the Adjusted Capital Balance of Cordish shall be reduced by an amount equal to the portion of the Operations Reserve theretofore contributed to such Additional Property Owner Entity.

        G. Notwithstanding anything to the contrary otherwise contained herein and in addition to the obligations and conditions set forth herein, in the event Cordish desires that an Additional Property Owner Entity acquire a direct interest in real property (as opposed to an indirect interest, such as a partnership interest or limited liability company interest in another entity that owns real property), before such Additional Property Owner Entity acquires title to such Additional Property, Cordish shall provide Inland with a copy of a Phase I environmental report that does not recommend that any further studies, tests or remediation be conducted with respect to such property.

        H. Prior to the acquisition of an Additional Property and in addition to the obligations and conditions set forth herein, Cordish shall deliver to the Manager a proposed Development Plan for such Additional Property. The Manager shall have the right to review and comment on each Development Plan so submitted by Cordish. Within ten (10) business days after the delivery of the proposed Development Plan for an Additional Property, the Manager shall provide Cordish with its comments thereon (including whether or not the Manager believes at such time that the Additional Property will comply with the requirements in
Section 6.6 below, provided, however, that the Manager's initial belief as set forth in this sentence shall not be deemed to be a waiver of the Manager's or Inland's rights hereunder), if any, which Cordish shall take into consideration.

        I. Cordish shall cause the development, redevelopment, construction and improvement of each Additional Property to be completed substantially in accordance with the Development Plan therefor.

        SECTION 6.6     COMPLIANCE WITH CERTAIN REQUIREMENTS.

        Notwithstanding any other provision of this Agreement or any other document governing the management and operation of the Property, Inland shall have the right to cause the Company, each Owner Entity and any Additional Property Owner Entity to take any reasonable action or to refrain from taking any action (including but not limited to using a protective trust to own assets) to (i) preserve the continued qualification of inland as a real estate investment trust under Section 856 of the Code (a "REIT"), (ii) preserve the continued qualification of any Affiliates of Inland as taxable REIT subsidiaries and (iii) avoid the imposition of additional taxes on Inland under Section 857 of the Code or Section 4981 of the Code and the Treasury Regulations promulgated thereunder (collectively the "REIT RULES"). The Members agree that in the event that Inland proposes to take any action (or cause the Company or any Owner to take any action) to ensure the continued qualification of Inland as a REIT or to avoid the imposition of additional taxes under the REIT Rules on Inland, Inland shall (x) notify and consult with Cordish regarding, and prior to taking, such proposed action and (y) except as provided in Section 6.2.D, not have liability to any other Member for monetary damages or otherwise for losses sustained or liabilities incurred in connection with such actions provided that Inland acts in good faith to determine and implement a course of action that preserves Inland's REIT status or avoids the imposition of additional taxes on Inland in a manner which minimizes the adverse effects on any other Member's rights and obligations hereunder. In no event, however, shall the distributions to Cordish under Article IV and Article IX of this Agreement be altered or affected by any action so taken by Inland.

        SECTION 6.7     EXCULPATION AND INDEMNIFICATION.

                A. Neither the Manager nor any employee, representative, agent or Affiliate of the Manager (collectively, the "COVERED PERSONS") shall be liable to the Members, the Company or any other Person who has an interest in or claim against the Company or any Additional Property Owner Entity or Owner Entity for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

                B. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; PROVIDED, HOWEVER, that any indemnity under this Section 6.7 by the Company shall be provided out of and to the extent of Company assets only, and the Members shall not have personal liability on account thereof.

                C. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 6.7

                D. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

                E. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

                F. The foregoing provisions of this Section 6.7 shall survive any termination of this Agreement.

                G. Notwithstanding any provisions herein to the contrary, the provisions of this Agreement, specifically including, but not limited to, the provisions of this Section 6.7, shall not in any way be construed to limit or affect the terms and conditions of, the Indemnification Agreement.

                                   ARTICLE VII

                           BOOKS AND RECORDS; RESERVES

        SECTION 7.1.    BANK ACCOUNTS.

        The Manager shall have authority to open bank accounts and designate signatories with respect thereto on behalf of the Company and the Owner Entity and may authorize property managers to open such bank accounts as it shall deem necessary or desirable for the management and operation of the Property and the conduct of Company business (including the business of the Owner Entity). Cordish shall open and be the sole signatory on all bank accounts and keep all banking and accounting records with respect to the Additional Properties, Additional Property Owner Entities, Operations Reserve and Construction Completion Reserve, PROVIDED, HOWEVER, that Cordish shall make all information regarding the Additional Properties, the Additional Property Owner Entities, Operations Reserve and Construction Completion Reserve available to Inland for its review, as required under the terms of this Article VII.

        SECTION 7.2.    BOOKS OF ACCOUNT.

        The Company and each Owner Entity and Additional Property Owner Entity shall keep accurate and complete books of account and records showing the assets and liabilities, operations, transactions and financial condition of the Company, each Owner Entity and Additional Property Owner Entity and each Property. All such books of account and records may be inspected by any Member, its designees or representatives from time to time and upon reasonable prior notice at the office of the Company or other person maintaining the same. With respect to any Additional Properties managed by Cordish pursuant to the provisions hereof, Cordish shall open all bank accounts and keep all bank and accounting records and shall supply, promptly upon request, them to the Manager for incorporation into the books and records of the Company. Cordish hereby acknowledges and agrees that pursuant to the terms of the Contribution Agreement, Cordish has agreed to deliver to Inland prior to the date hereof any and all of the books and records, organizational documents, banking records and statements and other financial statements (including ancillary documents relating thereto) of the Company and the Owner Entity covering all periods from the date of their formation until the date hereof. Cordish hereby covenants and agrees to cooperate with the Manager, and in particular will make available, as the Manager reasonably requests, management decisions, liaison personnel, information, approvals and acceptances so that the Manager may properly perform its obligations under this Agreement.

        SECTION 7.3.    OPERATING STATEMENTS.

        A. As and when prepared or received by the Manager, the Manager shall promptly provide each Member with copies of all reports, studies, operating statements, budgets and other material documents received by the Owner Entity and the Additional Property Owner Entities. The Manager shall at least once every Fiscal Year have the Company's books and records reviewed at Company expense by the Accountant. A copy of the reviewed audited financial statements shall be submitted promptly after completion to all Members, and not later than ninety (90) days after the end of each Fiscal Year. Cordish shall provide the Manager with any and all reports and information regarding the Additional Property and the Additional Property Owner Entity that the Manager requires in order to comply with its obligations under this Section 7.3.

        B. Upon the request of any Member and solely to the extent that such information and reports are available to, and have been prepared or received by, the Manager, the Manager shall promptly provide such requesting Member with (i) a Net Cash Flow statement, (ii) unaudited financial statements of the Company, including a balance sheet, statements of changes in Members' capital accounts during such quarter, statements of profit and loss for such quarter, all prepared in accordance with generally accepted accounting principles applied on a consistent basis, (iii) a revised projection of income and expenses of the Company for the remainder of the current Fiscal Year, (iv) in the event a Capital Transaction has occurred, a statement of the Net Proceeds of a Capital Transaction for such Capita] Transaction. Upon the request of any Member and as promptly as practical after the end of each calendar year, the Manager shall forward to such requesting Member the same statements described in the preceding sentence for the preceding calendar year. Cordish shall be responsible for the prompt preparation and delivery to the Manager of all such reports with respect to any Additional Property and any Additional Property Owner Entity, including, but not limited to, the reports and information required to be delivered to Inland under the terms of Section 6.2.D hereof.

        C. As soon as practicable, but within seventy-five (75) days after the end of the Fiscal Year, and only after the written approval thereof by the Manager, the Tax Matters Member shall, as a Company expense, furnish the Members with all necessary tax reporting information required by the Members for the preparation of their respective federal, state and local income tax returns, including each Member's pro rata share of income, gain, loss, deductions and credits for such Fiscal Year. The Tax Matters Member hereby covenants and agrees that no tax return of the Company, the Owner Entity or any Additional Property Owner Entity shall be filed with any governmental authority without the prior written consent of both Members.

        D.      As soon as practicable, but in no event later than seventy-five
(75) days after the end of the Fiscal Year, and only after the written approval by the Manager, the Tax Matters Member shall, subject to the terms of Section 7.5.G hereof as a Company expense, furnish each Member with copies of the Company's federal partnership Return of Income and other income tax returns, together with each Member's Schedule K-1 or analogous schedule, which returns shall be signed by the Tax Matters Member on behalf of the Company and co-signed by the Accountant as preparer.

        E. Except as otherwise provided in this Agreement, all decisions as to accounting principles, whether for the Company's books or for income tax purposes (and such decisions may be different for each such purpose) and all elections available to the Company under applicable tax law shall be made by the Manager. The Company shall use reasonable efforts to cause all federal, state and local income and other tax returns to be timely filed by the Company, provided that such returns shall be subject to prior review and approval by the Members.

        F. Each Member shall promptly provide the Manager and/or the Tax Matters Member, as applicable, with the information necessary in order to enable the Manager and/or the Tax Matters Member to furnish the information, reports and/or statements called for pursuant to this Section 7.3. The Manager's and/or the Tax Matters Member's obligations to provide reports, information and filings, shall be contingent upon the receipt of the relevant information from the Members.

        SECTION 7.4.    THE ACCOUNTANT.

        Jules R. Willen & Associates shall be retained as the initial accountant for the Company (the "ACCOUNTANT") for the Fiscal Year ending December 31, 2004 and shall prepare the 2004 tax return of the Company subject to the review and written approval of the Tax Matters Member and the Manager. Except as provided in Section 7.5.G hereof, the fees and expenses of the Accountant shall be a Company expense. Upon reasonable advance notice to the Manager, any Member may, in its discretion and at such Member's expense, cause a nationally recognized accounting firm selected by such Member in its reasonable discretion to conduct an annual audit of the books, records and accounts of the Company, any Owner Entity or Additional Property Owner Entity (in addition to any audit conducted by the Accountant). In the event the Manager shall desire to terminate the employment of the Accountant after 2004, and to substitute another accountant therefor, the Manager shall designate another nationally recognized accounting firm. In such event, the Members shall take all actions necessary to cause the then-existing Accountant to fully cooperate in such transition and to provide all workpapers and other books and records to the new Accountant.

        SECTION 7.5.    TAX MATTERS MEMBER.

        A. Cordish is hereby designated to act as the "Tax Matters Member" under Code section 6231(a)(7) for the Fiscal Year ending December 31, 2004 and Inland shall be the Tax Matters Member for all other Fiscal Years. To the extent provided in Code Sections 6221 through 6231 and subject to the provisions hereof, the Tax Matters Member shall represent the Company and the Members in their capacities as Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and, subject to the limitations set forth in this Agreement, shall file any tax returns and execute any agreements or other documents on behalf of the Company. To the extent the Company meets the criteria set forth in Section 6231(a)(1)(B)(i) of the Code, the Company shall not elect to be subject to the unified partnership audit procedures under Section 6231(a)(1)(B)(ii) of the Code. The Tax Matters Member shall cause the
Accountant to report the Reorganization and the transactions contemplated in the Contribution Agreement and herein with respect to the admission of Inland and the Cash Payment (including the purchase by the Owner Entity of the interest of the Withdrawing Member therein) as set forth in Section 4.1.A hereof and only with the written approval of the Manager. The Tax Matters Member hereby covenants and agrees to allocate the basis step-up attributable to the Existing Property resulting from the Reorganization and admission, in the manner required by the Manager in its sole and absolute discretion.

        B. Subject to the limitations set forth in this Agreement, the Tax Matters Member is authorized to make any and all elections for federal, state, and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to adjust the basis of Company Assets pursuant to Code sections 754, 734(b), and 743(b), or comparable provisions of state or local income tax law, in connection with Transfers of LLC Interests and Company distributions; (ii) to treat the Company as a partnership for income tax purposes (or the functional equivalent thereof under applicable state and/or local income tax law) and (iii) to treat the Owner Entity as a disregarded entity for all tax purposes. Notwithstanding the foregoing, the Company shall not make an election under Section 754 of the Code prior to the Closing under
Section 9.5 hereof without the prior written consent of Cordish; provided, however, and for the avoidance of doubt, that the Manager shall be permitted, in its sole and absolute discretion, to cause the Company to make a Section 754 election effective for the year in which the Closing under Section 9.5 occurs.

        C. To the extent that such matters would have a material adverse effect on any Member, the Tax Matters Member shall obtain the consent of the other Members before it can (i) extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company's federal, state, or local income tax returns, or (ii) execute any settlement agreement that binds the Members or otherwise affects the rights of the Company and the Members.

        D. Prior to the taking of any action and/or the making of any election by the Tax Matters Member (including all such actions and/or elections specifically referred to in this Agreement) which has a material adverse effect on the other Member, the Tax Matters Member shall provide prompt written notice of such intended action and/or election to the other Member. If the other Member sends the Tax Matters Member a written objection within thirty (30) business days of receiving the notice (or such shorter time as may be required to take such action or to make such election), the Tax Matters Member and the other Member shall confer about the intended action or election, as applicable. If agreement cannot be reached within sixty (60) business days after the receipt by the Tax Matters Member of the other Member's written objection (or such shorter time as may be required to take such action or to make such election), the Tax Matters Member shall take the action or make the election, as applicable as originally proposed unless the other Member provides an opinion from the other Member's regular outside legal tax counsel, or, at the option of the other Member, another nationally recognized law firm that is reasonably acceptable to the Tax Matters Member, in either case at the other Member's sole expense, that the action or election, as applicable as proposed would more likely than not have an adverse tax consequence to the other Member. In making such determination, the other Member's counsel (or such other law firm selected by it in accordance with the foregoing) shall be instructed to give effect to the provisions of Articles III and IV hereof. Any dispute regarding any action to be taken under this Section 7.5.D shall be submitted to arbitration in accordance with the provisions of
Section 7.5.F hereof.

        E. Within five business days of its receipt, the Tax Matters Member shall give written notice to the other Member of the receipt of any written notice relating to a controversy or related proceeding which has a material adverse effect on the other Member with the Internal Revenue Service or any state or local taxing authority, including, without limitation, (A) written notice that the Internal Revenue Service or any state or local taxing authority intends to examine the Company's income tax returns for any year; (B) written notice of commencement of an administrative proceeding at the Company level related to the Company under section 6223 of the Code; (C) written notice of any final Company administrative adjustment relating to the Company pursuant to a proceeding under section 6223 of the Code; (D) any request from the Internal Revenue Service or any comparable state or local taxing agency for waiver of any applicable statute of limitations with respect to the filing of any tax return by the Company; (E) any information document requests from the Internal Revenue Service or any other taxing authority, and (F) any Form 5701 or comparable state or local audit adjustment notices. Within ninety (90) days after receipt of notice of a final Company administrative adjustment, the Tax Matters Member shall notify each Member if it does not intend to file for judicial review with respect to such adjustment.

        F. The Tax Matters Member shall keep the other Member fully and promptly informed about the status of any tax controversy or related proceeding involving the Company which could have a material adverse effect on the other member. If, as a result of a notice provided by the Tax Matters Member under
Section 7.5.E or otherwise, the other Member believes, based upon the nature of the government inquiry, that the government could be considering an adjustment that would have an adverse effect upon the other Member, then other Member shall have the right to hire and retain counsel of its choice, reasonably acceptable to the Tax Matters Member, to represent the Company in connection with such issue, shall have the right to control the contest of such issue, and shall participate in such contest to the maximum extent allowable by 1aw, but shall keep the Tax Matters Member fully informed. If the Tax Matters Member does not agree that the government could be considering an adjustment that would have an adverse effect upon the other Member, then this dispute shall be promptly submitted to a senior tax partner at a nationally recognized law firm (other than the other Member's regular outside tax counsel) selected by the other Member and reasonably acceptable to the Tax Matters Member (the "ARBITRATOR"). The Arbitrator so selected shall be instructed to give effect to the provisions of this Agreement in determining whether the adjustment could have an adverse effect on the other Member. The Arbitrator's determination shall be final and binding on the parties and if the determination is that the adjustment could have an adverse effect on the other Member, then the other Member shall have the rights set forth in this Section 7.5.F. All information provided to the Arbitrator by the Company or either Member shall be kept strictly confidential by the Arbitrator.

        G. All expenses incurred by Cordish as the Tax Matters Member (or incurred by the Company as a result of actions taken on behalf of the Company by Cordish as the Tax Matters Member) for the 2004 taxable year (including, but not limited to, the costs and expenses incurred by the Company and/or Cordish for the preparation of the 2004 tax returns of the Company and the Owner Entity and the expenses of counsel retained by either Member to represent the Company under section 7.5.F in connection with any tax controversy or related proceeding of the Company) shall be borne solely by Cordish; PROVIDED, HOWEVER, that if Cordish does not otherwise make such payments in a timely fashion, such payments shall be paid from the Operations Reserve. All expenses incurred by Inland as the Tax Matters Member (including the expenses of counsel retained by the other Member to represent the Company under section 7.5.F) in connection with any tax controversy or related proceeding of the Company will be borne equally by Inland and Cordish; PROVIDED, HOWEVER, that if Cordish does not otherwise make its portion of such payments in a timely fashion, such portion of such payments shall be paid from the Operations Reserve. Nothing herein shall be construed to restrict inland, during the periods that Inland is the Tax Matters Member, from engaging an accounting or law firm to assist the Tax Matters Member in discharging its duties hereunder, so long as the compensation paid by the Company for such services is customary.

                                  ARTICLE VIII

                            TRANSFER OF LLC INTERESTS

        SECTION 8.1.    NO TRANSFER.

        A. Except as provided in this Article VIII, no Member may Transfer any LLC Interest, except as hereinafter set forth in this Article VIII or upon prior written consent of all of the other Members, which consent may be granted or withheld in the sole and absolute discretion of the other Members. Any Transfer of an LLC Interest in contravention of this Article VIII shall be null and void and shall be deemed a material breach of, and a default under, this Agreement, and the other Members shall have all the rights and remedies available under this Agreement.

        B. For the purposes of this Article VIII the rules applicable to the Transfer of an LLC Interest shall apply in the same manner to transfers of interest in the Members; PROVIDED, HOWEVER, that the following transfers shall not be subject to this Section 8.1: (i) transfers of an interest in Inland to a Person who, as of the date hereof, is a member of such entity, or (ii) transfers of an interest in Inland if an Affiliate of Inland retains at least a 20% interest, or (iii) transfers of an interest in Inland in connection with a sale or transfer by Inland Western Retail Real Estate Trust, Inc., or any of its Affiliates, of all or substantially all of their assets, or (iv) transfers of an interest in Cordish as long as David Cordish, Blake Cordish, Reed Cordish and/or Jonathan Cordish retains control of the business and activities of Cordish.

        SECTION 8.2.    PERMITTED TRANSFERS.

        A. The restrictions on Transfers under Section 8.1 shall not apply to any (i) Transfer (for any consideration or no consideration) by Inland or Cordish of all or any part of its LLC Interest to any 80% Owned Affiliate of the transferor Member (provided that counsel to the non-Transferring Member reasonably determines that such Transfer would not have any adverse tax effect (directly or indirectly) on the non-Transferring Member), or (ii) Transfer to any other Member.

        B. A permitted transferee of a Member pursuant to Section 8.1.A or 8.2.A hereof that acquires the LLC Interest of a Member shall not be recognized by the Company as a Member and shall have only the rights of an assignee of the transferor Member's LLC Interest, except upon compliance with the terms of Section 8.2.C. A Member who assigns all of its LLC Interest to a permitted transferee (other than the other Member) in accordance with the provisions of this Agreement shall nevertheless remain a Member of the Company subject to all the duties and obligations imposed on it under this Agreement until such time as the transferee of such LLC Interest is admitted to the Company as a substitute Member in accordance with Section 8.2.C. Upon any permitted assignment of an LLC Interest pursuant to Section 8.2, the transferor and transferee shall file with the Company an executed or authenticated copy of the written instrument of assignment or transfer.

        C. No transferee of the whole or a portion of a Member's LLC Interest shall have the right to become a substituted Member in place of its transferor unless and until all of the following conditions are satisfied:

                (i) the transferor and transferee have executed and acknowledged such instruments as the other Members may reasonably deem necessary or desirable to effect such Transfer;

                (ii) a duly executed and acknowledged written instrument of transfer has been filed with the Company setting forth the intention of the transferor that the transferee become a substituted Member in its place;

                (iii) the transferee accepts and agrees to be bound by all the provisions of this Agreement by executing and delivering a counterpart signature page hereto; and

                (iv) the transfer would not materially and adversely affect the treatment of the Company for tax purposes under the Code or the tax laws of any state in which the Company does business.

        SECTION 8.3.    SUCCESSION BY OPERATION OF LAW.

        A. In the event of an Event of Bankruptcy with respect to a Member or the merger, consolidation, dissolution or liquidation of the Member, all of such Member's rights to distributions and allocations by the Company, shall pass to such Member's legal successor, but such legal successor shall not become a Member of the Company without the prior written consent of the other Members, which consent may be granted or withheld in all of the sole and absolute discretion of such other Members.

        B. Upon occurrence of an Event of Bankruptcy of a Member, or any other event that causes a Member to cease to be a member of the Company, the business of the Company shall continue without dissolution. Notwithstanding any other provision of this Agreement, each Member waives any right that it might have under Section 18-801(b) of the Act to agree in writing to dissolve the Company upon the occurrence an Event of Bankruptcy or any other such event.

        SECTION 8.4.    ADDITIONAL RESTRICTIONS ON TRANSFERS.

        The LLC Interests described in this Agreement have not been registered under the Securities Act of 1933, as amended (the "1933 ACT") or under the securities laws of the State of Delaware or any other jurisdiction (the "STATE ACTS"). Consequently, in addition to any and all other restrictions on transferability set forth herein, the LLC Interests may not be sold, assigned, pledged, hypothecated or otherwise disposed of or Transferred, except in accordance with the provisions of the 1933 Act and the State Acts.

                                   ARTICLE IX

                   DISSOLUTION AND TERMINATION OF THE COMPANY

        SECTION 9.1.    DISSOLUTION.

        The Company shall be dissolved and commence winding up and liquidating only upon the first to occur of any of the following:

        A. The sale, condemnation or other disposition of all or substantially all of the Properties and the receipt of all consideration therefor;

        B.      At any time that there are no Members; or

        C. The written election of all the Members to dissolve, wind up and liquidate the Company.

        SECTION 9.2.    TERMINATION.

        Notwithstanding any other provision of this Agreement, in all cases of valid, voluntary dissolution of the Company (the parties acknowledging that, the right of a Member to cause an involuntary dissolution of the Company or a partition of the Company has been expressly waived, renounced and released under Sections 2.7 and 2.8 hereof), the business of the Company shall be wound up and the Company terminated as promptly as practicable thereafter, and each of the following shall be accomplished:

        A. The Manager shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, a copy of which statement shall be furnished to all of the Members.

        B. The property and assets of the Company shall be liquidated by the Manager as promptly as possible, but in an orderly and businesslike and commercially reasonable manner.

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The Manager may, in the exercise of its business judgment and if commercially reasonable, determine to defer the sale of all or any portion of the property and assets of the Company if deemed necessary or appropriate to realize the fair market value of any such property or assets. In lieu of a sale of assets and a dissolution of the Company, the Manager shall be authorized in its sole and absolute discretion to cause the Company to purchase and redeem the Cordish LLC Interest in full pursuant to the provisions of Sections 9.4, 9.5 and 9.6 (without regard to the time limitations therein).

        SECTION 9.3.    LIQUIDATING MEMBER.

        Upon the dissolution of the Company, Inland shall act as the liquidating member (in such capacity, the "LIQUIDATING MEMBER"). The Liquidating Member shall, upon the dissolution and upon completion of the winding up of the affairs of the Company, file appropriate certificate(s) to such effect in the proper governmental office or offices under the LLC Act as then in effect. Notwithstanding the foregoing, each Member, upon the request of the Liquidating Member, shall promptly execute, acknowledge and deliver all such documents, certificates and other instruments as the Liquidating Member shall reasonably request to effectuate the proper dissolution and termination of the Company, including the winding up of the business of the Company. Any tax matters that are continuing as of the time of such liquidation and dissolution and/or that arise after such liquidation and dissolution (if such liquidation and dissolution should ever occur) shall be governed by the provisions of Section
7.5 hereof, and the provisions of this sentence shall survive any such liquidation and/or dissolution of the Company.

        SECTION 9.4     TERMINATION RIGHTS.

        A. Cordish shall have the right, but not the obligation, to require the Company to purchase and redeem all, but not less than all, of the Cordish LLC Interests for the Cordish Liquidation Amount (as such term is defined in Section 9.6.A hereof and subject to Section 9.6.B hereof) if a Redemption Notice (as defined in Section 9.4.C below) is delivered by Cordish at any time during the period beginning on the date that is 30 calendar months from the date hereof and ending on the date that is 36 calendar months from the date hereof.

        B. Inland shall have the right, but not the obligation, to require the Company to purchase and redeem all, but not less than all, and Cordish shall be required to assign all, of the Cordish LLC Interests for the Cordish Liquidation Amount (subject to Section 9.6.B hereof), if (except as provided in Section 9.4.E hereof) a Redemption Notice is delivered by Inland at any time during the period beginning on the date that is 36 calendar months from the date hereof and ending on the date that is 40 calendar months from the date hereof.

        C. In order to exercise the rights to require the Company to purchase and completely redeem the Cordish LLC Interests under this Section 9.4, Cordish or Inland, as appropriate (the "EXERCISING MEMBER"), shall deliver to the other Member and to the Company written notice (the "REDEMPTION NOTICE") of the exercise of such right, which notice shall state the Exercising Member's computation of the Cordish Liquidation Amount. The delivery of the Redemption Notice by the Exercising Member shall constitute an irrevocable commitment by Cordish to transfer and deliver, and the Company to purchase and redeem, all of the Cordish LLC Interests for the Cordish Liquidation Amount. Closing on the purchase and redemption of the Cordish

LLC Interests shall take place in accordance with Section 9.5 hereof. Any purchase and redemption of all of the Cordish LLC Interests under this Section
9.4 shall require the simultaneous repayment (at Closing) of all Default Loans made pursuant to the provisions of this Agreement. All Cash Shortfall Loans and Development Loans made by Cordish with respect to the Additional Properties shall be repaid in full at the Closing except that if an interest in an Additional Property Owner Entity is distributed to Cordish, then all Cash Shortfall Loans and Development Loans made to such entity shall remain outstanding and any distribution of Additional Property Owner Entity Interests to Cordish pursuant to the provisions hereof shall be made subject to such Cash Shortfall Loans and Development Loans.

        D. Upon the delivery of the Redemption Notice by the Exercising Member, Cordish shall thereupon only be entitled to receive the Cordish Liquidation Amount and Inland shall have sole authority to act on behalf of the Company to obtain at Closing the funds required to completely redeem the Cordish LLC Interests, including borrowing money from third-party lenders, Members or Affiliates and seeking Capital Contributions from additional Members to be admitted to the Company.

        E.      Notwithstanding any provision of this Section 9.4 and this
Article IX to the contrary, and specifically notwithstanding the time period during which Inland is permitted to deliver a Redemption Notice under Section 9.4.B hereof, Inland shall have the right, but not the obligation, in its sole and absolute discretion, to deliver a Redemption Notice to Cordish and to cause the purchase and redemption of all of the Cordish LLC Interests pursuant to the terms of this Article IX, at any time following the occurrence of one or more of the following events:

                (i) if, there are any unpaid indemnification obligations of Cordish and/or David S. Cordish to any "Inland Indemnified Party" pursuant to the terms and conditions of the Indemnification Agreement, which indemnification obligations have been unpaid for sixty (60) days following the date that such obligations have been either (A) liquidated and agreed to by the parties hereto or (B) determined by an arbitrator in accordance with the terms of Section 13.12 of the Indemnification Agreement;

                (ii)    if, (a) Inland suffers an Indemnified Loss pursuant to
Section 10.17.B hereof and (b) an arbitration conducted under Section 10.16 hereof determines that Cordish owes or has failed to pay such Indemnified Loss within sixty (60) days of the receipt of such notice by Cordish from Inland; or

                (iii) if Cordish breaches any of the provisions of Sections 2.7, 2.8 or 9.1 hereof.

        SECTION 9.5.    CLOSING.

        A. The closing of the redemption of the Cordish LLC Interests by the Company pursuant to Section 9.4 (the "CLOSING") shall be held at the principal offices of the Company and, subject to any other specific time periods for Closing stated in this Agreement, shall occur on the date specified in the Redemption Notice, which date shall be no sooner than 30 days and no later than 120 days following the delivery of the Redemption Notice to Cordish or Inland, as applicable, and the Company.

        B. At the Closing, Cordish shall transfer and assign the Cordish LLC Interests to the Company free and clear of any liens, encumbrances or any interests of any third party and shall execute or cause to be executed any and all documents required to transfer fully good and clear title to the LLC Interests being transferred, including, but not limited to, any and all documents necessary to evidence such transfer. In the event that Cordish does not timely execute any and all documents necessary to evidence and effect such transfer of all of the Cordish LLC Interests and to reflect the complete and absolute withdrawal of Cordish and its Affiliates from the Company at the Closing, then the Manager is hereby appointed the attorney-in-fact of, and is hereby authorized on behalf of, Cordish, to execute, acknowledge and deliver all such documents and take all such other actions as may be required to evidence and effect such transfer of all of the Cordish LLC Interests. Such appointment and authorization are coupled with an interest and shall be irrevocable. The failure by Cordish to execute any document shall not delay the Closing or cause the Closing to be ineffective.

        C. At the Closing, Inland shall cause the Company to distribute to Cordish the Cordish Liquidation Amount and each party shall repay the Default Loans as applicable. If ownership interests in the Additional Property Owner Entities are distributed to Cordish as provided herein, the parties shall execute and/or cause to be executed any and all documents required to transfer title to the applicable ownership interests being transferred, including, but not limited to, any and all documents necessary to evidence such transfer; PROVIDED, HOWEVER, that the Company and Inland shall only be obligated to deliver an assignment of such ownership interests on an "as is" basis and without recourse to the Company or Inland. Cordish shall pay and be solely responsible for (a) any pre-prepayment or due-on-sale penalties and (b) any transfer, recordation, sales and excise taxes as a result of any in-kind distributions to Cordish or otherwise as a result of the transactions contemplated in this Article IX of this Agreement.

        D. If any consents from lenders or otherwise are required in order to carry out any provision of this Agreement, the parties hereby agree to cooperate in good faith and will proceed promptly and diligently to obtain all such consents; PROVIDED, HOWEVER, that the failure to obtain any such consent may be waived by Inland in its sole and absolute discretion.

        SECTION 9.6.    PURCHASE PRICE ON REDEMPTION OF CORDISH LLC INTERESTS.

        A. The entire purchase price payable by the Company to Cordish (or its Affiliates) for the Cordish LLC Interest (the "CORDISH LIQUIDATION AMOUNT") shall be an amount equal to the sum of the following:

                (i) the Cordish Preferred Return and the Unpaid Cordish Preferred Return as of the date of the Closing as reasonably determined by the Company's Accountant, plus

                (ii) The Cordish Adjusted Capital Balance as of the date of the Closing.

The parties agree that for purposes of making the foregoing determinations, the books of the Company shall be closed as of the Closing.

        B. Notwithstanding anything in this Section 9.6 to the contrary, Inland may elect on behalf of the Company, by delivery of written notice to Cordish, to require Cordish to accept as full and complete payment and consideration for the transfer and complete redemption of the

Cordish LLC Interests in the Company, in lieu of the cash payment of the Cordish Liquidation Amount, an "as is" in-kind assignment and distribution to Cordish without recourse to the Company or Inland of all (100%) of the ownership interests in the Additional Property Owner Entities, together with all assets in the Additional Properties Trust Estate, as defined in the Declaration of Trust.

        C. If Inland does not intend to make an in-kind redemption election under Section 9.6.B, Cordish may, by delivering written notice to Inland, elect to require the Company to effect the complete redemption of Cordish's LLC Interests in exchange for an in-kind distribution of all (100%) of the ownership interests in the Additional Property Owner Entities by way of an "as is" assignment without recourse to the Company and Inland of 100% of the ownership interests in the Additional Property Owner Entities, together with all assets in the Additional Properties Trust Estate, as defined in the Declaration of Trust. Such assignment shall be the full and complete payment and consideration for the Cordish LLC Interests, shall be in lieu of any obligation of the Company to make a payment of the Cordish Liquidation Amount and Cordish shall have no right to receive or demand any payment of all or any portion of the Cordish Liquidation Amount.

        D. Each party hereby covenants and agrees that following the payment of the Cordish Liquidation Amount or following the execution of the assignment of the ownership interests in the Additional Property Owner Entities under the terms of Sections 9.6.B and 9.6.C of this Agreement, neither Cordish nor any Affiliate of Cordish shall have any rights with respect to the Company, the Owner Entity, the assets of the Company or the assets of the Owner Entity either as owner, lender or otherwise and neither Cordish nor any Affiliate of Cordish shall have any right, to receive any further payments or distributions from the Company or the Owner Entity under the terms of this Agreement or otherwise, specifically including, but not limited to, the Cordish Preferred Return, if any, the Unpaid Cordish Preferred Return, if any, Cordish's Capital Account and Cordish's Adjusted Capital Balance.

        E. Upon the redemption of the Cordish LLC Interests, the books and records of the Company and the Additional Property Owner Entities shall be closed.

                                    ARTICLE X

                                  MISCELLANEOUS

        SECTION 10.1.   FURTHER ASSURANCES.

        Each Member agrees to execute, acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement.

        SECTION 10.2. NOTICES.

        All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "NOTICES") shall be in writing, shall comply with Section 6.1.F hereof, and shall be given by personal delivery, by overnight delivery service or by United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided. Except as otherwise specified herein, the time period in which a response to any notice or other communication must be made, if any, shall commence to run on the earliest to occur of (a) if by personal delivery, the date of receipt, or attempted delivery, if such communication is refused;
(b) if given by overnight delivery service, the first business day after the day of delivery to the overnight carrier; and (c) if sent by mail (as aforesaid), the date of receipt or attempted delivery, if such mailing is refused. Until further notice, notices and other communications under this Agreement shall be addressed to the parties listed below as follows:

        (i)     If to the Company or Cordish, to:

                        CC Investors, LLC
                        c/o The Cordish Company
                        601 East Pratt Street, Sixth Floor
                        Baltimore, MD 21202
                        Attention: President

                With a copy (which shall be for informational purposes only) to:

                        c/o The Cordish Company
                        601 East Pratt Street, Sixth Floor
                        Baltimore, MD 21202
                        Attention: General Counsel

        (ii)    If to the Company or Inland, to:

                        c/o Inland Western Retail Real Estate Trust, Inc. 2901 Butterfield Road
                        Oak Brook, Illinois 60523
                        Attention: Chief Financial Officer

                and with copies (which shall be for informational purposes only) to:

                        c/o The Inland Real Estate Group, Inc.
                        2901 Butterfield Road
                        Oak Brook, Illinois 60523
                        Attention: General Counsel

                and to:

                        John J. Ghingher III, Esquire
                        Saul Ewing, LLP
                        100 South Charles Street
                        Baltimore, Maryland 21201

Any Member may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section.

        SECTION 10.3.   INDEPENDENT REPRESENTATION.

        Inland hereby acknowledges and agrees that it has consulted its independent counsel with respect to the tax and non-tax consequences of its investment in the Company, and that neither Cordish nor any Cordish Affiliate shall have any 1iability to Inland or its Affiliates (except as otherwise provided herein, in the Contribution Agreement or in the Indemnification Agreement) as a result of any adverse consequences to Inland, direct or indirect partner (or other equity owner) of Inland as a result of Inland's investment in the Company or Inland's ownership of an LLC Interest in the Company. Cordish hereby acknowledges and agrees that it has consulted its independent counsel with respect to the tax and non-tax consequences of its investment in the Company, and that neither Inland nor any Inland Affiliate shall have any liability to Cordish or any Cordish Affiliate (except as otherwise provided herein, in the Contribution Agreement or in the Indemnification Agreement) as a result of any adverse consequences to Cordish or any Cordish Affiliate as a result of Cordish's investment in the Company, Cordish's ownership of an LLC Interest in the Company or Cordish's possible withdrawal from the Company. The foregoing provision is not intended to and shall not operate to diminish or limit the liability of either Member resulting from such Member's breach of or default under any provision of this Agreement or under the Contribution Agreement, nor shall it diminish or limit the liability of any party to the Indemnification Agreement.

        SECTION 10.4.   GOVERNING LAW.

        This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

        SECTION 10.5.   CAPTIONS.

        All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

        SECTION 10.6.   PRONOUNS.

        All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.

        SECTION 10.7.   SUCCESSORS AND ASSIGNS.

        This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and permitted assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and permitted assigns.

        SECTION 10.8.   EXTENSION NOT A WAIVER.

        No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Member or the Company shall impair or affect the right of such Member or the Company thereafter to exercise the same. Any extension of time or other indulgence granted to a Member hereunder shall not otherwise alter or affect any power, remedy or right of any other Member or of the Company, or the obligations of the Member to whom such extension or indulgence is granted.

        SECTION 10.9.   CONSTRUCTION.

        None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or any third party. No Member shall be obligated personally for any debt, obligation or liability of the Company solely by being a Member of the Company.

        SECTION 10.10.  SEVERABILITY.

        In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be effected or impaired thereby.

        SECTION 10.11.  CONSENTS.

        Any consent or approval to any act or matter required under this Agreement must be in writing and shall apply only with respect to the particular act or matter to which such consent or approval is given, and shall not relieve any Member from the obligation to obtain the consent or approval, as applicable, wherever required under this Agreement to any other act or matter.

        SECTION 10.12.  ENTIRE AGREEMENT.

        This Agreement, together with the Contribution Agreement, Escrow Agreement, the Liquidity Escrow Agreement, the Indemnification Agreement and any other agreement ancillary or related hereto or thereto, contains the entire agreement between the parties relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. Amendments, variations, modifications or changes herein may be made effective and binding upon the parties by, and only by, the setting forth of same in a document duly executed by each party, and any alleged amendment, variation, modification or change herein which is not so documented shall not be effective as to any party.

        SECTION 10.13.  RULES OF CONSTRUCTION.

        Unless the context clearly indicates to the contrary, the following rules apply to the construction of this Agreement:

                (i) Words importing the singular number include the plural number and words importing the plural number include the singular number.

                (ii) Words of the masculine gender include correlative words of the feminine and neuter genders.

                (iii) The table of contents and the headings or captions used in this Agreement are for convenience of reference and do not constitute a part of this Agreement, nor affect its meaning, construction, or effect.

                (iv) Words importing persons include any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

                (v) Any reference in this Agreement to a particular "Article," "Section" or other subdivision shall be to such Article, Section or subdivision of this Agreement unless the context shall otherwise require.

                (vi) Each reference in this Agreement to an agreement or contract shall include all amendments, modifications, and supplements to such agreement or contract unless the context shall otherwise require.

                (vii) When any reference is made in this document or any of the schedules or exhibits attached hereto to the Agreement, it shall mean this Agreement, together with all other schedules and exhibits attached hereto, as though one document.

        SECTION 10.14.  COUNTERPARTS.

        This Agreement may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

        SECTION 10.15.  EXPENSES

        Subject to the terms of this Agreement and the Indemnification Agreement to the contrary, each of Cordish and Inland hereby covenants and agrees that any and all costs and expenses (including, but not limited to, attorney's fees and other professional fees) incurred by each of Cordish, Inland, and their respective Affiliates in connection with the negotiation and documentation of, and the transactions contemplated by, this Agreement, the Contribution Agreement, the Indemnification Agreement and the Reorganization Agreement, shall be borne solely by the party incurring such costs and expenses and its Affiliate and shall not be borne by the Company, the Owner Entity and any unrelated parties. In addition to the foregoing, Cordish hereby covenants and agrees that any and all costs and expenses (including, but not limited to, attorney's fees and other professional fees) incurred by it on behalf of the Company and the Owner Entity in connection with the negotiation and documentation of, and the transactions contemplated by, this Agreement, the Contribution Agreement, the Indemnification Agreement and the Reorganization Agreement, shall be borne solely by Cordish and shall not be funded out of the accounts or funds of the Company and/or the Owner Entity other than Inland's Initial Capital Contribution and/or the Operations Reserve.

        SECTION 10.16.  ARBITRATION

                A. In the event that any dispute shall arise between the Company and any Member or between the Members, with respect to the application of any of the provisions of this

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Agreement, and such dispute is not resolved to the satisfaction of such parties within twenty (20) days after either party shall notify the other in writing of its desire to arbitrate the dispute (the "ARBITRATION NOTICE"), then the dispute shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrator shall be binding, final and conclusive on the parties. Unless the parties otherwise agree, such arbitration proceedings shall be conducted in Baltimore City, Maryland. The arbitrator shall be selected by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The fees of the arbitrator and the expenses incident to the proceedings shall be borne by the losing party. The reasonable fees of respective counsel engaged by the parties, and the fees of expert witnesses and other witnesses called for by the parties, shall also be paid by the losing party. The decision of the arbitrator shall be rendered within thirty (30) days after the conclusion of the arbitration. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrator in accordance with the rules and statutes applicable thereto then obtaining. At the request of the Company or any Member, the arbitrator may order and compel specific performance.

                B. Subject to the provisions of Section 10.16.A, if the Company or any Member brings suit or other legal proceedings to enforce the provisions of this Agreement against the other, then the party prevailing in such suit or proceeding shall be reimbursed by the other for all reasonable attorneys' fees and litigation costs and expenses incurred by the prevailing party in connection with such suit or proceeding.

                C. Any lawsuit, action, or proceeding arising under this Agreement that is not subject to arbitration shall, to the extent there is federal jurisdiction over the parties and subject matter, be brought exclusively in the Northern Division of the United States District Court for the District of Maryland. In the event federal jurisdiction does not exist, such lawsuit, action or proceeding shall be brought in the Circuit Court for Baltimore County, Maryland.

                D. Subject to the provisions of Section 10.16.A, the Company and each Member do hereby waive trial by jury in any action, suit, proceeding, and/or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement or any claim of injury or damage, and/or statutory remedy.

        SECTION 10.17.  GENERAL INDEMNITY/LIABILITY

        A. The Members acknowledge and agree that the terms and conditions of this Section 10.17 shall not limit or vitiate in any manner whatsoever, the indemnification obligations of the Members and/or their Affiliates under the Indemnification Agreement.

        B. Each Member hereby covenants and agrees to indemnify and hold harmless the Company, the other Members and their Affiliates from and against any and all expenses (including reasonable attorneys' fees), losses, damages, liabilities, charges and claims of any kind or nature whatsoever (collectively "INDEMNIFIED LOSSES") arising out of or resulting from any fraudulent act, negligence, willful misconduct or breach or default of the covenants and provisions of this Agreement, by such Member.

        C. If any third party shall notify any party hereto, or such party's Affiliate (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other party hereto (the "INDEMNIFYING PARTY") under this Section 10.17, then the Indemnified Party shall promptly (and in any event within five (5) Business Days after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Party shall not affect the rights to indemnification hereunder except to the extent that the Indemnifying Party is actually prejudiced by such failure.

        D. Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice reasonably satisfactory to the Indemnified Party; PROVIDED, HOWEVER, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld or delayed unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party; PROVIDED, FURTHER, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless and until the Indemnifying Party obtains for the benefit of the Indemnified Party, as part of such judgment or settlement, a complete and absolute release of any liabilities from the third party making such Third Party Claim.

        E. Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 10.17.D hereof, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate; PROVIDED, HOWEVER, that any cost and expense incurred by the Indemnified Party in connection with such defense shall be paid for and advanced directly by the Indemnifying Party in immediately available funds.

        F. In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties (not to be withheld or delayed unreasonably).


                            [SIGNATURES ON NEXT PAGE]

                IN WITNESS WHEREOF, the parties hereto have duly executed this Amended and Restated Limited Liability Company Agreement of CAPITAL CENTRE HOLDING LLC under seal as of the day and year first above written.

                                   CC INVESTORS LLC


                                   By: /s/ Charles F. Jacobs (Seal)
                                      -----------------------
                                      Charles F. Jacobs, authorized person


                                   INLAND CAPITAL HC, L.L.C.


                                   By: Inland Western Retail Real Estate Trust, Inc., sole member


                                   By:     /s/ Valerie Medina
                                        ----------------------------------------
                                   Name:   Valerie Medina
                                        ----------------------------------------
                                   Title:  Asst. Secretary
                                         ---------------------------------------

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CAPITAL CENTRE HOLDING LLC

     Names, Addresses, Initial Capital Account Balances and Percentage Interests of Members

                                   SCHEDULE A

                                           INITIAL ADJUSTED       INITIAL CAPITAL
                                                CAPITAL               ACCOUNT             PERCENTAGE
  NAME AND ADDRESS                              BALANCE               BALANCE              INTEREST
 ----------------------------------------------------------------------------------------------------
  CC Investors, LLC                         $  13,340,590         $   13,340,590                    5%
  601 East Pratt Street
  Suite 600
  Baltimore, MD 21202

  Inland Capital HC, L.L.C.                 $ 130,050,000         $  130,050,000                   95%
  c/o Inland Western Retail Real
  Estate Trust, Inc.
  2901 Butterfield Road
  Oak Brook, Illinois 60523
-----------------------------------------------------------------------------------------------------
                TOTALS                      $ 143,390,590         $ 143,390,590               100.000%
=====================================================================================================

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CAPITAL CENTRE HOLDING LLC
                             Regulatory Allocations

                                  SCHEDULE 5.2

1.      DEFINITIONS.

        The defined terms used in this SCHEDULE 5.2 shall have meanings specified in the Limited Liability Company Agreement to which this SCHEDULE 5.2 is attached:

2.      REGULATORY ALLOCATIONS.

        A. Prior to any other allocations under Article V, the following special allocations shall be made in the following order:

                1.      MINIMUM GAIN CHARGEBACK. Except as otherwise provided in
        Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of Section 5.2, if there is a net decrease in Company Minimum Gain during any fiscal year, each Member shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f) (6) and 1.704-2(j) (2) of the Treasury Regulations. This Paragraph A.1 is intended to comply with the minimum gain charge back requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

                2. MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(i) (4) of the Treasury Regulations, notwithstanding any other provision of Section 5.2, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section l.704-2(i) (5) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i) (4).
        Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i) (4) and 1.704-2(j) (2) of the Treasury

        Regulations. This Paragraph A.2 is intended to comply with the minimum gain charge back requirement in Section 1.704-2(i) (4) of the Treasury Regulations and shall be interpreted consistently therewith.

                3. QUALIFIED INCOME OFFSET. Any Member who unexpectedly receives any adjustment, allocation, or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(5) or (6) shall be specially allocated items of income and gain (consisting of a PRO RATA portion of each item of Company income, including gross income and gain for such year) in an amount and manner sufficient to eliminate any deficit balance in such Member's Capital Account resulting therefrom, as quickly as possible, such allocations to be made in accordance with the "qualified income offset" provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3).

                4. GROSS INCOME ALLOCATION. In the event any member has a deficit Capital Account at the end of any fiscal year which is in excess of the amount such Member is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specifically allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Paragraph A.4 shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such amount after all other allocations provided for in Article V have been made as if this Paragraph A.4 were not in the Agreement.

                5. MEMBER NONRECOURSE DEDUCTIONS. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i) (1).

        B. SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CAPITAL CENTRE HOLDING LLC

                        DESCRIPTION OF EXISTING PROPERTY
                                AND OWNER ENTITY

                                    EXHIBIT A

A.      OWNER ENTITY: Capital Centre LLC, a Maryland limited liability company

B.      DESCRIPTION OF EXISTING PROPERTY AND RESERVED PARCEL: (See Attached).

                                 CAPITAL CENTRE
                              PROPERTY DESCRIPTIONS

                          METES AND BOUNDS DESCRIPTION
                              LOT 1 CAPITAL CENTRE
                           PLAT BOOK REP 194 FOLIO 10
                   REVENUE AUTHORITY OF PRINCE GEORGE'S COUNTY
                              LIBER 14243 FOLIO 187
                          KENT NO. 13 ELECTION DISTRICT
                        PRINCE GEORGE'S COUNTY, MARYLAND

                BEGINNING AT A POINT IN THE EASTERLY RIGHT-OF-WAY LIMITS OF CAPITAL BELTWAY, INTERSTATE ROUTE 95 (A VARIABLE WIDTH RIGHT-OF-WAY),
        150.00 FEET EASTERLY OF AND PERPENDICULAR TO BASELINE STATION 823+98.37, THENCE RUNNING WITH THE EASTERLY RIGHT-OF-WAY LIMITS OF SAID CAPITAL BELTWAY, INTERSTATE ROUTE 95, THE FOLLOWING SIX COURSES AND DISTANCES;

1. 1569.32 FEET ALONG THE ARC OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 3,669.72 FEET, A CHORD BERING AND DISTANCE OF NORTH 04 DEGREES - 32 MINUTES - 12 SECONDS WEST, 1,557.39 FEET TO A POINT, THENCE;

2. CONTINUING NORTH 27 DEGREES - 18 MINUTES - 00 SECONDS EAST, 177.18 FEET TO A POINT, THENCE;

3. CONTINUING NORTH 14 DEGREES - 59 MINUTES - 19 SECONDS EAST, 153.49 FEET TO A POINT, THENCE;

4. CONTINUING NORTH 24 DEGREES - 11 MINUTES - 09 SECONDS EAST, 237.78 FEET TO A POINT, THENCE;

5. CONTINUING NORTH 33 DEGREES - 30 MINUTES - 48 SECONDS EAST, 351.74 FEET TO A POINT, THENCE;

6. CONTINUING NORTH 67 DEGREES - 00 MINUTES - 23 SECONDS EAST, 131.26 FEET TO A POINT MARKING THE INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LIMITS OF SAID CAPITAL BELTWAY, INTERSTATE ROUTE 95 WITH THE SOUTHERLY RIGHT-OF-WAY LIMITS OF ARENA DRIVE (A VARIABLE WIDTH RIGHT-OF-WAY), THENCE WITH THE SOUTHERLY RIGHT-OF-WAY LIMITS OF SAID ARENA DRIVE, THE FOLLOWING SIX COURSES AND DISTANCES;

7. SOUTH 64 DEGREES - 46 MINUTES - 55 SECONDS EAST, 100.88 FEET TO A POINT, THENCE;

8. CONTINUING SOUTH 50 DEGREES - 40 MINUTES - 30 SECONDS EAST, 96.97 FEET TO A POINT, THENCE;

9. CONTINUING SOUTH 40 DEGREES - 48 MINUTES - 09 SECONDS EAST, 200.00 FEET TO A POINT, THENCE;

10. CONTINUING SOUTH 47 DEGREES - 04 MINUTES - 47 SECONDS EAST, 100.60 FEET TO A POINT, THENCE;

11. CONTINUING SOUTH 40 DEGREES - 48 MINUTES - 09 SECONDS EAST, 70.13 FEET TO A POINT OF CURVATURE, THENCE;

12. CONTINUING 384.22 FEET ALONG THE ARC OF A CURVE TO THE LEFT, HAVING A RADIUS OF 829.29 FEET, A CHORD BEARING AND DISTANCE OF SOUTH 54 DEGREES - 04 MINUTES - 31 SECONDS EAST, 380.79 FEET TO A POINT MARKING THE INTERSECTION OF THE SOUTHERLY RIGHT-OF-WAY LIMITS OF SAID ARENA DRIVE WITH THE DIVISION LINE BETWEEN THE LANDS OF RONALD B. EDLAVITCH, TRUSTEE (LIBER 7692 FOLIO 634), ON THE EAST AND SAID LOT 1, CAPITAL CENTRE, ON THE WEST, THENCE WITH SAID DIVISION LINE;

13. SOUTH 35 DEGREES - 20 MINUTES - 53 SECONDS EAST, 1,213.95 FEET TO A POINT MARKING THE INTERSECTION OF THE DIVISION LINE BETWEEN THE LANDS OF WASHINGTON METROPOLITAN AREA TRANSIT AUTHORITY (LIBER 15518 FOLIO 695), ON THE SOUTH AND SAID LOT 1, CAPITAL CENTRE, ON THE NORTH, THENCE WITH SAID DIVISION LINE;

14. SOUTH 61 DEGREES - 30 MINUTES - 52 SECONDS WEST, 39.50 FEET TO A POINT, THENCE CONTINUING WITH SAID DIVISION LINE AND THE DIVISION LINE BETWEEN HARRY S. TRUMAN DRIVE (PLAT BOOK NLP 104 PLAT NO. 28), AND THE LANDS OF PARCEL A, LARGO CENTER WEST (PLAT BOOK NLP 115 PLAT NO. 35), ON THE SOUTH AND SAID LOT 1, CAPITAL CENTRE, ON THE NORTH, THENCE;

15. SOUTH 60 DEGREES - 36 MINUTES - 52 WEST, 1,880.84 FEET TO A POINT MARKING THE INTERSECTION OF SAID DIVISION LINE WITH THE DIVISION LINE BETWEEN SAID PARCEL A, LARGO CENTER WEST, ON THE WEST AND SAID LOT 1, CAPITAL CENTRE, ON THE EAST, THENCE WITH SAID DIVISION LINE;

16. SOUTH 04 DEGREES - 23 MINUTES - 08 SECONDS EAST, 578.15 FEET TO A POINT MARKING THE INTERSECTION OF SAID DIVISION LINE, WITH THE EASTERLY RIGHT-OF-WAY LIMITS OF SAID CAPITAL BELTWAY, INTERSTATE ROUTE 95, THENCE WITH THE EASTERLY RIGHT-OF-WAY LIMITS OF SAID CAPITAL BELTWAY, INTERSTATE ROUTE 95;

17. NORTH 16 DEGREES - 47 MINUTES - 16 SECONDS WEST, 720.23 FEET TO THE PLACE OF BEGINNING.

         CONTAINING 3,020,251 SQUARE FEET OR 69.3354 ACRES, MORE OR LESS

        THE PROPERTY IS SUBJECT TO RESTRICTIONS, COVENANTS AND/OR EASEMENTS, AS CONTAINED IN A TITLE COMMITMENT REPORT PREPARED BY FIRST AMERICAN TITLE INSURANCE COMPANY, COMMITMENT NUMBER MX-1580 WITH AN EFFECTIVE DATE OF AUGUST 31, 2003.

                                 CAPITAL CENTRE
                                 RESERVE PARCEL
                             PARTICULAR DESCRIPTION
                             10.8838 PARCEL OF LAND
                       THE BOULEVARD AT THE CAPITAL CENTRE
                         KENT (No.13) ELECTION DISTRICT
                        PRINCE GEORGE'S COUNTY, MARYLAND

BEGINNING FOR THE SAME at a point on the Easterly Right of Way of the Capital Beltway, Interstate Route 95 (a variable width Right of Way), 150.00' Easterly from and perpendicular to baseline station 823+98.37, thence running with the Easterly Right of Way Line of said Capital Beltway, Interstate Route 95,

        1) Northwesterly by a curve to the right, having a Radius of 3,669.72', an Arc Length of 955.21', subtended by a Chord of N
            09 DEG. 19'51" W, 952.52', thence running for new line of division through the Lands of The Boulevard at the Capital Centre, the following nine (9) courses and distances, viz:
        2)  N 88 DEG. 12'48" E, 114.48',
        3)  S 26 DEG. 20'11" E, 43.06',
        4)  S 38 DEG. 12'15" E, 38.77',
        5)  S 48 DEG. 15'10" E, 30.50',
        6)  S 54 DEG. 32'59" E, 36.41',
        7)  S 55 DEG. 48'16" E, 161,86',
        8)  S 44 DEG. 46'17" E, 34.04',
        9)  N 49 DEG. 26'17" E, 24.06',
        10) S 29 DEG. 13'01" E, 704.40', thence running with the Southerly outline of the Lands of The Boulevard at the Capital Centre,
        11) S 60 DEG. 36'52" W, 472.42',
        12) S 04 DEG. 23'08" E, 578.15', thence running with the aforesaid Easterly Right of Way Line of the Capital Beltway, Interstate Route 95,
        13) N 16 DEG. 47'16" W, 720.23' to the Point of Beginning.

CONTAINING 10.8838 Acres (474,098 SQ.FT.) of Land, more or less.

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CAPITAL CENTRE HOLDING LLC

                           TERMS OF APPROVED FINANCING

                                    EXHIBIT B

The following restrictions and limitations will be in place for financing secured by a Property:

        (i) Any Approved Financing must be nonrecourse to the Company (other than typical carve-outs provided by any person other than the Company;

        (ii) Any Approved Financing with respect to the Existing Property must be arms length and on commercially reasonably terms;

        (iii) No portion of Approved Financing may, with respect to the Existing Property, be cross defaulted or cross collateralized with any other properties.

        (iv) Unless Inland or Cordish otherwise agree to bear any such cost or expense, the Approved Financing documents must permit (direct or indirect) transfers of the property encumbered by such Approved Financing to any one or more Persons who are Members of the Company as of the date hereof;

        (v) If securitized financing is to be obtained, the Owner Entity or Additional Property Owner Entity, as applicable, shall form a "single purpose" limited liability company ("SPE") which shall be owned 100% by the Owner Entity or Additional Property Owner Entity, as the case may be, and which SPE may act as the borrower of such Approved Financing. In such event, the SPE shall be considered to be part of the definition of Owner Entity or Additional Property Owner Entity, as the case may be, for all purposes of this Agreement; and

        (vi) The total amount of the Approved Financing secured by an Existing Property shall not exceed $75.0 million in the aggregate on the Existing Property.

                                       B-l

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CAPITAL CENTRE HOLDING LLC

                        FORM OF REIT DECLARATION OF TRUST

                                    EXHIBIT C

                           THE CAPITAL CENTRE HOLDING
                                PROTECTIVE TRUST

        THIS DECLARATION OF TRUST (this "DECLARATION") is made and entered into on July __, 2004, by CAPITAL CENTRE HOLDING LLC, a Delaware limited liability company, its successors or assigns, as Grantor (the "GRANTOR"), inland Capital HC, L.L.C. (the "Trustee") and CC Investors LLC (the "ADDITIONAL PROPERTIES TRUSTEE").

                              W I T N E S S E T H:

        WHEREAS, the Grantor desires to establish a trust (the "TRUST") for the benefit of [The Inland Western Retail Real Estate Protective Trust, Inc.] (the "BENEFICIARY"); and

        WHEREAS, the Grantor hereby declares that henceforth the Trustee shall hold the property described in Schedule A, Part I annexed hereto and incorporated herein, and the Grantor hereby declares that as of July __, 2004, and as of 11:59:59 p.m. eastern standard time of each day preceding the last day of any calendar quarter in which the Grantor and/or any Controlled Partnership Subsidiary (as defined in Schedule A, Part II) owns property described in Schedule A, Part II and Part III, the (i) Trustee will hold, the property described in Schedule A, Part II annexed hereto and incorporated herein, together with any additional property which may be added to the Trust from time to time by the Grantor or otherwise, and all investments and reinvestments thereof (the "TRUST ESTATE") and (ii) the Additional Properties Trustee will hold, the property described in Schedule A, Part III annexed hereto and incorporated herein, together with any additional property which may be added to the Trust from time to time by the Grantor or otherwise, and all investments and reinvestments thereof (the "ADDITIONAL PROPERTIES TRUST ESTATE"), IN TRUST, for the uses and purposes and with the powers and authority and upon the terms and conditions herein contained.

                                    ARTICLE I

                DISTRIBUTION OF INCOME AND PRINCIPAL; TERMINATION

        1. DISTRIBUTION OF INCOME. The Trustee shall hold, manage, invest and reinvest the Trust Estate and shall collect the income therefrom in accordance with the terms of this Declaration. The Trustee shall not distribute any of the income or proceeds of the Trust Estate to the Beneficiary other than as provided in Section 2 of this Article I hereof. The Additional Properties Trustee shall hold, manage, invest and reinvest the Additional Properties Trust Estate, and shall collect the income therefrom in accordance with the terms of this Declaration. The Additional Properties Trustee shall not distribute any of the income or proceeds of the Additional Properties Trust Estate to the Beneficiary other than as provided in Section 2 of this Article I hereof.

        2. DISTRIBUTION OF PRINCIPAL; TERMINATION. The Trustee shall not transfer all or any part of the Trust Estate, and/or any income accrued or accumulated thereon, to the Beneficiary (or to any designated assignee of such Beneficiary), unless and until approved by the Trustee or unless as otherwise provided in the Amended and Restated Limited Liability Company Agreement of Grantor dated as of _____, 2004 (the "LLC AGREEMENT"). The Additional Properties Trustee shall not transfer all or any part of the Additional Properties Trust Estate, and/or any income accrued or accumulated thereon, to the Beneficiary (or to any designated assignee of such Beneficiary), unless and until approved by the Additional Properties Trustee or unless as otherwise provided in the LLC Agreement. The Trust hereunder shall terminate upon the earlier of (i) the distribution of the entire remaining Trust Estate and Additional Properties Trust Estate to the Beneficiary or (ii) the date that is twenty-one (21) years from the date hereof.

                                   ARTICLE II

         GRANTOR NOT TREATED AS BENEFICIARY OR OWNER OF TRUST ESTATE OR
                       ADDITIONAL PROPERTIES TRUST ESTATE

        The Grantor intends that it not be treated as a beneficiary of the Trust for any purposes or as the owner of any part of the Trust Estate or Additional Properties Trust Estate for federal income tax purposes pursuant to Subtitle A, Chapter II, Part 1E of the Internal Revenue Code of 1986, as amended, (the "CODE") or any successor provisions thereto, and all provisions of this Declaration shall be construed so as to effectuate this intent.

                                   ARTICLE III

                                POWERS OF TRUSTEE

        1. CONSTRUCTION. The Trustee shall have the following powers with respect to the Trust Estate and the Additional Properties Trustee shall have the following powers with respect to the Additional Properties Trust Estate, The term "Trustee" for purposes of this Article III shall mean either the Trustee or the Additional Properties Trustee as is appropriate and the term

"Trust Estate" shall mean the Trust Estate or the Additional Properties Trust Estate as is appropriate.

        2. GENERAL POWERS. Subject to Paragraph 7, the Grantor hereby gives to the Trustee, its substitutes or successors, in addition to, and not by way of limitation on, any and all powers and authority conferred upon it by law, the following powers and authority which may be exercised by it under this Declaration at any time and from time to time for any purpose without the necessity of giving notice to, or of obtaining authorization or confirmation with respect thereto from, any court or from the Grantor (except as otherwise set forth in the following subsections):

                        a. To hold and retain all or any part of the Trust Estate in the form in which the same may be at the time of receipt thereof by it as long as it deems advisable, to purchase or acquire for investment, by liquidation of any such asset or otherwise, any additional property of any kind or nature (including, without limitation, any real property or any interest in real property, any stocks, whether common, preferred or otherwise, participation in any discretionary common trust fund or other investment fund administered by any fiduciary hereunder, bonds, secured or unsecured, debentures, obligations, mortgages, or other securities) and to invest and reinvest the same as part of the Trust Estate, even though such holding, purchase, acquisition, investment or reinvestment, at any time or from time to time, may be non-income producing or underproductive, or otherwise would not be permitted by law for the investment of trust funds or would not be considered appropriate for retention by a trustee; PROVIDED THAT any disposition of all or any part of the Trust Estate and/or any investment or reinvestment of any proceeds of any disposition of any portion of the Trust Estate should require the written consent of each Trustee and the Beneficiary.

                        b. To sell, exchange, give options upon, partition or otherwise alter any property at any time forming part of the Trust Estate, at public or private sale, for such purposes, and upon such terms, in such manner and at such prices as it determines to be advisable, and to make, execute and deliver any and all stock powers, deeds, conveyances, bills of sale, leases, mortgages and other instruments necessary thereto, PROVIDED THAT any such action shall require the written consent of each Trustee and the Beneficiary.

                           c. To renew or extend the time of payment of any
                obligation, including taxes, whether such obligation is secured or unsecured or payable to or by it, for as long a period or periods of time and upon such terms as it determines; and to pay, adjust, settle, compromise, arbitrate or contest any claim or demand, including a claim or demand for taxes, in favor of or against it, upon such terms as it deems advisable.

                        d. To borrow money from any person for such periods of time and upon such commercially reasonable terms and conditions for any purpose connected with the protection, preservation or administration of this Trust and the Trust Estate, whenever in its judgment the same is considered advisable; to execute promissory notes or other obligations for amounts so borrowed; and to secure the payments of any amounts so borrowed by pledge, deed of trust or mortgage of any property forming a part of the Trust Estate, PROVIDED THAT any such action shall require the written consent of each Trustee and the Beneficiary.

                        e. To vote or assign, the right to vote, in person or by general or limited proxy, any shares of stock or other securities held by the Trust at any and all meetings of stockholders for any and all purposes without any limitation whatsoever; and to refrain from voting with respect thereto, PROVIDED THAT any such action shall require the written consent of each Trustee and the Beneficiary.

                        f. To exercise all options, rights and privileges; to convert stocks, bonds, notes, mortgages, or other property into stocks, bonds, notes, mortgages, or other property; to grant or receive put and call options, engage in hedging transactions, and acquire derivatives with respect to all or any part of the Trust Estate; to subscribe for additional or other stocks, bonds, notes, mortgages, or other property, and to make such conversions and subscriptions and to make payments therefor; and to hold such stocks, bonds, notes, mortgages, or other property so acquired as investments, PROVIDED THAT any such action shall require the written consent of each Trustee and the Beneficiary.

                        g. To consent, directly or through a committee or other agent, to the reorganization, consolidation, merger, dissolution or liquidation, foreclosure or lease or sale of assets, incorporation or reincorporation, or readjustment of the capital or financial structure of any corporation or other entity in which the Trust may have any interest; to serve as a member of my stockholders' or bondholders' protective committee; to deposit any such stock or other securities in accordance with any such transaction; to pay any assessments, expenses and sums of money which may be required for the protection or furtherance of the interests of the Trust with reference thereto; and to receive and retain as investments of the Trust any new securities issued as a result of the execution of any such transaction, whether or not they otherwise would be permitted by law for the investment of Trust funds or would be considered appropriate for retention by a trustee; and to make any payment and to take any steps which may be necessary or proper to enable the Trust to obtain the benefit of any such transaction; PROVIDED THAT any matter that requires the vote of the holders of shares of stock that are held as part of the Trust Estate shall require the written consent of each Trustee and the Beneficiary.

                        h. To employ any person or persons to handle the management or maintenance of any property forming a part of the Trust Estate, including receipt and payment of money, without being liable for loss incurred thereby; and to employ such investment or legal counsel, financial advisors, accountants, bookkeepers, agents, custodians, experts, clerks or other persons as the Trustee deems advisable in the administration of the Trust Estate, and to compensate them in such amounts as the Trustee deems reasonable, and to charge the expenses thereof to income or principal or both as the Trustee determines, and to rely on information or advice furnished by such persons and to delegate to them any discretions which the Trustee deems proper.

                        i. To register any property in the name of its nominee or nominees, without qualification or description, or to hold the same unregistered or in such other form that title shall pass by delivery, or, in the case of a fiduciary, in its own name without qualification or description.

                        j. To maintain and keep the Trust Estate, or any portion thereof, at any place in the United States or elsewhere, or with a depository or custodian at any such place, as the Trustee determines.

                        k. To carry insurance against such hazards and in such amounts, with either stock companies or mutual companies, as it deems advisable.

                        l. To exercise all powers and authority conferred upon the Trustee under law or by this Declaration with respect to all accumulations of income held hereunder.

                        m. To exercise all powers and authority, including any discretion conferred upon the Trustee in this Declaration, after the termination of the Trust until the Trust Estate is fully distributed.

                        n. To execute and deliver agreements, assignments, bills of sale, contracts, deeds, notes, powers of attorney, stock powers, proxies, receipts, and other instruments in writing which in the Trustee's judgment are necessary or desirable for the proper management, investment and discharge of the Trust and the Trust

                Estate or for the exercise of any power or authority conferred upon the Trustee in this Declaration, PROVIDED THAT the written consent of each Trustee and the Beneficiary shall be required as to any matter for which such consent is required under any other subparagraph of this paragraph 2.

        3. COMPREHENSIVENESS OF POWERS AND CONCLUSIVENESS OF EXERCISE OF DISCRETION. The powers and authority herein granted to the Trustee may be exercised in whole or in part at any time and from time to time and shall be deemed to be supplementary to and not exclusive of the general powers of a trustee pursuant to law and shall include all powers necessary to carry the same into effect. The enumeration of specific powers herein shall not be construed in any way to limit or affect the general powers herein granted. In the exercise of each such power, whether specific or general, the Trustee shall be required to use the degree of judgment and care that a reasonable, prudent investor would use if it were the owner of the assets of the Trust Estate, having due regard for the preservation of the assets and the value thereof. Within the scope of the discretion allowed to the Trustee, the Trustee's judgment as to the advisability and mode of exercising any such power or authority shall be final and conclusive upon all persons interested or who may become interested in the Trust Estate or any Trust created hereunder.

        4. AUTHORITY TO ACCEPT ADDITIONAL PROPERTY. The Trustee is authorized and empowered to receive additional property from any other person as additions to the Trust created hereunder, and to hold the same in trust and to administer it as an integral part thereof pursuant to the terms and provisions hereof.

        5. LIMITATIONS ON LIABILITY. The Trustee shall not be liable for the acts, omissions, or defaults of any agent appointed with due care, or of any other Trustee. The Trustee shall not be obliged to examine the accounts, records or acts of a previous Trustee or any allocation of such Trustee. The Trustee shall not be liable for failure to demand or contest an accounting of any other Trustee, or of any predecessor, or otherwise to compel any Trustee to redress a breach of trust, unless so requested in writing by the other Trustee and the Beneficiary.

        6. NON-JUDICIAL ACCOUNTINGS. In order to avoid the expense and delay incident to a judicial settlement of its accounts, the Trustee from time to time during the term of any Trust hereunder, in the Trustee's sole and absolute discretion, may render an accounting of its proceedings as Trustee to the Grantor, who shall have full power to settle finally any such accounting and on the basis of such settlement to release the Trustee from all liability for its acts or omissions as Trustee. Such settlement and release shall be binding upon all persons interested or who may become interested in the Trust Estate or any trust created hereunder (including creditors), including those who may be under legal disability or not yet in being, and shall have the force and effect of a final decree, judgment or order of a court of competent jurisdiction rendered in an appropriate action or proceeding for an accounting in which jurisdiction was duly obtained over all necessary and proper parties. The foregoing provisions, however, shall not preclude the Trustee from having its accounts judicially settled if it shall so desire.

        7. LIMITATION ON TRUSTEE'S POWERS. At any time that the Grantor is serving as Trustee, the Grantor shall exercise the powers granted hereunder only in its fiduciary capacity and for the sole and exclusive benefit of the Beneficiary. None of the powers granted to the Trustee hereunder shall enable any person to (i) buy, exchange, or otherwise deal with the Trust Estate or any income accrued thereon for less than adequate and full consideration in money or money's worth, other than by a distribution to the Beneficiary pursuant to
Article I hereof; (ii) borrow the principal of the Trust, directly or indirectly, without adequate interest or security; (iii) require the Trustee to exchange all or any part of the Trust Estate by substituting other property of equal value; or (iv) require the Trustee to vote any corporate stock or other securities held as a part of the Trust Estate other than in the exercise of the Trustee's fiduciary duties to the Beneficiary.

        8. EXONERATION FROM BOND. Neither the Trustee nor any successor Trustee hereunder shall be required to give or file any bond or other security for the faithful performance of the duties of such office.

                                   ARTICLE IV

                               SUCCESSOR TRUSTEES

        1. APPOINTMENT OF SUCCESSOR. If the Trustee named herein shall resign or otherwise cease to act as a Trustee hereunder, the Beneficiary shall appoint a qualified individual or entity to serve as replacement and successor Trustee. Any such appointment shall be in writing and delivered to the individual or entity being appointed. If the Additional Properties Trustee named herein shall resign or otherwise cease to act as Additional Properties Trustee hereunder, the Beneficiary shall appoint a qualified individual or entity to serve as replacement and successor Additional Properties Trustee. Any such appointment shall be in writing and delivered to the individual or entity being appointed.

        2. MEANING OF TERM WITH SUCCESSOR TRUSTEE. The term "Trustee" and "Additional Properties Trustee" as used herein shall be deemed to include any successor Trustee whenever the same shall be acting in such capacity hereunder.

                                    ARTICLE V

                                MEANING OF TERMS

        As used in this Declaration, the masculine, feminine or neuter genders shall be deemed to include all genders and the singular shall be deemed to include the plural and vice versa, except where any such construction would be unreasonable.

                                   ARTICLE VI

                                  CHOICE OF LAW

        All questions, whether of administration, validity or effect, arising under or with respect to this Declaration or the Trust hereby created, and all and several of the respective rights, duties, benefits and liabilities of the parties hereto or any other persons interested or who may become interested in the Trust Estate, the Additional Properties Trust Estate or any Trust created hereunder, shall be governed by and determined under and in accordance with the laws of the State of Maryland.

                                   ARTICLE VII

                              BINDING ON SUCCESSORS

        This Declaration shall extend to and be binding upon the executors, administrators, legal representatives, successors and assigns of the parties hereto.

                                  ARTICLE VIII

                                 IRREVOCABILITY

        The Grantor has been fully advised as to the legal effect of the execution of this instrument and informed of the character and amount of the property being made subject hereto and declares that this Trust shall be irrevocable and that there shall hereafter be no power at any time to revoke, change or annul any of the provisions herein contained; except that other properties may hereafter be brought within the operation of this Trust. The Grantor shall execute such further instruments as shall be necessary to vest the Trustee and the Additional Properties Trustee with full title to the property hereby transferred.

                                   ARTICLE IX

        Each of the Trustee and the Additional Properties Trustee, by joining in the execution of this Declaration, signifies its acceptance of this Trust on and subject to the terms and conditions hereof and hereby acknowledges its receipt of the Trust Estate and the Additional Properties Trust Estate.

                                   ARTICLE IX

        This Declaration may be executed in any number of counterparts, and each such counterpart will for all purposes be deemed an original, and all such counterparts shall constitute one and the same instrument.

                                   END OF PAGE
                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, the undersigned has executed this Declaration as of the date first above mentioned.


                                      GRANTOR:


                                      CAPITAL CENTRE HOLDING LLC


                                      By:
                                           -------------------------------------
                                      Its:
                                           -------------------------------------

Witness:

--------------------------------


                                      TRUSTEE:


                                      INLAND CAPITAL HC, L.L.C.


                                      By:
                                           -------------------------------------
                                      Its:
                                           -------------------------------------

Witness:

--------------------------------      ADDITIONAL PROPERTIES TRUSTEE:

                                      CC INVESTORS LLC

                                      By:
                                           -------------------------------------
                                      Its:
                                           -------------------------------------

Witness:

--------------------------------

                                                              SCHEDULE A, PART I

                                  TRUST ESTATE

                                     $100.00

                                                             SCHEDULE A, PART II

                                  TRUST ESTATE

     1. Any and all equity securities, within the meaning of Section 856(c) of the Code, owned directly or indirectly by the Grantor and/or any Controlled Partnership Subsidiary(1) which are not owned, directly or indirectly, by an "Additional Properties Owner Entity," as such term is defined in the LLC Agreement, and issued by any entity treated as a corporation for federal income tax purposes under Section 7701 of the Code, other than by a "taxable REIT subsidiary" under Section 856(l) of the Code, if Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "REIT"), an indirect "partner" in Grantor, otherwise would be considered for purposes of Section 856(c)(4)(B)(iii)(III) to hold more than 10 percent of the total value of the outstanding securities of the issuer as of 11:59:59 pm eastern standard time of the day preceding the last day of the end of any calendar quarter, unless such equity securities are otherwise considered "real estate assets" within the meaning of Section 856(c)(5) of the Code; PROVIDED, HOWEVER, that the securities of any issuer includible in the Trust Estate pursuant to this paragraph 1, shall be only the portion of such securities sufficient to reduce the RElT's ownership (as determined for purposes of Section 856 of the Code) of such securities to less than 10 percent of the total value of the outstanding securities of such issuer.

     2. Any and all debt securities, within the meaning of Section 856(c) of the Code, owned directly or indirectly by the Grantor and/or any Controlled Partnership Subsidiary, which are not owned, directly or indirectly, by an Additional Properties Owner Entity, and issued by any corporation, partnership, limited liability company, or other person or entity other than by:

        (a) a "taxable REIT subsidiary" under Section 856(l) of the Code or a "qualified REIT subsidiary" under Section 856(i) of the Code;

        (b) a corporation (or other entity treated as a corporation for federal income tax purposes under Section 7701 of the Code), partnership (or other entity treated as a partnership for federal income tax purposes pursuant to Section 7701 of the
                Code), or limited liability company in which neither the REIT nor any "taxable REIT subsidiary" of the REIT owns (directly or indirectly) an interest other than such debt securities or by an individual provided that such debt securities qualify as "straight debt" within the meaning of Section 856(c)(7) of the Code; or

        (c) a partnership or other entity treated as a partnership for federal income tax purposes pursuant to Section 7701 of the Code in which the REIT owns (directly or indirectly) a profits interest of at least 20 percent, provided that such debt

----------
(1) For purposes of this Schedule A, a "Controlled Partnership Subsidiary" is any partnership, business trust, joint venture or limited liability company in which the Grantor, the REIT, any qualified REIT subsidiary of REIT, or any other Controlled Partnership Subsidiary is a general partner, a joint venturer, or a managing member, as applicable.

                securities qualify as "straight debt" within the meaning of
                Section 856(c)(7) of the Code;

if the REIT otherwise would be considered for purposes of Section 856(c)(4)(B)(iii)(III) to hold more than 10 percent of the total value of the outstanding securities of the issuer as of 11:59:59 pm eastern standard time of the day preceding the end of any calendar quarter, unless such debt securities are otherwise considered "real estate assets" within the meaning of Section 856(c)(5) of the Code; PROVIDED, HOWEVER, that the debt securities of any issuer includible in the Trust Estate pursuant to this paragraph 2, shall be only the portion of such securities sufficient to reduce the RETT's ownership (as determined for purposes of Section 856 of the Code) of such securities to less than 10 percent of the total value of the outstanding securities of such issuer.

     3. If the Grantor and/or any Controlled Partnership Subsidiary owns both
(a) securities of an issuer that would be includible in the Trust Estate pursuant to paragraph 1 of this Schedule A, Part II and (b) securities of such issuer that would be includible in the Trust Estate pursuant to paragraph 2 of this Schedule A, Part II, the Trust Estate shall include securities of such issuer in the following priority: first, securities of such issuer includible pursuant to paragraph 1 of this Schedule A, Part II and, second, securities of such issuer includible pursuant to paragraph 2 of this Schedule A, Part II, to the extent necessary to reduce the REIT's ownership (as determined for purposes of Section 856 of the Code) of the securities of such issuer to less than 10% of the total outstanding securities of such issuer.

                                                            SCHEDULE A, PART III

                       ADDITIONAL PROPERTIES TRUST ESTATE

     1. Any and all equity securities, within the meaning of Section 856(c) of the Code, owned directly or indirectly by an " Additional Properties Owner Entity" of Grantor (as such term is defined in the LLC Agreement) and/or any Controlled Partnership Subsidiary(2) which is owned by an Additional Properties Owner Entity and which are issued by any entity treated as a corporation for federal income tax purposes under Section 7701 of the Code, other than by a "taxable REIT subsidiary" under Section 856(l) of the Code, if Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "REIT"), an indirect "partner" in Grantor, otherwise would be considered for purposes of Section 856(c)(4)(B)(iii)(III) to hold more than 10 percent of the total value of the outstanding securities of the issuer as of 11:59:59 pm eastern standard time of the day preceding the end of any calendar quarter, unless such equity securities are otherwise considered "real estate assets" within the meaning of Section 856(c)(5) of the Code; PROVIDED, HOWEVER, that the securities of any issuer includible in the Additional Properties Trust Estate pursuant to this paragraph 1, shall be only the portion of such securities sufficient to reduce the REIT's ownership (as determined for purposes of Section 856 of the Code) of such securities to less than 10 percent of the total value of the outstanding securities of such issuer.

     2. Any and all debt securities, within the meaning of Section 856(c) of the Code, owned directly or indirectly by the Grantor and/or any Controlled Partnership Subsidiary, which are owned by an Additional Properties Owner Entity and issued by any corporation, partnership, limited liability company, or other person or entity other than by:

        (a) a "taxable REIT subsidiary" under Section 856(l) of the Code or a "qualified REIT subsidiary" under Section 856(i) of the Code;

        (b) a corporation (or other entity treated as a corporation for federal income tax purposes under Section 7701 of the Code), partnership (or other entity treated as a partnership for federal income tax purposes pursuant to Section 7701 of the
                Code), or limited liability company in which neither the REIT nor any "taxable REIT subsidiary" of the REIT owns (directly or indirectly) an interest other than such debt securities or by an individual provided that such debt securities qualify as "straight debt." within the meaning of Section 856(c)(7) of the Code; or

        (c) a partnership or other entity treated as a partnership for federal income tax purposes pursuant to Section 7701 of the Code in which the REIT owns (directly or indirectly) a profits interest of at least 20 percent, provided that such debt

----------
2) For purposes of this Schedule A, a "Controlled Partnership Subsidiary" is any partnership, business trust, joint venture or limited liability company in which an Additional Properties Owner Entity of the Grantor, the REIT, any qualified REIT subsidiary of REIT, or any other Controlled Partnership Subsidiary is a genera] partner, a joint venturer, or a managing member, as applicable.

                securities qualify as "straight debt" within the meaning of
                Section 856(c)(7) of Code;

if the REIT otherwise would be considered for purposes of Section 856(c)(4)(B)(iii)(III) to hold more than 10 percent of the total value of the outstanding securities of the issuer as of 11:59:59 pm eastern standard time of the day preceding the end of any calendar quarter, unless such debt securities are otherwise considered "real estate assets" within the meaning of Section 856(c)(5) of the Code; PROVIDED, HOWEVER, that the debt securities of any issuer includible in the Additional Properties Trust Estate pursuant to this paragraph 2, shall be only the portion of such securities sufficient to reduce the REIT's ownership (as determined for purposes of Section 856 of the Code) of such securities to less than 10 percent of the total value of the outstanding securities of such issuer.

     3. If the Grantor and/or any Controlled Partnership Subsidiary owns through an Additional Properties Subsidiary both (a) securities of an issuer that would be includible in the Additional Properties Trust Estate pursuant to paragraph 1 of this Schedule A, Part III and (b) securities of such issuer that would be includible in the Additional Properties Trust Estate pursuant to paragraph 2 of this Schedule A, Part III, the Additional Properties Trust Estate shall include securities of such issuer in the following priority: first, securities of such issuer includible pursuant to paragraph 1 of this Schedule A, Part III and, second, securities of such issuer includible pursuant to paragraph 2 of this Schedule A, Part III, to the extent necessary to reduce the REIT's ownership (as determined for purposes of Section 856 of the Code) of the securities of such issuer to less than 10% of the total outstanding securities of such issuer.

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CAPITAL CENTRE HOLDING LLC

                             FORM OF PROMISSORY NOTE

                                    EXHIBIT D

                           FORM OF CASH SHORTFALL LOAN

                                 PROMISSORY NOTE

$____________  _________________, ______________    __________, Maryland

        FOR VALUE RECEIVED, the undersigned, [a subsidiary LLC of CAPITAL CENTRE HOLDING LLC] (the "MAKER"), promises to pay to the order of ________________________________________ (the "LENDER"),
at ___________________________ or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ______________________Dollars ($____________), plus interest on the principal balance thereof from time to time outstanding at an annual rate ("RATE") of twelve percent (12%) per annum. The entire principal balance of this Note, all accrued and unpaid interest thereon, and all other applicable fees, costs and charges, if any, shall be due and payable in accordance with Section
3.4 of that certain Amended and Restated Limited Liability Company Agreement of Capital Centre Holding LLC dated as of July __, 2004.

        All payments hereunder shall be made in lawful money of the United States and in immediately available funds.

        This Note may be prepaid, in whole or in part, at any time without penalty. Any partial prepayments shall not, however, relieve the Maker of the obligation to pay periodic installments of principal and/or interest hereunder as and when the same would otherwise fall due.

        THE LENDER, THE MAKER AND ANY OTHER PARTY LIABLE HEREON IN ANY CAPACITY, WHETHER AS ENDORSER, SURETY, GUARANTOR, OR OTHERWISE, EACH WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THE LOAN EVIDENCED HEREBY AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THE LENDER, THE MAKER AND/OR ANY OTHER PARTY LIABLE HEREON IN ANY CAPACITY, WHETHER AS ENDORSER, SURETY, GUARANTOR, OR OTHERWISE.

        The Maker promises to pay all costs of collection, including reasonable attorneys' fees, upon default in the payment of the principal of this Note or interest hereon when due, whether at maturity, as herein provided, or by reason of acceleration of maturity under the terms hereof, whether suit be brought or not.

        In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        This Note may not he changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

        The Maker warrants and represents that the loan evidenced hereby is being made for business or investment purposes.

        It is the intention of the Maker and the Lender to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then notwithstanding anything to the contrary in this Note or the Maker's Limited Liability Company Agreement, the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the Lender, or, if this Note shall have been paid in full, refunded to the Maker.

        This Note shall be governed in all respects by the laws of the State of Delaware (without regard to its conflicts of laws provisions) and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

                           [a subsidiary LLC of Capital Centre Holding LLC]


                           By:
                              ------------------------------------
                           Name:
                                ----------------------------------
                           Title:
                                 ---------------------------------

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           CAPITAL CENTRE HOLDING LLC

                              CALCULATIONS EXHIBIT

                                    EXHIBIT E

This example is intended to illustrate the manner in which the Capital Contributions, Capital Account balances, Adjusted Capital Balances and Operations Reserve balance will be calculated under the terms of the Amended and Restated Limited Liability Company Agreement of The Capital Centre Investors, LLC to which this example is attached. The figures in this example are intended solely for illustrative purposes and may not reflect actual figures.

ASSUMPTIONS:

     -  Gross Proceeds under Contribution Agreement - $130,050,000
     -  Existing Debt - $58,000,000
     -  Earnout Amount - $6,947,764
     -  Amount Deposited in Escrow upon Closing - $30,845,210
     -  Initial Distribution to Withdrawing Member - $17,438,434

DETERMINATION OF INITIAL ADJUSTED CAPITAL BALANCE (DETERMINED UNDER DEFINITION OF "ADJUSTED CAPITAL BALANCE"):

     - Inland - Gross Asset Value = $ 130,050,000 (This amount includes the amount of any financing entered into by the Owner Entity simultaneously with the execution of the Agreement to which this Exhibit is attached.)

     - Cordish - Gross Asset Value ($130,050,000) MINUS Existing Debt ($58,000,000) MINUS distribution to Withdrawing Member ($17,438,434) MINUS Escrow Amount ($30,845,210) MINUS Earnout Amount ($6,947,764) MINUS Construction Completion Reserve ($3,222,828) = $13,595,764
            - The Cordish Adjusted Capital Balance will be further reduced by expenses paid upon closing or when incurred (i.e., transaction expenses ($ 125,000)) and will be increased by residual amounts transferred from the Construction Completion Reserve to the Operations Reserve). [ACTUAL CONSTRUCTION COSTS WILL BE BORNE BY CORDISH (IF COSTS ARE HIGHER, THEY WILL BE FUNDED DIRECTLY BY CORDISH).]

DETERMINATION OF INITIAL CAPITAL ACCOUNT (DETERMINED UNDER SECTION 3.2):

     - Inland - Initial Capital Contribution (amount contributed upon Closing including Escrow Amount but excluding Earnout Amount) = Gross Proceeds ($130,050,000) MINUS

        Earnout Amount ($6,947,764) = $123,102,236 (This amount will be further reduced by the amount of any financing entered into by the Owner Entity simultaneously with the execution of the Agreement to which this Exhibit is attached.)

     - Cordish - Gross Asset Value ($130,050,000) MINUS Existing Debt ($58,000,000) MINUS distribution to Withdrawing Member ($17,438,434) MINUS Escrow Amount ($30,845,210) MINUS Earnout Amount ($6,947,764) MINUS Construction Completion Reserve ($3,222,828) = $13,595,764
            - The Cordish Capital Account balance will be further reduced by expenses paid upon closing or when incurred (i.e., transaction expenses ($125,000)) and will be increased by residual amounts transferred from the Construction Completion Reserve to the Operations Reserve). [ACTUAL CONSTRUCTION COSTS WILL BE BORNE BY CORDISH (IF COSTS ARE HIGHER, THEY WILL BE FUNDED DIRECTLY BY CORDISH).]

DETERMINATION OF INITIAL BALANCE OF OPERATIONS RESERVE:

Gross Proceeds ($130,050,000) MINUS Existing Debt ($58,000,000) MINUS distribution to Withdrawing Member ($17,438,434) MINUS Escrow Amount ($30,845,210) MINUS Earnout Amount ($6,947,764) MINUS Construction Completion Reserve ($3,222,828) = $13,595,764; which amount shall be further reduced by fees paid upon closing or when incurred ($125,000) = $12,980,249 (and shall be increased by amounts transferred from the Construction Completion Reserve to the Operations Reserve)

EFFECT OF PAYMENT OF EARNOUT (ASSUMES CONTRIBUTION OF $1,000,000):

Assumption      $1,000,000 contribution by Inland of Earnout Funds
                $600,000 distributed/paid to Withdrawing Member

     -  Inland Capital Account: Increased by $1,000,000
     -  Inland Adjusted Capital Balance: No change
     - Cordish Capital Account: Increased by Additional Contribution ($1,000,000) MINUS amount paid to Withdrawing Member ($600,000) = $400,000
     - Cordish Adjusted Capital Balance: Increased by Additional Contribution ($1,000,000) MINUS amount paid to Withdrawing Member ($600,000) = $400,000
     - Operations Reserve Balance: Increased by Additional Contribution ($1,000,000) MINUS amount paid to Withdrawing Member ($600,000) = $400,000

EFFECT OF RELEASE OF ESCROW AMOUNT (ASSUMES RELEASE OF $1,000,000):

Assumption      $1,000,000 released from Escrow
                $600,000 distributed/paid to Withdrawing Member under Escrow
                Agreement

     -  Inland Capital Account: No change
     -  Inland Adjusted Capital Balance: No change
     - Cordish Capital Account: Increased by amount released from escrow ($1,000,000) MINUS amount paid to Withdrawing Member
        ($600,000) = $400,000

     - Cordish Adjusted Capital Balance: Increased by amount released from escrow ($1,000,000) MINUS amount paid to Withdrawing Member ($600,000) = $400,000
     - Operations Reserve Balance: Increased by amount released from escrow ($1,000,000) MINUS amount paid to Withdrawing Member ($600,000) = $400,000

EFFECT OF PAYMENT OF INDEMNITY TO INLAND (ASSUMES PAYMENT OF $1,000,000):

Assumption      $1,000,000 paid from Liquidity Escrow to Inland

     -  Inland Capital Account: Decreased by $1,000,000
     -  Inland Adjusted Capital Balance: Decreased by $1,000,000
     -  Cordish Capital Account: No change
     -  Cordish Adjusted Capital Balance: No change
     -  Operations Reserve Balance: No change

 Assumption     $1,000,000 paid from Operations Reserve (i.e., from an indemnity obligation under the LLC Agreement)

     -  Inland Capital Account: Decreased by $1,000,000
     -  Inland Adjusted Capital Balance: Decreased by $1,000,000
     -  Cordish Capital Account: Decreased by $1,000,000
     -  Cordish Adjusted Capital Balance: Decreased by $1,000,000
     -  Operations Reserve Balance: Decreased by $1,000,000

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "AGREEMENT") is made and entered into as of the 30th day of July, 2004, by and among REISTERSTOWN PLAZA ASSOCIATES LLC and RRP HECHT LLC, (collectively, the "ASSIGNOR"), and CR INVESTORS LLC, a Maryland limited liability company (the "ASSIGNEE").

                              EXPLANATORY STATEMENT

                Assignor has entered into certain contracts described in Article III A and Exhibit 3.A. 5 of that certain Contribution Agreement dated July 21, 2004 ("CONTRACTS") for the construction of improvements at Reisterstown Road Plaza.

                In connection with Article III A of that certain Contribution Agreement dated July 21, 2004, Assignor has agreed to assign the Contracts to Assignee and Assignee has agreed to assume and be responsible for the Contracts.

                NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

                1. ASSIGNMENT. The Assignor hereby assigns, transfers and conveys to the Assignee all of the Assignor's right, title and interest in and to the Contracts effective as of the date hereof.

                2. ASSUMPTION. The Assignee hereby accepts and assumes and unconditionally promises, covenants and agrees to perform, observe and comply with each and all of the obligations, liabilities and responsibilities of the Assignor set forth in or arising under or pursuant to the Contracts, at the time, in the manner and in all respects as provided or required by the Contracts as though the Contracts had originally been made, executed and delivered by, or was binding on, the Assignee.

                3.      GENERAL.

                        3.1 EFFECTIVENESS. This Agreement shall become effective on the date first written above.

                        3.2 COMPLETE UNDERSTANDING. This Agreement represents the complete understanding among the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, statements or agreements, either written or oral, among the parties hereto.

                        3.3 AMENDMENT. This Agreement may be amended only by an instrument in writing executed and delivered by all parties hereto.

                        3.4 APPLICABLE LAW. This Agreement shall be given effect and construed by application of the laws of the State of Maryland.

                        3.5 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

                IN WITNESS WHEREOF, each party hereto has executed and sealed this Agreement or caused it to be executed and sealed on its behalf by its duly authorized representatives as of the day and year first above written.

WITNESS:                              ASSIGNOR:

                                      REISTERSTOWN ROAD PLAZA LLC

                                      By: Reisterstown Plaza Holdings LLC

                                          By: Inland Reisterstown HC LLC

/s/ [ILLEGIBLE]                           By: /s/ [ILLEGIBLE]        (SEAL)
----------------------------------           ------------------------
                                          As: Assistant Secretary of [ILLEGIBLE]

                                      RRP HECHT LLC

                                      By: Reisterstown Plaza Holdings LLC

                                          By: Inland Reisterstown HC LLC


/s/ [ILLEGIBLE]                           By: /s/ [ILLEGIBLE]        (SEAL)
----------------------------------            -----------------------


                                      ASSIGNEE:

                                      CR INVESTORS LLC


/s/ [ILLEGIBLE]                       By:/s/ Charles F. Jacobs       (SEAL)
----------------------------------       ----------------------------
                                         Charles F. Jacobs, Authorized Person

                                CC INVESTORS LLC

                               CLOSING CERTIFICATE

                THIS CLOSING CERTIFICATE (this "CLOSING CERTIFICATE") is made and given as of the 8th day of September, 2004 by CC INVESTORS LLC, a Maryland limited liability company ("CORDISH AFFILIATE") for the benefit of INLAND CAPITAL HC, L.L.C., a Delaware limited liability company ("INLAND AFFILIATE") pursuant to the Contribution Agreement, dated as of July 21, 2004 (the "CONTRIBUTION AGREEMENT"), by and between THE CAPITAL CENTRE INVESTORS, LLC, a Maryland limited liability company ("HOLDING COMPANY"), and Inland Affiliate.

                CORDISH AFFILIATE hereby certifies as follows:

                1. Charles F. Jacobs is the duly appointed "Authorized Person" of Cordish Affiliate and as such is authorized to execute this Closing Certificate;

                2. To the best of Cordish Affiliate's information and belief and except as noted in this Paragraph 3 hereof, the representations and warranties contained in Article IV of the Contribution Agreement are true, complete and accurate in all material respects on and as of the date of this
Certificate:

                3.      Between July 21, 2004 and the date hereof:

                        A. As a result of leasing activity at the Property, EXHIBIT "4.9.2" is no longer true, complete and accurate (although it is true, complete and accurate in all material respects). Attached hereto as EXHIBIT "A" is an updated (as of the date hereof) version of EXHIBIT "4.9.2".

                        B. As a result of the payment of leasing and broker commissions and the execution of new leases at the Property resulting in new obligations for leasing and broker commissions, EXHIBIT "4.9.5" is no longer true, complete and accurate (although it is true, complete and accurate in all material respects). Attached hereto as EXHIBIT "B" is an updated (as of the date hereof) version of EXHIBIT "4.9.5".

                        C. As a result of leasing activity at the Property, EXHIBIT "4.9.6" is no longer true, complete and accurate (although it is true, complete and accurate in all material respects). Attached hereto as EXHIBIT "C" is an updated (as of the date hereof) version of EXHIBIT "4.9.6".

                        D.      As a result of the passage of time,
EXHIBIT "3A.3" and EXHIBIT "4.6" are no longer true, complete and accurate (although they are true, complete and accurate in all material respects) for the following reasons:

                                (i) The Ingnito LLC suit has been resolved;

                                (ii) With regard to the Wilkinson case,
Defendant Wilkinson's motion to dismiss has been rejected by the Court. Wilkinson has filed an answer containing a counterclaim that we and our attorney consider completely baseless and that, in all likelihood, will be dismissed by a summary judgment motion.

                                (iii) African Stargina (a 1,500 sq. ft. tenant)
and Jilliano Shoes (1,998 sq. ft. tenant) are in default of their respective leases for failure to pay rent, have been given default notices and we are in the process of filing suit against them.

                        E. As a result of the tenant defaults described in Paragraph 3 (D) (iii) above, the representation and warranty contained in Subsection 4.12.2.4 is no longer true, complete and accurate (although it is true, complete and accurate in all material respects); and

                4. Capitalized terms used in this Certificate not otherwise defined herein have the meanings set forth in the Contribution Agreement.

                IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first noted above.

                                      CC INVESTORS LLC, a Maryland limited
                                      liability company


                                      By:/s/ Charles F. Jacobs
                                         --------------------------------------
                                         Charles F. Jacobs, Authorized Person

                                   EXHIBIT "A"

Software      : ARGUS Ver. 11.0.04                               Blvd at The Capital Centre                        Date:  9/2/04
File          : Blvd at the Capital Centre Updated 9_0         2                                                   Time:  12:23 pm
Property Type : Retail                                                                                             Ref#:  AAE
Portfolio     :                                                                                                    Page:  1

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Sep-2004 for 482,525 Square Feet

        DESCRIPTION              AREA        BASE RENT        RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS  REIMBURSEMENT

        Tenant Name             Floor      Rate & Amount                        CPI & Current   Months    Rent    Description of
    Type & Suite Number          SqFt         per Year     Changes    Changes   Porters' Wage     to       to     Operating Expense
    Lease Dates & Term        Bldg Share     per Month       on         to      Miscellaneous   Abate     Abate   Reimbursements
----------------------------- ----------   -------------  --------   ---------  -------------   -------   -----   -----------------
1 Borders Books & Music                    $       19.28  Dec-2008   $   20.83         -            -       -     See method:
  Retail, Suite: A101             22,915   $     441,801  Dec-2013   $   22.54                                    8.3% Admin
  Dec-2003 to Nov-2023              4.75%  $        1.61  Dec-2018   $   24.41                                    reimbursement.
  240 Months                               $      36,817

Notes: OPEN; PAYING FULL RENT

2 EB Gameworld                             $       34.00     -           -             -            -       -     See method:
  Retail, Suite: A102              1,200   $      40,800                                                          15% Admin
  Dec-2003 to Nov-2008              0.25%  $        2.83                                                          reimbursement.
  60 Months                                $       3,400

Notes: OPEN; PAYING FULL RENT

3 Claire's                                 $       30.00     -           -             -            -       -     See method:
  Retail, Suite: B101              1,166   $      34,980                                                          15% Admin
  Dec-2003 to Nov-2008              0.24%  $        2.50                                                          reimbursement.
  60 Months                                $       2,915

Notes: OPEN; PAYING FULL RENT

4 Yankee Candle                            $       24.00  Dec-2006   $   25.80         -            -       -     See method:
  Retail, Suite: B102              2,000   $      48,000  Dec-2010   $   27.73                                    15% Admin
  Dec-2003 to Nov-2013              0.41%  $        2.00                                                          reimbursement.
  120 Months                               $       4,000

Notes: OPEN; PAYING FULL RENT

5 Children's Place                         $       22.00  Dec-2008   $   24.00         -            -       -     See method:
  Retail, Suite: B103              6,000   $     132,000                                                          15% Admin
  Dec-2003 to Nov-2013              1.24%  $        1.83                                                          reimbursement.
  120 Months                               $      11,000

Notes: OPEN; PAYING FULL RENT

6 Lane Bryant                              $       24.00     -           -             -            -       -     See method:
  Retail, Suite: B104              5,000   $     120,000                                                          15% Admin
  Nov-2003 to Dec-2013              1.04%  $        2.00                                                          reimbursement.
  120 Months                               $      10,000

Notes: OPEN; PAYING FULL RENT

7 Men's Wearhouse                          $       23.00  Nov-2008   $   25.00         -            -       -     See method:
  Retail, Suite: B105              6,400   $     147,200                                                          15% Admin
  Dec-2003 to Dec-2013              0.33%  $        1.92                                                          reimbursement.
  121 Months                               $      12,287

Notes: OPEN; PAYING FULL RENT

8 Linens 'N Things                         $       12.50     -           -             -            -        -    See method:
  Retail, Suite: C101             34,440   $     430,500                                                          15% Admin
  Mar-2004 to Feb-2014              7.14%  $        1.04                                                          reimbursement.
  120 Months                               $      35,875

Notes: OPEN; PAYING FULL RENT




         DESCRIPTION                  LEASING COSTS      UPON EXPIRATION

         Tenant Name                Imprvmnts    Commssns      Assumption about
     Type & Suite Number              Rate         Rate        subsequent terms
     Lease Dates & Term              Amount       Amount        for this tenant
-----------------------------       ---------    --------      ----------------
1 Borders Books & Music                 -           -                    Market
  Retail, Suite: A101                                           See assumption:
  Dec-2003 to Nov-2023                                                 Border's
  240 Months

Notes: OPEN; PAYING FULL RENT

2 EB Gameworld                          -           -                    Option
  Retail, Suite: A102                                           See assumption:
  Dec-2003 to Nov-2008                                                 $42 shop
  60 Months

Notes: OPEN; PAYING FULL RENT

3 Claire's                              -           -                    Option
  Retail, Suite: B101                                           See assumption:
  Dec-2003 to Nov-2008                                              $ 37.5 Shop
  60 Months

Notes: OPEN; PAYING FULL RENT

4 Yankee Candle                         -           -                    Market
  Retail, Suite: B102                                           See assumption:
  Dec-2003 to Nov-2013                                               $27.5 Shop
  120 Months

Notes: OPEN; PAYING FULL RENT

5 Children's Place                      -           -                    Market
  Retail, Suite: B103                                           See assumption:
  Dec-2003 to Nov-2013                                          00 to 7,500 box
  120 Months

Notes: OPEN; PAYING FULL RENT

6 Lane Bryant                           -           -                    Market
  Retail, Suite: B 104                                          See assumption:
  Nov-2003 to Dec-2013                                          00 to 7,500 box
  120 Months

Notes: OPEN; PAYING FULL RENT

7 Men's Wearhouse                       -           -                    Market
  Retail, Suite: B105                                           See assumption:
  Dec-2003 to Dec-2013                                          00 to 7,500 box
  121 Months

Notes: OPEN; PAYING FULL RENT

8 Linens 'N Things                      -           -                    Market
  Retail, Suite: C101                                           See assumption:
  Mar-2004 to Feb-2014                                            $12.5 Big Box
  120 Months

Notes: OPEN; PAYING FULL RENT

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                               Blvd at The Capital Centre                        Date:  9/2/04
File          : Blvd at the Capital Centre Updated 9_0          2                                                  Time:  12:23 pm
Property Type : Retail                                                                                             Ref#:  AAE
Portfolio     :                                                                                                    Page:  2

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                      As of Sep-2004 for 482,525 Square Feet
                         (continued from previous page)

        DESCRIPTION              AREA        BASE RENT        RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS  REIMBURSEMENT

        Tenant Name             Floor      Rate & Amount                        CPI & Current   Months    Rent    Description of
    Type & Suite Number          SqFt         per Year     Changes    Changes   Porters' Wage     to       to     Operating Expense
    Lease Dates & Term        Bldg Share     per Month       on         to      Miscellaneous   Abate     Abate   Reimbursements
----------------------------- ----------   -------------  --------   ---------  -------------   -------   -----   -----------------
9 Pier 1                                   $       18.00  Dec-2008   $   19.80         -            -       -     See method:
  Retail, Suite: D101             10,068   $     161,224                                                          15% Admin
  Dec-2003 to Nov-2013              2.09%  $        1.50                                                          reimbursement.
  120 Months                               $      15,102

Notes: OPEN; PAYING FULL RENT

10 Penner Clothing                         $       27.50  Dec-2005   $   28.60         -            -       -     See method:
  Retail, Suite: D102              5,194   $     142,835  Dec-2007   $   29.74                                    15% Admin
  Dec-2003 to Nov-2013              1.06%  $        2.29  Dec-2009   $   30.93                                    reimbursement.
  120 Months                               $      11,903  Dec-2011   $   32.17

Notes: OPEN; PAYING FULL RENT

11 Casual Male                             $       24.00     -           -             -            -       -     See method:
   Retail, Suite: D103             3,500   $      84,000                                                          15% Admin
   Mar-2004 to Mar-2009             0.73%  $        2.00                                                          reimbursement.
   61 Months                               $       7,000

Notes: OPEN; PAYING FULL RENT

12 Classic Woman                           $       29.00  Jun-2005   $   29.87         -            -       -     See method:
   Retail, Suite: D104             2,200   $      63,800  Jun-2006   $   30.77                                    20% Admin
   Jun-2004 to May-2009             0.45%  $        2.42  Jun-2007   $   31.69                                    reimbursement.
   60 Months                               $       5,317  Jun-2008   $   32.64

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN; RENT
COMMENCED IN JUNE '04;
TENANT OPENING SEPT. 04

13 Dynamics                                $       29.00  Nov-2009   $   32.48         -            -       -     See method:
   Retail, Suite: D105             3,000   $      87,000                                                          15% Admin
   Nov-2004 to Oct-2014             0.62%  $        2.42                                                          reimbursement.
   120 Months                              $       7,250

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN; RENT
EXPECTED TO COMMENCE
APPROX. 11/1/04. SPACE
IS ALSO BEING CONSIDERED
FOR NINE WEST. DYNAMIX COULD
BE TERMINATED AND REPLACED
WIT

14 Ann Taylor Loft                         $       13.71      -           -            -            -       -     See method:
   Retail, Suite: D106             5,471   $      75,000                                                          15% Admin
   Jun-2004 to Jun-2014             1.13%  $        1.14                                                          reimbursement.
   120 Months                              $       6,250

Notes: TENANT OPEN; PAYING
FULL RENT

15 Kay Jewelers                            $       38.66      -           -            -            -       -     See method:
   Retail, Suite: D107             1,552   $      60,000                                                          15% Admin
   Dec-2003 to Nov-2008             0.32%  $        3.22                                                          reimbursement.
   60 Months                               $       5,000

Notes: OPEN; PAYING FULL RENT

        DESCRIPTION                    LEASING COSTS     UPON EXPIRATION

         Tenant Name                Imprvmnts    Commssns      Assumption about
     Type & Suite Number              Rate         Rate        subsequent terms
     Lease Dates & Term              Amount       Amount        for this tenant
-----------------------------       ---------    --------      ----------------
9 Pier 1                                -           -                    Market
  Retail, Suite: D101                                           See assumption:
  Dec-2003 to Nov-2013                                          10,000 - 15,000
  120 Months

Notes: OPEN; PAYING FULL RENT

10 Penner Clothing                      -           -                    Market
  Retail, Suite: D102                                           See assumption:
  Dec-2003 to Nov-2013                                          000 - 7000 Shop
  120 Months

Notes: OPEN; PAYING FULL RENT

11 Casual Male                          -           -                    Option
   Retail, Suite: D103                                          See assumption:
   Mar-2004 to Mar-2009                                              $27.5 Shop
   61 Months

Notes: OPEN; PAYING FULL RENT

12 Classic Woman                        -           -                    Option
   Retail, Suite: D104                                          See assumption:
   Jun-2004 to May-2009                                              $27.5 Shop
   60 Months

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN; RENT
COMMENCED IN JUNE '04;
TENANT OPENING SEPT. 04

13 Dynamics                             -           -                    Market
   Retail, Suite: D105                                          See assumption:
   Nov-2004 to Oct-2014                                                $32 Shop
   120 Months

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN; RENT
EXPECTED TO COMMENCE
APPROX. 11/1/04. SPACE
IS ALSO BEING CONSIDERED
FOR NINE WEST. DYNAMIX COULD
BE TERMINATED AND REPLACED
WIT

14 Ann Taylor Loft                      -           -                    Market
   Retail, Suite: D106                                          See assumption:
   Jun-2004 to Jun-2014                                                 $30 Box
   120 Months

Notes: TENANT OPEN; PAYING
FULL RENT

15 Kay Jewelers                         -           -                    Option
   Retail, Suite: D107                                          See assumption:
   Dec-2003 to Nov-2008                                             $ 47.5 Shop
   60 Months

Notes: OPEN; PAYING FULL RENT

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                               Blvd at The Capital Centre                        Date:  9/2/04
File          : Blvd at the Capital Centre Updated 9_0         2                                                   Time:  12:23 pm
Property Type : Retail                                                                                             Ref#:  AAE
Portfolio     :                                                                                                    Page:  3

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Sep-2004 for 482,525 Square Feet
                         (continued from previous page)

      DESCRIPTION                AREA        BASE RENT       RENT ADJUSTMENTS & CATEGORIES         ABATEMENTS       REIMBURSEMENT

        Tenant Name             Floor      Rate & Amount                        CPI & Current   Months    Rent    Description of
     Type & Suite Number         SqFt         per Year     Changes    Changes   Porters' Wage     to       to     Operating Expense
     Lease Dates & Term       Bldg Share     per Month       on         to      Miscelleneous   Abate     Abate   Reimbursements
----------------------------  ----------   -------------  --------   ---------  -------------   -------   -----   -----------------
16 Soul Fixins'                            $       30.00  Nov-2005   $   30.90         -            -       -     See method:
   Retail, Suite: E101             2,085   $      62,550  Nov-2006   $   31.83                                    Soul Fixins'
   Nov-2004 to Oct-2014             0.43%  $        2.50  Nov-2007   $   32.78                                    reimbursement.
   120 Months                              $       5,213  Nov-2008   $   33.77
                                                          Nov-2009   $   34.78
                                                          Nov-2010   $   35.82
                                                          Nov-2011   $   36.90
                                                          Nov-2012   $   38.00
                                                          Nov-2013   $   39.14

Notes: EXECUTED LEASE;
TENANT EXPECTED TO BEGIN
PAYING RENT ON 10/1/04.

17 Five Guys                               $       32.00  Mar-2009   $   36.80         -            -       -     See method:
   Retail, Suite: E102             1,500   $      48,000                                                          Five Guys Pizza
   Mar-2004 to Feb-2014             0.31%  $        2.67                                                          reimbursement.
   120 Months                              $       4,000

Notes: OPEN; PAYING FULL
RENT

18 VACANT                                  $       25.00  Sep-2005   $   25.75         -            -         -   See method:
   Retail, Suite: E103             1,556   $      38,900  Sep-2006   $   26.52                                    Mondo Pizza
   Jan-2005 to Dec-2014             0.32%  $        2.08  Sep-2007   $   27.32                                    reimbursement.
   120 Months                              $       3,242  Sep-2008   $   28.14
                                                          Sep-2009   $   28.98
                                                          Sep-2010   $   29.85
                                                          Sep-2011   $   30.75
                                                          Sep-2012   $   31.67
                                                          Sep-2013   $   32.62
                                                          Sep-2014   $   33.60

Notes: VACANT: MULTIPLE
PROSPECTS AT PRO FORMA RENT
BUT NO DEFINITE LIKELY
TENANT YET

19 Quizno's                                $       33.00  Dec-2005   $   35.05         -            -       -     See method:
   Retail, Suite: E104             1,562   $      51,545  Dec-2008   $   38.07                                    Quizno's
   Dec-2003 to Nov-2013             0.32%  $        2.75                                                          reimbursement.
   120 Months                              $       4,296

Notes: OPEN; TENANT PAYING
FULL RENT

20 Panda Express                           $       35.00  Dec-2008   $   40.25         -            -       -     See method:
   Retail, Suite: E105             2,100   $      73,500                                                          Panda Express
   Dec-2003 to Nov-2013             0.44%  $        2.92                                                          reimbursement.
   120 Months                              $       6,125

Notes: OPEN; TENANT PAYING
FULL RENT

21 Starbucks                               $       30.00  Dec-2008   $   33.60         -            -       -     See method:
   Retail, Suite: F101             1,250   $      37,500                                                          15% Admin
   Dec-2003 to Nov-2013             0.26%  $        2.50                                                          reimbursement.
   120 Months                              $       3,125

Notes: OPEN: TENANT PAYING
FULL RENT

      DESCRIPTION                    LEASING COSTS      UPON EXPIRATION

        Tenant Name                 Imprvmnts    Commssns      Assumption about
    Type & Suite Number                Rate        Rate        subsequent terms
    Lease Dates & Term                Amount      Amount        for this tenant
----------------------------        ---------    --------      ----------------
16 Soul Fixins'                         -           -                    Market
   Retail, Suite: E101                                          See assumption:
   Nov-2004 to Oct-2014                                             $ 37.5 Rest
   120 Months

Notes: EXECUTED LEASE;
TENANT EXPECTED TO BEGIN
PAYING RENT ON 10/1/04.

17 Five Guys                            -           -                    Market
   Retail, Suite: E102                                          See assumption:
   Mar-2004 to Feb-2014                                             $ 37.5 Rest
   120 Months

Notes: OPEN; PAYING FULL
RENT

18 VACANT                               -           -                    Market
   Retail, Suite: E103                                          See assumption:
   Jan-2005 to Dec-2014                                             $ 37.5 Rest
   120 Months

Notes: VACANT; MULTIPLE
PROSPECTS AT PRO FORMA RENT
BUT NO DEFINITE  LIKELY
TENANT YET

19 ?uizno's                             -           -                    Market
   Retail, Suite: E104                                          See assumption:
   Dec-2003 to Nov-2013                                             $ 37.5 Rest
   120 Months

Notes: OPEN; TENANT PAYING
FULL RENT

20 Panda Express                        -           -                    Market
   Retail, Suite: E104                                          See assumption:
   Dec-2003 to Nov-2013                                             $ 37.5 Rest
   120 Months

Notes: OPEN; TENANT PAYING
FULL RENT

21 Starbucks                            -           -                    Market
   Retail, Suite: F101                                          See assumption:
   Dec-2003 to Nov-2013                                             $ 37.5 Rest
   120 Months

Notes: OPEN: TENANT PAYING
FULL RENT

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                               Blvd at The Capital Centre                        Date:  9/2/04
File          : Blvd at the Capital Centre Updated 9_0         2                                                   Time:  12:23 pm
Property Type : Retail                                                                                             Ref#:  AAE
Portfolio     :                                                                                                    Page:  4

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Sep-2004 for 482,525 Square Feet
                         (continued from previous page)

      DESCRIPTION                AREA        BASE RENT        RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS  REIMBURSEMENT

        Tenant Name             Floor      Rate & Amount                        CPI & Current   Months    Rent    Description of
    Type & Suite Number         SqFt         per Year     Changes    Changes    Porters' Wage     to       to     Operating Expense
    Lease Dates & Term        Bldg Share     per Month       on         to      Miscellaneous   Abate     Abate   Reimbursements
----------------------------  ----------   -------------  --------   ---------  -------------   -------   -----   -----------------
22 Qdoba                                   $       32.50  Dec-2008   $   36.40         -            -       -     See method:
   Retail, Suite: F102             3,000   $      97,500                                                          Qdoba
   Dec-2004 to Nov-2013             0.62%  $        2.71                                                          reimbursement.
   120 Months                              $       8,125

Notes: OPEN; TENANT PAYING
FULL RENT

23 Oxford Street                           $       25.00  Dec-2004   $   25.75         -            -       -     See method:
   Retail, Suite: F103             3,400   $      85,000  Dec-2005   $   26.52                                    15% Admin
   Dec-2003 to Nov-2010             0.70%  $        2.08  Dec-2006   $   27.32                                    reimbursement.
   84 Months                               $       7,083  Dec-2007   $   28.14
                                                          Dec-2008   $   28.88
                                                          Dec-2009   $   29.85

Notes: OPEN; TENANT PAYING
FULL RENT

24 T-Mobile                                $       40.00  Dec-2008   $   46.00         -            -       -     See method:
   Retail, Suite: F104             1,800   $      72,000                                                          15% Admin
   Dec-2003 to Nov-2010             0.37%  $        3.33                                                          reimbursement.
   84 Months                               $       6,000

Notes: OPEN; TENANT PAYING
FULL RENT

25 Footaction                              $       28.00  Dec-2008   $   30.80         -            -       -     See method:
   Retail, Suite: F105             3,500   $      98,000                                                          12% Admin
   Dec-2003 to Nov-2013             0.73%  $        2.33                                                          reimbursement.
   120 Months                              $       8,167

Notes: OPEN; TENANT PAYING
FULL RENT. LEASE WAS ASSUMED
BY SUBSIDIARY OF FOOTLOCKER,
WHO ACQUIRED FOOTACTION OUT
OF BANKRUPTCY

26 Changes                                 $       25.00  Dec-2006   $   28.00         -            -       -     See method:
   Retail, Suite: G101             4,000   $     104,000  Dec-2008   $   30.00                                    15% Admin
   Dec-2003 to Nov-2013             0.83%  $        2.17  Dec-2011   $   32.00                                    reimbursement.
   120 Months                              $       8,667

Notes: OPEN; TENANT PAYING
FULL RENT

27 Total Sport                             $       27.57  Jan-2005   $   28.40         -            -       -     See method:
   Retail, Suite: G102             3,756   $     103,553  Jan-2006   $   29.25                                    15% Admin
   Jan-2004 to Dec-2013             0.79%  $        2.30  Jan-2007   $   30.13                                    reimbursement.
   120 Months                              $       8,629  Jan-2008   $   31.03
                                                          Jan-2009   $   31.96
                                                          Jan-2010   $   32.92
                                                          Jan-2011   $   33.91
                                                          Jan-2012   $   34.92
                                                          Jan-2013   $   35.97

Notes: OPEN; TENANT PAYING
FULL RENT

28 Lucaya                                  $       21.00  Jan-2006   $   23.00         -            -       -     See method:
   Retail, Suite: G104             3,030   $      63,000  Jan-2008   $   24.00                                    15% Admin
   Jan-2004 to Dec-2013             0.62%  $        1.75  Jan-2010   $   25.00                                    reimbursement.
   120 Months                              $       5,250  Jan-2012   $   26.00

Notes: OPEN; TENANT PAYING
FULL RENT

      DESCRIPTION                    LEASING COSTS      UPON EXPIRATION

        Tenant Name                 Imprvmnts    Commssns      Assumption about
    Type & Suite Number                Rate        Rate        subsequent terms
    Lease Dates & Term                Amount      Amount        for this tenant
----------------------------        ---------    --------      ----------------
22 Qdoba                                -           -                    Market
   Retail, Suite: F102                                          See assumption:
   Dec-2003 to Nov-2013                                            $ 37.5 Rest
   120 Months

Notes: OPEN; TENANT PAYING
FULL RENT

23 Oxford Street                        -           -                    Option
   Retail, Suite: F103                                          See assumption:
   Dec-2003 to Nov-2010                                                $33 Shop
   84 Months

Notes: OPEN; TENANT PAYING
FULL RENT

24 T-Mobile                             -           -                    Option
   Retail, Suite: F104                                          See assumption:
   Dec-2003 to Nov-2010                                             $ 47.5 shop
   84 Months

Notes: OPEN; TENANT PAYING
FULL RENT

25 Footaction                           -           -                    Market
   Retail, Suite: F105                                          See assumption:
   Dec-2003 to Nov-2013                                         000 - 7000 Shop
   120 Months

Notes: OPEN; TENANT PAYING
FULL RENT. LEASE WAS ASSUMED
BY SUBSIDIARY OF FOOTLOCKER,
WHO ACQUIRED FOOTACTION OUT
OF BANKRUPTCY

26 Changes                              -           -                    Market
   Retail, Suite: G101                                          See assumption:
   Dec-2003 to Nov-2013                                              $27.5 Shop
   120 Months

Notes: OPEN; TENANT PAYING
FULL RENT

27 Total Sport                          -           -                    Market
   Retail, Suite: G102                                          See assumption:
   Jan-2004 to Dec-2013                                             $30 LG Shop
   120 Months

Notes: OPEN; TENANT PAYING
FULL RENT

28 Lucaya                               -           -                    Market
   Retail, Suite: G104                                          See assumption:
   Jan-2004 to Dec-2013                                                $24 Shop
   120 Months

Notes: OPEN; TENANT PAYING
FULL RENT

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                               Blvd at The Capital Centre                        Date:  9/2/04
File          : Blvd at the Capital Centre Updated 9_0         2                                                   Time:  12:23 pm
Property Type : Retail                                                                                             Ref#:  AAE
Portfolio     :                                                                                                    Page:  5

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Sep-2004 for 482,525 Square Feet
                         (continued from previous page)

      DESCRIPTION                AREA        BASE RENT        RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS  REIMBURSEMENT

        Tenant Name             Floor      Rate & Amount                        CPI & Current    Months   Rent    Description of
    Type & Suite Number          SqFt         per Year     Changes    Changes   Porters' Wage      to      to     Operating Expense
     Lease Dates & Term       Bldg Share     per Month       on         to      Miscellaneous    Abate    Abate   Reimbursements
---------------------------   ----------   -------------  --------   ---------  -------------   -------   -----   -----------------
29 Lens Crafters                           $       30.00  Dec-2006   $   32.50         -            -       -     See method:
   Retail, Suite: H101             4,653   $     138,580  Dec-2010   $   35.00                                    15% Admin
   Dec-2003 to Nov-2013             0.96%  $        2.50                                                          reimbursement.
   120 Months                              $      11,633

Notes: OPEN; TENANT PAYING
FULL RENT

30 Nextel                                  $       40.00      -          -             -            -       -     See method:
   Retail, Suite: H102             1,871   $      74,840                                                          15% Admin
   Dec-2003 to Nov-2008             0.39%  $        3.33                                                          reimbursement.
   60 Months                               $       6,237

Notes: OPEN; TENANT PAYING
FULL RENT

31 Head 2 Head                             $       25.50  Dec-2005   $   26.78         -            -       -     See method:
   Retail, Suite: H103             2,568   $      65,484  Dec-2007   $   28.11                                    15% Admin
   Dec-2003 to Nov-2010             0.53%  $        2.13  Dec-2009   $   29.52                                    reimbursement.
   84 Months                               $       5,457

Notes: OPEN; TENANT PAYING
FULL RENT

32 Mattress Warehouse                      $       25.00  Mar-2009   $   28.00         -            -       -     See method:
   Retail, Suite: H104             4,112   $     102,800                                                          15% Admin
   Mar-2004 to Feb-2014             0.65%  $        2.08                                                          reimbursement.
   120 Months                              $       8,567

Notes: OPEN; TENANT PAYING
FULL RENT

33 Chevy Chase Bank                        $       36.00  Feb-2010   $   40.32         -            -       -     See method:
   Retail, Suite: I101             3,000   $     108,000  Feb-2015   $   45.16                                    15% Admin
   Feb-2005 to Jan-2025             0.62%  $        3.00  Feb-2020   $   50.58                                    reimbursement.
   240 Months                              $       9,000

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN; EXPECTED
OPENING BY 2/1/05

34 VACANT                                  $       25.00  Feb-2010   $   28.00         -            -       -     See method:
   Retail, Suite: I102             4,209   $     105,225                                                          15% Admin
   Feb-2005 to Jan-2015             0.87%  $        2.08                                                          reimbursement.
   120 Months                              $       8,769

Notes: VACANT; LEASE AT
EXECUTION STAGE WITH ASHLEY
STEWART AT PRO FORMA TERMS;
IF EXECUTED THEN EXPECTED
OPENING 2/1/05

35 Last Stop                               $       30.00  Nov-2009   $   33.75         -            -       -     See method:
   Retail, Suite: I102X            3,000   $      90,000                                                          15% Admin
   Nov-2004 to Oct-2014             0.62%  $        2.50                                                          reimbursement.
   120 Months                              $       7,500

Notes: LEASE EXECUTED BUT
TENANT NOT YET OPEN. Rent
commencement expected
11/1/2004.

      DESCRIPTION                    LEASING COSTS      UPON EXPIRATION

        Tenant Name                 Imprvmnts    Commssns      Assumption about
    Type & Suite Number                Rate        Rate        subsequent terms
     Lease Dates & Term               Amount      Amount        for this tenant
---------------------------         ---------    --------      ----------------
29 Lens Crafters                        -           -                    Market
   Retail, Suite: H101                                          See assumption:
   Dec-2003 to Nov-2013                                             $30 LG Shop
   120 Months

Notes: OPEN; TENANT PAYING
FULL RENT

30 Nextel                               -           -                    Option
   Retail, Suite: H102                                          See assumption:
   Dec-2003 to Nov-2008                                             $ 47.5 Shop
   60 Months

Notes: OPEN; TENANT PAYING
FULL RENT

31 Head 2 Head                          -           -                    Option
   Retail, Suite: H103                                          See assumption:
   Dec-2003 to Nov-2010                                                $33 Shop
   84 Months

Notes: OPEN; TENANT PAYING
FULL RENT

32 Mattress Warehouse                   -           -                    Market
   Retail, Suite: H104                                          See assumption:
   Mar-2004 to Feb-2014                                                $24 Shop
   120 Months

Notes: OPEN; TENANT PAYING
FULL RENT

33 Chevy Chase Bank                     -           -                    Option
   Retail, Suite: I101                                          See assumption:
   Feb-2005 to Jan-2025                                           $22 3000-5000
   240 Months

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN;
EXPECTED OPENING BY 2/1/05

34 VACANT                           $   50.00       -                    Market
   Retail, Suite: I102                                          See assumption:
   Feb-2005 to Jan-2015             $ 210,450                        $27.5 Shop
   120 Months

Notes: VACANT LEASE AT
EXECUTION STAGE WITH ASHLEY
STEWART AT PRO FORMA TERMS;
IF EXECUTED THEN EXPECTED
OPENING 2/1/05

35 Last Stop                            -           -                    Option
   Retail, Suite: I102X                                         See assumption:
   Nov-2004 to Oct-2014                                              $27.5 Shop
   120 Months

Notes: LEASE EXECUTED BUT TENANT
NOT YET OPEN. Rent commencement
expected 11/1/2004.

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                                Blvd at The Capital Centre                       Date:  9/2/04
File          : Blvd at the Capital Centre Updated 9_0         2                                                   Time:  12:23 pm
Property Type : Retail                                                                                             Ref#:  AAE
Portfolio     :                                                                                                    Page:  6

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Sep-2004 for 482,525 Square Feet
                         (continued from previous page)

      DESCRIPTION                AREA        BASE RENT        RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS  REIMBURSEMENT

         Tenant Name              Floor     Rate & Amount                       CPI & Current    Months   Rent    Description of
     Type & Suite Number          SqFt        per Year     Changes    Changes   Porters' Wage      to      to     Operating Expense
     Lease Dates & Term        Bldg Share     per Month      on         to      Miscellaneous    Abate    Abate   Reimbursements
------------------------------ ----------  -------------- --------   ---------  -------------   -------   -----   -----------------

36 Payless Shoes                           $       28.00  Feb-2009   $   31.50         -            -       -     See method:
   Retail, Suite: I102Y             2,880  $      78,400                                                          15% Admin
   Feb-2004 to Jan-2014              0.58% $        2.33                                                          reimbursement.
   120 Months                              $       6,533

Notes: OPEN; PAYING FULL RENT

37 Gallery Serengetti                      $       29.00  Mar-2005   $   29.67         -            -       -     See method:
   Retail, Suite: I102Z             2,008  $      58,000  Mar-2006   $   30.77                                    15% Admin
   Mar-2004 to Feb-2011              0.41% $        2.42  Mar-2007   $   31.69                                    reimbursement.
   84 Months                               $       4,833  Mar-2008   $   32.64
                                                          Mar-2009   $   33.62
                                                          Mar-2010   $   34.63

Notes: OPEN; PAYING FULL RENT

38 Honeycomb Hidecul                       $       27.50  Dec-2008   $   30.25         -            -       -     See method:
   Retail, Suite: I103              2,500  $      68,750                                                          15% Admin
   Dec-2003 to Nov-2013              0.52% $        2.29                                                          reimbursement.
   120 Months                              $       5,729

Notes: TENANT OPEN AND PAYING
FULL RENT

39 Foot Locker                             $       29.00  Dec-2006   $   29.87         -            -       -     See method:
   Retail, Suite: I104              3,433  $      99,557  Dec-2007   $   30.77                                    15% Admin
   Dec-2003 to Nov-2013              0.71% $        2.42  Dec-2008   $   31.69                                    reimbursement.
   120 Months                              $       8,296  Dec-2009   $   32.64
                                                          Dec-2010   $   33.52
                                                          Dec-2011   $   34.63
                                                          Dec-2012   $   35.57

Notes: OPEN; PAYING FULL RENT

40 Expressions [ILLEGIBLE]                 $       13.00  Apr-2004   $   26.00         -            -       -     See method:
   Retail, Suite: I105              3,103  $      40,339  Jan-2005   $   13.00                                    15% Admin
   Jan-2004 to Dec-2013              0.64% $        1.08  Apr-2005   $   26.00                                    reimbursement.
   120 Months                              $       3,362  Jan-2006   $   27.63
                                                          Jan-2009   $   28.46
                                                          Jan-2010   $   29.31
                                                          Jan-2011   $   30.19
                                                          Jan-2012   $   31.10
                                                          Jan-2013   $   32.03

Notes: OPEN; PAYING FULL RENT.
NOTE: Tenant has 50% rent
abatement for first three
months of 2004 and 2005
(monthly rent is $3,361.59
for first three months of 2004
and 2005, and $6

41 Shoe City                               $       23.50  Dec-2008   $   26.32         -            -       -     See method:
   Retail, Suite: I106              7,700  $     180,950                                                          15% Admin
   Dec-2003 to Nov-2013              1.60% $        1.96                                                          reimbursement.
   120 Months                              $      15,079

Notes: OPEN; PAYING FULL RENT

      DESCRIPTION                   LEASING COSTS       UPON EXPIRATION

         Tenant Name                Imprvmnts    Commssns      Assumption about
     Type & Suite Number              Rate         Rate        subsequent terms
     Lease Dates & Term              Amount       Amount        for this tenant
------------------------------      ---------    --------      ----------------

36 Payless Shoes                        -           -                    Market
   Retail, Suite: I102Y                                         See assumption:
   Feb-2004 to Jan-2014                                               $28 Nat'l
   120 Months

Notes: OPEN; PAYING FULL RENT

37 Gallery Serengetti                   -           -                    Option
   Retail, Suite: I102Z                                         See assumption:
   Mar-2004 to Feb-2011                                             $ 37.5 Shop
   84 Months

Notes: OPEN; PAYING FULL RENT

38 Honeycomb Hidecul                    -           -                    Market
   Retail, Suite: I103                                          See assumption:
   Dec-2003 to Feb-2013                                              $27.5 Shop
   20 Months

Notes: TENANT OPEN AND PAYING
FULL RENT

39 Foot Locker                          -           -                    Market
   Retail, Suite: I104                                          See assumption:
   Dec-2003 to Nov-2013                                             $28.5 Nat'l
   120 Months

Notes: OPEN; PAYING FULL RENT

40 Expressions [ILLEGIBLE]              -           -                    Market
   Retail, Suite: I105                                          See assumption:
   Jan-2004 to Dec-2013                                               $26 Nat'l
   120 Months

Notes: OPEN; PAYING FULL RENT.
NOTE: Tenant has 50% rent
abatement for first three
months of 2004 and 2005
(monthly rent is $3,361.59
for first three months of 2004
and 2005, and $6

41 Shoe City                            -           -                    Market
   Retail, Suite: I106                                          See assumption:
   Dec-2003 to Nov-2013                                                 $24 Box
   120 Months

Notes: OPEN; PAYING FULL RENT

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                               Blvd at The Capital Centre                        Date:  9/2/04
File          : Blvd at the Capital Centre Updated 9_0         2                                                   Time:  12:23 pm
Property Type : Retail                                                                                             Ref#:  AAE
Portfolio     :                                                                                                    Page:  7

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Sep-2004 for 482,525 Square Feet
                         (continued from previous page)

      DESCRIPTION                AREA        BASE RENT        RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS  REIMBURSEMENT

         Tenant Name             Floor     Rate & Amount                        CPI & Current    Months   Rent    Description of
     Type & Suite Number         SqFt         per Year     Changes    Changes   Porters' Wage      to      to     Operating Expense
     Lease Dates & Term       Bldg Share     per Month       on         to      Miscelleneous    Abate    Abate   Reimbursements
----------------------------- ----------   -------------  --------   ---------  -------------   -------   -----   -----------------

42 Draka's Place                           $       24.00  Dec-2004   $   24.72         -            -       -     See method:
   Retail, Suite: I107             2,000   $      48,000  Dec-2005   $   25.46                                    15% Admin
   Dec-2003 to Nov-2013             0.41%  $        2.00  Dec-2006   $   26.23                                    reimbursement.
   120 Months                              $       4,000  Dec-2007   $   27.01
                                                          Dec-2008   $   27.82
                                                          Dec-2009   $   28.66
                                                          Dec-2010   $   29.52
                                                          Dec-2011   $   30.40
                                                          Dec-2012   $   31.31

Notes: OPEN; PAYING FULL RENT

43 Technocolor Salon & S                   $       25.00  Jan-2005   $   25.75         -            -       -     See method:
   Retail, Suite: I108             4,413   $     110,325  Jan-2006   $   26.52                                    15% Admin
   Jan-2004 to Dec-2013             0.91%  $        2.08  Jan-2007   $   27.32                                    reimbursement.
   120 Months                              $       9,194  Jan-2008   $   28.14
                                                          Jan-2009   $   26.99
                                                          Jan-2010   $   29.85
                                                          Jan-2011   $   30.75
                                                          Jan-2012   $   31.67
                                                          Jan-2013   $   32.62

Notes: OPEN; PAYING FULL RENT

44 Sorint                                  $       24.99  Oct-2004   $   32.99         -            -       -     See method:
   Retail, Suite: I109             1,955   $      48,098                                                          15% Admin
   Dec-2003 to Dec-2008             0.41%  $        2.68                                                          reimbursement.
   60 Months                               $       4,081

Notes: OPEN; [ILLEGIBLE]  s.f.
rent reduction until
movie theater opens (expected
10/04)

45 Ladies Workout Expres                   $       32.26  Feb-2010   $   37.10         -            -       -     See method:
   Retail, Suite: I110             1,375   $      44,358                                                          15% Admin
   Feb-2005 to Jan-2015             0.28%  $        2.69                                                          reimbursement.
   120 Months                              $       3,598

Notes: LEASE EXECUTED AS OF
8/31/04: TENANT EXPECTED TO
BE OPEN BY 2/1/05

46 Cambridge Beauty Supp                   $       26.00  Dec-2004   $   26.78         -            -       -     See method:
   Retail, Suite: J101             2,900   $      75,400  Dec-2005   $   27.58                                    15% Admin
   Dec-2003 to Nov-2013             0.60%  $        2.1?  Dec-2006   $   28.41                                    reimbursement.
   120 Months                              $       6,283  Dec-2007   $   29.26
                                                          Dec-2008   $   30.14
                                                          Dec-2009   $   31.05
                                                          Dec-2010   $   31.99
                                                          Dec-2011   $   32.94
                                                          Dec-2012   $   33.92

Notes: OPEN; TENANT PAYING
FULL RENT

47 Big Screen Store                        $       23.00  Dec-2008   $   25.30         -            -             See method:
   Retail, Suite: J102             4,500   $     103,500                                                          15% Admin
   Jan-2004 to Dec-2013             0.93%  $        1.92                                                          reimbursement.
   120 Months                              $       8,625

Notes: OPEN; TENANT PAYING
FULL RENT

      DESCRIPTION                    LEASING COSTS      UPON EXPIRATION

        Tenant Name                 Imprvmnts    Commssns      Assumption about
    Type & Suite Number               Rate         Rate        subsequent terms
    Lease Dates & Term               Amount       Amount        for this tenant
-----------------------------       ---------    --------      ----------------

42 Draka's Place                        -           -                    Market
   Retail, Suite: I107                                          See assumption:
   Dec-2003 to Nov-2013                                                $25 Shop
   120 Months

Notes: OPEN; PAYING FULL RENT

43 Technocolor Salon & S                -           -                    Market
   Retail, Suite: I108                                          See assumption:
   Jan-2004 to Dec-2013                                                $25 Shop
   120 Months

Notes: OPEN; PAYING FULL RENT

44 Sorint                               -           -                    Option
   Retail, Suite: I109                                          See assumption:
   Dec-2003 to Dec-2008                                            $ 37.5 Reset
   60 Months

Notes: OPEN; [ILLEGIBLE]  s.f.
real reduction until
movie theater opens (expected
10/04)

45 Ladies Workoul Expres                -           -                    Option
   Retail, Suite: I110                                          See assumption:
   Feb-2005 to Jan-2015                                                $35 Shop
   120 Months

Notes: LEASE EXECUTED AS OF
8/31/04: TENANT EXPECTED TO
BE OPEN BY 2/1/05

46 Cambridge Beauty Supp                -           -                    Market
   Retail, Suite: J101                                          See assumption:
   Dec-2003 to Nov-2013                                               $26 Nat'l
   120 Months

Notes: OPEN; TENANT PAYING
FULL RENT

47 Big Screen Store                     -           -                    Market
   Retail, Suite: J102                                          See assumption:
   Jan-2004 to Dec-2013                                                $23 Shop
   120 Months

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                               Blvd at The Capital Centre                        Date:  9/2/04
File          : Blvd at the Capital Centre Updated 9_0         2                                                   Time:  12:23 pm
Property Type : Retail                                                                                             Ref#:  AAE
Portfolio     :                                                                                                    Page:  8

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Sep-2004 for 482,525 Square Feet
                         (continued from previous page)

      DESCRIPTION                AREA        BASE RENT        RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS  REIMBURSEMENT

        Tenant Name              Floor     Rate & Amount                        CPI & Current    Months   Rent    Description of
    Type & Suite Number          SqFt        per Year     Changes    Changes    Porters' Wage      to      to     Operating Expense
    Lease Dates & Term        Bldg Share     per Month       on         to      Miscelleneous    Abate    Abate   Reimbursements
---------------------------   ----------   -------------  --------   ---------  -------------   -------   -----   -----------------

48 McHunu House of Style                   $       26.50  Jun-2009   $   30.47         -            -       -     See method:
   Retail, Suite: J103             2,900   $      76,850                                                          15% Admin
   Aug-2004 to Jul-2014             0.60%  $        2.21                                                          reimbursement.
   120 Months                              $       6,404

Notes: TENT OPEN AND PAYING
FULL RENT

49 Reggiano's                              $       25.00  Jun-2007   $   27.00         -            -       -     See method
   Retail, Suite: J104             2,000   $      50,000  Jun-2010   $   29.70                                    15% Admin
   Oct-2004 to Sep-2014             0.41%  $        2.88  Jun-2013   $   30.59                                    reimbursement.
   120 Months                              $       4,167

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN;
rent expected to commence
10/1/2004

50 Capital Nalls (Only N                   $       40.00  Dec-2004   $   41.20         -            -       -     See method:
   Retail, Suite: J105             1,500   $      60,000  Dec-2005   $   42.44                                    15% Admin
   Dec-2003 to Nov-2008             0.31%  $        3.33  Dec-2006   $   43.74                                    reimbursement.
   60 Months                               $       5,000  Dec-2007   $   45.02

Notes: OPEN; PAYING FULL RENT

51 African Stargina                        $       31.50  May-2005   $   32.45         -            -       -     See method:
   Retail, Suite: J106             1,500   $      47,250  May-2006   $   33.42                                    15% Admin
   Jun-2004 to May-2014             0.31%  $        2.63  May-2007   $   34.42                                    reimbursement.
   120 Months                              $       3,938  May-2008   $   35.45
                                                          May-2009   $   36.52
                                                          May-2010   $   37.61
                                                          May-2011   $   38.74
                                                          May-2012   $   39.90
                                                          May-2013   $   41.10
                                                          May-2014   $   42.33

Notes: RENT COMMENCED 6/1/04.
HOWEVER, TENANT NOT YET OPEN

52 Sweet Tooth Cakes & P                   $       35.00  Feb-2005   $   36.05         -            -       -     See method:
   Retail, Suite : L101            1,400   $      49,000  Feb-2006   $   37.13                                    15% Admin
   Feb-2004 to Jan-2008             0.29%  $        2.92  Feb-2007   $   38.25                                    reimbursement.
   60 Months                               $       4,083  Feb-2008   $   38.39

Notes: OPEN; PAYING FULL RENT

53 Cold Stone Creamery                    $       37.00  Jan-2005   $   38.11         -            -       -     See method:
   Retail, Suite : L102            1,157   $      42,809  Jan-2006   $   39.25                                    15% Admin
   Jan-2004 to Dec-2008             0.24%  $        3.08  Jan-2007   $   40.43                                    reimbursement.
   60 Months                               $       3,567  Jan-2008   $   41.64

Notes: OPEN; PAYING FULL RENT

      DESCRIPTION                    LEASING COSTS      UPON EXPIRATION

         Tenant Name                Imprvmnts    Commssns      Assumption about
     Type & Suite Number              Rate         Rate        subsequent terms
     Lease Dates & Term              Amount       Amount        for this tenant
-----------------------------       ---------    --------      ----------------

48 McHunu House of Style                -           -                    Market
   Retail, Suite: J103                                          See assumption:
   Aug-2004 to Jul-2014                                               $28 Nat'l
   120 Months

Notes: TENT OPEN AND PAYING
FULL RENT

49 Reggiano's                           -           -                    Market
   Retail, Suite: J104                                          See assumption:
   Oct-2004 to Sep-2014                                               $26 Nat'l
   120 Months

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN;
rent expected to commenced
10/1/2004

50 Capital Nalls (Only N                -           -                    Option
   Retail, Suite: J105                                          See assumption:
   Dec-2003 to Nov-2008                                              $47.5 Shop
   120 Months

Notes: OPEN; PAYING FULL RENT

51 African Stargina                     -           -                    Market
   Retail, Suite: J106                                          See assumption:
   Jun-2004 to May-2014                                                $35 Shop
   120 Months

Notes: RENT COMMENCED 6/1/04.
HOWEVER, TENANT NOT YET OPEN.

52 Sweet Tooth Cakes & P                -           -                    Option
   Retail, Suite: L101                                          See assumption:
   Feb-2004 to Jan-2008                                              $47.5 Shop
   60 Months

Notes: OPEN; PAYING FULL RENT

53 Cold Stone Creatnery                 -           -                    Market
   Retail, Suite: L102                                          See assumption:
   Jan-2004 to Dec-2008                                                $35 Shop
   60 Months

Notes: OPEN; PAYING FULL RENT

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                               Blvd at The Capital Centre                        Date:  9/2/04
File          : Blvd at the Capital Centre Updated 9_0         2                                                   Time:  12:23 pm
Property Type : Retail                                                                                             Ref#:  AAE
Portfolio     :                                                                                                    Page:  9

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Sep-2004 for 482,525 Square Feet
                         (continued from previous page)

      DESCRIPTION                AREA        BASE RENT        RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS  REIMBURSEMENT

        Tenant Name              Floor     Rate & Amount                        CPI & Current    Months   Rent    Description of
   Type & Suite Number           SqFt         per Year     Changes    Changes   Porters' Wage      to      to     Operating Expense
    Lease Dates & Term        Bldg Share     per Month       on         to      Miscelleneous    Abate    Abate   Reimbursements
----------------------------- ----------   -------------  --------   ---------  -------------   -------   -----   -----------------
54 Stonefish Grill                         $       35.00  Aug-2005   $   36.05         -            -       -     See method:
   Retail, Suite: L103             8,085   $     212,975  Aug-2006   $   37.13                                    15% Admin
   Oct-2004 to Sep-2014             1.25%  $        2.92  Aug-2007   $   38.25                                    reimbursement.
   120 Months                              $      17,748  Aug-2008   $   39.39
                                                          Aug-2009   $   40.57
                                                          Aug-2010   $   41.79
                                                          Aug-2011   $   43.05
                                                          Aug-2012   $   44.34
                                                          Aug-2013   $   45.67
                                                          Aug-2014   $   47.04

Notes: EXECUTED LEASE;
TENANT NOT YET OPEN. Rent
commences 9/1/04, tenant
expected to open 10/1/04

55 Red Star Tavern                         $       35.00  Mar-2005   $   36.05         -            -       -     See method:
   Retail, Suite: L104             7,661   $     268,135  Mar-2006   $   37.13                                    15% Admin
   Mar-2004 to Feb-2014             1.59%  $        2.92  Mar-2007   $   38.25                                    reimbursement.
   120 Months                              $      22,345  Mar-2008   $   39.39
                                                          Mar-2009   $   40.57
                                                          Mar-2010   $   41.79
                                                          Mar-2011   $   43.05
                                                          Mar-2012   $   44.34
                                                          Mar-2013   $   45.67

Notes: OPEN; PAYING FULL RENT

56 Juliano Shoes                           $       20.50  Jun-2005   $   21.11         -            -       -     See method:
   Retail, Suite: M101             1,998   $      40,955  Jun-2006   $   21.75                                    15% Admin
   Jun-2004 to May-2011             0.41%  $        1.71  Jun-2007   $   22.40                                    reimbursement.
   84 Months                               $       3,413  Jun-2008   $   23.07
                                                          Jun-2009   $   23.75
                                                          Jun-2010   $   24.48

Notes: TENANT OPEN AND PAYING
FULL RENT

57 VACANT                                  $       31.00  Mar-2006   $   31.93         -            -       -     See method:
   Retail, Suite: M102             1,157   $      35,867  Mar-2007   $   32.89                                    15% Admin
   Mar-2005 to Feb-2015             0.24%  $        2.58  Mar-2008   $   33.87                                    reimbursement.
   120 Months                              $       2,989  Mar-2009   $   34.89
                                                          Mar-2010   $   35.94
                                                          Mar-2011   $   37.02
                                                          Mar-2012   $   38.13
                                                          Mar-2013   $   39.27
                                                          Mar-2014   $   40.45

Notes: VACANT; MULTIPLE PROSPECTS
AT PRO FORMA RENT BUT NO DEFINITE
LIKELY TENANT YET

58 Glady & Rons Rostaure                   $       26.70  Feb-2010   $   30.70         -            -       -     See method:
   Retail, Suite: M103             6.085   $     162,469                                                          15% Admin
   Feb-2005 to Jan-2015             1.29%  $        2.22                                                          reimbursement.
   120 Months                              $      13,539

Notes: EXECUTED LEASE BUT TENANT
NOT YET OPEN; Opening expected
2/1/05

      DESCRIPTION                    LEASING COSTS      UPON EXPIRATION

       Tenant Name                  Imprvmnts    Commssns      Assumption about
   Type & Suite Number                Rate         Rate        subsequent terms
   Lease Dates & Term                Amount       Amount        for this tenant
-----------------------------       ---------    --------      ----------------
54 Stonefish Grill                      -           -                    Market
   Retail, Suite: L103                                          See assumption:
   Oct-2004 to Sep-2014                                             $ 37.5 Rest
   120 Months

Notes: EXECUTED LEASE;
TENANT NOT YET OPEN. Rent
commences 9/1/04, tenant
expected to open 10/1/04

55 Red Star Tavern                      -           -                    Market
   Retail, Suite: L104                                          See assumption:
   Mar-2004 to Feb-2014                                             $ 37.5 Rest
   120 Months

Notes: OPEN; PAYING FULL RENT

56 Juliano Shoes                        -           -                    Option
   Retail, Suite: M101                                          See assumption:
   Jun-2004 to May-2011                                               $ 42 shop
   84 Months

Notes: TENANT OPEN AND PAYING
FULL RENT

57 VACANT                               -           -                    Market
   Retail, Suite: M102                                          See assumption:
   Mar-2005 to Feb-2015                                            $ 37.5 Rest
   120 Months

Notes: VACANT; MULTIPLE PROSPECTS
AT PRO FORMA RENT BUT NO DEFINITE
LIKELY TENANT YET

58 Glady & Rons Rostaure                -           -                    Market
   Retail, Suite: M103                                          See assumption:
   Feb-2005 to Jan-2015                                              $ 28 Rest
   120 Months

Notes: EXECUTED LEASE BUT TENANT
NOT YET OPEN; Opening expected
2/1/05

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                               Blvd at The Capital Centre                        Date:  9/2/04
File          : Blvd at the Capital Centre Updated 9_0         2                                                   Time:  12:23 pm
Property Type : Retail                                                                                             Ref#:  AAE
Portfolio     :                                                                                                    Page:  10

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Sep-2004 for 482,525 Square Feet
                         (continued from previous page)

      DESCRIPTION                AREA        BASE RENT        RENT ADJUSTMENTS & CATEGORIES   ABATEMENTS  REIMBURSEMENT

      Tenant Name               Floor      Rate & Amount                        CPI & Current    Months   Rent    Description of
   Type & Suite Number          SqFt         per Year     Changes    Changes    Porters' Wage      to      to     Operating Expense
   Lease Dates & Term         Bldg Share     per Month       on         to      Miscellaneous    Abate    Abate   Reimbursements
---------------------------   ----------   -------------  --------   ---------  -------------   -------   -----   -----------------
59 Kobe Steakhouse                         $       18.50  Dec-2005   $   19.06         -            -       -     See method:
   Retail, Suite: M104             7,520   $     139,120  Dec-2006   $   19.63                                    15% Admin
   Dec-2004 to Nov-2014             1.56%  $        1.54  Dec-2007   $   20.22                                    reimbursement.
   120 Months                              $      11,593  Dec-2008   $   20.82
                                                          Dec-2009   $   21.45
                                                          Dec-2010   $   22.59
                                                          Dec-2011   $   22.75
                                                          Dec-2012   $   23.44
                                                          Dec-2013   $   24.14

Notes: EXECUTED LEASE;
TENANT NOT YET OPEN;
Tenant expected to open
12/1/04

60 Golden Coral                            $        9.40  Jan-2009   $   10.43         -            -       -     See method:
   Retail, Suite: Pad 1           11,967   $     112,500  Jan-2014   $   11.58                                    15% Admin
   Jan-2004 to Dec-2018             2.48%  $        0.76                                                          reimbursement.
   160 Months                              $       9,375

Notes: OPEN; TENANT PAYING
FULL RENT

61 Bugaboo Creek Steakho                   $       17.19  Dec-2008   $   18.91         -            -       -     See method:
   Retail, Suite: Pad 2            6,400   $     110,000  Dec-2013   $   20.80                                    15% Admin
   Dec-2003 to Nov-2018             1.33%  $        1.43                                                          reimbursement.
   180 Months                              $       9,167

Notes: OPEN; TENANT PAYING
FULL RENT

62 Pizzeria Uno                            $       19.23  Nov-2008   $   21.54         -            -       -     See method:
   Retail, Suite: Pad 3            5,719   $     110,000  Nov-2013   $   24.13                                    15% Admin
   Nov-2003 to Oct-2018             1.19%  $        1.60                                                          reimbursement.
   180 Months                              $       9,167

Notes: OPEN; TENANT PAYING
FULL RENT

63 Chuck E. Cheese                         $        8.41  Mar-2009   $    0.92         -            -       -     See method:
   Retail, Suite: Pad 4           11,300   $      95,000  Mar-2014   $    0.95                                    15% Admin
   Mar-2004 to Feb-2019             2.34%  $        0.70                                                          reimbursement.
   180 Months                              $       7,917

Notes: OPEN; TENANT PAYING
FULL RENT

64 Provident Bank                          $       29.55  Nov-2008   $   33.09         -            -       -     See method:
   Retail, Suite: Pad 5            3,215   $      95,000  Nov-2013   $   37.07                                    15% Admin
   Nov-2003 to Oct-2018             0.67%  $        2.46                                                          reimbursement.
   180 Months                              $       7,917

Notes: OPEN; TENANT PAYING
FULL RENT

65 Chic-F&A                                $       20.00  Dec-2008   $   22.40         -            -       -     See method:
   Retail, Suite: Pad 6            4,253   $      85,000  Dec-2013   $   25.09                                    15% Admin
   Dec-2003 to Nov-2023             0.86%  $        1.67  Dec-2018   $   28.10                                    reimbursement.
   240 Months                              $       7,083

Notes: OPEN; TENANT PAYING
FULL RENT

      DESCRIPTION                    LEASING COSTS      UPON EXPIRATION

      Tenant Name                   Imprvmnts    Commssns      Assumption about
   Type & Suite Number                Rate        Rate        subsequent terms
   Lease Dates & Term                 Amount      Amount        for this tenant
---------------------------         ---------    --------      ----------------

59 Kobe Steakhouse                      -           -                    Market
   Retail, Suite: M104                                          See assumption:
   Dec-2004 to Nov-2014                                                $28 Rest
   120 Months

Notes: EXECUTED LEASE;
TENANT NOT YET OPEN;
Tenant expected to open
12/1/04

60 Golden Coral                         -           -                    Market
   Retail, Suite: Pad 1                                         See assumption:
   Jan-2004 to Dec-2018                                         Iden C Grd Rent
   160 Months

Notes: OPEN; TENANT PAYING
FULL RENT

61 Bugaboo Creek Steakho                -           -                    Market
   Retail, Suite: Pad 2                                         See assumption:
   Dec-2003 to Nov-2018                                         gaboo Grnd Rent
   180 Months

Notes: OPEN: TENANT PAYING
FULL RENT

62 Pizzeria Uno                         -           -                    Market
   Retail, Suite: Pad 3                                         See assumption:
   Nov-2003 to Oct-2018                                           Uno Grnd Rent
   180 Months

Notes: OPEN; TENANT PAYING
FULL RENT

63 Chuck E. Cheese                      -           -                    Market
   Retail, Suite: Pad 4                                         See assumption:
   Mar-2004 to Feb-2019                                         Iden C Grd Rent
   180 Months

Notes: OPEN; TENANT PAYING
FULL RENT

64 Provident Bank                       -           -                    Market
   Retail, Suite: Pad 5                                         See assumption:
   Nov-2003 to Oct-2018                                         Iden C Grd Rent
   180 Months

Notes: OPEN; TENANT PAYING
FULL RENT

65 Chic-F&A                             -           -                    Market
   Retail, Suite: Pad 6                                         See assumption:
   Dec-2003 to Nov-2023                                           Uno Grnd Rent
   240 Months

Notes: OPEN; TENANT PAYING
FULL RENT

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                               Blvd at The Capital Centre                        Date:  9/2/04
File          : Blvd at the Capital Centre Updated 9_0         2                                                   Time:  12:23 pm
Property Type : Retail                                                                                             Ref#:  AAE
Portfolio     :                                                                                                    Page:  11

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Sep-2004 for 482,525 Square Feet
                         (continued from previous page)

      DESCRIPTION                AREA        BASE RENT      RENT ADJUSTMENTS & CATEGORIES         ABATEMENTS        REIMBURSEMENT

      Tenant Name               Floor      Rate & Amount                        CPI & Current    Months   Rent    Description of
   Type & Suite Number          SqFt         per Year     Changes    Changes    Porters' Wage      to      to     Operating Expense
   Lease Dates & Term         Bldg Share     per Month       on         to      Miscellaneous    Abate    Abate   Reimbursements
----------------------------  ----------   -------------  --------   ---------  -------------   -------   -----   -----------------
66 Loew's Theaters IMagi                   $       22.00  Oct-2009   $   24.20         -            -       -     See method:
   Retail, Suite: K101            52,500   $   1,155,000  Oct-2014   $   28.82                                    15% Admin
   Oct-2004 to Sep-2024            10.88%  $        1.83  Oct-2019   $   29.28                                    reimbursement.
   240 Months                              $      96,250

Notes: EXECUTED LEASE:
TENANT OPENS AND RENT
COMMENCES 10/8/04

67 Carolina Kitchen                        $       28.50  Dec-2009   $   32.50         -            -       -     See method:
   Retail, Suite: P102             2,800   $      79,800                                                          15% Admin
   Dec-2004 to Nov-2014             0.58%  $        2.38                                                          reimbursement.
   120 Months                              $       6,650

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN: Rent
expected to commence 12/1/04

68 U.S. Army                               $       32.10         -           -         -            -       -     See method:
   Retail, Suite: P101             4,700   $     150,870                                                          15% Admin
   Sep-2004 to Aug-2009             0.97%  $        2.67                                                          reimbursement.
   60 Months                               $      12,572

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN; Rent
commences 9/1/04. tenant
expected to open 12/1/04

69 Chevy Chase ATM (2 un.)                 $      225.00         -           -         -            -       -     Full Service:
   Retail, Suite: P103               160   $      36,000                                                          Pays no expense
   Dec-2004 to Nov-2024             0.03%  $       16.75                                                          reimbursement.
   240 Months                              $       3,000

Notes: ATM LOCATIONS (2):
LEASE EXECUTED BUT TENANT
NOT YET OPEN; EXPECTED RENT
COMMENCEMENT IN 12/04

70 Blue Bambu                              $       13.98  Mar-2005   $   20.97         -            -       -     See method:
   Retail, Suite: Q101             4,050   $      56,619  Jul-2005   $   27.96                                    15% Admin
   Jan-2005 to Dec-2019             0.84%  $        1.17  Jan-2006   $   28.80                                    reimbursement.
   180 Months                              $       4,718  Jan-2007   $   29.66
                                                          Jan-2008   $   30.55
                                                          Jan-2009   $   31.47
                                                          Jan-2010   $   32.41
                                                          Jan-2011   $   33.39
                                                          Jan-2012   $   34.39
                                                          Jan-2013   $   35.42
                                                          Jan-2014   $   36.48
                                                          Jan-2015   $   37.58
                                                          Jan-2016   $   38.70
                                                          Jan-2017   $   39.87
                                                          Jan-2018   $   41.06
                                                          Jan-2019   $   42.29

Notes: EXECUTED LEASE:
EXPECTED RENT COMMENCEMENT
ON 1/1/05

71 Next Day Blinds                         $       31.00  Dec-2005   $   31.93         -            -       -     See method:
   Retail, Suite: Q103             3,000   $      93,000  Dec-2006   $   32.89                                    15% Admin
   Dec-2004 to Nov-2009             0.62%  $        2.58  Dec-2007   $   33.87                                    reimbursement.
   60 Months                               $       7,750  Dec-2008   $   34.89

Notes: EXECUTED LEASE; EXPECTED
RENT COMMENCEMENT IN 12/04

      DESCRIPTION                    LEASING COST       UPON EXPIRATION

      Tenant Name                   Imprvmnts    Commssns      Assumption about
   Type & Suite Number                 Rate        Rate        subsequent terms
   Lease Dates & Team                 Amount      Amount        for this tenant
---------------------------         ---------    --------      ----------------

66 Loew's Theaters IMagi                -           -                    Market
   Retail, Suite: K101                                          See assumption:
   Oct-2004 to Sep-2024                                                     DSW
   240 Months

Notes: EXECUTED LEASE:
TENANT OPENS AND RENT
COMMENCES 10/8/04

67 Carolina Kitchen                     -           -                    Option
   Retail, Suite: P102                                          See assumption:
   Dec-2004 to Nov-2014                                                $28 Rest
   120 Months

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN: Rent
expected to commence 12/1/04

68 U.S. Army                            -           -                    Option
   Retail, Suite: P101                                          See assumption:
   Sep-2004 to Aug-2009                                              $27.5 Shop
   60 Months

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN; Rent
commences 9/1/04 tenant
expected to open 12/1/04

69 Chevy Chase ATM (2 un.)              -           -                    Market
   Retail, Suite: P103                                          See assumption:
   Dec-2004 to Nov-2024                                                     DSW
   240 Months

Notes: ATM LOCATIONS (2):
LEASE EXECUTED BUT TENANT
NOT YET OPEN; EXPECTED RENT
COMMENCEMENT IN 12/04

70 Blue Bambu                           -           -                    Option
   Retail, Suite: Q101                                          See assumption:
   Jan-2005 to Dec-2019                                             $ 37.5 Shop
   180 Months

Notes: EXECUTED LEASE:
EXPECTED RENT COMMENCEMENT
ON 1/1/05

71 Next Day Blinds                      -           -                    Market
   Retail, Suite: Q103                                          See assumption:
   Dec-2004 to Nov-2009                                             $ 47.5 Shop
   60 Months

Notes: EXECUTED LEASE EXPECTED
RENT COMMENCEMENT IN 12/04

                            (continued on next page)

Software      : ARGUS Ver. 11.0.04                               Blvd at The Capital Centre                        Date:  9/2/04
File          : Blvd at the Capital Centre Updated 9_0         2                                                   Time:  12:23 pm
Property Type : Retail                                                                                             Ref#:  AAE
Portfolio     :                                                                                                    Page:  12

              PRESENTATION RENT ROLL & CURRENT TERM TENANT SUMMARY
                     As of Sep-2004 for 482,525 Square Feet
                         (Continued from previous page)

      DESCRIPTION                AREA        BASE RENT       RENT ADJUSTMENTS & CATEGORIES         ABATEMENTS       REIMBURSEMENT

      Tenant Name               Floor      Rate & Amount                        CPI & Current    Months   Rent    Description of
   Type & Suite Number          SqFt         per year     Changes    Changes    Porters' Wage      to      to     Operating Expense
   Lease Dates & Term         Bldg Share     per Month       on         to      Miscelleneous    Abate    Abate   Reimbursements
---------------------------   ----------   -------------  --------   ---------  -------------   -------   -----   -----------------

72 Infusions Cafe                          $       14.00  Apr-2005   $   24.50         -            -       -     See method:
   Retail, Suite: Q102             3,350   $      46,896  May-2005   $   28.00                                    15% Admin
   Jan-2005 to Dec-2014             0.69%  $        1.17  Jan-2006   $   28.00                                    reimbursement.
   120 Months                              $       3,908  Jan-2010   $   32.20

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN:
EXPECTED RENT COMMENCEMENT
1/1/05

73 Circuit City                            $       14.50  Aug-2009   $   15.95         -            -       -     See method:
   Retail, Suite: PC101           33,828   $     490,506  Aug-2014   $   17.55                                    7% Admin
   Aug-2004 to Jul-2019             7.01%  $        1.21                                                          reimbursement.
   180 Months                              $      40,876

Notes: TENANT OPEN AND RENT
PAYING

74 VACANT                                  $       22.00  Mar-2010   $   24.64         -            -       -     See method:
   Retail, Suite: PC 102           6,106   $     134,332                                                          15% Admin
   Mar-2005 to Feb-2015             1.27%  $        1.83                                                          reimbursement.
   120 Months                              $      11,194

Notes: VACANT: LEASE AT
EXECUTION STAGE WITH BOMBAY
AT PRO FORMA TERMS: IF
EXECUTED OPENING EXPECTED
3/1/05

75 Sports Authority                        $       12.50      -          -             -            -       -     See method:
   Retail, Suite: PC103           40,500   $     506,250                                                          7% Admin
   Aug-2004 to Jul-2014             8.33%  $        1.04                                                          reimbursement.
   120 Months                              $      42,188

Notes: TENANT OPEN AND RENT
PAYING

76 DSW Shoe Warehouse                      $       13.25  Aug-2009   $   14.25         -            -       -     See method:
   Retail, Suite: PC104           25,000   $     331,250                                                          15% Admin
   Aug-2004 to Jul-2014             5.16%  $        1.10                                                          reimbursement.
   120 Months                              $      27,604

Notes: TENANT OPEN AND RENT
PAYING

77 Office Depot                            $       13.00  Oct-2009   $   13.75         -            -       -     See method:
   Retail, Suite: PC105           18,000   $     234,000  Oct-2014   $   14.50                                    15% Admin
   Oct-2004 to Sep-2019             3.73%  $        1.08                                                          reimbursement.
   180 Months                              $      19,500

Notes: EXECUTED LEASE: TENANT
NOT YET OPEN BUT RENT COMMENCES 9/15/04

   Total Occupied SqFt           462,525
   Total Available SqFt                0

      DESCRIPTION                    LEASING COSTS      UPON EXPIRATION

      Tenant Name                   Imprvmnts    Commssns      Assumption about
   Type & Suite Number                 Rate        Rate        subsequent terms
   Lease Dates & Team                 Amount      Amount        for this tenant
---------------------------         ---------    --------      ----------------

72 Infusions Cafe                       -           -                    Option
   Retail, Suite: Q102                                          See assumption:
   Jan-2005 to Dec-2014                                                $30 Rest
   120 Months

Notes: EXECUTED LEASE BUT
TENANT NOT YET OPEN:
EXPECTED RENT COMMENCEMENT
1/1/05

73 Circuit City                         -           -                    Market
   Retail, Suite: PC101                                         See assumption:
   Aug-2004 to Jul-2019                                                 Circuit
   180 Months

Notes: TENANT OPEN AND RENT
PAYING

74 VACANT                               -           -                    Market
   Retail, Suite: PC102                                         See assumption:
   Mar-2005 to Feb-2015                                             $22 6000 SF
   120 Months

Notes: VACANT: LEASE AT
EXECUTION STAGE WITH BOMBAY
AT PRO FORMA TERMS: IF
EXECUTED OPENING EXPECTED
3/1/05

75 Sports Authority                     -           -                    Market
   Retail, Suite: PC103                                         See assumption:
   Aug-2004 to Jul-2014                                              Sports Box
   120 Months

Notes: TENANT OPEN AND RENT
PAYING

76 DSW Shoe Warehouse                   -           -                    Market
   Retail, Suite: PC104                                         See assumption:
   Aug-2004 to Jul-2014                                                     DSW
   120 Months

Notes: TENANT OPEN AND RENT
PAYING

77 Office Depot                         -           -                    Market
   Retail, Suite: PC105                                         See assumption:
   Oct-2004 to Sep-2019                                            Office Depot
   180 Months

Notes: EXECUTED LEASE: TENANT
NOT YET OPEN BUT RENT COMMENCES 9/15/04


                                   EXHIBIT "B"

     Blu Bambu - $38,311.52 due Papadopoulos Properties
     DSW - $70,312.50 due National Real Estate Brokerage
     Gladys Knight - $35,000 due Donnell & Associates Inc
     Kobe Japanese- $22,170.84 due Charles E Smith Commercial Realty payable 1-1-05
     Last Stop - $28,687.50 due Solomon Real Estate
     Next Day Blinds - $19,117.99 due Mar-West Realty Partners
     Office Depot - $65,000.00 due KLNB, LLC
     Starbucks - $11,925.00 due Trammel Crow Company
     TeamingUp/Expressions - $26,016.97 due National Real Estate Brokerage

                                   EXHIBIT "C"

The Cordish Company      Lease Deposits Report              08-23-2004    Page 1
                                                         System Date: 08-23-2004
                                                            System Time: 2:13 pm
                                                           Files Used: LEASE.PML
                                                        HISTORY.PMT, CURRENT.PMT
                                                                    PROPERTY.PMP
                                                                      TENANT.PMN

From Date: 01-01-2000 To Date: 08-23-2004

Compare Date Range To: Transaction date

                                    Tran     Transaction                Transaction                    Description/
                                    Unit        Date                      Amount     Unit             Deposit Type
                                    ----        ----                      ------     ----             ------------
222 CAPITAL CENTRE

 222-AFRICA L222-AFRICAN ST(0)            African Stargina                            173  Refundable Security
                                     173        10-31-2003                4,513.50         Security Deposit - Refundabl Secrty
                                     173        10-31-2003                4,513.50-        Deposit Payment - Refundable Secrty

 222-BIG DA L222-BIG DADDYS(0)            Big Daddy's                                 370  Refundable Security
                                     370        06-13-2003               12,447.78         Security Deposit - Refundabl Secrty
                                     370        06-17-2003               12,447.78-        Deposit Payment - Refundable Secrty

 222-BLO BA L222-BLU BAMBU(0)             Blu Bambu                                   350  Refundable Security
                                     350        12-09-2003               11,191.50         Security Deposit - Refundabl Secrty
                                     350        12-11-2003               11,191.50-        Deposit Payment - Refundable Secrty

 222-PRIME  L222-CAMBRIDGE(0)             Cambridge Beauty Supply                     155  Refundable Security
                                     155        02-14-2003                7,153.33         Security Deposit - Refundabl Secrty
                                     155        02-14-2003                7,153.33-        Deposit Payment - Refundable Secrty

 222-CAROLI L222-CAROLINAKE(0)            CarolinaKitchen/L Londn Entr                370  Refundable Security
                                     370        05-13-2004                8,073.00         Security Deposit - Refundabl Secrty
                                     370        05-14-2004                8,073.00-        Deposit Payment - Refundable Secrty

 222-CHANGE L222-CHANGES(0)               Changes Capital Centre, Inc.                220  Refundable Security
                                     220        07-24-2003               10,199.99         Security Deposit - Refundabl Secrty
                                     220        07-25-2003               10,199.99-        Deposit Payment - Refundable Secrty

 222-COLDST L222-COLD STONE(0)            Cold Stone Creamery, Inc.                   RR3  Refundable Security
                                     RR3        05-26-2002                3,567.42         Security Deposit - Refundabl Secrty
                                     RR3        06-27-2002                3,567.42-        Deposit Payment - Refundable Secrty
                                     RR3        01-29-2004                3,567.42-        Deposit Payment - Refundable Secrty
                                     RR3        02-25-2004                3,567.42         Chck 1242 - Retrnd - Refndbl Secrty

 222-DRAKES L222-DRAKES(0)                Drakes Place                                105  Refundable Security
                                     105        09-19-2003                4,000.00         Security Deposit - Refundabl Secrty

                                                  Deposit    Interest    Interest
                                                  Balance     Balance    Paid YTD
                                                  -------    --------    --------
222 CAPITAL CENTRE

 222-AFRICA L222-AFRICAN ST(0)                   4,513.50         .00         .00

  L222-AFRICAN ST(0) LEASE TOTALS:               4,513.50*        .00*        .00*

 222-BIG DA L222-BIG DADDYS(0)                  12,447.78         .00         .00

  L222-BIG DADDYS(0) LEASE TOTALS:              12,447.78*        .00*        .00*

 222-BLO BA L222-BLU BAMBU(0)                   11,191.50         .00         .00

  L222-BLU BAMBU(0) LEASE TOTALS:               11,191.50*        .00*        .00*

 222-PRIME  L222-CAMBRIDGE(0)                    7,153.33         .00         .00

  L222-CAMBRIDGE(0) LEASE TOTALS:               7,153.33*         .00*        .00*

 222-CAROLI L222-CAROLINAKE(0)                   8,073.00         .00         .00

  L222-CAROLINAKI(0) LEASE TOTALS:              8,073.00*         .00*        .00*

 222-CHANGE L222-CHANGES(0)                     10,199.99         .00         .00

  L222-CHANGES(0) LEASE TOTALS:                 10,199.99*        .00*        .00*

 222-COLDST L222-COLD STONE(0)                   3,567.42         .00         .00

  L222-COLD STONE(0) LEASE TOTALS:               3,567.42*        .00*        .00*

 222-DRAKES L222-DRAKES(0)                       4,000.00         .00         .00

The Cordish Company      Lease Deposits Report              08-23-2004    Page 2
                                                         System Date: 08-23-2004
                                                            System Time: 2:13 pm
                                                           Files Used: LEASE.PML
                                                        HISTORY.PMT, CURRENT.PMT
                                                                    PROPERTY.PMP
                                                                      TENANT.PMN

From Date: 01-01-2000 To Date: 08-23-2004

Compare Date Range To: Transaction date

                                    Tran     Transaction               Transaction                   Description/
                                    Unit        Date                     Amount     Unit             Deposit Type
                                    ----        ----                     ------     ----             ------------
222 CAPITAL CENTRE

           L222-DRAKES(0)            105        09-19-2003                4,000.00-       Deposit Payment - Refundable Secrty
                                     105        12-10-2003                4,000.00        Chck 1065 - Retrnd - Refndbl Secrty
                                     105        12-10-2003                4,000.00-       Deposit Payment - Refundable Secrty

222-DYNAMI L222-DYNAMIX(0)                Dynamix a/k/a Dynamics Inc                  35  Refundable Security
                                      35        06-24-2004                8,775.00        Security Deposit - Refundabl Secrty
                                      35        06-25-2004                8,775.00-       Deposit Payment - Refundable Secrty

222-5 GUYS   L222-FIVE GUYS(0)            Five Guys Restaurant                       133  Refundable Security
                                     133        11-17-2003                4,639.00        Security Deposit - Refundabl Secrty
                                     133        11-18-2003                4,639.00-       Deposit Payment - Refundable Secrty

222-GAWCA  L222-GALLERY OF(0)             Gallery of African Wildlife                 65  Refundable Security
                                      65        10-31-2003                5,683.33        Security Deposit - Refundabl Secrty
                                      65        10-31-2003                5,683.33-       Deposit Payment - Refundable Secrty
                                      65        10-31-2003                5,683.33        Chck 2476 - Retrnd - Refndbl Secrty
                                      65        10-31-2003                5,683.33-       Deposit Payment - Refundable Secrty

222-GLADYS L222-GLADYS KNI(0)             GladysKnight&RonWinansChckn&               RR7  Refundable Security
                                     RR7        06-24-2004               15,600.00        Security Deposit - Refundabl Secrty
                                     RR7        06-25-2004               15,600.00-       Deposit Payment - Refundable Secrty

222-HEAD 2 L222-HEAD2HEAD(0)              Head 2 Head, Inc.                          275  Refundable Security
                                     275        10-03-2002                6,655.00        Security Deposit - Refundabl Secrty
                                     275        10-04-2002                6,655.00-       Deposit Payment - Refundable Secrty

222-HONEYC L222-HONEYCOMB(0)              Honeycomb Hideout, LLC.                    100  Refundable Security
                                     100        06-26-2003                6,478.16        Security Deposit - Refundabl Secrty
                                     100        06-26-2003                6,478.16-       Deposit Payment - Refundable Secrty
                                     100        06-30-2003                6,478.16        Check 417 - Revrsd - Refndbl Secrty
                                     100        07-16-2003                6,478.16-       Deposit Payment - Refundable Secrty

                                                  Deposit    Interest    Interest
                                                  Balance     Balance    Paid YTD
                                                  -------    --------    --------
222 CAPITAL CENTRE

           L222-DRAKES(0)

      L222-DRAKES(0) LEASE TOTALS:               4,000.00*        .00*        .00*

222-DYNAMI L222-DYNAMIX(0)                       8,775.00         .00         .00

     L222-DYNAMIX(0) LEASE TOTALS:               8,775.00*        .00*        .00*

222-5 GUYS   L222-FIVE GUYS(0)                   4,639.00         .00         .00

   L222-FIVE GUYS(0) LEASE TOTALS:               4,639.00*        .00*        .00*

222-GAWCA  L222-GALLERY OF(0)                    5,683.33         .00         .00

  L222-GALLERY OF(0) LEASE TOTALS:               5,683.33*        .00*        .00*

222-GLADYS L222-GLADYS KNI(0)                   15,600.00         .00         .00

  L222-GLADYS KNI(0) LEASE TOTALS:              15,600.00*        .00*        .00*

222-HEAD 2 L222-HEAD2HEAD(0)                     6,655.00         .00         .00

   L222-HEAD2HEAD(0) LEASE TOTALS:               6,655.00*        .00*        .00*

222-HONEYC L222-HONEYCOMB(0)                     6,478.16         .00         .00

   L222-HONEYCOMB(0) LEASE TOTALS:               6,478.16*        .00*        .00*

The Cordish Company      Lease Deposits Report          08-23-2004        Page 3
                                                         System Date: 08-23-2004
                                                          System Time:   2:13 pm
                                                           Files Used: LEASE.PML
                                                       HISTORY. PMT, CURRENT.PMT
                                                                    PROPERTY.PMP
                                                                      TENANT.PMN

From Date: 01-01-2000   To Date:   08-23-2004

Compare Date Range To:   Transaction date

                                    Tran     Transaction               Transaction                   Description/
                                    Unit        Date                     Amount     Unit             Deposit Type
                                    ----        ----                     ------     ----             ------------
222 Capital Centre                    70        10-31-2002                1,000.00        Security Deposit - Refundabl Secrty
                                      70        11-01-2002                  500.00        Check 134 - Retrnd - Refndbl Secrty
                                      70        12-13-2002                1,000.00-       Deposit Payment - Refundable Secrty
                                      70        11-01-2002                  500.00-       Deposit Payment - Refundable Secrty
                                      70        06-30-2004                1,000.00        Forfeit Deposit - Refundable Secrty

222-INFUSI L222-INFUSIONS(0)              Infusions Tea Cafe                         345  Refundable Security
                                     345        03-19-2004                9,135.42        Security Deposit - Refundabl Secrty
                                     345        03-22-2004                9,135.42-       Deposit Payment - Refundable Secrty

222- JILLI  L222-JILLIANO S(0)            Jilliano Shoes, LLC.                       RR5  Refundable Security
                                     RR5        10-23-2002                4,050.76        Security Deposit - Refundabl Secrty
                                     RR5        10-23-2002                4,050.76-       Deposit Payment - Refundable Secrty

222-KOBE J  L222-KOBE JAPAN(0)         Kobe Japanese Steak House                     RR8  Refundable Security
                                     RR8        03-19-2004               12,700.00        Security Deposit - Refundabl Secrty
                                     RR8        03-22-2004               12,700.00-       Deposit Payment - Refundable Secrty

222-LUCAYA  L222-LUCAYA(0)                Fashion Group Inc                          250  Refundable Security
                                     250        04-11-2002                5,250.00-       Deposit Payment - Refundable Secrty
                                     250        04-11-2002                5,250.00        Security Deposit - Refundabl Secrty
                                     250        04-11-2002                5,250.00        Check 3953 - Error - Refndbl Secrty
                                     250        04-11-2002                5,250.00-       Deposit Payment - Refundable Secrty


222-MCHUNU  L222-MCHUNU(0)                Mchunu House of Syle Inc                   185  Refundable Security
                                     185        10-31-2003                7,000.00        Security Deposit - Refundabl Secrty
                                     185        10-31-2003                7,000.00-       Deposit Payment - Refundable Secrty

                                     150        08-15-2003                4,996.00        Security Deposit - Refundabl Secrty
                                     150        08-15-2003                4,996.00-       Security Deposit - Refundabl Secrty

222-NAILS  L222-ONLY NAILS(0)             Capital Nails                              156  Refundable Security
                                     156        10-30-2002                5,000.00        Security Deposit - Refundabl Secrty
                                     156        10-30-2002                5,000.00-       Deposit Payment - Refundable Secrty

                                                  Deposit    Interest    Interest
                                                  Balance     Balance    Paid YTD
                                                  -------    --------    --------
222 Capital Centre

222-INFUSI L222-INFUSIONS(0)                     9,135.42         .00         .00

  L222-INFUSIONS(0) Lease Totals:                9,135.42*        .00*        .00*

222- JILLI  L222-JILLIANO S(0)                   4,050.76         .00         .00

  L222-JILLIANO S(0) Lease Totals:               4,050.76*        .00*        .00*

222-KOBE J  L222-KOBE JAPAN(0)                  12,700.00         .00         .00

  L222-KOBE JAPAN(0) Lease Totals:              12,700.00*        .00*        .00*

222-LUCAYA  L222-LUCAYA(0)                       5,250.00         .00         .00

      L222-LUCAYA(0) Lease Totals:               5,250.00*        .00*        .00*

222-MCHUNU  L222-MCHUNU(0)                       7,000.00         .00         .00

     L222-MCHUNU(0) Lease Totals:                7,000.00*        .00*        .00*

222-NAILS  L222-ONLY NAILS(0)                    5,000.00         .00         .00

The Cordish Company      Lease Deposits Report          08-23-2004        Page 4
                                                         System Date: 08-23-2004
                                                          System Time:   2:13 pm
                                                           Files Used: LEASE.PML
                                                       HISTORY. PMT, CURRENT.PMT
                                                                    PROPERTY.PMP
                                                                      TENANT.PMN

From Date: 01-01-2000   To Date:   08-23-2004

Compare Date Range To:   Transaction date

                                    Tran     Transaction               Transaction                   Description/
                                    Unit        Date                     Amount     Unit             Deposit Type
                                    ----        ----                     ------     ----             ------------
222 Capital Centre


222-QDOBA  L222-QDOBA MEXI(0)             Qdoba Mexican Grill                        190  Refundable Security
                                     190       03-07-2003                 9,400.00        Security Deposit - Refundabl Secrty
                                     190       03-07-2003                 9,400.00-       Deposit Payment - Refundable Secrty

222-QUIZNO  L222-QUIZNO'S(0)              Quiznos # 3495                             140  Refundable Security
                                     140        09-01-2003                4,894.10        Security Deposit - Refundable Secrty
                                     140        01-05-2004                4,894.10-       Deposit Payment - Refundable Secrty
                                     140        01-05-2004                4,894.10        Check 99 - Returnd - Refndbl Secrty
                                     140        01-05-2004                4,894.10-       Deposit Payment - Refundable Secrty

222-REGGIA  L222-REGGIANOS(0)             Reggianos                                  175  Refundable Security
                                     175        10-31-2003                4,891.67        Security Deposit - Refundabl Secrty
                                     175        10-31-2003                4,891.67-       Deposit Payment - Refundable Secrty

222-SHOE C  L222-SHOE CITY(0)              Shoe City/ESCO Ltd                         95  Refundable Security
                                      95        05-23-2002               14,648.00-       Deposit Payment - Refundable Secrty
                                      95        05-17-2002               14,648.00        Security Deposit - Refundabl Secrty

222-SOUL F  L222-SOUL FIXIN(0)            Soul Fixins                                130  Refundable Security
                                     130        01-26-2004                6,098.50        Security Deposit - Refundabl Secrty
                                     130        02-18-2004                6,098.50-       Deposit Payment - Refundable Secrty

222-SWEET  L222-SWEETTOOTH(0)             Sweet Tooth Cakes & Pastrs.                RR4  Refundable Security
                                     RR4        12-17-2002                4,736.00-       Deposit Payment - Refundable Secrty
                                     RR4        12-19-2002                4,736.00        Security Deposit - Refundabl Secrty

222-T-MOBI L222-T-MOBILE(0)               T-Mobile                                   211  Refundable Security
                                     211        10-22-2002                6,690.00-       Deposit Payment - Refundable Secrty
                                     211        10-30-2002                6,690.00        Security Deposit - Refundabl Secrty

                                                  Deposit    Interest    Interest
                                                  Balance     Balance    Paid YTD
                                                  -------    --------    --------
222 Capital Centre

 L222-ONLY NAILS(0) Lease Totals:                5,000.00*        .00*        .00*

222-QDOBA  L222-QDOBA MEXI(0)                    9,400.00         .00         .00

  L222-QDOBA MEXI(0) Lease Totals:               9,400.00*        .00*        .00*

222-QUIZNO  L222-QUIZNO'S(0)                     4,894.10         .00         .00

    L222-QUIZNO'S(0) Lease Totals:               4,894.10*        .00*        .00*

222-REGGIA  L222-REGGIANOS(0)                    4,891.67         .00         .00

   L222-REGGIANOS(0) Lease Totals:               4,891.67*        .00*        .00*

222-SHOE C  L222-SHOE CITY(0)                   14,648.00         .00         .00

   L222-SHOE CITY(0) Lease Totals:              14,648.00*        .00*        .00*

222-SOUL F  L222-SOUL FIXIN(0)                   6,098.50         .00         .00

  L222-SOUL FIXIN(0) Lease Totals:               6,098.50*        .00*        .00*

222-SWEET  L222-SWEETTOOTH(0)                    4,736.00         .00         .00

  L222-SWEETTOOTH(0) Lease Totals:               4,736.00*        .00*        .00*

222-T-MOBI L222-T-MOBILE(0)                      6,690.00         .00         .00

    L222-T-MOBILE(0) Lease Totals:               6,690.00*        .00*        .00*

The Cordish Company        Lease Deposits Report        08-23-2004        Page 5
                                                         System Date: 08-23-2004
                                                           System Time:  2:13 pm
                                                           Files Used: LEASE.PML
                                                         HISTORY.PMT,CURRENT.PMT
                                                                    PROPERTY.PMP
                                                                      TENANT.PMN

From Date: 01-01-2000   To Date: 08-23-2004

Compare Date Range To:  Transaction date

                                    Tran     Transaction               Transaction                   Description/
                                    Unit        Date                     Amount     Unit             Deposit Type
                                    ----        ----                     ------     ----             ------------
222 Capital Centre

 222-TSAMIN  L222-TEAMING UP(0)           Teaming Up/Expressions                      85  Refundable Security
                                      85        06-24-2002                6,723.17        Security Deposit - Refundabl Secrty
                                      85        06-25-2002                6,723.17-       Deposit Payment - Refundable Secrty
                                      85        06-25-2002                6,723.17        Chck 1685 - Retrnd - Refndbl Secrty
                                      85        09-18-2002                6,700.00-       Deposit Payment - Refundable Secrty
                                      85        09-25-2002                   23.17-       Deposit Payment - Refundable Secrty

                                     145        08-04-2003               10,793.75        Security Deposit - Refundabl Secrty
                                     145        08-05-2003               10,793.75-       Deposit Payment - Refundable Secrty
                                     145        01-14-2004                9,193.75        Apply Deposit - Refundable Security
                                     145        01-14-2004                  275.81        Apply Deposit - Refundable Security
                                     145        01-14-2004                  920.00        Apply Deposit - Refundable Security
                                     145        01-14-2004                  404.19        Apply Deposit - Refundable Security

  222-TOTAL  L222-TOTAL SPOR(0)           Total Sport, Inc.                          221  Refundable Security
                                     221        12-19-2002                9,756.41        Security Deposit - Refundabl Secrty
                                     221        12-20-2002                9,756.41-       Deposit Payment - Refundable Secrty

                                      30        02-21-2002                4,000.00-       Deposit Payment - Refundable Secrty
                                      30        02-21-2002                4,000.00        Security Deposit - Refundabl Secrty
                                      30        02-21-2002                4,000.00        Check 258754 - err - Refndbl Secrty
                                      30        02-21-2002                4,000.00-       Deposit Payment - Refundable Secrty
                                      30        05-19-2004                4,000.00        Apply Deposit - Refundable Security

                                                  Deposit    Interest    Interest
                                                  Balance     Balance    Paid YTD
                                                  -------    --------    --------
222 Capital Centre

 222-TSAMIN  L222-TEAMING UP(0)                  6,723.17         .00         .00

  L222-TEAMING UP(0) Lease Totals:               6,723.17*        .00*        .00*

  222-TOTAL  L222-TOTAL SPOR(0)                  9,756.41         .00         .00

  L222-TOTAL SPOR(0) Lease Totals:               9,756.41*        .00*        .00*

              222 Property Totals:             219,951.04*        .00*        .00*

The Cordian Company                            Year-to-date Ledger - Accrual                                    8-23-2004  Page 1
                                                                                                           System Date: 8-23-2004
                                                                                                            System Time:  2:17 pm
                                                                                    Files Used: T:\THE CORDISH COMPANY\MASTER.GLM
                                                                                               T:\THE CORDISH COMPANY\CURRENT.GLT

                                                                                              Beginning
  Date             Jrn      Ref 1               Ref 2        Transaction Desc                   Balance          Debit      Credit
0222  Cordish Cap Centre, LLC (1-01-2004 - 6-31-2004)
0222-10  Cordish Cap Centre, LLC

0222-10-0599-0000           Security Deposits
  1-14-2004        GL                           L222-TEC     Technicolor Salon & Spa                          9,193.75
  1-14-2004        GL                           L222-TEC     Technicolor Salon & Spa                            275.81
  1-14-2004        GL                           L222-TEC     Technicolor Salon & Spa                            920.00
  1-14-2004        GL                           L222-TEC     Technicolor Salon & Spa                            404.19
  1-26-2004        GL            DEP            L222-SOU     Soul Fixins                                                  6,090.50-
                                                                 Total 1-31-04               180,358.87-*    10,793.75*   6,098.50-*

  3-19-2004        GL            DEP            L222-KOB     Kobe Japanese Steak House                                   12,700.00-
  3-19-2004        GL            DEP            L222-INF     Infusions Tea Cafe                                           9,135.42-
                                                                 Total 3-31-04               175,663.62-*          .00*  21,035.42-*

  4-01-2004        GL            DEP            L222-MON     Monda Bondo                                                  4,996.00
                                                                 Total 4-30-04               197,499.01-*          .00*   4,996.00*

  5-13-2004        GL            DEP            L222-CAR     CarolinaKitchen/L London Enter                               8,073.00-
  5-19-2004        AP       CAP05190                         The Yankee Candle Co., Inc.                      4,000.00
  5-19-2004        GL           MREF            L222-YAN     Yankee Candle Co # 244                                       4,000.00-
  5-19-2004        GL                           L222-YAN     Yankee Candle Co # 244                           4,000.00
                                                                 Total 5-33-04               192,503.04-*     8,000.00*  12,073.00-*

  6-24-2004        GL            DEP            L222-DYN     Dynamix a/k/a Dynamics Inc                                   8,775.00-
  6-24-2004        GL            DEP            L222-GLA     GladysKnight&RonWinansChicken&                              15,600.00-
  6-30-2004        GL                           L222-INC     Incongnito, LLC.                                 1,000.00
                                                                 Total 6-30-04               196,576.04-*     1,000.00*  24,375.00-*

  Total Account 0222-10-0599.000 - Security Deposits                                         180,358.87-*    19,793.75*  59,385.92-*

     Total Division 0222-10 - Cordish Cap Centre, LLC                                        180,358.87-*    19,793.75*  59,385.92-*

        Total Entity 0222 - Cordish Cap Centre, LLC                                          180,358.87-*    19,793.75*  59,385.92-*

GRAND TOTALS                                                                                 180,358.87-*    19,793.75*  59,385.92-*

                                                                                                    Ending
  Date             Jrn      Ref 1               Ref 2        Transaction Desc                      Balance

0222  Cordish Cap Centre, LLC (1-01-2004 - 6-31-2004)
0222-10  Cordish Cap Centre, LLC

0222-10-0599-0000           Security Deposits
  1-14-2004        GL                           L222-TEC     Technicolor Salon & Spa
  1-14-2004        GL                           L222-TEC     Technicolor Salon & Spa
  1-14-2004        GL                           L222-TEC     Technicolor Salon & Spa
  1-14-2004        GL                           L222-TEC     Technicolor Salon & Spa
  1-26-2004        GL            DEP            L222-SOU     Soul Fixins
                                                                 Total 1-31-04                  175,663.62-*

  3-19-2004        GL            DEP            L222-KOB     Kobe Japanese Steak House
  3-19-2004        GL            DEP            L222-INF     Infusions Tea Cafe
                                                                 Total 3-31-04                  197,499.04-*

  4-01-2004        GL            DEP            L222-MON     Monda Bondo
                                                                 Total 4-30-04                  192,503,04-*

  5-13-2004        GL            DEP            L222-CAR     CarolinaKitchen/L London Enter
  5-19-2004        AP       CAP05190                         The Yankee Candle Co., Inc.
  5-19-2004        GL           MREF            L222-YAN     Yankee Candle Co # 244
  5-19-2004        GL                           L222-YAN     Yankee Candle Co # 244
                                                                 Total 5-33-04                  10?,576.04-*

  6-24-2004        GL            DEP            L222-DYN     Dynamix a/k/a Dynamics Inc
  6-24-2004        GL            DEP            L222-GLA     GladysKnight&RonWinansChicken&
  6-30-2004        GL                           L222-INC     Incongnito, LLC.
                                                                 Total 6-30-04                  215,951.04-*

  Total Account 0222-10-0599.000 - Security Deposits                                            219,951.04-*

     Total Division 0222-10 - Cordish Cap Centre, LLC                                           219,951.04-*

        Total Entity 0222 - Cordish Cap Centre, LLC                                             219,951.04-*

GRAND TOTALS                                                                                    219,951.04-*

                         BOULEVARD AT THE CAPITAL CENTRE

                        LIQUIDITY AMOUNT ESCROW AGREEMENT

                THIS LIQUIDITY AMOUNT ESCROW AGREEMENT (this "AGREEMENT"), is made and entered into as of the 8th day of September, 2004, by and among CC INVESTORS, LLC, a Maryland limited liability company ("CORDISH AFFILIATE"), CAPITAL CENTRE LLC, a Maryland limited liability company, ("SUBSIDIARY"), and CHICAGO TITLE INSURANCE COMPANY, a New York corporation ("ESCROWEE").

                              W I T N E S S E T H:

        WHEREAS, immediately prior to the execution of this Agreement, Centre Group Limited Partnership, a Maryland limited partnership ("WITHDRAWING MEMBER") and Capital Centre Holding LLC, a Delaware limited liability company, formerly known as The Capital Centre Investors, LLC ("HOLDING COMPANY"), owned all of the membership interests in Subsidiary, which owns and operates the Boulevard at the Capital Centre (the "PROPERTY"), which is located near the intersection of Arena Drive and I-95/495, Landover, Prince George's County, Maryland.

        WHEREAS, Holding Company and Inland Capital HC, L.L.C., a Delaware limited liability company ("INLAND AFFILIATE") have entered into a Contribution Agreement, dated as of July 21, 2004 (the "CONTRIBUTION AGREEMENT"), pursuant to which, among other things: (i) Holding Company was to be reorganized as a Delaware limited liability company and its name was to be changed from The Capital Centre Investors, LLC to Capital Centre Holding LLC prior to the CLOSING (as that term is defined in the Contribution Agreement); (ii) Inland Affiliate was to be admitted to Holding Company as a member at the Closing; and (iii) the original members of Holding Company were to contribute their respective membership interests in the Holding Company to Cordish Affiliate for membership interests in Cordish Affiliate at the Closing. As a condition precedent to Closing, Withdrawing Member was to withdraw from the Subsidiary in consideration for a distribution to the Withdrawing Member of a portion of the CAPITAL CONTRIBUTION (as that term is defined in the Contribution Agreement.)

        WHEREAS, Closing under the Contribution Agreement has occurred on the date hereof, and, in connection with the Closing, Holding Company has been so reorganized and so renamed and, on the date hereof, Inland Affiliate has been so admitted and has made the Capital Contribution, the original members of Holding Company made such contribution of membership interests in Holding Company to Cordish Affiliate for membership interests in Cordish Affiliate and the Withdrawing Member have so withdrawn from the Subsidiary in consideration for such distribution.

        WHEREAS, pursuant to the terms of the Contribution Agreement, Inland Affiliate has agreed, on behalf of Holding Company, to deposit, by wire transfer of immediately available funds, a portion of the Capital Contribution with Escrowee at the Closing, in an amount equal to the sum of TWELVE MILLION ONE HUNDRED SEVENTY-TWO THOUSAND FOUR HUNDRED TEN AND 97/100 DOLLARS ($12,172,410.97) in order to provide for the LIQUIDITY AMOUNT (as defined in Section 1 hereof).

        WHEREAS, Escrowee is willing to accept the Liquidity Amount and hold and disburse it in accordance with the terms and conditions set forth below.

        NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten Dollars ($10.00) in hand paid to Escrowee, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. DEPOSIT AND ACCEPTANCE OF LIQUIDITY AMOUNT. Inland, on behalf of Holding Company, hereby deposits with Escrowee, and Escrowee hereby acknowledges receipt of the sum of TWELVE MILLION ONE HUNDRED SEVENTY-TWO THOUSAND FOUR HUNDRED TEN AND 97/100 DOLLARS ($12,172,410.97) as the "LIQUIDITY AMOUNT." Escrowee hereby agrees to deposit the Liquidity Amount into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Subsidiary, Cordish Affiliate and Escrowee with interest accruing for the benefit of Holding Company, except as otherwise provided herein. All interest earned on the Liquidity Amount shall be deemed part of the Liquidity Amount. The federal taxpayer identification of Holding Company is as follows: 52-2189884.

        2. RETENTION AND DISBURSEMENT OF LIQUIDITY AMOUNT. Escrowee shall retain the Liquidity Amount in the account, and shall cause the same to be disbursed therefrom as follows:

                    (a) At any time after the first anniversary of the date hereof, Cordish Affiliate shall have the right and power to send a written notice to Escrowee, Withdrawing Member and Subsidiary instructing Escrowee to disburse, by wire transfer pursuant to Section 4 hereof: (i) to the Operations Reserve, two percent (2%) of the Phase 1 Liquidity Amount and forty percent (40%) of the remaining balance of Phase 1 Liquidity Amount after such two percent (2%) payment; and (ii) to pay the balance of the Phase 1 Liquidity Amount to the Withdrawing Member. Unless Subsidiary provides Cordish Affiliate, Withdrawing Member and Escrowee with a written objection in accordance with the provisions of Section 2(c) hereof to such distribution within ten (10) Business Days of the effective date of such notice from Cordish Affiliate to Escrowee, Escrowee shall comply with such instructions of Cordish Affiliate on the fifteenth (15th) Business Day following the effective date of such notice from Cordish Affiliate to Escrowee. For the purposes of this Section 2.1(a), the term "PHASE 1 LIQUIDITY AMOUNT" shall mean the greater of (A) the excess, if any, of (i) the then outstanding balance of the Liquidity Amount (including all of the interest that accrued on the Liquidity Amount and decreased to the extent required under the terms of
Section 2.1(c) hereof) over (ii) fifty percent (50%) of the initial amount of the Liquidity Amount as of the date hereof, and (B) zero.

                    (b) At any time after the second anniversary of the date hereof, Cordish Affiliate shall have the right and power to send a written notice to Escrowee, Withdrawing Member and Subsidiary instructing Escrowee to disburse, by wire transfer pursuant to Section 4 hereof: (i) two percent (2%) of the then outstanding balance of the Liquidity Amount (including all of the interest that accrued on the Liquidity Amount) to the Operations Reserve; (ii) forty percent (40%) of the then outstanding balance of the Liquidity Amount (including all of the interest that accrued on the Liquidity Amount), after disbursement of such two percent (2%) amount, to the Operations Reserve; and
(iii) to disburse the then outstanding balance of the Liquidity Amount (including all of the interest that accrued on the Liquidity Amount), after disbursement of (i) and (ii) above, to the Withdrawing Member. Unless Subsidiary provides Cordish Affiliate, Withdrawing Member and Escrowee with a written objection in accordance with the provisions of Section 2 (c) hereof to such distribution within ten (10) Business Days of the effective date of such notice from Cordish Affiliate to Escrowee, Escrowee shall comply with such instructions of Cordish Affiliate on the fifteenth (15th) Business Day following the effective date of such notice from Cordish Affiliate to Escrowee.

                    (c) If, at any time prior to the date that is ten (10) Business Days after the date that Cordish Affiliate provides Escrowee, Withdrawing Member and Subsidiary with the written instructions to the Escrowee described in Sections 2 (a) or (b) hereof a timely and BONA FIDE demand by Inland Affiliate for indemnification in connection with "DAMAGES" (as that term is defined in that certain Indemnification and Guaranty Agreement, of even date herewith, (the "INDEMNIFICATION AGREEMENT") among, Cordish Affiliate, David S. Cordish, Inland Affiliate and Inland Western Retail Real Estate Trust, Inc.) suffered by any of the INLAND INDEMNIFIED PARTIES (as that term is defined in the Indemnification Agreement) has been made on Cordish Affiliate under the provisions of Sections 3.1, 3.2, 3.3, 3.4, 3.8 and/or 7 of the Indemnification Agreement (the "LIQUIDITY AMOUNT DAMAGES"), and such demand has not been paid or otherwise resolved, then Subsidiary shall have the right and power to provide Escrowee, Withdrawing Member and Cordish Affiliate with a notice hereunder instructing Escrowee not to honor such written instructions of Cordish Affiliate and stating the reason or reasons for Subsidiary's instructions and containing a BONA FIDE estimate of the aggregate dollar amount of such claim. If Escrowee receives such notice from Subsidiary within ten (10) Business Days of the effective date of the notice from Cordish Affiliate described above Escrowee shall comply with said instructions of Cordish Affiliate and distribute same within fifteen (15) Business Days of the request of Cordish Affiliate, but shall treat the size of the Liquidity Amount, for purposes of determining the amount of the requested distributions, as equaling the actual Liquidity Amount LESS Subsidiary's BONA FIDE estimate of the aggregate dollar amount its claim, shall retain the balance of the Liquidity Amount in accordance with the provisions of this Agreement and shall immediately provide Cordish

Affiliate and Withdrawing Member with a copy of such notice from Subsidiary and the amount.

                    (d) Notwithstanding anything to the contrary contained in this Section 2.3, Cordish Affiliate shall have the right to utilize the Liquidity Amount to pay Liquidity Amount Damages. If at any time Cordish Affiliate is obligated to pay Liquidity Amount Damages, Cordish Affiliate may direct the Escrowee by written notice to Escrowee, Withdrawing Member and Subsidiary, to pay such Liquidity Amount Damages from the Liquidity Amount. Unless Subsidiary provides Cordish Affiliate, Withdrawing Member and Escrowee with a written objection to such payment, which objection shall state the reason or reasons for such objection, within ten (10) Business Days of the effective date of the notice from Cordish Affiliate to Escrowee, Escrowee shall comply with such instructions of Cordish Affiliate or the fifteenth (15th) Business Day following the effective date of such notice from Cordish Affiliate to Escrowee. However, if Escrowee receives such notice from Subsidiary within ten (10) days of the effective date of the notice from Cordish Affiliate described above, Escrowee shall not comply with said instructions of Cordish Affiliate and shall immediately provide Cordish Affiliate and Withdrawing Member with a copy of such notice from Subsidiary.

                    (e) At the joint request and instructions of Cordish Affiliate, Withdrawing Member and Subsidiary, Escrowee shall distribute the Liquidity Amount in accordance with such instructions, accept, in lieu thereof alternative collateral, such as a letter of credit or a portfolio of pledged bonds, and enter into an amendment to this Agreement that governs the disbursement of such alternative collateral, which amendment shall be reasonably acceptable to Cordish Affiliate, Withdrawing Member, Subsidiary and Escrowee.

                    (f) From time to time, Subsidiary may give notice (a "DEMAND NOTICE") to Cordish Affiliate, Withdrawing Member and Escrowee specifying in reasonable detail the nature and dollar amount of any claim against Cordish Affiliate for Liquidity Amount Damages pursuant to Sections 3.1, 3.2, 3.3, 3.4 and/or 7 of the Indemnification Agreement accompanied by documentary evidence that such claim has been reduced to a final, non-appealable judgment by a court of competent jurisdiction (or a final, non-appealable arbitrators' finding) and that such claim has been unsatisfied for a period in excess of forty-five (45) days (a "CLAIM"). Among other things, such documentary evidence shall include, but shall be not be limited to a true copy of the order of a court of competent jurisdiction (or final arbitrators' finding) and an opinion by independent counsel for Subsidiary to the effect that the order (or arbitrators finding) is final, non-appealable and unsatisfied for a period in excess of forty-five (45) days from the date of finality of the judgment or finding.

                    (g) If Cordish Affiliate gives notice to Subsidiary, Withdrawing Member and Escrowee disputing any of the material factual statements with respect to a Claim as set forth in a Demand Notice (a "COUNTER NOTICE") within thirty (30) days following receipt by Escrowee of the Demand Notice regarding such Claim, such Claim shall be resolved as provided in Section 3 hereof. Upon receipt of a Claim Notice, Escrowee shall immediately provide Subsidiary and Withdrawing Member with a copy of the Counter Notice.

                    (h) If a Counter Notice is not received by Escrowee within such thirty (30) day period, then the dollar amount of the Liquidity Amount Damages set forth in the Demand Notice shall be deemed established for purposes of this Agreement and, during the period that begins on the fortieth (40th) day following the date Escrowee received the Demand Notice and ends on at the forty-fifth (45th) day following the date Escrowee received the Demand Notice, Escrowee shall pay to Subsidiary the dollar amount claimed in the Notice from (and only to the extent of) the Liquidity Amount and shall promptly notify Cordish Affiliate and Withdrawing Member of such payment.

                    (i) If a Counter Notice is given with respect to a Claim, Escrowee shall make payment with respect thereto only in accordance with: (A) joint written instructions of Subsidiary, Withdrawing Member and Cordish Affiliate; or (B) the dispute resolution procedures set forth in Section 3 hereof.

        3. DISPUTE - ESCROWEE RIGHTS. In the event either party objects to the disbursement of all or any part of the Liquidity Amount as provided above, Escrowee shall notify Subsidiary, Cordish Affiliate and Withdrawing Member of such dispute and shall hold the Liquidity Amount in escrow pending resolution of such objection by mutual agreement of the parties or by arbitration of same pursuant to the provisions of Section 6 hereof. After the disbursement of the full amount of the Liquidity Amount under the terms of this Agreement, Escrowee's duties and obligations hereunder shall cease. In the event of any dispute regarding disbursement of the Liquidity Amount, the party ultimately receiving the Liquidity Amount after resolution of such dispute shall be entitled to receive from the other party all the prevailing party's costs and expenses incurred in connection with the resolution of such dispute including, without limitation, all arbitration, court costs and reasonable attorney's fees.

        4. WIRE INSTRUCTIONS. Any part of the Liquidity Amount to be disbursed into the Operations Reserve shall be disbursed by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as EXHIBIT "A." Any part of the Liquidity Amount to be disbursed into the Withdrawing Member shall be disbursed by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as EXHIBIT "B." Any part of the Liquidity Amount to be disbursed to Subsidiary shall be disbursed by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as EXHIBIT "C." To the extent that any of the attached wiring instructions require Escrowee to notify a person or party by telephone or fax of such wire, the amount of such wire, the date and time of the sending of such wire and the Fed Reference Number for such wire, Escrowee shall comply with such instructions. Cordish Affiliate shall have the right, from time to time, to change the wire instructions applicable for disbursements into the Operations Reserve by Notice to the other parties hereto. Withdrawing Member shall have the right, from time to time, to change the wire instructions applicable for disbursements to Withdrawing Member by Notice to the other parties hereto. Subsidiary shall have the right, from time to time, to change the wire instructions applicable for disbursements to Subsidiary by Notice to the other parties hereto. Any such change of wire instructions by a party hereto or Withdrawing Member shall become effective five (5) Business Days after the effective date of such Notice to Escrowee.

        5.      REPRESENTATIONS AND WARRANTIES.

                5.1. Cordish Affiliate hereby represents and warrants to Subsidiary and Escrowee as follows:

                        (a) Cordish Affiliate is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland. Cordish Affiliate has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                        (b) Cordish Affiliate has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery by Cordish Affiliate of this Agreement and the consummation by Cordish Affiliate of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Cordish Affiliate. This Agreement has been duly and validly executed and delivered by Cordish Affiliate and constitutes a valid and binding obligation of Cordish Affiliate, enforceable against it in accordance with its terms.

                        (c) Neither the execution and delivery by Cordish Affiliate of this Agreement nor the consummation by Cordish Affiliate of the transactions contemplated hereby and thereby, will: (i) conflict with or violate any provision of the organizational documents of Cordish Affiliate, (ii) require on the part of Cordish Affiliate any filing with, or permit, authorization, consent or approval of, any third party, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Cordish Affiliate is a party or by which it is bound, or to which its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cordish Affiliate or any of its properties or assets.

                5.2. Subsidiary hereby represents and warrants to Cordish Affiliate and Escrowee as follows:

                        (a) Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                        (b) Subsidiary has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery by Subsidiary of this Agreement and the consummation by Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Subsidiary. This Agreement has been duly and validly executed and delivered by Subsidiary and constitutes a valid and binding obligation of Subsidiary, enforceable against it in accordance with its terms.

                        (c) Neither the execution and delivery by Subsidiary of this Agreement nor the consummation by Subsidiary of the transactions contemplated hereby and thereby, will: (i) conflict with or violate any provision of the organizational documents of Subsidiary, (ii) require on the part of Subsidiary any filing with, or permit, authorization, consent or approval of, any third party, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Subsidiary is a party or by which it is bound or to which its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Subsidiary or any of its properties or assets.

                5.3. Escrowee hereby represents and warrants to Cordish Affiliate and Subsidiary as follows:

                        (a) Escrowee is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses requires such qualification. Escrowee has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                        (b) Escrowee has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery by Escrowee of this Agreement and the consummation by Escrowee of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Escrowee. This Agreement has been duly and validly executed and delivered by Escrowee and constitutes a valid and binding obligation of Escrowee, enforceable against it in accordance with its terms.

                        (c) Neither the execution and delivery by Escrowee of this Agreement nor the consummation by Escrowee of the transactions contemplated hereby and thereby, will: (i) conflict with or violate any provision of the organizational documents of Escrowee, (ii) require on the part of Escrowee any filing with, or permit, authorization, consent or approval of, any third party, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Escrowee is a party or by which it is bound or to which its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Escrowee or any of its properties or assets.

        6. ARBITRATION. In the event that any dispute shall arise between or among the parties hereto with respect to the application of any of the provisions of this Agreement, and such dispute is not resolved to the satisfaction of the parties hereto within twenty (20) days after the a party hereto shall notify the other parties hereto in writing of its desire to arbitrate the dispute (the "ARBITRATION NOTICE"), then the dispute shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrator shall be binding, final and conclusive on the parties. Unless the parties otherwise agree, such arbitration proceedings shall be conducted in Baltimore, Maryland. The arbitrator shall be selected by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The fees of the arbitrator and the expenses incident to the proceedings shall be borne by the losing party. The decision of the arbitrator shall be rendered within thirty (30) days after the conclusion of the arbitration. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrator in accordance with the rules and statutes applicable thereto then obtaining. The parties hereto agree that the arbitrator may order and compel specific performance.

        7. VENUE. Any lawsuit, action, or proceeding arising under this Agreement that is not subject to arbitration shall, to the extent there is federal jurisdiction over the parties and subject matter, be brought exclusively in the Northern Division of the United States District Court for the District of Maryland. In the event federal jurisdiction does not exist, such lawsuit, action or proceeding shall be brought in the Circuit Court for Baltimore County, Maryland.

        8. COOPERATION/CONFLICT WITH CONTRIBUTION AGREEMENT/. Subsidiary shall reasonably cooperate with the efforts of Cordish Affiliate to satisfy the conditions of the disbursement of the Liquidity Amount and shall not unreasonably withhold any approval or issuance of any distribution direction requested by Cordish Affiliate hereunder. In the event of a conflict between the provisions of the Contribution Agreement and the provisions of this Agreement, the provisions of this Agreement shall control. To the extent Subsidiary is obligated to pay any cost and expense in connection with this Agreement, such cost and expense shall not be paid or reimbursed from the Operations Reserve.

        9. COSTS OF ADMINISTRATION AND SUCCESSORS AND ASSIGNS. The costs of administration of this Agreement by Escrowee shall be shared equally by Cordish Affiliate and Subsidiary. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois.

        10. NOTICES. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement or Withdrawing Member may desire or be required to give hereunder (collectively, "NOTICES") shall be in writing and shall be given by personal delivery, nationally recognized next day delivery service (delivery charges prepaid, return receipt requested) or United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided.

Except as otherwise specified herein, the effective date of any Notice (I.E., the date a party shall be deemed to have received such Notice), shall be the earliest to occur of: (a) if by personal delivery, the date of receipt, or attempted delivery, if such communication is refused; (b) if by nationally recognized next Business Day delivery service (as aforesaid), the next Business Day after delivery to such service; and (c) if sent by mail (as aforesaid), five
(5) Business Days after posting. Until further notice, notices and other communications under this Agreement shall be addressed to the parties and Withdrawing Member listed below as follows:

If to Cordish Affiliate:      CC Investors LLC
                              c/o The Cordish Company
                              601 East Pratt Street, Sixth Floor
                              Baltimore, Maryland 21202
                              Attn: David S. Cordish

 with a copy to:              CC Investors LLC
                              c/o The Cordish Company
                              601 East Pratt Street, Sixth Floor
                              Baltimore, Maryland 21202
                              Attn: General Counsel

If to Subsidiary:             Capital Centre LLC
                              c/o Inland Western Retail Real Estate Trust, Inc.
                              2901 Butterfield Road
                              Oak Brook, Illinois 60523
                              Attention: Chief Financial Officer

with a copy to:               Charles J. Benvenuto, Esq.
                              2901 Butterfield Road
                              3rd Floor
                              Oak Brook, Illinois 60523

If to Escrowee:               Chicago Title Insurance Company
                              171 North Clark Street
                              Chicago, Illinois 60601
                              Attention: Nancy Castro

If to Withdrawing Member:     Centre Group Limited Partnership
                              c/o Washington Sports and Entertainment
                              601 F Street, NW
                              Washington, DC 20004
                              Attention: President
with a copy to:               Centre Group Limited Partnership
                              c/o c/o Washington Sports and Entertainment
                              601 F Street, NW
                              Washington, DC 20004
                              Attention: President

with a copy to:               Richard L. Brand, Esquire
                              Arent Fox PLLC
                              1050 Connecticut Avenue, NW
                              Washington, DC 20036-5339

Any party hereto or Withdrawing Member may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section to each of the other parties hereto and Withdrawing Member.

WHEN DELIVERING A NOTICE PURSUANT TO THIS AGREEMENT, EACH PARTY SHALL CONTEMPORANEOUSLY DELIVER A COPY OF SUCH NOTICE TO WITHDRAWING MEMBER AT THE NOTICE ADDRESSES OF WITHDRAWING MEMBER CONTAINED IN THIS SECTION 10 BY THE SAME MANNER OF DELIVERY OF SUCH NOTICE.

        11. HEADINGS. The captions and section headings contained in this Agreement are for convenience of reference only and shall not be considered in any interpretation of the provisions of this Agreement.

        12. REPORTING. Escrowee agrees to deliver to Subsidiary and Cordish Affiliate, on a monthly basis, a copy of the bank statement of account of the Liquidity Amount. Such monthly statements shall be delivered to Cordish Affiliate at its notice address and to Subsidiary: Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook Illinois 60523, attention Steven Grimes, CFO (telephone: 630-218-8000; facsimile: 630-218-4900).

        13. AMENDMENTS/THIRD PARTY BENEFICIARY. EXCEPT AS OTHERWISE HEREIN PROVIDED, ANY AND ALL AMENDMENTS, MODIFICATIONS, ADDITIONS OR DELETIONS TO THIS AGREEMENT SHALL BE NULL AND VOID UNLESS APPROVED IN ADVANCE BY THE PARTIES HERETO IN WRITING. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT CORDISH AFFILIATE MAY NOT ENTER INTO OR CONSENT TO ANY AMENDMENTS, MODIFICATION, ADDITIONS OR DELETIONS TO THIS AGREEMENT UNLESS IT OBTAINS THE PRIOR WRITTEN CONSENT THERETO FROM WITHDRAWING MEMBER. WITHDRAWING MEMBER IS A THIRD PARTY BENEFICIARY OF THIS AGREEMENT. In the event that any party hereto fails to comply with any of the terms and provisions of this Agreement, Withdrawing Member shall have the right to initiate and prosecute an arbitration proceeding against such party to enforce the provisions of this Agreement (including court actions to enforce or challenge any findings) solely to the extent that such provisions directly effect the economic rights and interests of Withdrawing Member. The provisions of Sections 6, 7, 15, 17 and 18 shall apply to such proceeding as if Withdrawing Member was a party to this Agreement.

        14. INTEGRATION. With the exception of the Contribution Agreement and the Indemnity Agreement and the ESCROW AGREEMENT, the LEASING AGREEMENT and the OPERATING AGREEMENT (as those terms are defined in the Contribution Agreement) and any and all agreements executed in connection with any such agreement, this Agreement encompasses, replaces, integrates and supercedes any and all other negotiations, discussions, offers, promises, arrangements and agreements between the parties hereto relating to the Property.

        15. INVALID PROVISIONS. This Agreement shall be construed, as to execution, interpretation and enforcement, in accordance with the laws of the State of Maryland. If any term, condition or provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

        16. ATTRIBUTION OF DRAFTING. This Agreement shall be deemed to have been drafted jointly by the parties and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting of either party.

        17. ATTORNEY FEES. Subject to the provisions of Section 6 hereof, if either Subsidiary or Cordish Affiliate brings suit or other legal proceedings to enforce the provisions of this Agreement against the other, then the party prevailing in such suit or proceeding shall be reimbursed by the other for all reasonable attorneys' fees and litigation costs and expenses incurred by the prevailing party in connection with such suit or proceeding.

        18. WAIVER OF JURY TRIAL. Subject to the provisions of Section 6 hereof, Subsidiary and Cordish Affiliate do hereby waive trial by jury in any action, suit, proceeding, and/or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement any claim of injury or damage, and/or statutory remedy.

        19. GOOD FAITH AND FAIR DEALING. The parties covenant and agree each to the other that its conduct under this Agreement, and the interpretation and enforcement of the provisions hereof, shall be characterized by good faith and fair dealings so that the objectives of each party as set forth in this Agreement may be achieved.

        20. COUNTERPARTS. This Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Agreement may be executed by facsimile.

        21. TIME OF THE ESSENCE. Time is of the essence with regard to the parties obligations under this Agreement.

        22. SURVIVAL PERIOD IN CONTRIBUTION AGREEMENT. Section 2 of the Indemnification Agreement provides that the representations, warranties, covenants or agreements made in the Contribution Agreement shall survive the Closing Date for the periods provided therein. Nothing in this Agreement shall be interpreted as modifying the survival period of such representations, warranties, covenants or agreements.

        23. BUSINESS DAY. The term "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which commercial banks or savings and loan associations are required or authorized by law to close in New York City.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed and delivered, under seal, as of the day and year first above written.

                             SIGNATURES ON NEXT PAGE

WITNESS/ATTEST:                      CORDISH AFFILIATE:


                                     CC INVESTORS LLC,
                                     a Maryland limited liability company


/s/ Elizabeth [ILLEGIBLE]            By:  /s/ Charles F. Jacobs   (SEAL)
-------------------------                 ------------------------
                                          Charles F. Jacobs
                                          Authorized Person

                                     SUBSIDIARY:

                                     CAPITAL CENTRE LLC, a Maryland limited
                                     liability company


/s/ Elizabeth [ILLEGIBLE]            By:    /s/ Valerie Medina    (SEAL)
-------------------------                   ------------------------
                                     Name:  Valerie Medina
                                           ------------------------
                                     Title: Asst. Secretary
                                           ------------------------

                                     ESCROWEE:

                                     CHICAGO TITLE INSURANCE COMPANY, a
                                     New York corporation


/s/ Elizabeth [ILLEGIBLE]            By:    /s/ [ILLEGIBLE]          (SEAL)
-------------------------                   ---------------------------
                                     Title: ASST VICE PRESIDENT
                                           ------------------------
                                     Name: David J. [ILLEGIBLE]
                                          ------------------------

                                   EXHIBIT "A"

         WIRE INSTRUCTIONS FOR DISBURSEMENT INTO THE OPERATIONS RESERVE

(To the extent that any of the attached wiring instructions require Escrowee to notify a person or party by telephone or fax of such wire, the amount of such wire, the date and time of the sending of such wire and the Fed Reference Number for such wire, Escrowee shall comply with such instructions.)

                                   EXHIBIT "B"

            WIRE INSTRUCTIONS FOR DISBURSEMENTS TO WITHDRAWING MEMBER

(To the extent that any of the attached wiring instructions require Escrowee to notify a person or party by telephone or fax of such wire, the amount of such wire, the date and time of the sending of such wire and the Fed Reference Number for such wire, Escrowee shall comply with such instructions.)

                                   EXHIBIT "C"

                WIRE INSTRUCTIONS FOR DISBURSEMENTS TO SUBSIDIARY

(To the extent that any of the attached wiring instructions require Escrowee to notify a person or party by telephone or fax of such wire, the amount of such wire, the date and time of the sending of such wire and the Fed Reference Number for such wire, Escrowee shall comply with such instructions.)

                         BOULEVARD AT THE CAPITAL CENTRE

                                ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (this "AGREEMENT"), is made and entered into as of the 8th, day of September, 2004, by and among CC INVESTORS, LLC, a Maryland limited liability company ("CORDISH AFFILIATE"), CAPITAL CENTRE LLC, a Maryland limited liability company, ("SUBSIDIARY"), and CHICAGO TITLE INSURANCE COMPANY, a New York corporation ("ESCROWEE").

                              W I T N E S S E T H:

        WHEREAS, immediately prior to the execution of this Agreement, Centre Group Limited Partnership, a Maryland limited partnership ("WITHDRAWING MEMBER") and Capital Centre Holding LLC, a Delaware limited liability company, formerly known as The Capital Centre Investors, LLC ("HOLDING COMPANY"), owned all of the membership interests in Subsidiary, which owns and operates the Boulevard at the Capital Centre (the "PROPERTY"), which is located near the intersection of Arena Drive and I-95/495, Landover, Prince George's County, Maryland.

        WHEREAS, Holding Company and Inland Capital HC, L.L.C., a Delaware limited liability company ("INLAND AFFILIATE") have entered into a Contribution Agreement, dated as of July 21, 2004 (the "CONTRIBUTION AGREEMENT"), pursuant to which, among other things: (i) Holding Company was to be reorganized as a Delaware limited liability company and its name was to be changed from The Capital Centre Investors, LLC to Capital Centre Holding LLC prior to the CLOSING (as that term is defined in the Contribution Agreement); (ii) Inland Affiliate was to be admitted to Holding Company as a member at the Closing; and (iii) the original members of Holding Company were to contribute their respective membership interests in the Holding Company to Cordish Affiliate for membership interests in Cordish Affiliate at the Closing. As a condition precedent to Closing, Withdrawing Member was to withdraw from the Subsidiary in consideration for a distribution to the Withdrawing Member of a portion of the CAPITAL CONTRIBUTION (as that term is defined in the Contribution Agreement.)

        WHEREAS, Closing under the Contribution Agreement has occurred on the date hereof, and, in connection with the Closing, Holding Company has been so reorganized and so renamed and, on the date hereof, Inland Affiliate has been so admitted and has made the Capital Contribution, the original members of Holding Company made such contribution of membership interests in Holding Company to Cordish Affiliate for membership interests in Cordish Affiliate and the Withdrawing Member have so withdrawn from the Subsidiary in consideration for such distribution.

        WHEREAS, pursuant to the terms of the Contribution Agreement, Inland Affiliate has agreed, on behalf of Holding Company, to deposit, by wire transfer of immediately available funds, a portion of the Capital Contribution with Escrowee at the

Closing, in an amount equal to the sum of SEVENTEEN MILLION NINE HUNDRED THIRTEEN THOUSAND FOUR HUNDRED FORTY-EIGHT AND 09/100 DOLLARS ($17,913,448.09) (the "ESCROW AMOUNT") in order to provide for: (a) the LEASING DEPOSIT (as defined in Section 2.1 (a) hereof); (b) the THEATER DEPOSIT (as defined in
Section 2.1B (a) hereof); and (c) the TI/LC DEPOSIT (as defined in Section 2.2
(a) hereof).

        WHEREAS, Escrowee is willing to accept the Escrow Amount and hold and disburse same in accordance with the terms and conditions set forth below.

        NOW, THEREFORE, for and in consideration of the premises hereto, the covenants and agreements hereinafter made, and for Ten Dollars ($10.00) in hand paid to Escrowee, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            1. DEPOSIT AND ACCEPTANCE OF ESCROW AMOUNT. Inland, on behalf of Holding Company, hereby deposits with Escrowee, and Escrowee hereby acknowledges receipt of the sum of SEVENTEEN MILLION NINE HUNDRED THIRTEEN THOUSAND FOUR HUNDRED FORTY-EIGHT AND 09/100 DOLLARS ($17,913,448.09) as the Escrow Amount. Escrowee hereby agrees to deposit the Escrow Amount into an interest bearing account with a bank, savings and loan institution, money market account, or other depository reasonably satisfactory to Subsidiary, Cordish Affiliate and Escrowee with interest accruing for the benefit of Holding Company, except as otherwise provided herein. All interest earned on the Escrow Amount shall be deemed part of the Escrow Amount. The federal taxpayer identification of Holding Company is as follows: 52-2189884.

            2. RETENTION AND DISBURSEMENT OF ESCROW AMOUNT. Escrowee shall retain the Escrow Amount in the account, and shall cause the same to be disbursed therefrom as follows:

                2.1.  LEASING DEPOSIT.

                        (a) That portion of the Escrow Amount identified as the sum of NINE HUNDRED NINETY THOUSAND FOUR HUNDRED THIRTY-NINE AND 00/100 DOLLARS ($990,439.00) is hereby referred to as the "LEASING DEPOSIT." The Leasing Deposit equals twenty-four (24) months of PRO FORMA base rent and reimbursable expenses (I.E., pro rata expenses such as a tenant's pro rata share of common area maintenance expenses and real estate taxes) for each tenant space at the Property not leased to tenants as of the CLOSING DATE (as defined in the Contribution Agreement) (the "PROJECT VACANT SPACE") and that are not part of the EARNOUT SPACE or the THEATER SPACE (as those terms are defined in the Contribution Agreement) or the LEASED BUT NOT OPEN SPACE (as that term is defined in Section 2.1A hereof). Each Project Vacant Space, the size of such space, the TI and LC (as those terms are defined in Section 2.2 hereof) allocated to such space, the Leasing Deposit allocated to such space and the average (over a five year period) monthly PRO FORMA base rent and reimbursable expenses attributable to such space (the "MONTHLY PRO FORMA BASE RENT AND EXPENSES") is scheduled on EXHIBIT "A" attached hereto.

                        (b) On the fifth (5th) Business Days after the Closing Date, the Escrow Agent shall disburse from the Leasing Deposit, by wire transfer pursuant to Section 4 hereof, to the Subsidiary for each Project Vacant Space a prorated Monthly Pro Forma Base Rent and Expenses attributable to each Project Vacant Space from the Closing Date through the end of the month in which Closing occurs. Thereafter, on the first day of each calendar month during the twenty-three (23) consecutive calendar months that follow the Closing Date, Escrowee shall disburse, by wire transfer pursuant to Section 4 hereof, from the Leasing Deposit to Subsidiary the Monthly Pro Forma Base Rent and Expenses (prorated for any partial months), (the "LEASING DEPOSIT MONTHLY PAYMENT") for each Project Vacant Space.

                        (c) The Leasing Deposit Monthly Payment for a Project Vacant Space shall be made by Escrowee to Subsidiary until such time as the following described requirements are met for such Project Vacant Space: (i) the Project Vacant Space is leased; (ii) the tenant or tenants for the Project Vacant Space shall have accepted its respective premises; (iii) the tenant or tenants for the Project Vacant Space shall have opened for business at the Property to the public; (iv) the tenant or tenants for the Project Vacant Space shall have commenced full payment of rent and other charges under any Project Vacant Space lease; (v) Cordish Affiliate shall have provided Subsidiary with a certificate of Cordish Affiliate certifying that all leasing commissions and tenant improvement allowances associated with the Project Vacant Space have been fully paid; (vi) Cordish Affiliate shall have delivered to Subsidiary a temporary or permanent certificate of occupancy for each separately leased portion of the Project Vacant Space; and (vii) the tenant of the tenants for the Project Vacant Space (or Cordish Affiliate) has executed and delivered an estoppel certificate to Subsidiary that is reasonably acceptable to Subsidiary (which acceptance by Subsidiary shall be given in the event that such estoppel certificate is generally consistent in form and substance with estoppel certificates accepted by Subsidiary in connection with other leases at the Property prior to or on the Closing Date (as that term is defined in the Contribution Agreement) or is on the form of such tenant)(collectively, the "TENANT CONDITIONS"). Subsidiary and/or Cordish Affiliate shall promptly notify the other and Escrowee of the date any tenant satisfies the Tenant Conditions.

                        (d) As each Project Vacant Space is leased during the two (2) year period following the Closing Date, with the Tenant Conditions for each portion of the Project Vacant Space having then been satisfied for such leased portion of the Project Vacant Space, the balance of the Leasing Deposit attributable to each such leased portion of the Project Vacant Space shall, upon the joint direction of Cordish Affiliate and Subsidiary, be disbursed by the Escrowee, by wire transfer pursuant to Section 4 hereof, within five (5) Business Days of receipt of such joint direction, as follows: two percent (2%) of such amount (the "TRANSACTION AMOUNT") shall be disbursed by wire transfer pursuant to Section 4 hereof, directly to the OPERATIONS RESERVE (as that terms is defined in the Contribution Agreement), forty percent. (40%) of the remaining balance of such amount (after deduction of the Transaction Amount) shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the Operations Reserve and the remaining balance of such amount (after deduction of the Transaction Amount and the deposit into the Operations Reserve provided for in this Subsection (d)) shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to Withdrawing Member. Notwithstanding the above, in the event that the actual average monthly base rent and projected reimbursable expenses for a Project Vacant Space varies from the Monthly Pro Forma Base Rent and Expenses for such Project Vacant Space, Subsidiary and Cordish Affiliate shall equitably adjust the amount of the balance of the Leasing Deposit to be so disbursed, such equitable adjustment shall be contained in such joint direction, and Escrowee shall comply with such joint direction. For example, if the actual average monthly base rent and projected reimbursable expenses for a Project Vacant Space is twenty-five percent (25%) greater than the Monthly Pro Forma Base Rent and Expenses for such Project Vacant Space, the amount of the Leasing Deposit released for such Project Vacant Space shall equal 125% of the Monthly Pro Forma Base Rent and Expenses for such Project Vacant Space. Within ten (10) Business Days of Cordish Affiliate's request for a joint direction, to the extent Cordish Affiliate is entitled to a joint direction. Subsidiary shall cooperate with Cordish Affiliate and issue the joint direction.

                        (e) The Escrowee shall disburse the balance of the Leasing Deposit, if any, remaining on the Second (2nd) anniversary date of the Closing Date (including all interest that has accrued on the Leasing Deposit) as follows: two percent (2%) of such amount (also a "TRANSACTION AMOUNT") shall be disbursed by wire transfer pursuant to Section 4 hereof, directly to the Operations Reserve; then forty percent (40%) of the remaining balance of such amount (after deduction of the Transaction Amount) shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly into the Operations Reserve and the remaining balance of such amount (after deduction of the Transaction Amount and the deposit into the Operations Reserve provided for in this Subsection (e)) shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the Withdrawing Member.

                        (f) Notwithstanding anything to the contrary contained in this Section 2.1, on the date that a tenant of a Project Vacant Space has commenced payment of rent prior to the satisfaction of the Tenant Conditions, Subsidiary shall thereafter, within five (5) Business Days of receipt of a Leasing Deposit Monthly Payment for such Project Vacant Space: (i) deposit to the Operations Reserve, by wire transfer pursuant to Section 4 hereof, two percent (2%) of such Leasing Deposit Monthly Payment (also a "TRANSACTION AMOUNT") and forty percent (40%) of the remaining balance of such Leasing Deposit Monthly Payment (after deduction of the Transaction Amount); and
(ii) pay the Withdrawing Member, by wire transfer pursuant to Section 4 hereof, the balance of such Leasing Deposit Monthly Payment (after deduction of the Transaction Amount and the deposit into the Operations Reserve provided for in this Subsection (f)).

                2.1A. LEASED BUT NOT OPEN SPACE DEPOSIT.

                        (a) That portion of the Escrow Amount identified as the sum of FIVE HUNDRED NINETY-FIVE THOUSAND SIX HUNDRED NINETY-THREE AND 44/100 DOLLARS ($595,693.44) is hereby referred to as the "LEASED BUT NOT

OPEN SPACE DEPOSIT." The Leased But Not Open Space Deposit equals six (6) months of PRO FORMA base rent and reimbursable expenses (I.E., pro rata expenses such as a tenant's pro rata share of common area maintenance expenses and real estate taxes) for each tenant space at the Property leased to tenants as of the Closing Date that do not satisfy the Tenant Conditions and that are not part of the Earnout Space, the Theater Space, or the Project Vacant Space (each a "LEASED BUT NOT OPEN SPACE"), Each Leased But Not Open Space, the size of such space, the Tl and LC allocated to such space, the Leased But Not Open Space Deposit allocated to such space and the average (over a five year period) monthly PRO FORMA base rent and reimbursable expenses attributable to such space (the "MONTHLY PRO FORMA BASE RENT AND EXPENSES") is scheduled on EXHIBIT "A" attached hereto.

                        (b) On the fifth (5th) Business Days after the Closing Date, the Escrow Agent shall disburse from the Leased But Not Open Space Deposit, by wire transfer pursuant to Section 4 hereof, to the Subsidiary for each Leased But Not Open Space a prorated Monthly Pro Forma Base Rent and Expenses attributable to each Leased But Not Open Space from the Closing Date through the end of the month in which Closing occurs. Thereafter, on the first day of each calendar month during the five (5) consecutive calendar months that follow the Closing Date, Escrowee shall disburse, by wire transfer pursuant to
Section 4 hereof, from the Leased But Not Open Space Deposit to Subsidiary the Monthly Pro Forma Base Rent and Expenses (prorated for any partial months), (the "LEASED BUT NOT OPEN SPACE DEPOSIT MONTHLY PAYMENT") for each Leased But Not Open Space.

                        (c) The Leased But Not Open Space Deposit Monthly Payment for a Leased But Not Open Space shall be made by Escrowee to Subsidiary until such time as the Tenant Conditions for such Leased But Not Open Space is satisfied. Subsidiary and/or Cordish Affiliate shall promptly notify the other and Escrowee of the date any tenant satisfies the Tenant Conditions for a Leased But Not Open Space.

                        (d) As the Tenant Conditions for each Leased But Not Open Space are satisfied during the six (6) month period following the Closing Date, the balance of the Leased But Not Open Space Deposit attributable to each such leased portion of the Leased But Not Open Space shall, upon the joint direction of Cordish Affiliate and Subsidiary, be disbursed by the Escrowee, by wire transfer pursuant to Section 4 hereof, within five (5) Business Days of receipt of such joint direction, as follows: two percent (2%) of such amount (the "TRANSACTION AMOUNT") shall be disbursed by wire transfer pursuant to
Section 4 hereof, directly to the OPERATIONS RESERVE (as that terms is defined in the Contribution Agreement), forty percent (40%) of the remaining balance of such amount (after deduction of the Transaction Amount) shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the Operations Reserve and the remaining balance of such amount (after deduction of the Transaction Amount and the deposit into the Operations Reserve provided for in this Subsection (d)) shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to Withdrawing Member. Within ten (10) Business Days of Cordish Affiliate's request for a joint direction, to the extent Cordish Affiliate is entitled to a joint direction, Subsidiary shall cooperate with Cordish Affiliate and issue the joint direction.

                        (e) The Escrowee shall disburse the balance of the Leased But Not Open Space Deposit, if any, remaining on the six (6) month anniversary of the Closing Date (including all interest that has accrued on the Leased But Not Open Space Deposit) as follows: two percent (2%) of such amount (also a "TRANSACTION AMOUNT") shall be disbursed by wire transfer pursuant to
Section 4 hereof, directly to the Operations Reserve; then forty percent (40%) of the remaining balance of such amount (after deduction of the Transaction Amount) shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly into the Operations Reserve and the remaining balance of such amount (after deduction of the Transaction Amount and the deposit into the Operations Reserve provided for in this Subsection (e)) shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the Withdrawing Member.

                        (f) Notwithstanding anything to the contrary contained in this Section 2.1A, on the date that a tenant of a Leased But Not Open Space has commenced payment of rent prior to the satisfaction of the Tenant Conditions, Subsidiary shall thereafter, within five (5) Business Days of receipt of a Leased But Not Open Space Deposit Monthly Payment for such Leased But Not Open Space: (i) deposit to the Operations Reserve, by wire transfer pursuant to Section 4 hereof, two percent (2%) of such Leased But Not Open Space Deposit Monthly Payment (also a "TRANSACTION AMOUNT") and forty percent (40%) of the remaining balance of such Leased But Not Open Space Deposit Monthly Payment (after deduction of the Transaction Amount); and (ii) pay the Withdrawing Member, by wire transfer pursuant to Section 4 hereof, the balance of such Leased But Not Open Space Deposit Monthly Payment (after deduction of the Transaction Amount and the deposit into the Operations Reserve provided for in this Subsection (f)).

                 (g) With the exception of Section 2.1, for all purposes of this Agreement, the Contribution Agreement and the other agreements executed on the date hereof in connection with the Contribution Agreement, the Leased But Not Open Space shall be deemed Part of the PROJECT VACANT SPACE.

                2.1B.   THEATER DEPOSIT.

                        (a) That portion of the Escrow Amount identified as the sum of FIFTEEN MILLION TWO HUNDRED NINETY-SEVEN THOUSAND EIGHTY-FIVE AND 65/100 DOLLARS ($15,297,085.65) is hereby referred to as the "THEATER DEPOSIT." The Theater Deposit equals the value of the LOEWS LEASE (as that term is defined in the Contribution Agreement). On the date hereof the Tenant Conditions for the Loews Lease has not been satisfied. The monthly rental and reimbursables due and payable under the Loews Lease during the first twelve (12) months that follow the rent commencement date of the Loews Lease is equal to the sum of ONE HUNDRED TWELVE THOUSAND FIVE HUNDRED FIFTY AND 00/100 DOLLARS ($112,550.00) (the "THEATER MONTHLY AMOUNT").

                        (b) On the fifth (5th) Business Days after the Closing Date, the Escrow Agent shall disburse from the Theater Deposit, by wire transfer pursuant to Section 4 hereof, to the Subsidiary an amount equal to the pro rated Theater Monthly

Amount for the remainder of such calendar month from the Closing Date to the end of the month in which Closing occurs. Thereafter, on the first day of each calendar month during the eleven (11) consecutive calendar months that follow the Closing Date, Escrowee shall disburse, by wire transfer pursuant to Section 4 hereof, from the Theater Deposit to Subsidiary the Theater Monthly Amount.

                        (c) The Theater Monthly Payment shall be made by Escrowee to Subsidiary until the Tenant Conditions are satisfied for the Theater Space. Subsidiary and/or Cordish Affiliate shall promptly notify the other and Escrowee of the date the Theater Space satisfies the Tenant Conditions.

                        (d) When the Theater Space satisfies the Tenant Conditions, the balance of the Theater Deposit shall, upon the joint direction of Cordish Affiliate and Subsidiary, be disbursed by the Escrowee, by wire transfer pursuant to Section 4 hereof, within five (5) Business Days of receipt of such joint direction, as follows: two percent (2%) of such amount (the "TRANSACTION AMOUNT") shall be disbursed by wire transfer pursuant to Section 4 hereof, directly to the OPERATIONS RESERVE (as that terms is defined in the Contribution Agreement), forty percent (40%) of the remaining balance of such amount (after deduction of the Transaction Amount) shall be disbursed, by wire transfer pursuant to Section 4 hereof, directly to the Operations Reserve and the remaining balance of such amount (after deduction of the Transaction Amount and the deposit into the Operations Reserve provided for in this Subsection (d)) shall he disbursed, by wire transfer pursuant to Section 4 hereof, directly to Withdrawing Member.

                        (e) In the event the Tenant Conditions for the Theater Space have not been satisfied on the first (1st) anniversary date of the Closing Date, Escrowee shall disburse the balance of the Theater Deposit to Subsidiary by wire transfer pursuant to Section 4 hereof.

                        (f) Notwithstanding anything to the contrary contained in this Section 2.1 A, on the date that the tenant under the Loews Lease has commenced payment of rent prior to the satisfaction of the Tenant Conditions for the Theater Space, Subsidiary shall thereafter, within five (5) Business Days of receipt of a Theater Monthly Amount: (i) deposit to the Operations Reserve, by wire transfer pursuant to Section 4 hereof, two percent (2%) of the rent received by Subsidiary from such tenant for such month (also a "TRANSACTION AMOUNT") and forty percent (40%) of the remaining balance of such rent (after deduction of the Transaction Amount); and (ii) pay the Withdrawing Member, by wire transfer pursuant to Section 4 hereof, the balance of such rent (after deduction of the Transaction Amount and the deposit into the Operations Reserve provided for in this Subsection (f)).

                        (g) If the Loews Lease is terminated prior to the first anniversary of the date hereof prior to the satisfaction of the Tenant Conditions for the Theater Space, or the tenant under the Loews Lease files for bankruptcy, insolvency, or reorganization protection pursuant to any statute either of the United States or any state after the date of Closing, Cordish Affiliate shall have the right, on or before the first (1st) anniversary of the date hereof, to replace the Loews Lease with a lease or leases from a tenant or tenants reasonably acceptable to Subsidiary and such replacement lease or leases shall be deemed the Loews Lease for purposes of this Section 2.1B.

                2.2. TENANT IMPROVEMENT ALLOWANCES AND LEASING COMMISSIONS DEPOSIT FOR PROJECT VACANT SPACE (INCLUDING LEASED BUT NOT OPEN SPACE.)

                        (a) That portion of the Escrow Amount identified as the sum of ONE MILLION THIRTY THOUSAND TWO HUNDRED THIRTY AND 00/100 DOLLARS ($1,030,230.00) is hereby referred to as the "TI/LC DEPOSIT." The TI/LC Deposit consists of the sum of the aggregate amount of projected "tenant improvement" costs that will have to be paid or incurred for each Project Vacant Space ("TI") and the aggregate amount of projected "leasing commission" costs that will have to be paid or incurred for each Project Vacant Space ("LC"). The TI and LC applicable to each Project Vacant Space as scheduled on EXHIBIT "A" hereto.

                        (b) (i) That portion of the TI/LC Deposit attributable to LC for a Project Vacant Space shall, upon the joint direction of Cordish Affiliate and Subsidiary, be disbursed by the Escrowee to the Operations Reserve (or, at the written request of Cordish Affiliate contained in such joint direction, to Cordish Affiliate pursuant to wire instructions contained in such joint direction), by wire transfer pursuant to Section 4 hereof, within five (5) Business Days of receipt of such joint direction. Within ten (10) Business Days of Cordish Affiliate's request for a joint direction, which request shall be accompanied by signed lien waivers and invoices from the applicable real estate broker or brokers for such Project Vacant Space, or if no broker is involved, upon the delivery of a certification to that effect by Cordish Affiliate for the benefit of Subsidiary. Within ten (10) Business Days of Cordish Affiliate's request for a joint direction, to the extent Cordish Affiliate is entitled to a joint direction, Subsidiary shall cooperate with Cordish Affiliate and issue and deliver the joint direction to Escrowee.

                                (ii) That portion of the TI/LC Deposit
attributable to TI for a Project Vacant Space shall, upon the joint direction of Cordish Affiliate and Subsidiary, be disbursed by the Escrowee to the Operations Reserve, by wire transfer pursuant to Section 4 hereof (or, at the written request of Cordish Affiliate contained in such joint direction, to Cordish Affiliate pursuant to wire instructions contained in such joint direction), within five (5) Business Days of receipt of such joint direction. Within ten
(10) Business Days of Cordish Affiliate's request for a joint direction, which request shall be accompanied by either (A) the documentation required by each lease for such Project Vacant Space, and in any event, in the event that Cordish Affiliate is performing construction work, no less documentation than copies of invoices and mechanics lien waivers for landlord's work from the applicable general contractor for such Project Vacant Space, in the amount of each request shall accompany the draw request; or (B) or if no TI is required for a Project Vacant Space, a certification to that effect by Cordish Affiliate for the benefit of Subsidiary. Within ten (10) Business Days of Cordish Affiliate's request for a joint direction, to the extent Cordish Affiliate is entitled to a joint direction, Subsidiary shall cooperate with Cordish Affiliate and issue and deliver the joint direction to Escrowee.

                                (iii) To the extent the TI/LC Deposit has not
been fully disbursed by the second anniversary of the Closing Date, the Escrowee shall, by wire transfer pursuant to Section 4 hereof, disburse, by wire transfer pursuant to Section 4 hereof, the remaining balance of the TI/LC Deposit to Subsidiary (exclusive of all interest that accrued thereon) and all interest that accrued thereon into the Operations Reserve.

                3. DISPUTE - ESCROWEE RIGHTS. In the event either party objects to the disbursement of the Escrow Amount as provided above, Escrowee shall notify Subsidiary, Cordish Affiliate and Withdrawing Member of such dispute and shall hold the Escrow Amount in escrow pending resolution of such objection by mutual agreement of the parties or by arbitration of same pursuant to the provisions of Section 6 hereof. After any disbursement of the Escrow Amount under the terms of this Agreement, Escrowee's duties and obligations hereunder shall cease. In the event of any dispute regarding disbursement of the Escrow Amount, the party ultimately receiving the Escrow Amount after resolution of such dispute shall be entitled to receive from the other party all the prevailing party's costs and expenses incurred in connection with the resolution of such dispute including, without limitation, all arbitration, court costs and reasonable attorney's fees.

                4. WIRE INSTRUCTIONS. Any part of the Escrow Amount to be disbursed into the Operations Reserve shall be disbursed by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as EXHIBIT "B". Any part of the Escrow Amount to be disbursed into the Withdrawing Member shall be disbursed by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as EXHIBIT "C". Any part of the Escrow Amount to be disbursed to Subsidiary shall be disbursed by wire transfer of immediately available funds in accordance with the wire instructions attached hereto as EXHIBIT "D". To the extent that any of the attached wiring instructions require Escrowee to notify a person or party by telephone or fax of such wire, the amount of such wire, the date and time of the sending of such wire and the Fed Reference Number for such wire, Escrowee shall comply with such instructions. Cordish Affiliate shall have the right, from time to time, to change the wire instructions applicable for disbursements into the Operations Reserve by Notice to the other parties hereto. Withdrawing Member shall have the right, from time to time, to change the wire instructions applicable for disbursements to Withdrawing Member by Notice to the other parties hereto. Subsidiary shall have the right, from time to time, to change the wire instructions applicable for disbursements to Subsidiary by Notice to the other parties hereto. Any such change of wire instructions by a party hereto or Withdrawing Member shall become effective five (5) Business Days after the effective date of such Notice to Escrowee and the other parties hereto.

            5. REPRESENTATIONS AND WARRANTIES.

                5.1. Cordish Affiliate hereby represents and warrants to Subsidiary and Escrowee as follows:

                        (a) Cordish Affiliate is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland. Cordish Affiliate has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                        (b) Cordish Affiliate has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery by Cordish Affiliate of this Agreement and the consummation by Cordish Affiliate of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Cordish Affiliate. This Agreement has been duly and validly executed and delivered by Cordish Affiliate and constitutes a valid and binding obligation of Cordish Affiliate, enforceable against it in accordance with its terms.

                        (c) Neither the execution and delivery by Cordish Affiliate of this Agreement nor the consummation by Cordish Affiliate of the transactions contemplated hereby and thereby, will: (i) conflict with or violate any provision of the organizational documents of Cordish Affiliate Affiliate,
(ii) require on the part of Cordish Affiliate any filing with, or permit, authorization, consent or approval of, any third party, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Cordish Affiliate is a party or by which it is bound or to which its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Cordish Affiliate or any of its properties or assets.

                5.2. Subsidiary hereby represents and warrants to Cordish Affiliate and Escrowee as follows:

                        (a) Subsidiary is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland and is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                        (b) Subsidiary has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery by Subsidiary of this Agreement and the consummation by Subsidiary of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Subsidiary. This Agreement has been duly and validly executed and delivered by Subsidiary and constitutes a valid and binding obligation of Subsidiary, enforceable against it in accordance with its terms.

                        (c) Neither the execution and delivery by Subsidiary of this Agreement nor the consummation by Subsidiary of the transactions contemplated hereby and thereby, will: (i) conflict with or violate any provision of the organizational documents of Subsidiary, (ii) require on the part of Subsidiary any filing with, or permit, authorization, consent or approval of, any third party, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Subsidiary is a party or by which it is bound or to which its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Subsidiary or any of its properties or assets.

                5.3. Escrowee hereby represents and warrants to Cordish Affiliate and Subsidiary as follows:

                        (a) Escrowee is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and is duly qualified to conduct business and is in corporate and tax good standing under the laws in each jurisdiction in which the nature of its businesses requires such qualification. Escrowee has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                        (b) Escrowee has all requisite power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and thereunder. The execution and delivery by Escrowee of this Agreement and the consummation by Escrowee of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Escrowee. This Agreement has been duly and validly executed and delivered by Escrowee and constitutes a valid and binding obligation of Escrowee, enforceable against it in accordance with its terms.

                        (c) Neither the execution and delivery by Escrowee of this Agreement nor the consummation by Escrowee of the transactions contemplated hereby and thereby, will: (i) conflict with or violate any provision of the organizational documents of Escrowee, (ii) require on the part of Escrowee any filing with, or permit, authorization, consent or approval of, any third party, (iii) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Escrowee is a party or by which it is bound or to which its assets are subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Escrowee or any of its properties or assets.

                6. ARBITRATION. In the event that any dispute shall arise between or among the parties hereto with respect to the application of any of the provisions of this Agreement, and such dispute is not resolved to the satisfaction of the parties hereto within twenty (20) days after the a party hereto shall notify the other parties hereto in writing of its desire to arbitrate the dispute (the "ARBITRATION NOTICE"), then the dispute shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association then pertaining. The decision of the arbitrator shall be binding, final and conclusive on the parties. Unless the parties otherwise agree, such arbitration proceedings shall be conducted in Baltimore, Maryland. The arbitrator shall be selected by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The fees of the arbitrator and the expenses incident to the proceedings shall be borne by the losing party. The decision of the arbitrator shall be rendered within thirty (30) days after the conclusion of the arbitration. A judgment of a court of competent jurisdiction may be entered upon the award of the arbitrator in accordance with the rules and statutes applicable thereto then obtaining. The parties hereto agree that the arbitrator may order and compel specific performance.

                7. VENUE. Any lawsuit, action, or proceeding arising under this Agreement that is not subject to arbitration shall, to the extent there is federal jurisdiction over the parties and subject matter, be brought exclusively in the Northern Division of the United States District Court for the District of Maryland. In the event federal jurisdiction does not exist, such lawsuit, action or proceeding shall be brought in the Circuit Court for Baltimore County, Maryland.

                8. COOPERATION/CONFLICT WITH CONTRIBUTION AGREEMENT/. Subsidiary shall reasonably cooperate with the efforts of Cordish Affiliate to satisfy the conditions of the disbursement of the Escrow Amount and shall not unreasonably withhold any approval or issuance of any distribution direction requested by Cordish Affiliate hereunder. In the event of a conflict between the provisions of the Contribution Agreement and the provisions of this Agreement, the provisions of this Agreement shall control. To the extent Subsidiary is obligated to pay any cost and expense in connection with this Agreement, such cost and expense shall not be paid or reimbursed from the Operations Reserve.

                9. COSTS OF ADMINISTRATION AND SUCCESSORS AND ASSIGNS. The costs of administration of this Agreement by Escrowee shall be shared equally by Cordish Affiliate and Subsidiary. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, principals, successors and assigns and shall be governed and construed in accordance with the laws of the State of Illinois.

                10. NOTICES. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement or Withdrawing Member may desire or be required to give hereunder (collectively, "NOTICES") shall be in writing and shall be given by personal delivery, nationally recognized next day delivery service (delivery charges prepaid, return receipt requested) or United States registered or certified mail (postage prepaid, return receipt requested) addressed as hereinafter provided. Except as otherwise specified herein, the effective date of any Notice (I.E., the date a party shall be deemed to have received such Notice), shall be the earliest to occur of: (a) if by personal delivery, the date of receipt, or attempted delivery, if such communication is refused; (b) if by nationally recognized next Business Day delivery service (as aforesaid), the next Business Day after delivery to such service; and (c) if sent by mail (as aforesaid), three (3) Business Days after posting. Until further notice, notices and other communications under this Agreement shall be addressed to the parties and Withdrawing Member listed below as follows:

If to Subsidiary:              Capital Centre LLC
                               c/o Inland Western Retail Real Estate Trust, Inc.
                               2901 Butterfield Road
                               Oak Brook, Illinois 60523
                               Attention: Chief Financial Officer

with a copy to:                Charles J. Benvenuto, Esq.
                               2901 Butterfield Road
                               3rd Floor
                               Oak Brook, Illinois 60523

If to Cordish Affiliate:       CC Investors LLC
                               c/o The Cordish Company
                               601 East Pratt Street, Sixth Floor
                               Baltimore, Maryland 21202
                               Attn: David S. Cordish

with a copy to:                CC Investors LLC
                               c/o The Cordish Company
                               601 East Pratt Street, Sixth Floor
                               Baltimore, Maryland 21202
                               Attn: General Counsel

If to Escrowee:                Chicago Title Insurance Company
                               171 North Clark Street
                               Chicago, Illinois 60601
                               Attention: Nancy Castro

If to Withdrawing Member:      Centre Group Limited Partnership
                               c/o Washington Sports and Entertainment
                               601 F Street, NW
                               Washington, DC 20004
                               Attention: President

with a copy to:                Centre Group Limited Partnership
                               c/o c/o Washington Sports and Entertainment
                               601 F Street, NW
                               Washington, DC 20004
                               Attention: President
with a copy to:                Richard L. Brand, Esquire
                               Arent Fox PLLC
                               1050 Connecticut Avenue, NW
                               Washington, DC 20036-5339

Any party hereto or Withdrawing Member may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section to each of the other parties hereto and Withdrawing Member.

WHEN DELIVERING A NOTICE PURSUANT TO THIS AGREEMENT, EACH PARTY SHALL CONTEMPORANEOUSLY DELIVER A COPY OF SUCH NOTICE TO WITHDRAWING MEMBER AT THE NOTICE ADDRESSES OF WITHDRAWING MEMBER CONTAINED IN THIS SECTION 10 BY THE SAME MANNER OF DELIVERY OF SUCH NOTICE.

                11. HEADINGS. The captions and section headings contained in this Agreement are for convenience of reference only and shall not be considered in any interpretation of the provisions of this Agreement.

                12. REPORTING. Escrowee agrees to deliver to Subsidiary and Cordish Affiliate, on a monthly basis, a copy of the bank statement of account of the Escrow Amount. Such monthly statements shall be delivered to Cordish Affiliate at its notice address and to Subsidiary: Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook Illinois 60523, attention Steven Grimes, CFO (telephone: 630-218-8000; facsimile: 630-218-4900).

                13. AMENDMENTS/THIRD PARTY BENEFICIARY. EXCEPT AS OTHERWISE HEREIN PROVIDED, ANY AND ALL AMENDMENTS, MODIFICATIONS, ADDITIONS OR DELETIONS TO THIS AGREEMENT SHALL BE NULL AND VOID UNLESS APPROVED IN ADVANCE BY THE PARTIES HERETO IN WRITING. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT CORDISH AFFILIATE MAY NOT ENTER INTO OR CONSENT TO ANY AMENDMENTS, MODIFICATION, ADDITIONS OR DELETIONS TO THIS AGREEMENT UNLESS IT OBTAINS THE PRIOR WRITTEN CONSENT THERETO FROM WITHDRAWING MEMBER. WITHDRAWING MEMBER IS A THIRD PARTY BENEFICIARY OF THIS AGREEMENT. In the event that any party hereto fails to comply with any of the terms and provisions of this Agreement, Withdrawing Member shall have the right to initiate and prosecute an arbitration proceeding against such party to enforce the provisions of this Agreement (including court actions to enforce or challenge any findings) solely to the extent that such provisions directly effect the economic rights and interests of Withdrawing Member. The provisions of Sections 6, 7, 15, 17 and 18 shall apply to such proceeding as if Withdrawing Member was a party to this Agreement.

                14. INTEGRATION. With the exception of the Contribution Agreement and the INDEMNITY AGREEMENT, the LEASING AGREEMENT, the LIQUIDITY AMOUNT ESCROW AGREEMENT and the OPERATING AGREEMENT (as those terms are defined in the

Contribution Agreement) and any and all agreements executed in connection with any such agreements, this Agreement encompasses, replaces, integrates and supercedes any and all other negotiations, discussions, offers, promises, arrangements and agreements between the parties hereto relating to the Property.

                15. INVALID PROVISIONS. This Agreement shall be construed, as to execution, interpretation and enforcement, in accordance with the laws of the State of Maryland. If any term, condition or provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be valid and enforceable to the fullest extent permitted by law.

                16. ATTRIBUTION OF DRAFTING. This Agreement shall be deemed to have been drafted jointly by the parties and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting of either party.

                17. ATTORNEY FEES. Subject to the provisions of Section 6 hereof, if either Subsidiary or Cordish Affiliate brings suit or other legal proceedings to enforce the provisions of this Agreement against the other, then the party prevailing in such suit or proceeding shall be reimbursed by the other for all reasonable attorneys' fees and litigation costs and expenses incurred by the prevailing party in connection with such suit or proceeding.

                18.     WAIVER OF JURY TRIAL. Subject to the provisions of
Section 6 hereof, Subsidiary and Cordish Affiliate do hereby waive trial by jury in any action, suit, proceeding, and/or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement any claim of injury or damage, and/or statutory remedy.

                19. GOOD FAITH AND FAIR DEALING. The parties covenant and agree each to the other that its conduct under this Agreement, and the interpretation and enforcement of the provisions hereof, shall be characterized by good faith and fair dealings so that the objectives of each party as set forth in this Agreement may be achieved.

                20. COUNTERPARTS. This Agreement may be executed in counterparts and shall constitute an agreement binding on all parties notwithstanding that all parties are not signatories of the original or the same counterpart. Furthermore, the signatures from one counterpart may be attached to another to constitute a fully executed original. The Agreement may be executed by facsimile.

                21. TIME OF THE ESSENCE. Time is of the essence with regard to the parties obligations under this Agreement.

                22. SURVIVAL PERIOD IN CONTRIBUTION AGREEMENT. Section 2 of the Indemnification Agreement provides that the representations, warranties, covenants or agreements made in the Contribution Agreement shall survive the Closing Date for the periods provided therein. Nothing in this Agreement shall be interpreted as modifying the survival period of such representations, warranties, covenants or agreements.

                23. BUSINESS DAY. The term "BUSINESS DAY" means any day other than Saturday, Sunday or any other day on which commercial banks or savings and loan associations are required or authorized by law to close in New York City.

                             SIGNATURES ON NEXT PAGE

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed and delivered, under seal, as of the day and year first above written.

WITNESS/ATTEST:                       CORDISH AFFILIATE:

                                      CC INVESTORS LLC,
                                      a Maryland limited liability company

/s/ [ILLEGIBLE]                       By:  /s/ Charles F. Jacobs   (SEAL)
---------------                          --------------------------
                                           Charles F. Jacobs
                                           Authorized Person

                                      SUBSIDIARY:

                                      CAPITAL CENTRE LLC, a Maryland limited
                                      liability company


/s/ [ILLEGIBLE]                       By: /s/ [ILLEGIBLE]          (SEAL)
---------------                          --------------------------
                                      Name:  /s/ [ILLEGIBLE]
                                             ------------------------
                                      Title: Asst. Secretary
                                             ----------------------

                                      ESCROWEE:

                                      CHICAGO TITLE INSURANCE COMPANY, a
                                      New York corporation


/s/ [ILLEGIBLE]                       By: /s/ [ILLEGIBLE]           (SEAL)
---------------                          ---------------------------
                                       Title: /s/ [ILLEGIBLE]
                                             -----------------------
                                       Name: ASSISTANT VICE PRESIDENT
                                             ------------------------

                                   EXHIBIT "A"

     SCHEDULE OF PROJECT VACANT SPACE (INCLUDING LEASED BUT NOT OPEN SPACE)
                                   INFORMATION

List each Project Vacant Space, the size of such space, the TI and LC (as those terms are defined in Section 2.2 hereof) allocated to such space, the LEASING DEPOSIT or LEASED BUT NOT OPEN DEPOSIT allocated to such space and the average (over a five year period) monthly PRO FORMA base rent and reimbursable expenses attributable to such space (the "MONTHLY PRO FORMA BASE RENT AND EXPENSES"). In addition, list each Leased But Not Open Space and the monthly rental allocable to each space.

CAP CENTRE VACANCY ESCROW CALCULATION

                                                                     ESTIMATED
                                                   SPACE NUMBER     OPENING DATE    SQUARE FOOTAGE      ANNUAL RENT
                                                   ------------     ------------    --------------    ---------------
Lowes Magic Johnson Theater                        K10?               10/8/2004             52,500    $    1,155.00

                                                                                                            AVERAGE
                                                                     ESTIMATED                          ANNUAL RENT
                                                   SPACE NUMBER     OPENING DATE    SQUARE FOOTAGE    (NEXT FIVE YRS)
                                                   ------------     ------------    --------------    ---------------
VACANT (Dynamics or Nine West pending)             D105               11/1/2004              3,000    $       67,00
VACANT                                             E103                3/1/2005              1,556            54,47
VACANT (lease pending: Ashey Stewart)              I102                2/1/2005              4,209           105,22
VACANT                                             M102                3/1/2005              1,157            38,05
VACANT POWER CENTER (lease pending: Bombay)        PC102               3/1/2005              6,106           134,33

African Stargina (tenant has not paid August
rent)                                              J106                 Open                 1,500            50,67
Jilliano's Shoes (tenant has not paid August
rent)                                              M101                 Open                 1,998            43,81

Soul Fixins (signed lease--6 month escrow only)    E101               11/1/2004              2,085            66,36
Last Stop (signed lease--6 month escrow only)      I102               11/1/2004              3,000            90,00
Reggiano's (signed lease--6 month escrow only)     J104               11/1/2004              2,000            51,60
Stonefish Grill (signed lease--6 month escrow
only)                                              L103               10/1/2004              6,085           225,93
Kobe Steakhouse (signed lease--6 month escrow
only)                                              M104               12/1/2004              7,520           147,61
Chevy Chase Bank (signed leased--6 month escrow
only)                                              I101                2/1/2005              3,000           108,00
Ladies Workout Express (signed lease--6 month
escrow only)                                       I110                2/1/2005              1,375            44,35
Gladys & Rons (signed-lease--6 month escrow only)  M103                2/1/2005              6,085           162,47
2 Chevy Chase ATMs (signed lease--6 month escrow
only)                                              P103                2/1/2005                160            36,00
-------------------------------------------------  ------------     ------------    --------------       ----------
TOTALS                                                                                     103,336         1,445,91
-------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT "B"

            WIRE INSTRUCTIONS FOR DISBURSEMENTS TO WITHDRAWING MEMBER

(To the extent that any of the attached wiring instructions require Escrowee to notify a person or party by telephone or fax of such wire, the amount of such wire, the date and time of the sending of such wire and the Fed Reference Number for such wire, Escrowee shall comply with such instructions.)